As filed with the Securities and Exchange Commission on August 24, 2022

No. 333-260094

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________

ARCHAEA ENERGY INC.
(Exact name of registrant as specified in its charter)

_____________________

Delaware	4932	85-2867266
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4444 Westheimer Road, Suite G450
Houston, Texas 77027
(346) 708-8272
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_____________________

Edward P. Taibi
General Counsel and Executive Vice President of Strategic Initiatives and Government Affairs
4444 Westheimer Road, Suite G450
Houston, Texas 77027
(346) 708-8272
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________

Copies of all communications, including communications sent to agent for service, should be sent to:

Matthew R. Pacey, P.C.
Lanchi D. Huynh
Kirkland & Ellis LLP
609 Main Street
Houston, Texas 77002
(713) 836-3600

_____________________

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Form S-1 (this “Amendment”) is being filed by Archaea Energy Inc. (“Archaea” or the “registrant”) pursuant to Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”), to amend and restate the Registration Statement on Form S-1 (Registration Statement No. 333-260094) (the “Existing Registration Statement”), which was declared effective on October 21, 2021. This Amendment, among other things, updates the Existing Registration Statement to (i) include certain information contained in the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Annual Report”), which was filed with the Securities and Exchange Commission (the “SEC”) on March 18, 2022, Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, which was filed with the SEC on May 13, 2022, Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, which was filed with the SEC on August 15, 2022, and definitive proxy statement for its 2022 annual meeting of stockholders, which was filed with the SEC on April 5, 2022, and (ii) remove certain references to the Public Warrants and the Forward Purchase Warrants (each as defined below) to reflect the redemption or exercise of all such warrants on or before December 6, 2021. This Amendment amends and restates the information contained in the Existing Registration Statement (and all amendments thereto) and the prospectus contained therein.

The Existing Registration Statement relates to the issuance by Archaea of up to 18,883,492 shares of its Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), which consist of (i) 11,862,492 shares of Class A Common Stock that may be issued upon the exercise of the 11,862,492 warrants (the “Public Warrants”) originally sold as part of the units issued in the initial public offering (the “IPO”) of Rice Acquisition Corp. (“RAC”), (ii) 6,771,000 shares of Class A Common Stock that may be issued upon the exercise of the 6,771,000 warrants originally issued to Rice Acquisition Sponsor LLC (the “Sponsor”) and Atlas Point Energy Infrastructure Fund, LLC (“Atlas”) in a private placement that closed simultaneously with the consummation of the IPO (the “Private Placement Warrants”) and (iii) 250,000 shares of Class A Common Stock that may be issued upon the exercise of the 250,000 warrants issued to Atlas in a private placement that closed simultaneously with the consummation of the Business Combinations (as defined herein) (the “Forward Purchase Warrants”). The Existing Registration Statement also registered the resale from time to time of 6,771,000 Private Placement Warrants, 250,000 Forward Purchase Warrants and 110,334,394 shares of Class A Common Stock by the selling security holders named in the Existing Registration Statement or their permitted transferees.

Subsequent to the effective date of the Existing Registration Date and prior to the date hereof, in addition to the redemption or exercise of all of the Public Warrants and Forward Purchase Warrants, 234,399 Private Placement Warrants have been exercised and 35,699,699 shares of Class A Common Stock have been resold by the selling security holders named in the Existing Registration statement or their permitted transferees.

No additional securities are being registered hereby. All applicable registration fees were paid at the time of the initial filing of the Existing Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the SEC is effective. The preliminary prospectus is not an offer to sell these securities and does not constitute the solicitation of offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 24, 2022

ARCHAEA ENERGY INC.

62,287,804 SHARES OF CLASS A COMMON STOCK

6,536,601 WARRANTS TO PURCHASE SHARES OF CLASS A
COMMON STOCK

This prospectus relates to the issuance by us of up to 6,536,601 shares of Class A Common Stock that may be issued upon the exercise of the outstanding Private Placement Warrants. Each Private Placement Warrant is exercisable to purchase for $11.50 one share of Class A Common Stock, subject to adjustment.

In addition, this prospectus relates to the resale from time to time of 6,536,601 Private Placement Warrants and 62,287,804 shares of Class A Common Stock by the selling security holders named in this prospectus or their permitted transferees (each, a “Selling Securityholder” and, collectively, the “Selling Securityholders”). The 62,287,804 shares of Class A Common Stock consist of (i) 16,688,285 shares of Class A Common Stock issued in a private placement that closed concurrently with the consummation of the Business Combinations, (ii) 2,500 shares of Class A Common Stock originally issued to the Sponsor in a private placement prior to the consummation of the IPO, (iii) 6,536,601 shares of Class A Common Stock issuable upon exercise of the Private Placement Warrants, (iv) 5,710,033 shares of Class A Common Stock issuable upon redemption of the 5,710,033 Class A units of LFG Acquisition Holdings LLC (f/k/a Rice Acquisition Holdings LLC and referred to herein as “Opco”) held by the initial stockholders of RAC, all of which were issued prior to the consummation of the IPO, and (v) 33,350,385 shares of Class A Common Stock issuable upon redemption of the 33,350,385 Opco Class A units issued as consideration upon consummation of the Archaea Merger (as defined herein).

The shares of Class A Common Stock that may be issued by us and the Private Placement Warrants and the shares of Class A Common Stock that may be sold by the Selling Securityholders are collectively referred to in this prospectus as the “Offered Securities.” We will not receive any of the proceeds from the sale by the Selling Securityholders of the Offered Securities. We will receive the proceeds from the exercise of the Private Placement Warrants for cash, but not from the sale of the underlying shares of Class A Common Stock. We will bear all costs, expenses and fees in connection with the registration of the Offered Securities. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their respective sales of the Offered Securities.

Our registration of the Offered Securities does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the Offered Securities. The Selling Securityholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell the securities in the section entitled “Plan of Distribution.” In addition, certain of the securities being registered hereby are subject to vesting and/or transfer restrictions that may prevent the Selling Securityholders from offering or selling such securities upon the effectiveness of the registration statement of which this prospectus is a part. See “Description of Securities” for more information.

You should carefully read this prospectus, and any applicable prospectus supplement, before you invest in any of our securities.

The Class A Common Stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “LFG.” On August 23, 2022, the last sale price of the Class A Common Stock as reported on the NYSE was $19.44 per share.

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Investing in our securities involves certain risks, including those that are described in the “Risk Factors” section beginning on page 8 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_______________________

The date of this prospectus is               , 2022.

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we and the Selling Securityholders may, from time to time, issue, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings. We may use the shelf registration statement to issue up to an aggregate of 6,536,601 shares of Class A Common Stock upon exercise of the Private Placement Warrants. The Selling Securityholders may use the shelf registration statement to sell up to an aggregate of 62,287,804 shares of Class A Common Stock (which includes up to 6,536,601 shares of Class A Common Stock issuable upon the exercise of the Private Placement Warrants and 39,060,418 shares of Class A Common Stock issuable upon redemption of the Opco Class A units) and up to 6,536,601 Private Placement Warrants from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the Selling Securityholders offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Class A Common Stock and/or Private Placement Warrants being offered and the terms of the offering.

A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find Additional Information.”

THE business combinations

On September 15, 2021, RAC consummated the business combinations pursuant to (i) the Business Combination Agreement, dated April 7, 2021 (as amended, the “Aria Merger Agreement”), by and among RAC, Rice Acquisition Holdings LLC, a direct subsidiary of RAC (“RAC Opco”), LFG Intermediate Co, LLC, a direct subsidiary of RAC Opco (“RAC Intermediate”), LFG Buyer Co, LLC, a direct subsidiary of RAC Intermediate (“RAC Buyer”), Inigo Merger Sub, LLC, a direct subsidiary of RAC Buyer (“Aria Merger Sub”), Aria Energy LLC (“Aria”) and Aria Renewable Energy Systems LLC (“Aria RES”), pursuant to which, among other things, Aria Merger Sub was merged with and into Aria, with Aria surviving the merger and becoming a direct subsidiary of RAC Buyer, on the terms and subject to the conditions set forth therein (the transactions contemplated by the Aria Merger Agreement, the “Aria Merger”), and (ii) the Business Combination Agreement, dated April 7, 2021 (as amended, the “Archaea Merger Agreement” and, together with the Aria Merger Agreement, the “Business Combination Agreements”), by and among RAC, RAC Opco, RAC Intermediate, RAC Buyer, Fezzik Merger Sub, LLC, a direct subsidiary of RAC Buyer (“Archaea Merger Sub”), Archaea Energy LLC and Archaea Energy II LLC (“Archaea II”), pursuant to which, among other things, Archaea Merger Sub was merged with and into Archaea II, with Archaea II surviving the merger and becoming a direct subsidiary of RAC Buyer, on the terms and subject to the conditions set forth therein (the transactions contemplated by the Archaea Merger Agreement, the “Archaea Merger” and, together with the Aria Merger, the “Business Combinations”). The consummation of the Aria Merger was conditioned on the consummation of the Archaea Merger and vice versa.

In connection with the Business Combinations, RAC changed its name to Archaea Energy Inc., RAC Opco changed its name to LFG Acquisition Holdings LLC, and the NYSE ticker symbols for the Class A Common Stock and Public Warrants were changed to “LFG” and “LFG WS,” respectively.

CERTAIN DEFINED TERMS

Unless otherwise expressly stated or, unless the context otherwise requires, references in this prospectus to:

•        “Archaea” or the “Combined Company” are to Archaea Energy Inc., the combined company following the consummation of the Business Combinations.

•        “Archaea Energy” are to Archaea Energy LLC, a subsidiary of Archaea.

•        “Archaea Merger” are to the transactions contemplated by the Archaea Merger Agreement.

•        “Archaea Merger Agreement” are to the Business Combination Agreement, dated April 7, 2021, as amended, by and among RAC, RAC Opco, LFG Intermediate Co, LLC, a direct subsidiary of RAC Opco (“RAC Intermediate”), LFG Buyer Co, LLC, a direct subsidiary of RAC Intermediate (“RAC Buyer”), Fezzik Merger Sub, LLC, a direct subsidiary of RAC Buyer (“Archaea Merger Sub”), Archaea Energy LLC and Archaea Energy II LLC (“Archaea II”), pursuant to which, among other things, Archaea Merger Sub merged with and into Archaea II, with Archaea II surviving the merger and becoming a direct subsidiary of RAC Buyer.

•        “Aria” are to Aria Energy LLC and the Aria Subsidiaries, collectively.

•        “Aria Holders” are to the members of Aria immediately prior to the Closing.

•        “Aria Merger” are to the transactions contemplated by the Aria Merger Agreement.

•        “Aria Merger Agreement” are to the Business Combination Agreement, dated as of April 7, 2021, as amended, by and among RAC, RAC Opco, RAC Intermediate, RAC Buyer, Inigo Merger Sub, LLC, a direct subsidiary of RAC Buyer (“Aria Merger Sub”), Aria and Aria RES, pursuant to which, among other things, Aria Merger Sub merged with and into Aria Energy LLC, with Aria Energy LLC surviving the merger and becoming a direct subsidiary of RAC Buyer.

•        “Aria Subsidiaries” are to (i) the direct and indirect subsidiaries of Aria and (ii) Mavrix, LLC, Sunshine Gas Producers, L.L.C. and RNG Moovers, LLC, but, for the avoidance of doubt, shall exclude LES Project Holdings, LLC and its subsidiaries.

•        “Atlas” are to Atlas Point Energy Infrastructure Fund, LLC.

•        “Board” or “Board of Directors” are to the board of directors of the Company.

•        “Business Combinations” are to the transactions contemplated by the Business Combination Agreements.

•        “Business Combination Agreements” are to the Aria Merger Agreement and the Archaea Merger Agreement.

•        “charter” are to the Amended and Restated Certificate of Incorporation of the Company, as amended.

•        “Class A Common Stock” are to the shares of Class A common stock, par value $0.0001 per share, of the Company.

•        “Class B Common Stock” are to the shares of Class B common stock, par value $0.0001 per share, of the Company.

•        “Closing” are to the closing of the Business Combinations.

•        “Closing Date” are to September 15, 2021, the closing date of the Business Combinations.

•        “Code” are to the Internal Revenue Code of 1986, as amended.

•        “Common Stock” are to the shares of common stock, par value $0.0001 per share, of the Company, consisting of Class A Common Stock and Class B Common Stock.

•        “Company,” “our,” “we” or “us” are, prior to the Business Combinations, to RAC, Aria or Legacy Archaea, as the context suggests, and, following the Business Combinations, to Archaea.

•        “Forward Purchase Agreement” are to the Forward Purchase Agreement, dated as of September 30, 2020, by and among RAC, RAC Opco, the Sponsor and Atlas, as amended by an Amendment to Forward Purchase Agreement, dated April 7, 2021.

•        “Forward Purchase Securities” are to either the Forward Purchase Units valued at $10.00 per unit or Forward Purchase Shares valued at $9.67 per share, which were issued at RAC’s discretion pursuant to the Forward Purchase Agreement.

•        “Forward Purchase Shares” are to shares of Class A Common Stock that were issued pursuant to the Forward Purchase Agreement.

•        “Forward Purchase Units” are to the units, consisting of one share of Class A Common Stock and one-eighth of one redeemable warrant (where each whole redeemable warrant is exercisable to purchase one share of Class A Common Stock at an exercise price of $11.50 per share), that were issued pursuant to the Forward Purchase Agreement.

•        “Founder Shares” are to the Class B units of RAC Opco initially issued in a private placement to the Sponsor prior to the IPO (or the Class A units of RAC Opco into which such Class B units converted following consummation of the Business Combinations) and a corresponding number of shares of Class B Common Stock.

•        “IPO” are to RAC’s initial public offering, consummated on October 26, 2020, through the sale of 23,725,000 units (including 2,225,000 units that were issued pursuant to the underwriters’ partial exercise of their over-allotment option) at $10.00 per unit.

•        “IPO Closing Date” are to October 26, 2020.

•        “Legacy Archaea” are to Archaea Energy LLC and its subsidiaries, collectively, prior to the Closing.

•        “Legacy Archaea Holders” are to the members of Archaea immediately prior to the Closing.

•        “Opco” are to LFG Acquisition Holdings LLC, formerly known as Rice Acquisition Holdings LLC, a direct subsidiary of the Company.

•        “PIPE Financing” are to the private placement of 29,166,667 shares of Class A Common Stock for gross proceeds to the Company in an aggregate amount of approximately $300,000,000 on the terms and conditions set forth in the Subscription Agreements.

•        “PIPE Investors” are to those certain investors who have entered into the Subscription Agreements to purchase 29,166,667 shares of Class A Common Stock in the PIPE Financing.

•        “Private Placement Warrants” are to the warrants issued to the Sponsor and Atlas in private placements simultaneously with the closing of the IPO.

•        “public shares” are to the shares of Class A Common Stock included in the public units issued in the IPO, whether they were purchasers in the IPO or thereafter in the open market.

•        “public stockholders” are to the holders of our public shares.

•        “public units” are to the units sold in the IPO, each of which consists of one share of Class A Common Stock and one-half of one Public Warrant, whereby each whole Public Warrant entitles the holder thereof to purchase one share of Class A Common Stock at an exercise price of $11.50 per share of Class A Common Stock.

•        “Public Warrants” are to the warrants included in the public units issued in the IPO, each of which was exercisable for one share of Class A Common Stock, in accordance with its terms. All of the Public Warrants have been redeemed or exercised and are no longer outstanding.

•        “RAC” are to Rice Acquisition Corp.

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•        “RAC Opco” are to Rice Acquisition Holdings LLC, a direct subsidiary of RAC.

•        “Sponsor” are to Rice Acquisition Sponsor LLC, a Delaware limited liability company.

•        “Stockholders Agreement” are to that certain stockholders’ agreement, dated as of September 15, 2021, by and among the Company, the Sponsor, Opco, the Legacy Archaea Holders and the Aria Holders, as may be amended, supplemented or otherwise modified from time to time.

•        “Subscription Agreements” are to, collectively, those certain subscription agreements entered into on April 7, 2021 and September 13, 2021 between the Company and certain investors, pursuant to which such investors have agreed to purchase an aggregate of 29,166,667 shares of Class A Common Stock in the PIPE Financing.

•        “Warrant Agreement” means the warrant agreement, dated October 21, 2020, by and between the Company, Opco and Continental Stock Transfer & Trust Company, as warrant agent.

In addition, the following is a glossary of key industry terms used herein:

•        “Btu” means British thermal units.

•        “CARB” means the California Air Resource Board.

•        “CNG” means compressed natural gas.

•        “D3” means cellulosic biofuel with a 60% GHG reduction requirement.

•        “Environmental Attributes” means federal, state and local government incentives in the United States, provided in the form of RINs, RECs, LCFS credits, rebates, tax credits and other incentives to end users, distributors, system integrators and manufacturers of renewable energy projects, that promote the use of renewable energy.

•        “EPA” means the U.S. Environmental Protection Agency.

•        “ERCOT” means the Electric Reliability Council of Texas.

•        “EV” means Equivalence Value, as assigned by the EPA based on renewable content of energy production.

•        “FERC” means the Federal Energy Regulatory Commission.

•        “GHG” means greenhouse gas.

•        “GSAs” means gas supply agreements.

•        “ISOs” means Independent System Operators.

•        “LCFS” means Low Carbon Fuel Standard.

•        “LFG” means landfill gas.

•        “LNG” means liquefied natural gas.

•        “MBR” means market-based rates.

•        “MMBtu” means millions of Btus.

•        “MW” means megawatt(s).

•        “MWh” means megawatt hour(s).

•        “PPAs” means power purchase agreements.

•        “QF” means “qualifying facility,” as such term is defined in the Public Utility Regulatory Policies Act of 1978, as amended.

•        “RECs” means Renewable Energy Credits.

•        “RINs” means Renewable Identification Numbers.

•        “RNG” means renewable natural gas.

•        “RPS” means Renewable Portfolio Standards.

•        “RTC” means renewable thermal certificate.

•        “RTO” means regional transmission organization.

•        “RVOs” means renewable volume obligations.

•        “scfm” means standard cubic feet per minute.

Sources of Industry and Market Data

Where information has been sourced from a third-party, the source of such information has been identified. Unless otherwise indicated, the information contained in this prospectus on the market environment, market developments, growth rates, market trends and competition in the markets in which we operate is taken from publicly available sources, including third-party sources, or reflects our estimates that are principally based on information from publicly available sources.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Forward-looking statements may relate to expectations for future financial performance, business strategies or expectations for the Company’s business. Specifically, forward-looking statements may include statements concerning market conditions and trends, earnings, performance, strategies, prospects and other aspects of the business of the Company, including pending acquisitions. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on the current expectations of our management and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of any such statement. There can be no assurance that future developments will be those that have been anticipated. The forward-looking statements contained in this prospectus involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors” and the following:

•        the Company’s ability to successfully integrate NextGen Power Holdings LLC (together with its subsidiaries, “INGENCO”) and other future acquisitions;

•        the Company’s ability to recognize the anticipated financial, strategic and operational benefits of the Business Combinations, the INGENCO acquisition, the joint venture with Republic Services, Inc. (“Republic”) in Lightning Renewables, LLC (the “Lightning JV”), and other future acquisitions and strategic transactions, which may be affected by, among other things, competition and the ability of the Company to grow and manage growth profitably and retain its management and key employees;

•        the possibility that the Company may be adversely affected by general economic, business and/or competitive factors, including inflation and rising interest rates;

•        the Company’s ability to develop and operate new projects, including the projects contemplated from the INGENCO assets and the Lightning JV;

•        the reduction or elimination of government economic incentives to the renewable energy market;

•        the execution of the Company’s contracting strategy and exposure to natural gas and Environmental Attribute prices for uncontracted volumes;

•        delays in acquisition, financing, construction and development of new or planned projects;

•        the length of development cycles for new projects, including the design and construction processes for the Company’s projects;

•        the Company’s ability to identify suitable locations for new projects;

•        the Company’s dependence on landfill operators;

•        existing regulations and changes to regulations and policies that affect the Company’s operations;

•        decline in public acceptance and support of renewable energy development and projects;

•        demand for renewable energy not being sustained;

•        impacts of climate change, changing weather patterns and conditions, and natural disasters;

•        the ability to secure necessary governmental and regulatory approvals;

•        political instability and fears or actual acts of terrorism or war, including the armed conflict in Ukraine;

•        the Company’s expansion into new business lines; and

•        other risks and uncertainties described in the section entitled “Risk Factors.”

Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by our management prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements contained in this prospectus. Accordingly, you should not place undue reliance on these forward-looking statements in deciding whether to invest in our securities.

Except to the extent required by applicable law or regulation, we undertake no obligation to update the forward-looking statements contained herein to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

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SUMMARY OF THE PROSPECTUS

This summary highlights selected information from this prospectus and may not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our financial statements and the related notes included in this prospectus and the information set forth under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Our Company

Archaea is one of the largest RNG producers in the U.S., with an industry-leading RNG platform primarily focused on capturing and converting waste emissions from landfills and livestock farms into low-carbon RNG and electricity. As of June 30, 2022, the Company owns, through wholly-owned entities or joint ventures, a diversified portfolio of 32 LFG recovery and processing projects across 18 states, including 13 operated projects that produce pipeline-quality RNG and 19 LFG to renewable electricity production facilities.

Archaea develops, designs, constructs and operates RNG facilities. We have entered into long-term agreements with biogas site hosts which give us the rights to utilize gas produced at their sites and to construct and operate facilities on their sites to produce RNG and renewable electricity. As of July 31, 2022, Archaea’s development backlog includes 88 cumulative projects, including planned optimizations of certain operating RNG facilities over time and opportunities to build new RNG facilities on sites with existing renewable electricity facilities and on greenfield sites.

Our differentiated commercial strategy is focused on selling the majority of our RNG volumes under long-term, fixed-price contracts to creditworthy partners, including utilities, corporations and universities, helping these entities reduce GHG emissions and achieve decarbonization goals while utilizing their existing gas infrastructure. We seek to mitigate our exposure to commodity and Environmental Attribute pricing volatility by selling a majority of our RNG and related Environmental Attributes under long-term fixed-price contracts which are designed to provide revenue certainty.

We have long-term off-take contracts with creditworthy counterparties for the sale of RNG and related Environmental Attributes. Certain long-term off-take contracts were accounted for as operating leases prior to January 1, 2022 and have no minimum lease payments. The rental income under these leases was recorded as revenue when the RNG was delivered to the customer. RNG not covered by off-take contracts is sold under short-term market-based contracts. When the performance obligation is satisfied through the delivery of RNG to the customer, revenue is recognized. We usually receive payments from the sale of RNG production within one month after delivery.

We also earn revenue by selling RINs, which are generated when producing and selling RNG as transportation fuel. These RINs are able to be separated and sold independently from the RNG produced. When the RNG and RIN are sold on a bundled basis under the same contract, revenue is recognized when the RNG is produced and the RNG and associated RINs are transferred to a third party. The remaining RIN sales are under a combination of short-term spot price contracts and forward sold fixed-price contracts independent from RNG sales, and revenue is recognized upon transfer of control to a third-party customer. We also generate and sell LCFS credits at some of our RNG projects through off-take contracts similar to RINs. LCFS is state level program administered by the CARB. LCFS credits are generated as the RNG is sold as vehicle fuel in California.

There is a general lag in the generation and sale of RINs and LCFS credits subsequent to a facility being placed into operation. While each new facility is eligible to register under the federal Renewable Fuel Standard (“RFS”) upon initial production and pipeline injection, Archaea has external parties certify its plants under the EPA’s voluntary Quality Assurance Plan (“QAP”) in order to maximize the value of its D3 RINs. The initial QAP review generally requires evaluation of up to 90 days of operational data prior to achieving Q-RIN status. Once registration is obtained from the EPA and Q-RIN status achieved, Archaea can generate qualified RINs. RINs are generated monthly for the previous month’s production. Quarterly and annual reports are required to maintain RFS registration and Q-RIN status for each facility.

LCFS registration requires a minimum of 90 days operational data for a provisional fuel pathway application. Following the application submission, there is a mandatory third-party validation period ranging from three to six months. During this time, LCFS credits can be generated for the facility using a temporary carbon intensity (“CI”) score, which is typically higher than the expected certified CI for our facilities. Following successful fuel pathway validation, the facility is eligible to generate LCFS credits using the new provisional CI score. LCFS credits are generated on a quarterly basis for the previous quarter of production. Credits are then available to be sold. Quarterly and annual reports are required to maintain LCFS registration and certified CI for each facility.

The Business Combinations

On September 9, 2021, the Business Combinations were approved by RAC’s stockholders at a special meeting, and on September 15, 2021, the Business Combinations were consummated.

Pursuant to the Aria Merger Agreement, the aggregate merger consideration payable upon closing of the Aria Merger to the Aria Holders was approximately $680.0 million, subject to certain adjustments set forth in the Aria Merger Agreement for, among other things, Aria’s cash, indebtedness, unpaid transaction expenses and certain capital expenditures (the “Aria Closing Merger Consideration”). The Aria Closing Merger Consideration consisted of both cash consideration and consideration in the form of newly issued Opco Class A units and newly issued shares of Class B Common Stock. The cash component of the Aria Closing Merger Consideration was an amount equal to $450.0 million, subject to certain adjustments set forth in the Aria Merger Agreement. The remainder of the Aria Closing Merger Consideration consisted of 23,000,000 Opco Class A units and 23,000,000 shares of Class B Common Stock.

Pursuant to the Archaea Merger Agreement, the aggregate merger consideration payable upon closing of the Archaea Merger to the Legacy Archaea Holders was approximately $347.0 million, subject to certain adjustments set forth in the Archaea Merger Agreement for, among other things, Legacy Archaea’s cash, indebtedness, unpaid transaction expenses and certain capital expenditures (the “Archaea Closing Merger Consideration”). The Archaea Closing Merger Consideration consisted of 33,350,385 newly issued Opco Class A units and 33,350,385 newly issued shares of Class B Common Stock.

Pursuant to the Second Amended and Restated Limited Liability Company Agreement of Opco (the “Opco LLC Agreement”), at the request of the holder, each Opco Class A unit may be redeemed for, at Opco’s election, a newly-issued share of Class A Common Stock or a cash payment equal to the Cash Election Amount (as defined therein, which is generally the volume-weighted average closing price of one share of Class A Common Stock for the five consecutive trading days prior to the date on which the holder requested the redemption), and upon redemption of such Opco Class A unit, a share of Class B Common Stock shall be surrendered by the holder and cancelled by the Company.

Summary Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section entitled “Risk Factors,” that represent challenges that we face in connection with the successful implementation of our strategy and the growth of our business. In particular, the following considerations, among others, may offset our competitive strengths or have a negative effect on our business strategy, which could cause a decline in the price of the Class A Common Stock or the Private Placement Warrants and result in a loss of all or a portion of your investment:

•        Our commercial success depends on our ability to identify, acquire, develop and operate LFG projects, as well as our ability to expand production at our current production facilities.

•        In order to secure contracts for new projects, we typically face a long and variable development cycle that requires significant resource commitments and a long lead time before we realize revenues.

•        Our fixed-price contracts create the potential for operating losses in the event our variable costs rise unexpectedly

•        Although approximately 70% of our RNG volumes are expected to be contracted under long-term fixed-price off-take agreements, approximately 30% of our RNG volumes are expected to be contracted on a merchant pricing basis that exposes us to the risk of price fluctuations.

•        A prolonged environment of low prices or reduced demand for electricity or RNG could have a material adverse effect on our long-term business prospects, financial condition and results of operations.

•        We face competition both on the prices we receive for our electricity and RNG and for rights to manage or develop LFG projects.

•        Our renewable energy production facilities may not produce expected levels of output, and the amount of LFG actually produced at each of our production facilities will vary over time and, when a landfill closes, eventually decline.

•        Certain of our facilities are newly constructed or are under construction and may not perform as we expect.

•        A key component of our growth strategy is expanding our backlog of high-quality development projects, including through acquisitions, joint ventures and other strategic transactions, which present certain risks and uncertainties. We have limited operating experience at our current scale of operations and have plans to implement significant future growth, including through the INGENCO acquisition and the Lightning JV, which are expected to significantly expand our growth trajectory and our capital requirements in the near and longer term. If we are unable to manage or finance our growth effectively, our financial performance may suffer.

•        We currently own, and in the future may acquire, certain assets through joint ventures. As operating partner for some of our joint venture projects, we are exposed to counterparty credit risk, and as non-operating partner for other joint venture projects, we have limited control over management decisions and our interests in such assets may be subject to transfer or other related restrictions. With respect to the Lighting JV, in particular, our investment could be adversely affected by our lack of sole decision-making authority and restrictions on transfer relating to the Lightning JV. The Lightning JV may also impair our operating flexibility and subject us to risks not present in investments that do not involve co-ownership.

•        We are dependent on contractual arrangements with, and the cooperation of, landfill site owners and operators for access to and operations on their sites.

•        Our gas rights and off-take agreements are subject to certain conditions. A failure to satisfy those conditions could result in the loss of gas rights or the termination of an off-take agreement.

•        Our substantial indebtedness could adversely affect our ability to raise additional capital to fund our operations and acquisitions. It could also expose us to the risk of increased interest rates and limit our ability to react to changes in the economy or our industry.

•        Loss of our key management could adversely affect performance and the value of our Common Stock.

•        Existing regulations and policies, and future changes to regulations and policies, may present technical, regulatory and economic barriers to the generation, purchase and use of renewable energy, and may adversely affect the market for credits associated with the production of renewable energy.

•        Operation of LFG facilities involves significant risks and hazards customary to the energy industry. We may not have adequate insurance to cover these risks and hazards, or other risks that are beyond our control.

•        Our operations, as well as those of our feedstock suppliers, are subject to numerous stringent environmental, health and safety laws and regulations that may expose us to significant costs and liabilities.

•        Liabilities and costs associated with hazardous materials and contamination and other environmental conditions may require us to conduct investigations or remediation at the properties underlying our projects, may adversely impact the value of our projects or the underlying properties and may expose us to liabilities to third parties.

•        We have significant customer concentration, with a limited number of purchasers accounting for a substantial portion of our revenues.

•        Changes to applicable tax laws and regulations or exposure to additional income tax liabilities could affect our business and future profitability.

•        Our business plans include expanding from LFG projects into other types of feedstocks or transmission projects. Any such expansions of non-LFG projects or transmission projects may present unforeseen challenges and result in a competitive disadvantage relative to our more-established competitors.

•        We have a history of accounting losses and may incur additional losses in the future.

•        We have identified material weaknesses in our internal control over financial reporting. We may identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, which may result in material misstatements of our financial statements or cause us to fail to meet our reporting obligations.

Corporate Information

On September 15, 2021, we completed the Business Combinations with Aria and Legacy Archaea, pursuant to which we were renamed “Archaea Energy Inc.” As of the open of trading on September 16, 2021, the Class A Common Stock began trading on the NYSE as “LFG.”

Our principal executive offices are located at 4444 Westheimer Road, Suite G450, Houston, Texas 77027, and our telephone number at that location is (346) 708-8272. Our website address is www.archaeaenergy.com. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Emerging Growth Company and Smaller Reporting Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (a) following the fifth anniversary of the IPO, which occurred on October 26, 2020, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the prior June 30th; and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. We expect to become a large accelerated filer, and thus no longer be an emerging growth company, on December 31, 2022 due to the market value of our Common Stock held by non-affiliates as of June 30, 2022.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our Common Stock held by non-affiliates exceeds $250 million as of the end of that fiscal year’s second fiscal quarter or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our Common Stock held by non-affiliates exceeds $700 million as of the end of that fiscal year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible. We expect to no longer be a smaller reporting company become on December 31, 2022 due to the market value of our Common Stock held by non-affiliates as of June 30, 2022.

THE OFFERING

We are registering the issuance by us of up to 6,536,601 shares of Class A Common Stock that may be issued upon exercise of the outstanding Private Placement Warrants at an exercise price of $11.50 per share of Class A Common Stock. We are also registering the resale by the Selling Securityholders of (i) up to 62,287,804 shares of Class A Common Stock (which includes up to 6,536,601 shares of Class A Common Stock issuable upon the exercise of the outstanding Private Placement Warrants and 39,060,418 shares of Class A Common Stock issuable upon redemption of the Opco Class A units) and (ii) up to 6,536,601 Private Placement Warrants.

Any investment in the Offered Securities is speculative and involves a high degree of risk. You should carefully consider the information set forth under the section entitled “Risk Factors” in this prospectus.

Issuance of Class A Common Stock

The following information is as of July 15, 2022 and does not give effect to issuances of Class A Common Stock or other securities after such date, or to the exercise of Private Placement Warrants after such date.

Shares of Class A Common Stock to be issued upon exercise of all outstanding Private Placement Warrants	6,536,601 shares.
Shares of Class A Common Stock outstanding prior to exercise of all outstanding Private Placement Warrants

80,717,757 shares, which does not include (i) the shares of Class A Common Stock reserved for issuance under the Archaea Energy Inc. 2021 Omnibus Incentive Plan or (ii) the 39,060,418 shares of Class A Common Stock issuable upon redemption of the outstanding Opco Class A units.

Use of proceeds

We will receive up to an aggregate of approximately $75.2 million from the exercise of all outstanding Private Placement Warrants, assuming the exercise in full of all such warrants for cash. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such warrants for general corporate purposes, which may include acquisitions or other strategic investments or repayment of outstanding indebtedness.

Resale of Class A Common Stock and Private Placement Warrants

Shares of Class A Common Stock offered by the Selling Securityholders	62,287,804 shares (including 6,536,601 shares that may be issued upon exercise of the Private Placement Warrants).
Private Placement Warrants offered by the Selling Securityholders	6,536,601 Private Placement Warrants.
Exercise price	$11.50 per share, subject to adjustment as described herein.
Redemption	The warrants are redeemable in certain circumstances. See “Description of Securities — Warrants” for further discussion.
Use of proceeds

We will not receive any proceeds from the sale of the Class A Common Stock or the Private Placement Warrants to be offered by the Selling Securityholders. With respect to shares of Class A Common Stock underlying the Private Placement Warrants, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such warrants to the extent such warrants are exercised for cash.

Lock-up agreements

Certain of our stockholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See “Securities Act Restrictions on Resale of Securities — Lock-up Agreements” for further discussion.

NYSE ticker symbols	“LFG” for the Class A Common Stock.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth herein. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

Risks Related to Our Business and Industry

The COVID-19 pandemic and preventative measures taken to contain or mitigate the pandemic may adversely affect our business, results of operations and financial condition.

The COVID-19 pandemic and preventative measures taken to contain or mitigate the pandemic have caused, and are continuing to cause, business slowdowns or shutdowns in affected areas and significant disruptions in the financial markets both globally and in the United States. In response to the COVID-19 pandemic and related mitigation measures, we began implementing changes in our business in March 2020 to protect our employees and customers, and to support appropriate health and safety protocols. These measures resulted in additional costs, which we expect will continue through 2022 as we continue to work to address employee safety. Although we are considered an essential company under the U.S. Federal Cybersecurity and Infrastructure Security Agency guidance and the various state or local jurisdictions in which we operate, we remain uncertain of the ultimate effect COVID-19 could have on our business, results of operations and financial condition.

The duration and extent of the impact of the COVID-19 pandemic on our business, results of operations and financial condition will depend on future developments, including the duration, severity and spread of the pandemic, actions taken to contain its spread, any further resurgence of COVID-19, the severity and transmission rates of new variants of COVID-19, the availability, distribution and efficacy of vaccines and therapeutics for COVID-19, and how quickly and to what extent normal economic and operating conditions can resume within the markets in which we operate, each of which are highly uncertain at this time and outside of our control. Even after the COVID-19 pandemic subsides, we may continue to experience adverse effects to our business and financial results because of its global economic impact, including any economic downturn or recession that has occurred or may occur. The adverse effect of the COVID-19 pandemic on our business, results of operations and financial condition could be material.

Our strategic success and financial results depend on our ability to identify, acquire, develop and operate LFG projects, as well as our ability to expand production at our current production facilities.

Our business strategy includes growth primarily through the procurement of biogas rights to develop new LFG projects, the acquisition and/or expansion of existing LFG projects, or conversion of production facilities from renewable electricity to RNG production. This strategy depends on our ability to successfully identify and evaluate acquisition opportunities and complete new projects or acquisitions on favorable terms. However, we cannot assure you that we will be able to successfully identify new landfill opportunities, acquire additional gas rights, develop new LFG projects or consummate the acquisition of existing LFG projects, on favorable terms or at all. In addition, we will compete with other companies and private equity sponsors for these development and acquisition opportunities, which may increase our costs or cause us to refrain from making acquisitions at all. We also expect to achieve growth through the expansion of production at certain of our current production facilities as the related landfills are expanded or otherwise begin to produce more gas, but we cannot assure you that we will be able to reach or renew the necessary agreements with landfill owners on economically favorable terms or at all. If we are unable to successfully identify and consummate future project opportunities or acquisitions of existing projects, or expand RNG and renewable electricity production at our current production facilities, it will impede our ability to execute our growth strategy. Further, we may also experience supply-chain delays and cost overruns in converting existing facilities from renewable electricity to RNG production or development of new facilities. During the conversion of production facilities, there may be a gap in production and relating revenue while the electricity project is offline until it commences operation as an RNG facility, which adversely affects our financial condition and results of operations.

Our ability to acquire, develop and operate projects, as well as expand production at current production facilities, is subject to various risks, including:

•        regulatory changes that affect the value of RNG and related Environmental Attributes and its CI, which could have a significant effect on the financial performance of our projects and the number of potential projects with attractive economics;

•        changes in energy commodity prices, such as natural gas and wholesale electricity prices, which could have a significant effect on our revenues and expenses;

•        changes in pipeline gas quality standards or other regulatory changes that may limit our ability to transport RNG on pipelines for delivery to third parties or increase the costs of processing RNG to allow for such deliveries;

•        changes in the broader waste collection industry, including changes affecting the waste collection and biogas potential of the landfill industry, which could limit the LFG resource that we currently target for our projects;

•        substantial construction risks, including the risk of delay, that may arise due to forces outside of our control, including those related to engineering and environmental problems, inclement weather and labor disruptions;

•        operating risks and the effect of disruptions on our business, including the effects of global health crises such as COVID-19, weather conditions, catastrophic events such as fires, explosions, earthquakes, droughts and acts of terrorism, and other force majeure events on us, our customers, suppliers, distributors and subcontractors;

•        accidents involving personal injury or the loss of life, as a result of work conditions including, but not limited to, hazardous worksite site conditions and gas exposure;

•        entering into markets where we have less experience, such as our projects for biogas recovery at livestock farms;

•        the ability to obtain financing for a project on acceptable terms or at all and the need for substantially more capital than initially budgeted to complete projects and exposure to liabilities as a result of unforeseen environmental, construction, technological or other complications;

•        failures or delays in obtaining desired or necessary land rights, including ownership, leases, easements, zoning rights and building permits;

•        a decrease in the availability, pricing and timeliness of delivery of raw materials and components necessary for the construction or operation of projects;

•        obtaining and keeping in good standing permits, authorizations and consents from local city, county, state and U.S. federal governments as well as local and U.S. federal governmental organizations;

•        penalties, including potential termination, under short-term and long-term contracts for failing to deliver RNG in accordance with our contractual obligations;

•        unknown regulatory changes for RNG which may increase the transportation cost for delivering under contracts in place;

•        the consent and authorization of local utilities or other energy development off-takers to ensure successful interconnection to energy grids to enable power and gas sales; and

•        difficulties in identifying, obtaining and permitting suitable sites for new projects.

Any of these factors could prevent us from acquiring, developing, operating or expanding our projects, or otherwise adversely affect our business, financial condition and results of operations.

Acquiring existing projects involves numerous risks.

The acquisition of existing LFG projects and companies involves numerous risks, many of which may be indiscoverable through the due diligence process, including exposure to previously existing liabilities and unanticipated costs associated with the pre-acquisition period; difficulty in integrating the acquired projects into our existing business; and, if the projects are in new markets, the risks of entering markets where we have limited experience, less knowledge of differences in market terms for gas rights agreements and off-take agreements, and, for international projects, possible exposure to exchange-rate risk to the extent we need to finance development and operations of foreign projects and to repatriate earnings generated by such projects. While we perform due diligence on prospective acquisitions, we may not be able to discover all potential operational deficiencies in such projects. A failure to achieve the financial returns we expect when we acquire LFG projects could have a material adverse effect on our ability to implement our growth strategy and, ultimately, our business, financial condition and results of operations. Risks related to acquiring existing projects, include:

•        the purchase price we pay could significantly deplete our cash reserves or result in dilution to our existing stockholders;

•        the acquired companies or assets may not improve our customer offerings or market position as planned;

•        we may have difficulty integrating the operations and personnel of the acquired companies;

•        key personnel and customers of the acquired companies may terminate their relationships with the acquired companies as a result of or following the acquisition;

•        we may experience additional financial and accounting challenges and complexities in areas such as tax planning and financial reporting;

•        we may incur additional costs and expenses related to complying with additional laws, rules or regulations in new jurisdictions;

•        we may assume or be held liable for risks and liabilities (including for environmental-related costs) as a result of our acquisitions, some of which we may not discover during our due diligence or adequately adjust for in our acquisition arrangements;

•        our ongoing business and management’s attention may be disrupted or diverted by transition or integration issues and the complexity of managing geographically diverse enterprises;

•        we may incur one-time write-offs or restructuring charges in connection with an acquisition;

•        we may acquire goodwill and other intangible assets that are subject to amortization or impairment tests, which could result in future charges to earnings; and

•        we may not be able to realize the cost savings or other financial benefits we anticipated.

A key component of our growth strategy is expanding our backlog of high-quality development projects, including through acquisitions, joint ventures and other strategic transactions, which present certain risks and uncertainties. We have limited operating experience at our current scale of operations and have plans to implement significant future growth, including through the INGENCO acquisition and the Lightning JV, which are expected to significantly expand our growth trajectory and our capital requirements in the near term and longer term. If we are unable to manage or finance our growth effectively, our financial performance may suffer.

In July 2022, we acquired INGENCO, and in May 2022, we and Republic formed the Lightning JV. We expect to continue considering acquisitions and other strategic transactions in the future and expect that such transactions will continue to be a key component of our near-term growth strategy. Some of our projections and expectations and, in part, our success are based on our ability to complete and integrate such transactions and recognize the anticipated financial, strategic and operational benefits thereof.

Pending, recent or future acquisitions, joint ventures and other strategic transactions may negatively impact our business, financial condition, results of operations, cash flows and prospects because (i) we may have difficulty managing our growth; (ii) we may assume liabilities of an acquired business (e.g., environmental, litigation or tax), including liabilities that were unknown at the time of the acquisition, that pose future risks to our working capital needs, cash flows and profitability, and we may be subject to risks beyond our estimates or what was disclosed to us; (iii) such acquisitions and transactions could divert management’s attention and other resources from our existing business; and (iv) substantial transaction costs to complete such acquisitions and transactions may be incurred and such costs may exceed the estimated financial and operational benefits. Further, the businesses or assets that we acquire, or our joint ventures or other strategic transactions, may not achieve anticipated revenue, production, earnings or cash flows, and we may be unable to fully realize all of the anticipated benefits and synergies from recent, pending and future strategic transactions. See “Risk Factors — Risks Related to the Business and Industry of the Company — Acquiring existing projects involves numerous risks.” in Part I, Item 1A in the 2021 Annual Report for additional risks relating to acquisitions.

In addition, such acquisitions and transactions may require increases in working capital and capital expenditure investments to fund their growth, and to facilitate or fund such acquisitions and transactions, we may incur or assume substantial additional indebtedness or issue equity securities. In July 2022, the Company paid $230.5 million for the acquisition of INGENCO and made an initial capital contribution of $222.5 million to the Lightning JV, both of which were funded with borrowings under the Credit Facilities. The development of the projects in accordance with the terms of the Lightning JV agreement will require significant additional capital, with the Lightning JV requiring cash capital contributions from us of approximately $780 million over approximately five to six years (including the initial capital contribution of $222.5 million which was funded in July 2022). We may fund certain incremental development costs associated with the Lightning JV and INGENCO RNG development projects through one or more capital markets transactions or private financing transactions. However, such financing may not be available in amounts or on terms acceptable to us, if at all. If we are unable to obtain financing needed for future acquisitions or other strategic transactions, we may not be able to consummate such transactions and may be required to delay, reduce the scope of, or eliminate such activities or growth initiatives. In addition, if either member of the Lightning JV fails to make its annual capital contribution to the Lightning JV on a timely basis, the other member may elect to loan such amount and may also elect to treat such loan as a capital contribution to the Lightning JV in an amount equal to twice the amount loaned, thereby decreasing the failing member’s membership interest in the Lightning JV.

In order to secure contracts for new projects, we typically face a long and variable development cycle that requires significant resource commitments and a long lead time before we realize revenues.

The development, design and construction process for our renewable energy projects generally lasts approximately 24 months, on average. Prior to signing a gas rights agreement for project development, we typically conduct a preliminary audit of the site host’s needs and assess whether the site is commercially viable based on our expected return on investment, investment payback period and other operating metrics, as well as the necessary permits to develop a project on that site. This extended development process requires the dedication of significant time and resources from our sales and management personnel, with no certainty of success or recovery of our expenses. A potential site host may go through the entire sales process and not accept our proposal. Further, upon commencement of operations, it typically takes several months for the project to ramp up to our full expected production level. All of these factors, and in particular, increased spending that is not offset by increased revenues, can contribute to fluctuations in our quarterly financial performance and increase the likelihood that our operating results in a particular period will fall below investor expectations.

Our business plans include expanding from LFG projects into other types of feedstocks or transmission projects, or new lines of business. Any such expansions of non-LFG projects, transmission projects or new lines of business may present unforeseen challenges and result in a competitive disadvantage relative to our more-established competitors.

We currently operate primarily LFG production facilities that convert LFG into RNG and renewable electricity. However, we are actively developing projects that use anaerobic digesters to capture and convert emissions into low-carbon RNG, and we may expand into additional feedstocks in the future. In addition, we are actively considering expansion into other lines of business, including carbon capture and sequestration, generation of renewable electricity for our projects from solar, and the use of RNG as a feedstock for renewable hydrogen. These projects could expose us to increased operating costs, unforeseen liabilities or risks, and regulatory and environmental concerns associated with entering new sectors of the energy industry, including requiring a disproportionate amount of our management’s attention and resources, which could have an adverse impact on our business as well as place us at a competitive disadvantage relative to more established non-LFG market participants.

Other types of feedstock, specifically dairy farm and other livestock waste projects, produce significantly less RNG than landfill facilities. As a result, the commercial viability of these projects is even more dependent on various factors and market forces outside of our control, like changes to laws or regulations that could affect the value of our projects or the incentives available to them. In addition to these known factors, there are other factors currently unknown to us that may affect the commercial viability of other types of feedstock. As such, expansion into other types of feedstock could adversely affect our business, financial condition and results of operations.

Some projects in which we might invest in the future may be subject to cost-of-service rate regulation, which would limit our potential revenue from such projects. If we invest, directly or indirectly, in an electric transmitting project that allows us to exercise transmission market power, FERC could require our affiliates with MBR power sales authority to implement mitigation measures as a condition of maintaining our or our affiliates’ MBR authority. FERC regulations limit using a transmission project for proprietary purposes, and we may be required to offer others (including competitors) open-access to our transmission asset, should we acquire one. Such acquisitions could have a material adverse effect on our business, financial condition and results of operations.

Capturing and sequestering carbon dioxide is subject to numerous laws and regulations with uncertain permitting timelines and costs. We also intend to explore the production of renewable hydrogen sourced from our projects’ RNG. We do not have an operating history in the carbon capture and sequestration or renewable hydrogen markets, and there is no certainty that our entry into a new business line will be successful.

Our fixed-price contracts create the potential for operating losses in the event our variable costs rise unexpectedly.

We seek to enter into long-term fixed price off-take agreements, and expect approximately 70% of our RNG volumes to be contracted under long-term fixed price off-take agreements. We believe our fixed-price arrangements reduce our exposure to fluctuating energy, commodity and Environmental Attributes prices, and a number of our existing long-term fixed price contracts include price-adjustment mechanisms related to inflation. However, if our costs were to rise unexpectedly or in a manner inconsistent with the inflation adjustment mechanisms included in the contracts, the revenue under our fixed-price contracts would not match these changes in cost, which may result in operating losses.

Although approximately 70% of our RNG volumes are expected to be contracted under long-term fixed price off-take agreements, approximately 30% of our RNG volumes are expected to be contracted on a merchant pricing basis that exposes us to the risk of price fluctuations.

Contracting a portion of our RNG volumes on a merchant pricing basis allows us to capture the value of prevailing RIN and LCFS credits; however, the value of such Environmental Attributes has historically been volatile and remains difficult to forecast. For example, during the year ended December 31, 2021, the weekly, volume-weighted average RIN price ranged from a high of $3.46 in August to a low of $0.43 in January. California LCFS credits also experienced volatility during the year ended December 31, 2021, with daily prices (based on a five day rolling average) ranging from a high of $201 in January to a low of $143 in November. Although we aim to cap our exposure to merchant pricing by covering a majority of our production with long-term fixed priced contracts, we may not be able to increase the amount of our production that is covered by such contracts. Additionally, excess volumes available for sale into the LCFS market and the CI score of our facilities relative to alternative available volumes, including RNG from livestock operations, may inhibit our ability to compete in the LCFS market.

The price of RINs is driven by various market forces that are difficult to predict, including gasoline prices and the availability of renewable fuel from other renewable energy sources and conventional energy sources. We may be unable to manage the risk of volatility in RIN pricing for all or a portion of our revenues from RINs, which would expose us to the volatility of commodity prices with respect to all or the portion of RINs that we are unable to sell through forward contracts, including risks resulting from changes in regulations, general economic conditions, the interest and availability of counterparties and other necessary intermediaries with respect to RIN sales, and changes in the level of renewable energy generation. We expect to have variations from period to period in the revenues from the production facilities in which we generate revenue from the sale of RINs that we are unable to sell through forward contracts.

Further, the production of RINs significantly in excess of the RVOs set by the EPA for a calendar year could adversely affect the market price of RINs, particularly towards the end of the year, if refiners, fuel importers and wholesalers have satisfied their RVOs for the year. A significant decline in the price of RINs and price of LCFS credits for a prolonged period could adversely affect our business, financial condition and results of operations, and could require us to take an impairment charge relating to one or more of our projects or our goodwill.

A reduction in the prices we can obtain for our Environmental Attributes could have a material adverse effect on our long-term business prospects, financial condition and results of operations.

A significant portion of our Power revenues come from the sale of RECs, whether bundled in the price of our production or sold separately. RTCs are a newer form of Environmental Attribute that we are also seeking to monetize for RNG used in thermal energy applications. Environmental Attributes are impacted by a variety of legal and governmental regulatory requirements, and a change in law or in governmental policies concerning renewable energy, LFG or the sale of RECs or RTCs could be expected to affect the market for, and quantity or the pricing of, the RECs or RTCs that we can generate. In particular, a number of automotive, industrial and power generation manufacturers are developing alternative clean power systems using fuel cells, plug-in hybrids, electric cars or hydrogen fuels. Like RNG, the emerging fuel cell and electric-powered vehicle industries offer technological options to address worldwide energy costs, the long-term availability of petroleum reserves and environmental concerns. If the electric-powered vehicle industry and related alternatives continue to expand and gain broad acceptance, it may result in a decline in the prices of gasoline, diesel and other fossil fuels. This additional competition could reduce the demand for RNG and reduce the prices of RINs and LCFS, from which we generate revenues, which would negatively impact our profitability. A reduction in the prices we receive for RECs or RTCs, whether individually or as a portion of the price we receive for our Power or RNG sales, or a reduction in demand for RECs or RTCs could have a material adverse effect on our results of operations.

A prolonged environment of low prices or reduced demand for RNG or renewable electricity could have a material adverse effect on our long-term business prospects, financial condition and results of operations.

Long-term RNG and renewable electricity prices may fluctuate substantially due to factors outside of our control. The price of electricity can vary significantly for many reasons, including increases and decreases in generation capacity in our markets; changes in power transmission or fuel transportation capacity constraints or inefficiencies; power supply disruptions; weather conditions; seasonal fluctuations; changes in the demand for power or in patterns of power usage, including the potential development of demand-side management tools and practices; development of new fuels or new technologies for the production of power; federal and state regulations; and actions of the ISOs and RTOs that control and administer regional power markets. Further, the amount of power consumed by the electric utility industry is affected primarily by the overall demand for electricity, environmental and other governmental regulations and the price and availability of fuels such as nuclear, coal, natural gas and oil, as well as sources of renewable energy.

If we are unable to renew or replace an off-take agreement for a project for a certain volume of RNG produced, we would be subject to the risks associated with selling that volume of RNG produced at then-current market prices. We may be required to make such sales at a time when the market prices for natural gas, RNG or Environmental Attributes, as a whole or in the regions where those volumes are produced, are depressed. If this were to occur, we would be subject to the volatility of market prices and be unable to predict our revenues from such volumes, and the sales prices for such RNG may be lower than what we could sell the RNG for under an off-take agreement.

A decline in prices for certain fuels or reduced government incentives for renewable energy sources, or RNG specifically, could also make LFG less cost-competitive on an overall basis. Slow growth or a long-term reduction in overall demand for energy could have a material adverse effect on our business strategy and could, in turn, have a material adverse effect on our business, financial condition and results of operations.

We face competition both on the prices we receive for our RNG and renewable electricity and for rights to manage or develop LFG projects.

We face competition from both conventional and renewable energy companies in connection with the prices that we can obtain for the RNG and renewable electricity that we produce and sell into energy markets at market prices. The prices that these energy companies can offer are dependent on a variety of factors, including their fuel sources, transmission costs, capacity factor, technological advances and their operations and management. If these companies are able to offer their energy at lower prices, this will reduce the prices we are able to obtain in these markets, which could have a material adverse effect on our results of operations. Our competitors may also offer energy solutions at prices below cost, devote significant resources to competing with us or attempt to recruit our key personnel, any of which could improve their competitive positions. In addition, the technologies that we use may be rendered obsolete or uneconomic by technological advances, more efficient and cost-effective processes or entirely different approaches developed by one or more of our competitors or others. Moreover, if the demand for renewable energy increases, new companies may enter the market, and the influx of added competition could pose an increased risk to us.

In the LFG industry, we believe our primary competitors are other LFG companies with existing projects and landfill owners that either operate their own LFG projects or may do so in the future. We compete with these companies to acquire gas rights for project development, or, in some cases, to renew or extend existing gas rights agreements for existing LFG projects. Increased competition for such projects may increase the price we pay for gas rights, the acquisition costs for existing projects or the royalties we have to pay landfill owners, which may have a material adverse effect on our results of operations. We may also find ourselves competing more frequently with landfill owners to the extent they decide to develop their own LFG projects, which would also reduce the number of opportunities for us to develop new LFG projects. We also compete with other RNG developers for long-term fixed price off-take agreements with existing and potential buyers of RNG.

Our renewable energy projects may not produce expected levels of output, and the amount of LFG actually produced at each of our projects will vary over time and, when a landfill closes, eventually decline.

Landfills contain organic material whose decomposition causes the generation of gas consisting primarily of methane, which LFG projects use to generate RNG or renewable electricity, and carbon dioxide. The estimation of LFG production volume is an inexact process and dependent on many site-specific conditions, including the estimated annual waste volume, composition of waste, regional climate and the capacity and construction of the landfill. Production levels are subject to a number of additional risks, including a failure or wearing out of our or our landfill owners’ or operators’, customers’ or utilities’ equipment; an inability to find suitable replacement equipment or parts; lower than expected supply or quality of the project’s source of biogas and faster than expected diminishment of such biogas supply; or volume disruption in our fuel supply collection system. As a result, the amount of LFG actually produced by the landfill sites from which our production facilities collect LFG or the volume of electricity or RNG generated from those sites may in the future vary from our initial estimates, and those variations may be material. In addition, Aria has in the past, and we may in the future, incur material asset impairment charges if any of our renewable energy projects incurs operational issues that indicate our expected future cash flows from the project are less than the project’s carrying value. Any similar impairment charges in the future could adversely affect our operating results in the period in which the charge is recorded.

As of December 31, 2021, three of our projects are located on closed landfills. Of the remaining landfills for which we have gas rights, based upon the permits as of December 31, 2021 (which are eligible to receive extensions to accept waste for additional time periods), one is currently expected to close within the next three years and another 12 are currently expected to close within the next ten years. If we do not develop or acquire projects attached to open or expanding landfills, the total amount of LFG available to operate our projects would decline over time, which could have a material adverse effect on our business, financial condition, and results of operations.

In addition, in order to maximize collection of LFG, we will need to take, or work with landfill owners to implement, various measures, such as drilling additional gas wells in the landfill to increase LFG collection, balancing the pressure on the gas field based on the data collected by the landfill operator from the gas wells to ensure optimum LFG utilization and ensuring that we match availability of engines and related equipment to availability of LFG. There can be no guarantee that we will be able to take all necessary measures to maximize collection. In addition, the LFG available to our projects is dependent in part on the actions of other persons, such as landfill operators. We may not be able to ensure the responsible management of the landfill site by owners and operators, which may result in less than optimal gas generation or increase the likelihood of “hot spots” occurring. Hot spots can temporarily reduce the volume of gas which may be collected from a landfill site, resulting in a lower gas yield. Other events that can result in a reduction in LFG output include: extreme hot or cold temperatures or excessive rainfall; liquid levels within a landfill increasing; oxidation within a landfill, which can kill the anaerobic microbes that produce LFG; and the buildup of sludge. The occurrence of these or any other changes within any of the landfills where our production facilities operate could lead to a reduction in the amount of LFG being available to operate our production facilities, which could have a material adverse effect on our business, financial condition and results of operations.

Certain of our facilities are newly constructed, are under construction, or are in development and may not perform as we expect.

Our largest RNG production facility, Project Assai, recently commenced commercial operations in December 2021, and we have a number of projects under construction that are expected to begin production over the next 24 months. In addition, we expect to install our first project utilizing our Archaea V1 plant in the second half of this year and we anticipate that all of our new build projects in 2022 and those in our forward development plan will implement the Archaea V1 plant design. Therefore, our expectations of the operating performance of these facilities are based on assumptions and estimates made without the benefit of operating history. Our expectations with respect to our new and developing projects, and related estimates and assumptions, are based on limited operating history. These facilities also include digesters under development for which we have no operating history as of December 31, 2021.

Our Archaea V1 plant design utilizes a standardized and modularized plant design, which we believe will enable us to reduce project development and construction time while simultaneously lowering project development costs, and we have planned our financial model, including our 2022 capital budget, based on these reduced cost expectations. If we are unsuccessful in implementing our Archaea V1 plant design or if we experience design or manufacturing defects or other failures of future plant builds as result of installing Archaea V1 plant designs, we could incur significant manufacturing and re-engineering costs. In addition, if implementing our Archaea V1 plant design does not achieve the cost reductions expected, it may harm our future profitability. Moreover, the ability of these facilities, including the facilities that will be built with the Archaea V1 plant design, to meet our performance expectations is subject to the risks inherent in newly constructed RNG production facilities and the construction of such facilities, including delays or problems in construction, degradation of equipment in excess of our expectations, system failures, and outages. The failure of these facilities to perform as we expect could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We currently own, and in the future may acquire, certain assets through joint ventures. As operating partner for some of our joint venture projects, we are exposed to counterparty credit risk, and as non-operating partner for other joint venture projects, we have limited control over management decisions and our interests in such assets may be subject to transfer or other related restrictions.

We own, and in the future may acquire, certain operating or development projects in joint ventures. Our current joint venture projects include our Sunshine Canyon and Mavrix, LLC (“Mavrix”) projects, Saturn Renewables, LLC and the Lightning JV. We are the operating partner for some of these projects while our joint venture partner is the operating partner in others. As the operating partner for some of our joint venture projects, we pay joint venture expenses and make cash calls on non-operating partners for their respective shares of joint venture costs. These projects are capital intensive and, in some cases, a non-operating partner may experience a delay in obtaining financing for its share of the joint venture costs or have liquidity problems resulting in slow payment of joint venture costs that can result in potential delays in our development projects. In addition, our joint venture partners may not be as creditworthy as we are and may experience credit rating downgrades or liquidity problems that may hinder their ability to obtain financing. Counterparty liquidity problems could result in a delay in receiving proceeds from reimbursement of joint venture costs. Nonperformance by a joint venture partner could result in significant financial losses.

Our ability to control joint ventures for which we are not the operating partner is limited by provisions of the agreements we have entered into with our joint venture partners and by our ownership percentage in such joint ventures. In the future, we may invest in other projects with additional joint venture partners. Joint ventures inherently involve a lesser degree of control over business operations, which could result in an increase in the financial, legal, operational or compliance risks associated with a project, including, but not limited to, variances in accounting internal control requirements. Our co-venture partners may not have the level of experience, technical expertise, human resources management and other attributes necessary to operate these assets optimally. To the extent we do not operate or have a controlling interest in a project, our joint venture partners could take actions that decrease the value of our investment and lower our overall return. In addition, conflicts of interest may arise in the future between our company and our stockholders, on the one hand, and our joint venture partners, on the other hand, where our joint venture partners’ business interests are inconsistent with our and our stockholders’ interests. Further, disagreements or disputes between us and our joint venture partners could result in litigation, which could increase our expenses and potentially limit the time and effort our officers and directors are able to devote to our business, all of which could have a material adverse effect on our business, financial condition and results of operations. The approval of our joint venture partners also may be required for us to receive distributions of funds from assets or to sell, pledge, transfer, assign or otherwise convey our interest in such assets. Alternatively, our joint venture partners may have rights of first refusal or rights of first offer in the event of a proposed sale or transfer of our interests in such assets. These restrictions may limit the price or interest level for our interests in such assets, in the event we want to sell such interests.

The Lightning JV is a joint venture and our investment could be adversely affected by our lack of sole decision-making authority and restrictions on transfer relating to the Lightning JV. The Lightning JV may also impair our operating flexibility and subject us to risks not present in investments that do not involve co-ownership.

Although we have the right to appoint three of the five persons to serve on the board of directors of the Lightning JV, the limited liability company agreement of the Lightning JV (the “Lightning JV LLC Agreement”) contains certain protective provisions requiring the approval of a supermajority vote of at least 80% of the directors to take certain actions, including, among other items, the incurrence of debt by the Lightning JV, amending the terms of the Lightning JV LLC Agreement, and approving or amending the annual budget of the Lightning JV. In addition, certain fundamental decisions involving the Lightning JV, such as approving any liquidation, dissolution, windup, commencement of bankruptcy or insolvency proceedings, sale, merger or disposition of all of the assets of the Lightning JV, initial public offering or application for listing on a stock exchange of the Lightning JV, require a vote of at least 90% of the directors. Thus, our investment in the Lightning JV involves risks that are not present when we are able to exercise sole control over an asset, including certain major decisions requiring supermajority decision-making beyond our sole control and are subject to agreement with Republic. Differences in views between us and Republic may result in delayed decisions or failures to agree on major matters, such as large expenditures or the construction or acquisition of assets, and delayed decisions and disagreements could adversely affect the business and operations of the Lightning JV, and, in turn, our business, operations and financial results.

In addition, the members of the Lightning JV are subject to transfer restrictions with respect to their membership interests in the Lightning JV, including consent rights of the other member of the Lightning JV and a right of first offer for the other (non-transferring) member, which may make it more difficult to sell such interests in the future. In addition, Republic has a right of first refusal with respect to sales of certain assets from the Lightning JV. The terms of the Lightning JV also allow Republic to require us to take certain actions in the event we undergo certain changes of control, which could result in the termination of certain contractual agreements with Archaea Operating LLC or could result in us being forced to sell all of our membership interests in the Lightning JV to Republic at fair market value or at an otherwise specified value in the Lightning JV LLC Agreement or spin off the entity through which we participate in the Lightning JV.

Moreover, the Lightning JV, like joint ventures generally, could impair our operating flexibility and subject us to risks not present in investments that do not involve co-ownership. The Lightning JV LLC Agreement allows Republic, in certain circumstances, to terminate its master landfill gas development agreement with the Lightning JV, which, among other things, governs the grant by Republic of landfill gas and real property rights at its landfills to the Lightning JV. The Lightning JV LLC Agreement also allows Republic to terminate an individual LFG project of the Lightning JV in certain circumstances, including the failure of the LFG project to complete project milestones or commence commercial operations within the agreed-upon timeframe or satisfy certain other commercial obligations. We may also be liable for liquidated damages under the master engineering, procurement and construction agreement between the Lightning JV and Archaea Operating LLC for failure to meet specified commercial operations dates or operating metrics. Furthermore, the Lightning JV may establish separate financing arrangements that contain restrictive covenants that may limit or restrict the entity’s ability to make cash distributions to the members of Lightning JV under certain circumstances. Additionally, from time to time, the Lightning JV may be involved in disputes or legal proceedings which may negatively affect the Lightning JV or our investment. See “Risk Factors — Risks Related to the Business and Industry of the Company — We currently own, and in the future may acquire, certain assets through joint ventures. As operating partner for some of our joint venture projects, we are exposed to counterparty credit risk, and as non-operating partner for other joint venture projects, we have limited control over management decisions and our interests in such assets may be subject to transfer or other related restrictions.” in Part I, Item 1A in the 2021 Annual Report for additional risks associated with joint ventures.

Increased rates of recycling and legislation encouraging recycling, increased use of waste incineration, increased rates of organic waste diversion, advances in waste disposal technology and decreases in the gross domestic product of the United States could decrease the availability or change the composition of waste for LFG.

The volume and composition of LFG produced at open landfill sites depends in part on the volume and composition of waste sent to such landfill sites, which could be affected by a number of factors. For example, increased rates of recycling or increased use of waste incineration could decrease the volume of waste sent to landfills, while organics diversion strategies such as composting can reduce the amount of organic waste sent to landfills. There have been numerous federal and state regulations and initiatives over the years that have led to higher levels of recycling of paper, glass, plastics, metal and other recyclables, and there are growing discussions at various levels of government about developing new strategies to minimize the negative environmental impacts of landfills and related emissions, including diversion of biodegradable waste from landfills. Although many recyclable materials other than paper do not decompose and therefore do not ultimately contribute to the amount of LFG produced at a landfill site, it is too early to conclude definitively what impact recycling and other similar efforts will have on the volume and proportion of biodegradable waste sent to landfill sites across the United States.

In addition, research and development activities are ongoing to provide alternative and more efficient technologies to dispose of waste, to produce by-products from waste and to produce energy, and an increasing amount of capital is being invested to find new approaches to waste disposal, waste treatment and energy generation. It is possible that this deployment of capital may lead to advances which will adversely affect our sources of LFG or provide new or alternative methods of waste disposal or energy generation that become more accepted, or more attractive, than landfills.

Increased rates of recycling, legislation encouraging recycling, increased use of waste incineration, advancements in waste disposal technology, organics diversion, or an economic downturn in the United States, for any reason, could impact the volume and composition of waste produced in the United States and, as a consequence, the volume and composition of waste sent to landfill sites from which our projects collect LFG, which could adversely affect our business operations, prospects, financial condition and operational results.

We are dependent on contractual arrangements with, and the cooperation of, landfill site owners and operators for access to and operations on their sites.

We do not own any of the landfill sites from which our projects collect LFG or on which we operate and manage projects owned by landfill owners, and therefore we depend on contractual relationships with, and the cooperation of, the landfill site owners and operators for our operations. The invalidity of, or any default or termination under, any of our leases and licenses may interfere with our ability to use and operate all or a portion of certain of our production facilities, or to develop and construct future production facilities, which may have an adverse impact on our business, financial condition and results of operations. We obtain gas rights to the landfills on which our projects operate, with some of these gas rights being evergreen and others having fixed terms. While we have historically been successful in renewing gas rights as they expire on favorable terms, we have sometimes had to pay increased royalty payments in connection with renewals of gas rights to reflect then-current market terms. We cannot guarantee that we will be able to renew any gas rights that expire in the future on commercial terms that are attractive to us or at all, and any failure to do so, or any other disruption in the relationship with any of the landfill operators from whose landfill sites our projects obtain LFG or for whom we operate LFG facilities, may have a material adverse effect on our business operations, prospects, financial condition and operational results.

In addition, the ownership interests in the land subject to these easements, leases and rights-of-way may be subject to mortgages securing loans or other liens (such as tax liens) and other easements, lease rights and rights-of-way of third parties (such as leases of oil or mineral rights) that were created prior to our projects’ easements, leases and rights-of-way. As a result, certain of our projects’ rights under these easements, leases or rights-of-way may be subject, and subordinate, to the rights of those third parties. We may not be able to protect our operating projects against all risks of loss of our rights to use the land on which our projects are located, and any such loss or curtailment of our rights to use the land on which our projects are located and any increase in rent due on such lands could adversely affect our business, financial condition and results of operations.

Our gas rights and off-take agreements are subject to certain conditions. A failure to satisfy those conditions could result in the loss of gas rights or the termination of an off-take agreement.

Our gas rights agreements generally require that we achieve commercial operations for a project as of a specified date. If we do not satisfy such deadline, the agreement may be terminated at the option of the landfill without any reimbursement of any portion of the purchase price paid for the gas rights, if applicable, or any other amounts we have invested in the project. Delays in construction or delivery of engines and other equipment may result in our failing to meet the commercial operations deadline in a gas rights agreement. Additionally, the denial or loss of a permit essential to a project could impair our ability to construct or operate a project as required under the related gas rights agreement. Delays in the review and permitting process for a project can also impair or delay our ability to construct or acquire a project and satisfy any commercial operations deadlines, or increase the cost such that the project is no longer attractive to us.

Likewise, certain of our off-take agreements have required us to achieve commercial operations for specific projects or provide a certain amount of RNG production from our portfolio as of a specified date, and off-take agreements we enter into in the future may have similar requirements. Failure to achieve such deadlines could result in the loss of such an off-take agreement.

Any issues with our production at the corresponding projects, including due to weather, unplanned outages or transmission problems, to the extent not caused by the landfill or covered by force majeure provisions in the gas rights agreement, could result in the loss of these gas rights. Our gas rights agreements often grant us the right to build additional generation capacity in the event of increased LFG supply, but failure to use such increased supply after a prescribed period of time can result in the loss of the rights to the unused LFG.

Our gas rights agreements provide that our projects must be operated in compliance with laws and regulations. If our facility causes the landfill to be out of compliance with their permits, we will be obligated to correct the issue or our rights to the LFG can be terminated. Additionally, we may acquire gas rights but later determine that developing or continuing to operate a project is not economically desirable, and we may cease development or operations and thereby lose control of such gas rights. Any loss of gas rights associated with any potential future or existing project could impede our ability to execute our growth strategy and have a material adverse effect on our business, financial condition and results of operations.

Finally, certain of the gas rights agreements and off-take agreements for projects in our portfolio and that we may acquire in the future allow or may allow the landfill owner or off-take counterparty to acquire or otherwise purchase a portion or all of the applicable project facilities from us. Any such sale of a project facility could have an adverse effect on our results of operations if we are unable to locate and acquire suitable replacement projects in a timely fashion.

Our projects face operational challenges customary to the energy industry. An unexpected reduction in energy production at any of our projects may have a material adverse effect on our results of operations and could adversely affect the associated off-take agreement.

The ongoing operation of our facilities involves risks that include the breakdown or failure of equipment or processes or performance below expected levels of output or efficiency due to normal wear and tear of our equipment, latent defects, design or operator errors or force majeure events, among other factors. Operation of our facilities also involves risks that we will be unable to transport our product to our customers in an efficient manner due to a lack of transmission capacity or other problems with third party interconnection and transmission facilities. Unplanned outages of equipment, including extensions of scheduled outages due to mechanical failures or other problems, occur from time to time and are an inherent risk of our business. Unplanned outages typically increase our operation and maintenance expenses and may reduce our revenue or require us to incur significant costs as a result of obtaining replacement energy from third parties in the open market to satisfy our energy sales obligations. Landfill owners and operators can also impact our energy generation if in the course of ongoing operations they damage the landfill’s gas collection systems. Our energy generation can also be impacted if, in the course of ongoing operations, the landfill site owners and operators, including Archaea, damage the landfill’s gas collection systems or other equipment. Our inability to operate our facilities efficiently, manage capital expenditures and costs, and generate earnings and cash flow could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We are generally also required under our off-take agreements to deliver a minimum quantity of the applicable energy products to the counterparty. Unless we can rely on a force majeure provision in the related off-take agreement, falling below such a threshold could require us to compensate our counterparty for the energy or Environmental Attribute deficiency for our counterparty in the open market or could result in a reduced rate to be paid for the energy we deliver in the future until any subsequent price reset date in the agreement or permanently, as well as possibly allowing the counterparty to terminate the agreement and subject us to certain termination payments. A reduction in energy production or the loss of an off-take agreement may also result in a project having its permit revoked, which in turn could result in the loss of the related gas rights. Likewise, the denial or loss of a permit essential to a project could impede our ability to satisfy any energy production requirements which we may be subject to under an off-take agreement. Thus, any unexpected reduction in output at any of our projects that leads to any of these outcomes could have a material adverse effect on our business, financial condition and results of operations.

Our substantial indebtedness could adversely affect our ability to raise additional capital to fund our operations and acquisitions. It could also expose us to the risk of increased interest rates and limit our ability to react to changes in the economy or our industry.

As of June 30, 2022, we had approximately $580.5 million of outstanding indebtedness, including $400.0 million of outstanding borrowings under the Term Loan (as defined below), $50.0 million of outstanding borrowings under the Revolver (as defined below) and $130.5 million outstanding on the Assai Notes (as defined below). As of June 30, 2022, we had $626.2 million of available borrowing capacity under the Revolver. In July 2022 and August 2022 (through August 24, 2022), we drew an additional $315.0 million under the Revolver. Following these borrowings, available borrowing capacity under the Revolver was approximately $311.2 million, which we may draw upon in the future, thereby increasing our outstanding indebtedness. Our substantial indebtedness could have important consequences, including, for example:

•        being required to accept then-prevailing market terms in connection with any required refinancing of such indebtedness, which may be less favorable than existing terms;

•        failure to refinance, or to comply with the covenants in the agreements governing, these obligations could result in an event of default under those agreements, which could be difficult to cure or result in our bankruptcy;

•        our debt service obligations require us to dedicate a substantial portion of our cash flow to pay principal and interest on our debt, thereby reducing the funds available to us and our ability to borrow to operate and grow our business;

•        our limited financial flexibility could reduce our ability to plan for and react to unexpected opportunities; and

•        our substantial debt service obligations make us vulnerable to adverse changes in general economic, credit and capital markets, industry and competitive conditions and adverse changes in government regulation and place us at a disadvantage compared with competitors with less debt.

Any of these consequences could have a material adverse effect on our business, financial condition and results of operations. If we do not comply with our obligations under our debt instruments, we may be required to refinance all or part of our existing debt, borrow additional amounts or sell securities, which we may not be able to do on favorable terms or at all. In addition, increases in interest rates and changes in debt covenants may reduce the amounts that we can borrow, reduce our cash flows and increase the equity investment we may be required to make to complete construction of our LFG projects. These changes could cause some of our projects to become economically unattractive. Additionally, if we are unable to raise additional capital or generate sufficient operating cash flow to repay our indebtedness, we could be in default under our lending agreements and could be required to delay construction of new projects, reduce overhead costs, reduce the scope of our projects or abandon or sell some or all of our projects, all of which could have a material adverse effect on our business, financial condition and results of operations.

In connection with certain project development opportunities, we have utilized project-level financing in the past and may need to do so again in the future; however, we may unable to obtain such financing on commercially reasonable terms or at all. The agreements governing such financings typically contain financial and other restrictive covenants that limit a project subsidiary’s ability to make distributions to its parent or otherwise engage in activities that may be in its long-term best interests. Project-level financing agreements generally prohibit distributions from the project entities to us unless certain specific conditions are met, including the satisfaction of certain financial ratios or a facility achieving commercial operations. Our inability to comply with such covenants may prevent cash distributions by the particular project(s) to us and could result in an event of default which, if not cured or waived, may entitle the related lenders to demand repayment or enforce their security interests, which could result in a loss of project assets and/or otherwise have a material adverse effect on our business, results of operations and financial condition.

We and our subsidiaries will be able to incur more indebtedness. This could further exacerbate the risks described above, including our ability to service our existing indebtedness.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. Although the Revolver, Term Loan and Assai Notes contain restrictions on the incurrence of additional indebtedness, such restrictions are subject to a number of qualifications and exceptions, and under certain circumstances indebtedness incurred in compliance with such restrictions could be substantial. For example, we may incur additional debt to, among other things, finance future acquisitions of businesses, assets or biogas rights, fund development of projects in our backlog, fund our working capital needs, comply with regulatory requirements, respond to competition or for general financial reasons alone. In certain instances, additional waivers or subordination agreements are required for the incurrence of additional debt. In addition, as of June 30, 2022, we had $626.2 million of available borrowing capacity under the Revolver, which we may utilize in the future, thereby increasing our outstanding indebtedness. To the extent new debt is added to our and our subsidiaries’ current debt levels, the risks described above would increase.

Existing regulations and policies, and future changes to these regulations and policies, may present technical, regulatory and economic barriers to the generation, purchase and use of renewable energy, and may adversely affect the market for credits associated with the production of renewable energy.

The market for energy produced by renewable resources is influenced by U.S. federal, state and local government regulations and policies concerning such resources. These regulations and policies are continuously being modified, which could result in a significant future reduction in the potential demand for renewable energy, including Environmental Attributes and renewable energy project development and investments. Any new government regulations applicable to our renewable energy projects or markets for renewable energy may result in significant additional expenses or related development costs and, as a result, could cause a significant reduction in demand for our renewable energy. Failure to comply with such requirements could result in the disconnection and/or shutdown of the non-complying facility, our inability to sell RNG or renewable electricity from the non-complying facility, the default of any contracts that we have for the sales that were to be made from the non-complying facility, the imposition of liens, fines, refunds and interest, and/or civil or criminal liability.

The EPA annually sets proposed RVOs for D3 RINs in accordance with the mandates established by the Energy Independence and Security Act of 2007 (“EISA”). The EPA’s issuance of timely and sufficient annual RVOs to accommodate the RNG industry’s growing production levels is necessary to stabilize the RIN market. There can be no assurance that the EPA will timely set annual RVOs or that the RVOs will continue to increase or satisfy the growing RNG market. The EPA may set RVOs inaccurately or inconsistently under current law, and the manner in which the EPA sets RVOs may change under legislative or regulatory revisions. The EPA is expected to issue new “set regulations” covering the issuance of RVOs in 2023, and the EPA may issue RVOs under a modified system that has yet to be developed, which creates additional uncertainty as to RIN pricing. Uncertainty as to how the RFS program will continue to be administered and supported by the EPA under the current administration has created price volatility in the RIN market. While this volatility has resulted in significantly higher prices for RINs than in previous years, we cannot assure you that we will be able to monetize the RINs we generate at the same price levels as we have in the past, that production shortfalls will not impact our ability to monetize RINs at favorable current pricing, and that the rising price environment will continue. For example, in December 2021, the EPA proposed to modify the 2021 and 2022 volume targets for renewable fuels and, in light of the impacts of the COVID-19 pandemic, to retroactively reduce the targets for 2020. We cannot predict the impact of such modifications, but any reduction in RVOs may decrease demand for RINs and, thus, may adversely impact our financial condition or results of operations.

On the state level, the economics of RNG are enhanced by low-carbon fuel initiatives, particularly well-established programs in California and Oregon, a program in Washington expected to begin in 2023, and several other states also actively considering LCFS initiatives similar to those in California and Oregon. LCFS regulations are aimed at reducing CI of transportation fuel sold and purchased in the applicable state. A CI score is calculated as grams of CO2 — equivalent per megajoule of energy of the fuel. The CI score is dependent upon a full lifecycle analysis that evaluates the GHG emissions associated with producing, transporting, and consuming the fuel. LCFS credits can be generated in three ways: (i) fuel pathway crediting that provides low carbon fuels used in California transportation; (ii) project-based crediting that reduces GHG emissions in the petroleum supply chain; and (iii) zero emission vehicle crediting that supports the buildout of infrastructure. Credits are awarded to RNG projects based on each project’s CI score relative to the targeted CI score for both gasoline and diesel fuels. The number of monetizable LCFS credits per unit of fuel increases with a lower CI score. We cannot assure you that we will be able to maintain or reduce our CI score to monetize LCFS credits at favorable current pricing. Moreover, the inability to sell LCFS credits could adversely affect our business. As with the market for transportation fuels, the regulatory environment for electric generation has undergone significant changes in the last several years due to state and federal policies affecting wholesale competition and the creation of incentives for the addition of large amounts of new renewable generation and, in some cases, transmission assets. These changes are ongoing and we cannot predict the future design of the wholesale power markets or the ultimate effect that the changing regulatory environment will have on our business. Our ability to generate revenue from sales of Environmental Attributes depends on our strict compliance with these federal and state programs, which are complex and can involve a significant degree of judgment. If the agencies that administer and enforce these programs disagree with our judgments, otherwise determine that we are not in compliance, conduct reviews of our activities or make changes to the programs, then our ability to generate or sell these credits could be temporarily restricted pending completion of reviews or as a penalty, permanently limited or lost entirely, and we could also be subject to fines or other sanctions. Moreover, the inability to sell Environmental Attributes could adversely affect our business.

All of our current electric generating facilities are QFs. We are permitted by FERC to make wholesale sales (that is, sales for resale) of electricity from a QF with a net generating capacity that does not exceed 20 MW without obtaining MBR authority or any other approval from FERC. A QF typically may not use any fuel other than a FERC-approved alternative fuel, but for limited use of commercial-grade fuel for certain specified start-up, emergency and reliability purposes. We are required to document the QF status of each of our facilities in applications or self-certifications filed with FERC, which typically requires disclosure of upstream facility ownership, fuel and size characteristics, power sales, interconnection matters, and related technical disclosures.

Eligibility for MBR authority is predicated on a variety of factors, primarily including the overall market power that the power seller — together with all of its FERC-defined “affiliates” — has in the relevant market. FERC defines affiliates as entities with a common parent that owns, directly or indirectly, 10 percent or more of the voting securities in the two entities. Accordingly, our eligibility and the eligibility of our affiliates to obtain and maintain MBR authority requires an evaluation of the energy assets owned directly or indirectly by us and each of our affiliates, satisfying market-power limitations established by FERC. Certain QFs that we own, and one of our other subsidiaries, hold MBR authority. We may not be able to sell any interest in any of these businesses or facilities absent a prior FERC application and approval process. This may make it more difficult and time-consuming for us to liquidate some of our interests, which could affect our ability to raise cash from our current project portfolio.

The FERC’s orders that grant such wholesale sellers MBR authority reserve the right to revoke or revise that authority if the FERC subsequently determines that the seller can exercise market power in transmission or generation, create barriers to entry, or engage in abusive affiliate transactions. In addition, public utilities are subject to FERC reporting requirements that impose administrative burdens and that, if violated, can expose the company to criminal and civil penalties or other risks.

Our market-based sales are subject to certain market behavior rules established by FERC, and if any of our generating companies are deemed to have violated those rules, we will be subject to potential disgorgement of profits associated with the violation, penalties, refunds of unlawfully collected amounts with interest, suspension or revocation of MBR authority. If such generating companies were to lose their MBR authority, they would be required to obtain the FERC’s acceptance of a cost-of-service rate schedule and could become subject to the significant accounting, record-keeping and reporting requirements that are typically imposed on vertically-integrated utilities with cost-based rate schedules. This could have a material adverse effect on the rates we are able to charge for Power from our facilities.

ISOs and RTOs determine market design, market rules, tariffs, cost allocations and bidding rules for the regional power markets that they operate, and our projects that sell electricity into such markets are subject to these frequently changing regulatory regimes that vary across jurisdictions.

The wholesale sales of electricity that are made by our QFs and other affiliates with MBR authority are subject to FERC regulation. Retail power sales (i.e., sales of electricity to direct end-users) are subject to state utility laws and state utility commission regulations that differ greatly from state to state.

With the exception of the ERCOT, each of the ISOs and RTOs (in New England, New York, the Mid-Atlantic region, the Midwest, the Southwest and California) operate wholesale power markets pursuant to rules set forth in tariffs that must be filed with and accepted by FERC. As of July 31, 2022, we do not own any QFs within the ERCOT region of Texas. The tariffs adopted by these ISOs and RTOs establish wholesale market rules, including with respect to market clearing practices, pricing rules and eligibility requirements for market participation. We have no ability to control the price-setting, market-design and other activities and requirements of the ISOs and RTOs except through participation in stakeholder proceedings within such ISOs and RTOs and in proceedings before FERC relating to revisions of tariffs filed with, or rules established by FERC. The types of price limitations and other regulatory mechanisms that the ISOs and RTOs impose may have a material adverse effect on the profitability of our currently owned Power projects or any Power projects we may acquire in the future that sell electricity into such markets. FERC regulations affecting wholesale power sales, and ISO and RTO rules, tariffs and practices are generally beyond our control, and can change frequently. If we enter a new jurisdiction, we will be subject to additional regulatory requirements with which we may not yet have direct experience. The lack of uniformity of regulatory and business practices, the possibility that requirements and practices will change, and the difficulties we may face in entering new markets with which we are unfamiliar could affect our financial performance in existing and new markets, which could affect our business and results of operations.

The financial performance of our business depends upon tax and other governmental incentives for renewable energy generation, any of which could change at any time and such changes may negatively impact our growth strategy.

Our financial performance and growth strategy depend in part on government policies that support renewable generation and enhance the economic viability of owning RNG or renewable electric assets. Renewable generation assets currently benefit from various federal, provincial, state and local governmental incentives such as investment tax credits, cash grants in lieu of investment tax credits, loan guarantees, RPS programs, modified accelerated cost-recovery system of depreciation and bonus depreciation. RNG specifically generates meaningful revenue through existing Environmental Attributes provided for under several different programs, most commonly, RFS, LCFS, and RPS.

Many states have adopted RPS programs mandating that a specified percentage of electricity sales come from eligible sources of renewable energy. However, the regulations that govern the RPS programs, including pricing incentives for renewable energy, characterization of various energy sources as renewable, or reasonableness guidelines for pricing that increase valuation compared to conventional power (such as a projected value for carbon reduction or consideration of avoided integration costs), may change. Additionally, several jurisdictions are expected to reach their current RPS targets within the next several years. If the RPS requirements are not increased, it could lead to fewer future power contracts or lead to lower prices for the sale of power in future power contracts, which could have a material adverse effect on our future growth prospects. Such material adverse effects may result from decreased revenues, reduced economic returns on certain project company investments, increased financing costs and/or difficulty obtaining financing.

If we are unable to utilize various federal, state and local government incentives to acquire additional renewable assets in the future, or the terms of such incentives are revised in a manner that is less favorable to us, we may suffer a material adverse effect on our business, financial condition, results of operations and cash flows.

Changes to applicable tax laws and regulations or exposure to additional income tax liabilities could affect our business and future profitability.

We are subject to various complex and evolving U.S. federal, state and local and non-U.S. taxes. U.S. federal, state and local and non-U.S. tax laws, policies, statutes, rules, regulations or ordinances could be interpreted, changed, modified or applied adversely to us, in each case, possibly with retroactive effect, and may have an adverse effect on our business and future profitability. On August 16, 2022, President Biden signed into law the Inflation Reduction Act (“IRA”), which includes a minimum tax equal to 15 percent of the adjusted financial statement income of certain corporations, as well as a one percent excise tax on share buybacks. Pending further guidance, it is possible that the IRA could increase our tax liability, which could in turn adversely impact our business and future profitability.

We rely on interconnection and transmission facilities that we do not own or control and that are subject to transmission constraints within a number of our regions. If these facilities fail to provide us with adequate transmission capacity or have unplanned disruptions, we may be restricted in our ability to deliver electric power and RNG to our customers and we may either incur additional costs or forego revenues.

We depend on electric interconnection and transmission facilities and gas pipelines owned and operated by others to deliver the energy we generate at our projects to our customers. Some of our electric generating projects may need to hold electric transmission rights in order to sell power to purchasers that do not have their own direct access to our generators. Our access to electric interconnection and transmission rights is subject to tariffs developed by transmission owners, ISOs and RTOs, which have been filed with and accepted by FERC. These tariffs establish the price for transmission service, and the terms under which transmission service is rendered. Under FERC’s open access transmission rules, tariffs developed and implemented by transmission owners, ISOs and RTOs must establish terms and conditions for obtaining interconnection and transmission services that are not unduly discriminatory or preferential. However, as a generator and seller of power, we do not have any automatic right, in any geographic market, to firm, long-term, grid-wide transmission service without first requesting such service, funding the construction of any upgrades necessary to provide such service, and paying a transmission service rate. Physical constraints on the transmission system could limit the ability of our electric generating projects to dispatch their power output and receive revenue from power sales.

A failure or delay in the operation or development of these distribution channels or a significant increase in the costs charged by their owners and operators could result in the loss of revenues. Such failures or delays could limit the amount of energy our operating facilities deliver or delay the completion of our construction projects, which may also result in adverse consequences under our gas rights agreements and off-take agreements. Additionally, such failures, delays or increased costs could have a material adverse effect on our business, financial condition and results of operations. If a region’s energy transmission infrastructure is inadequate, our recovery of wholesale costs and profits may be limited. In addition, except for transmission projects that have been identified by ISOs and RTOs in publicly-available studies, or in response to requests for interconnection or transmission service, we cannot predict whether or when transmission facilities will be expanded in specific markets to accommodate requests for interconnection or transmission service within those markets. As a general rule, the transmitting utilities to which our electric generating projects are interconnected are entitled to recover from us all of the direct and indirect costs that our electric facilities may create. As a result, we are responsible for building and funding interconnection and related transmission network upgrade facilities to accommodate requests for interconnection and transmission services. Our development and acquisition of new electric generating projects is affected by these costs.

Operation of LFG facilities involves significant risks and hazards customary to the energy industry. We may not have adequate insurance to cover these risks and hazards, or other risks that are beyond our control.

Energy generation involves hazardous activities, including acquiring and transporting fuel, operating large pieces of rotating equipment, maintenance and operation of landfill site gas collection systems, and delivering our RNG and renewable electricity to interconnection and transmission systems, including gas pipelines that we own and operate. Hazards such as fire, explosion, structural collapse and machinery failure are inherent risks in our operations. These and other hazards can cause significant personal injury or loss of life, severe damage to and destruction of property, plant and equipment and contamination of, or damage to, the environment. The occurrence of any one of these events may result in curtailment of our operations or liability to third parties for damages, environmental cleanup costs, personal injury, property damage and fines and/or penalties, any of which could be substantial. For example, an engine fire at Aria’s Chautauqua project, which was divested prior to the Business Combinations, resulted in damage to the facility that resulted in damage to engines that required repair.

Our facilities or those that we otherwise acquire, construct or operate may be targets of terrorist activities, as well as events occurring in response to or in connection with them, that could result in full or partial disruption of the facilities’ ability to generate, transmit, transport or distribute electricity or RNG. Strategic targets, such as energy-related facilities, may be at greater risk of future terrorist activities than other domestic targets. Hostile cyber intrusions, including those targeting information systems as well as electronic control systems used at the generating plants and for the related distribution systems, could severely disrupt business operations and result in loss of service to customers, as well as create significant expense to repair security breaches or system damage.

Furthermore, certain of our facilities are located in areas prone to tornadoes in Oklahoma, Tennessee, Indiana and Kansas, and certain of our other projects and suppliers conduct their operations in other locations that are susceptible to natural disasters. The frequency of weather-related natural disasters may be increasing due to the effects of GHG emissions or related climate change effects. The occurrence of a natural disaster, such as tornados, earthquakes, droughts, floods, wildfires or localized extended outages of critical utilities or transportation systems, or any critical resource shortages, affecting us could cause a significant interruption in our business or damage or destroy our facilities.

We rely on warranties from vendors and obligate contractors to meet certain performance levels, but the proceeds of such warranties or performance guarantees may not cover our lost revenues, increased expenses or liquidated damages payments should we experience equipment breakdown or non-performance by contractors or vendors. We also maintain an amount of insurance protection that we consider adequate to protect against these and other risks but we cannot provide any assurance that our insurance will be sufficient or effective under all circumstances and against all hazards or liabilities to which we may be subject. Also, our insurance coverage is subject to deductibles, caps, exclusions and other limitations. A loss for which we are not fully insured could have a material adverse effect on our business, financial condition, results of operations or cash flows. Because of rising insurance costs and changes in the insurance markets, we cannot provide any assurance that our insurance coverage will continue to be available at all or at rates or on terms similar to those presently available. Our insurance policies are subject to annual review by our insurers and may not be renewed on similar or favorable terms or at all. Any losses not covered by insurance could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Our operations, as well as those of our feedstock suppliers, are subject to numerous stringent environmental, health and safety (“EHS”) laws and regulations that may expose us to significant costs and liabilities.

Our operations are subject to stringent and complex federal, state and local EHS laws and regulations, including those relating to the release, emission or discharge of materials into the air, water and ground, the generation, storage, handling, use, transportation and disposal of hazardous materials and wastes, the health and safety of our employees and other persons, and the generation of Environmental Attributes.

These laws and regulations impose numerous obligations applicable to our operations, including the acquisition of permits before construction and operation of our projects; the restriction of types, quantities and concentration of materials that can be released into the environment; the limitation or prohibition of our activities on or near certain protected areas; the application of specific health and safety criteria addressing worker protection; and the imposition of substantial liabilities for pollution resulting from the operation of our projects and the ownership of the applicable sites. In addition, construction and operating permits issued pursuant to environmental laws are necessary to operate our business. Such permits are obtained through applications that require considerable technical documentation and analysis, and sometimes require long time periods. Delays in obtaining or renewing such permits, or denial of such permits and renewals, are possible, and would have a negative effect on our financial performance and prospects for growth. These laws, regulations and permits can require expensive pollution control equipment or operational changes to limit actual or potential impacts to the environment. Our feedstock suppliers are also subject to various environmental regulations, which may require them to take actions that may, in certain situations, adversely impact our operations.

Numerous governmental entities have the power to enforce difficult and costly compliance measures or corrective actions pursuant to these laws and regulations and the permits issued under them. We may be required to make significant capital and operating expenditures on an ongoing basis, or to perform remedial or other corrective actions in connection with our projects, to comply with the requirements of these environmental laws and regulations or the terms or conditions of our permits. Failure to comply with these laws and regulations may result in the assessment of sanctions, including administrative, civil or criminal penalties, the imposition of investigatory or remedial obligations, and the issuance of orders limiting or prohibiting some or all of our operations. In addition, we may experience delays in obtaining or be unable to obtain required environmental regulatory permits or approvals, which may delay or interrupt our operations and limit our growth and revenue.

Our operations inherently risk incurring significant environmental costs and liabilities due to the need to manage waste from our processing facilities. Spills or other releases of regulated substances, including spills and releases that occur in the future, could expose us to material losses, expenditures and liabilities under applicable environmental laws, rules and regulations. Under certain of such laws and regulations, we could be held strictly liable for the removal or remediation of previously released materials or property contamination, regardless of whether we were responsible for the release or contamination and even if our operations met previous standards in the industry at the time they were conducted. In connection with certain acquisitions, we could acquire, or be required to provide indemnification against, environmental liabilities that could expose us to material losses. In addition, claims for damages to persons or property, including natural resources, may result from the EHS impacts of our operations. Our insurance may not cover all environmental risks and costs or may not provide sufficient coverage if an environmental claim is made against us.

Environmental laws and regulations have changed rapidly in recent years and generally have become more stringent over time, and we expect this trend to continue. The most material of these changes relate to the control of air emissions from the combustion equipment we use to generate electricity from LFG. Such equipment, including internal combustion engines, are subject to stringent federal and state permitting and air emissions requirements. California has taken an aggressive approach to setting standards for engine emissions, and standards have been discussed that would be too high for us to be able to operate our equipment in that state. If California were to enact such standards or other states were to follow its lead, we could face challenges in maintaining our operations in such jurisdictions.

Continued government and public emphasis on environmental issues can be expected to result in increased future investments in environmental controls at our plants. Present and future environmental laws and regulations, and interpretations of those laws and regulations, applicable to our operations, more vigorous enforcement policies and discovery of currently unknown conditions may require substantial expenditures that could have a material adverse effect on our results of operations and financial condition. In January 2021, the current administration signed multiple executive orders related to the climate and environment. These executive orders direct federal agencies to review and reverse more than one-hundred actions taken by the prior administration on the environment, and establish various other climate-related initiatives, including a goal of a 50% to 52% reduction in economy-wide net GHG emissions from 2005 levels by 2030. At this time, we cannot predict the outcome of any of these executive actions on our operations.

Our operations are subject to a series of risks related to climate change.

While renewable energy projects are typically seen as having a greater resilience against certain risks associated with climate change, our projects are still exposed to physical climate impacts. Climate change may increase the frequency or intensity of adverse weather conditions, such as tropical cyclones, wildfires, tornadoes, earthquakes, droughts, floods or ice storms, which may result in damage to our assets or to assets required for electricity transmission, affect the availability of water for the production of hydrogen (to the extent we pursue such projects in the future), or otherwise adversely impact our operations.

Climate change may also have a long-term effect on certain meteorological or hydrological patterns, which may result in changes in extreme temperatures, which may adversely impact demand for our products or services, require us to incur additional costs, or otherwise adversely impact our business, financial condition or results of operations.

Additionally, the combustion of RNG results in the production of GHG emissions. While the combustion of RNG displaces the use of natural gas from fossil sources and results in less CO2 — equivalent emissions than allowing the produced methane from landfills and other sources of biogas to escape into the atmosphere, we may not be able to claim this reduction against our emissions for all of our projects. Therefore, our business may still result in significant GHG emissions, and we may be subject to regulatory requirements, reputational impacts, or other risks associated with such emissions. While we may consider programs, including but not limited to carbon capture and sequestration and generation of on-site power from solar, to reduce such emissions to improve our competitiveness or environmental profile, we cannot guarantee that we will implement all programs considered.

Increased attention to environmental, social, and governance (“ESG”) matters may adversely impact our business.

Increased attention to climate change, circular economy and other ESG matters, as well as investor and societal expectations regarding voluntary ESG disclosures and consumer expectations regarding sustainability may result in increased costs, reduced demand for our products, or other adverse impacts on our business, results of operations and financial condition. For example, RNG faces competition from several other low-carbon energy technologies, such as solar or wind energy production, among others. Regulatory bodies may adopt rules that substantially favor certain energy alternatives over others, which may not always include RNG. Additionally, energy generation from the combustion of RNG results in GHG emissions. As such, certain consumers may elect not to consider RNG for their renewable energy or other ESG goals.

Moreover, while we may create and publish voluntary disclosures regarding ESG matters from time to time, many of the statements in those voluntary disclosures are based on hypothetical expectations and assumptions that may or may not be representative of current or actual risks or events or forecasts of expected risks or events, including the costs associated therewith. Such expectations and assumptions are necessarily uncertain and may be prone to error or subject to misinterpretation given the long timelines involved and the lack of an established single approach to identifying, measuring and reporting on many ESG matters.

In addition, organizations that provide information to investors on corporate governance and related matters have developed ratings processes for evaluating companies on their approach to ESG matters. Such ratings are used by some investors to inform their investment and voting decisions. Unfavorable ESG ratings and activism around our operations could lead to negative investor sentiment toward us and the RNG industry and to the diversion of investment capital to other industries, which could have a negative impact on our stock price and our access to and costs of capital. Also, certain institutional lenders may decide not to provide funding to us based on ESG concerns, which could adversely affect our operations, financial condition and access to capital for potential growth projects.

Liabilities and costs associated with hazardous materials and contamination and other environmental conditions may require us to conduct investigations or remediation at the properties underlying our projects, may adversely impact the value of our projects or the underlying properties and may expose us to liabilities to third parties.

We may incur liabilities for the investigation and cleanup of any environmental contamination at the properties underlying or adjacent to our projects, or at off-site locations where we arrange for the disposal of hazardous substances or wastes. Under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and other federal, state and local laws, an owner or operator of a property may become liable for costs of investigation and remediation, and for damages to natural resources. These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances or whether the conduct giving rise to the release was legal at the time when it occurred. In addition, liability under certain of these laws is joint and several, which means that we may be assigned liabilities for hazardous substance conditions that exceed our action contributions to the contamination conditions. We also may be subject to related claims by private parties alleging property damage and personal injury due to exposure to hazardous or other materials at or from those properties. We may incur substantial investigation costs, remediation costs or other damages, thus harming our business, financial condition and results of operations, as a result of the presence or release of hazardous substances at locations where we operate or as a result of our own operations.

The presence of environmental contamination at a project may adversely affect an owner’s ability to sell such project or borrow funds using the project as collateral. To the extent that an owner of the real property underlying one of our projects becomes liable with respect to contamination at the real property, the ability of the owner to make payments to us may be adversely affected.

We may also face liabilities in cases of exposure to hazardous materials, and claims for such exposure can be brought by any third party, including workers, employees, contractors and the general public. Claims can be asserted by such persons relating to personal injury or property damage, and resolving such claims can be expensive and time consuming, even if there is little or no basis for the claim.

We have significant customer concentration, with a limited number of purchasers accounting for a substantial portion of our revenues.

Because our projects depend on sales of RNG, electricity and Environmental Attributes to certain key purchasers, our projects are highly dependent upon these power purchasers fulfilling their contractual obligations under their respective PPAs or GSAs. Our projects’ purchasers may not comply with their contractual payment obligations or may become subject to insolvency or liquidation proceedings during the term of the relevant contracts and, in such event, we may not be able to find another purchaser on similar or favorable terms or at all. In addition, we are exposed to the creditworthiness of our purchasers and there is no guarantee that any purchaser will maintain its credit rating, if any. To the extent that any of our projects’ customers are, or are controlled by, governmental entities, such purchasers and our projects may be subject to legislative or other political action that may impair contractual performance. Failure by any key purchaser to meet its contractual commitments or the insolvency or liquidation of one or more of our purchasers could have a material adverse effect on our business, financial condition and results of operations. No single customer accounted for more than 10% of the Company’s revenues and other income in 2021 and 2020.

The demand for RNG, Environmental Attributes and renewable electricity depends in part on mandates instituted voluntarily by our private-sector purchasers, which may change in the future in ways that negatively affect our business.

Various utilities and other purchasers of RNG and renewable electricity are required by law and regulatory mandate to include renewable energy in their systems or to reduce GHG emissions over time, driving demand for RNG and renewable electricity. In addition, some of our private-sector purchasers have voluntarily instituted renewable energy mandates or emissions targets that drive their demand for RNG. If current and potential purchasers of our RNG and renewable electricity are forced to adopt new policies or procedures, or voluntarily adopt new or modified policies, related to renewable energy procurement, we may not be able to renegotiate, renew or replace our off-take agreements with pricing at historical levels or at all, which would adversely affect our results of operations.

A failure of our information technology (“IT”) and data security infrastructure could adversely affect our business and operations.

We rely upon the capacity, reliability and security of our IT and data security infrastructure and our ability to expand and continually update this infrastructure in response to the changing needs of our business and cyber-security threat landscape. If we experience a problem with the functioning of an important IT system or a cyber-attack, security breach or unauthorized access to our IT systems, including during the implementation of IT system upgrades, enhancements or modifications, the resulting disruptions could adversely affect our business. As technologies evolve and cyber-attacks become increasingly sophisticated, we may also incur significant costs to modify, upgrade or enhance our security measures to protect against such cyber-attacks, and we may face difficulties in fully anticipating or implementing adequate security measures or mitigating potential harm. Moreover, we may not be able to anticipate, detect or prevent cyber-attacks or security breaches, particularly because the methodologies used by attackers change frequently or may not be recognized until such attack is launched, and because attackers are increasingly using technologies specifically designed to circumvent cyber-security measures and avoid detection.

We and some of our third-party vendors receive and store personal information in connection with our human resources operations and other aspects of our business. Despite the implementation of reasonable security measures, our IT systems, like those of other companies, are vulnerable to damage and interruption from computer viruses, natural disasters, fire, power loss, telecommunications failures, personnel misconduct, human error, unauthorized access, physical or electronic security breaches, cyber-attacks (including malicious and destructive code, phishing attacks, ransomware and denial of service attacks) and other similar disruptions generally beyond our control. Such cyber-attacks or security breaches may be perpetrated by bad actors internally or externally (including computer hackers, persons involved with organized crime, terrorists attacks, or foreign state or foreign state-supported actors). Additionally, the implementation of social distancing measures and other limitations on our employees, service providers and other third parties in response to the COVID-19 pandemic have necessitated in certain cases to switching to remote work arrangements on less secure systems and environments. The increase in companies and individuals working remotely has increased the risk of cyber-attacks and potential cyber-security incidents, both deliberate attacks and unintentional events. Any system failure, unauthorized access or security breach, both intentional or accidental, could result in material disruptions to our operations. A material network breach of our IT systems could also include theft of our trade secrets, customer information, human resources information or other confidential data, including but not limited to personally identifiable information. To the extent that any disruptions or security breaches result in a loss or damage to our data, or an inappropriate disclosure of our confidential, proprietary or customer information, it could cause significant damage to our reputation and our relationships with our customers and strategic partners which could impact our ability to secure new gas rights agreements and build projects at favorable costs, lead to claims against us from governmental authorities and private plaintiffs, and ultimately harm our business.

We are subject to laws, rules, regulations and policies regarding data privacy and security, and may be subject to additional related laws and regulations in jurisdictions in which we operate or expand. Many of these laws and regulations are subject to change and reinterpretation, and could result in claims, changes to our business practices, monetary penalties, increased cost of operations or other harm to our business.

We are subject to a variety of federal, state and local laws, directives, rules and policies relating to privacy and the collection, protection, use, retention, security, disclosure, transfer and other processing of personal data and other data. The regulatory framework for data privacy and security worldwide is continuously evolving and developing and, as a result, interpretation and implementation standards and enforcement practices are likely to remain uncertain for the foreseeable future. It is possible that these types of inquiries regarding cybersecurity breaches increase in frequency and scope. In addition, new laws, amendments to or reinterpretations of existing laws, regulations, standards and other obligations may require us to incur additional costs and restrict our business operations, and may require us to change how we use, collect, store, transfer or otherwise process certain types of personal information and to implement new processes to comply with those laws and our customers’ exercise of their rights thereunder. These laws also are not uniform, as certain laws may be more stringent or broader in scope, or offer greater individual rights, with respect to sensitive and personal information, and such laws may differ from each other, which may complicate compliance efforts. Compliance in the event of a widespread data breach may be costly. Any failure or perceived failure by us or our third-party service providers to comply with any applicable federal, state or similar foreign laws, rules, regulations, industry standards, policies, certifications or orders relating to data privacy and security, or any compromise of security that results in the theft, unauthorized access, acquisition, use, disclosure, or misappropriation of personal data or other customer data, could result in significant awards, fines, civil and/or criminal penalties or judgments, proceedings or litigation by governmental agencies or customers, including class action privacy litigation in certain jurisdictions and negative publicity and reputational harm, one or all of which could have an adverse effect on our reputation, business, financial condition and results of operations.

Failure of third parties to manufacture quality products or provide reliable services in a timely manner could cause delays in developing, constructing and operating our projects, which could damage our reputation, adversely affect our partner relationships or adversely affect our growth.

Our success depends on our ability to develop, construct and operate projects in a timely manner, which depends in part on the ability of third parties to provide us with timely and reliable products and services. In developing, constructing and operating our projects, we rely on products meeting our design specifications and components manufactured and supplied by third parties, and on services performed by subcontractors. We also rely on subcontractors to perform substantially all of the construction and installation work related to our projects, and we often need to engage subcontractors with whom we have no experience.

If any of our subcontractors are unable to provide services that meet or exceed our customers’ expectations or satisfy our contractual commitments, our reputation, business and operating results could be harmed. In addition, if we are unable to avail ourselves of warranties and other contractual protections with providers of products and services, we may incur liability to our customers or additional costs related to the affected products and services, which could adversely affect our business, financial condition and results of operations. Moreover, any delays, malfunctions, inefficiencies or interruptions in these products or services could adversely affect the quality and performance of our projects and require considerable expense to find replacement products and to maintain and repair our projects. This could cause us to experience interruption in our production and distribution of renewable energy and generation of related Environmental Attributes, difficulty retaining current relationships and attracting new relationships, or harm our brand, reputation or growth.

Maintenance, expansion and refurbishment of LFG facilities involve significant risks that could result in unplanned outages or reduced output.

Our facilities may require periodic upgrading and improvement. Any unexpected operational or mechanical failure, including failure associated with breakdowns and forced outages, could reduce our facilities’ generating capacity below expected levels and reduce our revenue and cash flows. Unanticipated capital expenditures associated with maintaining, upgrading or repairing our facilities may also reduce profitability. If we make any major modifications to our facilities, such modifications could likely result in substantial additional capital expenditures. We may also choose to repower, refurbish or upgrade our facilities based on our assessment that such activity will provide adequate financial returns. Such facilities require time for development and capital expenditures before commencement of commercial operations, and key assumptions underpinning a decision to make such an investment may prove incorrect, including assumptions regarding construction costs, timing, available financing and future RNG and renewable electricity prices. This could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We are subject to risks associated with litigation or administrative proceedings that could materially impact our operations, including potential future proceedings related to projects we subsequently acquire.

We are subject to risks and costs, including potential negative publicity, associated with lawsuits, in particular, with respect to environmental claims and lawsuits or claims contesting the construction or operation of our projects. The result of and costs associated with defending any such lawsuit, regardless of the merits and eventual outcome, may be material and could have a material adverse effect on our operations. In the future, we may be involved in legal proceedings, disputes, administrative proceedings, claims and other litigation that arise in the ordinary course of business related to a project that we subsequently acquire. For example, individuals and interest groups may sue to challenge the issuance of a permit for a project or seek to enjoin construction or operation of a project. We may also become subject to claims from individuals who live in the proximity of our projects based on alleged negative health effects related to our operations. In addition, we have been and may subsequently become subject to legal proceedings or claims contesting the construction or operation of our projects.

Additionally, holders of purported intellectual property rights relating to our biogas development or treatment business or projects or any other technology relevant to our business may also initiate legal proceedings alleging infringement or misappropriation of such rights by us or our employees, either with respect to our own intellectual property or intellectual property that we license from third parties. For example, an industry participant previously brought a lawsuit against Legacy Archaea and two of its engineering employees in the Court of Chancery of the State of Delaware alleging, among other things, that the two employees (who are former employees of the industry participant) misappropriated trade secrets concerning strategy, financial data, highly technical equipment and product design and performance, product and project troubleshooting, competitive advantages, competitive disadvantages and future plans for development for the benefit of Legacy Archaea. The parties involved have settled this lawsuit on terms that are confidential, and this lawsuit has been dismissed with prejudice.

Any such legal proceedings or disputes could delay our ability to complete construction of a project in a timely manner or at all, or materially increase the costs associated with commencing or continuing commercial operations at a project. Settlement of claims and unfavorable outcomes or developments relating to these proceedings or disputes, such as judgments for monetary damages, injunctions or denial or revocation of permits, could have a material adverse effect on our ability to implement our growth strategy and, ultimately, our business, financial condition and results of operations.

We use hedging arrangements to mitigate certain risks, but the use of such derivative instruments could have a material adverse effect on our results of operations.

We use interest rate swaps to manage interest rate risk as well as forward energy sales. In addition, we may use other types of hedging contracts, including foreign currency hedges. As such, we may recognize financial losses on these arrangements as a result of volatility in the market values of the underlying asset or if a counterparty fails to perform under a contract. If actively quoted market prices and pricing information from external sources are not available, the valuation of these contracts would involve judgment or the use of estimates. As a result, changes in the underlying assumptions or use of alternative valuation methods could affect the reported fair value of these contracts. If the values of these financial contracts change in a manner that we do not anticipate, or if a counterparty fails to perform under a contract, it could harm our business, financial condition, results of operations and cash flows.

Fluctuations in foreign currency exchange rates can impact our results.

In the future, a portion of our revenues may be generated outside of the United States and denominated in foreign currencies, including Canadian dollars. Changes in exchange rates between the currencies in which we generate revenues and the U.S. dollar may adversely affect our operating results.

The concentration in revenues from, and the geographic concentration of, our projects expose us to greater risks of production interruptions from severe weather or other interruptions of production or transmission.

A substantial portion of our revenues are generated from project sites in New York and Pennsylvania. A lengthy interruption of production or transmission of renewable energy from one or more of these projects, as a result of a severe weather event, failure or degradation of our or a landfill operator’s equipment or interconnection transmission problems could have a disproportionate effect on our revenues and cash flow. Regional events, such as gas transmission interruptions, regional availability of replacement parts and service in the event of equipment failures and severe weather events in either of those geographic regions could adversely affect our RNG and renewable electricity production and transmission more than if our projects were more geographically diversified.

Our PPAs, fuel-supply agreements, RNG off-take agreements and other agreements contain complex price adjustments, calculations and other terms based on gas price indices and other metrics, the interpretation of which could result in disputes with counterparties that could affect our results of operations and customer relationships.

Certain of our PPAs, fuel supply agreements, RNG off-take agreements and other agreements require us to make payments or adjust prices to counterparties based on past or current changes in gas price indices, project productivity or other metrics and involve complex calculations. Moreover, the underlying indices governing payments under these agreements are subject to change and may be discontinued or replaced. The interpretation of these price adjustments and calculations and the potential discontinuation or replacement of relevant indices or metrics could result in disputes with the counterparties with respect to these agreements. Any such disputes could adversely affect project revenues, expense margins, customer or supplier relationships, or lead to costly litigation, the outcome of which we would be unable to predict.

We have a history of accounting losses and may incur additional losses in the future.

The Company incurred a net loss attributable to Class A Common Stock of $5.2 million for the year ended December 31, 2021, and Legacy Archaea incurred net losses since its formation in November 2018, including a net loss of $2.5 million for the year ended December 31, 2020. Aria also incurred net losses in recent historical periods, including a net loss of $30.0 million for the year ended December 31, 2020. We may incur losses in future periods, and we may never sustain profitability, either of which would adversely affect our business, prospects and financial condition and may cause the price of our Class A Common Stock to fall. Furthermore, historical losses may not be indicative of future losses due to the unpredictability of the COVID-19 pandemic and other risks inherent in our operations, and our future losses may be greater than our past losses. In addition, to try to achieve or sustain profitability, we may choose or be forced to take actions that result in material costs or material asset or goodwill impairments. We review our assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset or asset group may not be recoverable, and we perform a goodwill impairment test on an annual basis and between annual tests in certain circumstances, in each case in accordance with applicable accounting guidance and as described in the financial statements and related notes included in the 2021 Annual Report. Changes to the use of our assets, divestitures, changes to the structure of our business, significant negative industry or economic trends, disruptions to our operations, inability to effectively integrate any acquired businesses, further market capitalization declines, or other similar actions or conditions could result in additional asset impairment or goodwill impairment charges or other adverse consequences, any of which could have material negative effects on our financial condition, our results of operations and the trading price of our Class A Common Stock.

Loss of our key management could adversely affect performance and the value of our securities.

We are dependent on the efforts of our key management. Although we believe qualified replacements could be found for any departures of key executives, the loss of their services could adversely affect our performance and the value of our common shares.

Risks Relating to Ownership of the Offered Securities

We have identified material weaknesses in our internal control over financial reporting. We may identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, which may result in material misstatements of our financial statements or cause us to fail to meet our reporting obligations.

Following the issuance of the SEC Staff Statement on April 12, 2021 (the “SEC Statement”), after consultation with our management, the audit committee of the Board (the “Audit Committee”) concluded that, in light of the SEC Statement, it was appropriate to restate our previously issued (i) audited balance sheet dated as of October 26, 2020 which was related to the IPO and (ii) audited financial statements as of December 31, 2020 and for the period from September 1, 2020 (inception) through December 31, 2020 as reported in the Company’s Annual Report on Form 10-K, filed with the SEC on March 30, 2021 (collectively, the “Affected Periods Amendment No. 1”).

Our management is responsible for establishing and maintaining adequate internal control over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Our management is likewise required, on a quarterly basis, to evaluate the effectiveness of our internal controls and to disclose any changes and material weaknesses identified through such evaluation of those internal controls. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

As described in Amendment No. 1 to our Annual Report on Form 10-K, filed with the SEC on May 13, 2021 (“Amendment No. 1”), we identified a material weakness in our internal control over financial reporting related to the accounting for a significant and unusual transaction related to the warrants we issued in connection with the IPO in October 2020. As a result of this material weakness, our management concluded that our internal control over financial reporting was not effective as of December 31, 2020. This material weakness resulted in a material misstatement of our derivative warrant liabilities, change in fair value of derivative warrant liabilities, Class A Common Stock subject to possible redemption, accumulated deficit and related financial disclosures for the Affected Periods Amendment No. 1.

As described in Amendment No. 2 to our Annual Report on Form 10-K, filed with the SEC on December 28, 2021 (“Amendment No. 2”), we identified a material weakness in our internal control over financial reporting related to the Company’s application of ASC 480-10-S99-3A to its accounting classification of the public shares. As a result of this material weakness, our management concluded that our internal control over financial reporting was not effective as of December 31, 2020. Historically, a portion of the public shares was classified as permanent equity to maintain stockholders’ equity greater than $5 million on the basis that the Company will not redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001. Previously, the Company did not consider redeemable stock classified as temporary equity as part of net tangible assets. Effective with the financial statements included in Amendment No. 2, the Company revised this interpretation to include temporary equity in net tangible assets.

As described in Amendment No. 1 to our Quarterly Report on Form 10-Q as of and for the period ended September 30, 2021, filed with the SEC on December 29, 2021, we identified an accounting error related to a duplicate entry recorded for the reverse capitalization in connection with the Business Combinations that resulted in an understatement of accounts payable — trade and general and administrative expenses of $2.8 million in our successor financial statements. After re-evaluation, our management concluded that in light of this accounting error, a material weakness existed in our internal control over financial reporting during the nine-month period ended September 30, 2021 and that our internal control over financial reporting was not effective as of September 30, 2021. We are remediating this material weakness by enhancing training of our staff, following stricter journal entry approval workflows and requiring certain account reconciliations to be completed and approved prior to the issuance of financial statements. In addition, we will improve our analytical review procedures and perform such procedures and related variance explanations at a more detailed level.

We have concluded that our internal control over financial reporting was ineffective as of December 31, 2021 because material weaknesses existed in our internal control over financial reporting. We have taken a number of measures to remediate the material weaknesses described herein; however, if we are unable to remediate our material weaknesses in a timely manner or we identify additional material weaknesses, we may be unable to provide required financial information in a timely and reliable manner and we may incorrectly report financial information. Likewise, if our financial statements are not filed on a timely basis, we could be subject to sanctions or investigations by the stock exchange on which our Class A Common Stock are listed, the SEC or other regulatory authorities. Failure to timely file will cause us to be ineligible to utilize short form registration statements on Form S-3 or Form S-4, which may impair our ability to obtain capital in a timely fashion to execute our business strategies or issue shares to effect an acquisition. In either case, this could result in a material adverse effect on our business. The existence of material weaknesses or significant deficiencies in internal control over financial reporting could adversely affect our reputation or investor perceptions of us, which could have a negative effect on the trading price of our Class A Common Stock. In addition, we will incur additional costs to remediate material weaknesses in our internal control over financial reporting.

We can give no assurance that the measures we have taken and plan to take in the future will remediate the material weaknesses identified or that any additional material weaknesses or restatements of financial results will not arise in the future due to a failure to implement and maintain adequate internal control over financial reporting or circumvention of these controls. In addition, even if we are successful in strengthening our controls and procedures, in the future those controls and procedures may not be adequate to prevent or identify irregularities or errors or to facilitate the fair presentation of our financial statements.

Archaea is a holding company and its organizational structure is what is commonly referred to as an umbrella partnership C corporation (or “up-C”) structure, whereby all of the equity interests in Aria and Archaea Energy are indirectly held by Opco and Archaea’s sole material asset is its equity interest in Opco and it is accordingly dependent upon distributions from Opco to pay taxes, and cover its corporate and other overhead expenses.

Archaea is a holding company and has no material assets other than its equity interest in Opco. Please see “Business — Overview.” Archaea has no independent means of generating revenue. To the extent Opco has available cash, Opco is required to make (i) pro rata distributions to all its unitholders, including to Archaea, in an amount sufficient to allow Archaea to satisfy its actual tax liabilities and (ii) non pro rata payments to Archaea in an amount sufficient to cover its corporate and other overhead expenses. Funds used by Opco to satisfy its distribution obligations will not be available for reinvestment in our business. Further, Archaea’s ability to make distributions may be limited to the extent Opco and its subsidiaries are limited in their ability to make these and other distributions to Archaea, including due to the restrictions under the Company’s financing arrangements. To the extent that Archaea needs funds and Opco or its subsidiaries are restricted from making such distributions under applicable law or regulation or under the terms of their financing arrangements, or are otherwise unable to provide such funds, it could materially adversely affect our liquidity and financial condition. If Opco does not distribute sufficient funds to Archaea to pay its taxes or other liabilities, Archaea may default on contractual obligations or have to borrow additional funds. In the event that Archaea is required to borrow additional funds, it could adversely affect its liquidity and subject Archaea to additional restrictions imposed by lenders.

Archaea anticipates that the distributions received from Opco may, in certain periods, exceed its actual tax liabilities and other financial obligations. The Board of Directors, in its sole discretion, will make any determination from time to time with respect to the use of any such excess cash so accumulated. Archaea will have no obligation to distribute such cash (or other available cash other than any declared dividend) to its stockholders.

In addition, the up-C structure confers certain benefits upon the members of Opco that will not benefit the holders of Class A Common Stock to the same extent as it will benefit the Opco members. If Opco makes distributions to Archaea, the Opco members will be entitled to receive equivalent distributions from Opco on a pro rata basis. However, because Archaea must pay taxes, amounts ultimately distributed as dividends, if any in the future, to holders of Class A Common Stock are expected to be less on a per share basis than the amounts distributed by Opco to its members on a per unit basis. This and other aspects of the up-C structure may adversely impact the future trading market for the Class A Common Stock.

Future sales of equity, or the perception of future sales of equity, by the Company or its stockholders in the public market could cause the market price for the Class A Common Stock to decline.

The sale of shares of Class A Common Stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of Class A Common Stock. These sales, or the possibility that these sales may occur, also might make it more difficult for the Company to sell equity securities in the future at a time and at a price that it deems appropriate.

Pursuant to the redemption right, holders of Opco Class A units (other than Archaea), subject to certain limitations, may redeem Opco Class A units and a corresponding number of shares of Class B Common Stock for shares of Class A Common Stock on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and may sell any of such shares of Class A Common Stock.

Pursuant to the terms of the Stockholders Agreement, the Aria Holders were subject to a 180-day lock-up period on transferring their equity interests in RAC, while the Legacy Archaea Holders are subject to a lock-up period ranging from one to two years following the Closing. Additional data and discussion are provided in “Note 4 — Business Combinations and Reverse Recapitalization” to Archaea’s audited consolidated financial statements included elsewhere in this prospectus. The lock-up restrictions applicable to the Aria Holders were subject to early expiration based on the per share trading price of Class A Common Stock as set forth in the Stockholders Agreement, and early expiration of the Aria Holders lock-up period concluded in November 2021. In the case of the Class B Common Stock and related Opco Class A units held by RAC’s former officers and directors and their affiliates, these shares were also subject to a lock-up period that expired in March 2022 as a result of the closing price of the Class A Common Stock equaling or exceeding $12.00 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), for 20 trading days within any 30 trading day period following the 150th day following the Closing Date.

Upon the expiration or waiver of the lock-ups described above, shares held by such persons will be eligible for resale, subject to volume, manner of sale and other limitations under Rule 144 under the Securities Act (“Rule 144”), when such rule becomes applicable to the Company, or pursuant to the registration statement of which this prospectus forms a part. By selling a large number of shares or being perceived by the market as intending to sell a large number of shares, the prevailing market price of the Class A Common Stock could decline.

In addition, 11.3 million shares of Class A Common Stock have been reserved for issuance under the Archaea Energy Inc. 2021 Omnibus Incentive Plan (the “Incentive Plan”), which represented approximately 10% of the shares of Common Stock that was outstanding following the consummation of the Business Combinations and which is subject to annual increase as provided in the Incentive Plan. When issued, these shares will be available for sale in the open market, subject to provisions relating to various vesting requirements and, in some cases, limitations on volume and manner of sale applicable to affiliates under Rule 144.

In the future, we may also issue securities in connection with investments or acquisitions. The amount of shares of Common Stock issued in connection with an investment or acquisition could constitute a material portion of our then-outstanding shares of Common Stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to our stockholders.

The market price of the Offered Securities may be volatile.

Fluctuations in the price of the Company’s securities could contribute to the loss of all or part of your investment. Prior to the Closing, there was not a public market for the stock of either of the Companies. Accordingly, the valuation ascribed to the Company in the Business Combinations may not be indicative of the price that will prevail in the trading market following the Closing.

If an active market for the Company’s securities develops and continues, the trading price of the Company’s securities could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Price volatility may be greater if the public float and/or trading volume of the Class A Common Stock is low.

Any of the factors listed below could have a material adverse effect on your investment in our securities and the Company’s securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of the Company’s securities may not recover and may experience a further decline. Factors affecting the trading price of the Company’s securities may include:

•        actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to the Company;

•        changes in the market’s expectations about the Company’s operating results;

•        success of competitors;

•        lack of adjacent competitors;

•        the Company’s operating results failing to meet the expectation of securities analysts or investors in a particular period;

•        changes in financial estimates and recommendations by securities analysts concerning the Company or the industries in which the Company operates in general;

•        operating and stock price performance of other companies that investors deem comparable to the Company;

•        announcements by the Company or its competitors of significant contracts, acquisitions, joint ventures, other strategic relationships or capital commitments;

•        changes in laws and regulations affecting the Company’s business;

•        commencement of, or involvement in, litigation involving the Company;

•        changes in the Company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

•        the volume of shares of Class A Common Stock available for public sale;

•        any significant change in the Board or management;

•        sales of substantial amounts of Common Stock by our directors, executive officers or significant stockholders or the perception that such sales could occur;

•        general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism; and

•        changes in accounting standards, policies, guidelines, interpretations or principles.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and the NYSE have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected.

In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If the Company is involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from the Company’s business regardless of the outcome of such litigation.

If the benefits of the Business Combinations, other acquisitions and strategic transactions do not meet the expectations of financial analysts, the market price of the Class A Common Stock may decline.

The market price of the Class A Common Stock may decline if the Company does not achieve the perceived benefits of the Business Combinations, the INGENCO acquisition, the Lightning JV or other future acquisitions and strategic transactions as rapidly as financial analysts expect or if the effect of such transactions on the Company’s financial results is not consistent with the expectations of financial analysts. Accordingly, holders of Class A Common Stock may experience a loss as a result of a decline in the market price of the Class A Common Stock. In addition, a decline in the market price of Class A Common Stock could adversely affect the Company’s ability to issue additional securities and to obtain additional financing in the future.

The NYSE may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in its securities and subject the Company to additional trading restrictions.

Currently, the Class A Common Stock are traded on the NYSE. However, we cannot assure you that the Class A Common Stock will continue to be listed on the NYSE in the future. In order to continue listing its securities on the NYSE, the Company is required to maintain certain financial, distribution and stock price levels. Generally, the Company is required to maintain a minimum market capitalization (generally $50,000,000) and a minimum number of holders of its securities (generally 300 public holders).

If the NYSE delists the Class A Common Stock from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect the Class A Common Stock could be quoted on an over-the-counter market. If this were to occur, the Company could face significant material adverse consequences, including:

•        a limited availability of market quotations for the Class A Common Stock;

•        reduced liquidity for the Class A Common Stock;

•        a determination that the Class A Common Stock is a “penny stock,” which will require brokers trading in the Class A Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for the Class A Common Stock;

•        a limited amount of news and analyst coverage; and

•        a decreased ability to issue additional shares of Class A Common Stock or other securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Since the Class A Common Stock are listed on the NYSE, it is a covered security. If the Company is no longer listed on the NYSE, its securities would not be covered securities and it would be subject to regulation in each state in which it offers its securities.

Because there are no current plans to pay cash dividends on the Common Stock for the foreseeable future, you may not receive any return on investment unless you sell your Class A Common Stock for a price greater than that which you paid for it.

We intend to retain future earnings, if any, for future operations, expansion and debt repayment, and there are no current plans to pay any cash dividends for the foreseeable future. The declaration, amount and payment of any future dividends on shares of Common Stock will be at the sole discretion of the Board, which may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions, implications on the payment of dividends by the Company to its stockholders or by its subsidiaries to it and such other factors as the Board may deem relevant. In addition, our ability to pay dividends is limited by covenants of any indebtedness it incurs or has incurred. As a result, you may not receive any return on an investment in the Class A Common Stock unless you sell your shares of Class A Common Stock for a price greater than that which you paid for it.

If securities analysts do not publish research or reports about our business or if they downgrade the Class A Common Stock or our sector, the price and trading volume of the Class A Common Stock could decline.

The trading market for the Class A Common Stock relies in part on the research and reports that industry or financial analysts publish about the Company or its business. We do not control these analysts. In addition, some financial analysts may have limited expertise with our operations. Furthermore, if one or more of the analysts who do cover us downgrade our stock or industry, or the stock of any of our competitors, or publish inaccurate or unfavorable research about our business, the Class A Common Stock price could decline. If one or more of these analysts ceases coverage of the Company or fails to publish reports on it regularly, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline.

Once no longer held by the Sponsor, Atlas or their permitted transferees, we may redeem unexpired Private Placement Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your Private Placement Warrants worthless or otherwise causing you to exercise or sell your Private Placement Warrants in a manner disadvantageous to you.

Once a Private Placement Warrant is no longer held by the Sponsor, Atlas or their permitted transferees, we have the ability to redeem such warrant at any time prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of our Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we give proper notice of such redemption and provided certain other conditions are met. If and when Private Placement Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. If we call Private Placement Warrants for redemption for cash as described above, our management will have the option to require all holders of such warrants that wish to exercise Private Placement Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering Private Placement Warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Private Placement Warrants, multiplied by the difference between the exercise price of the Private Placement Warrants and the “fair market value” (as defined in the following sentence) by (y) the fair market value. The “fair market value” of our shares of Class A Common Stock shall mean the volume weighted average price of our shares of Class A Common Stock as reported during the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the Private Placement Warrants; however, in no event will the Private Placement Warrants be exercisable in connection with this redemption feature for more than 0.361 shares of Class A Common Stock per Warrant (subject to adjustment).

In addition, once a Private Placement Warrant is no longer held by the Sponsor, Atlas or their permitted transferees, we may redeem such warrants at any time prior to their expiration at a price of $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption, provided that holders of such warrants will be able to exercise their warrants prior to redemption for a number of shares of our Class A Common Stock determined based on the redemption date and the fair market value of our Class A Common Stock, if, and only if, the last reported sale price of our Class A Common Stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like) on the trading day prior to the date we send the notice of redemption to the applicable warrantholders. Please see “Description of Securities — Warrants.” Any such redemption may have similar consequences to a cash redemption described above.

Redemption of your Private Placement Warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. In addition, the value received upon exercise of the Private Placement Warrants may be less than the value you would have received if you had exercised your warrants at a later time where the underlying stock price is higher and, in the event of cashless exercise, may not compensate you for the value of the warrants because the number of shares of Class A Common Stock received is capped at 0.361 shares of Class A Common Stock per warrant (subject to adjustment).

None of the Private Placement Warrants will be redeemable by us so long as they are held by the Sponsor, Atlas or their permitted transferees.

We may amend the terms of the Private Placement Warrants in a manner that may be adverse to warrantholders. As a result, the exercise price of your Private Placement Warrants could be increased, the Private Placement Warrants could be converted into cash or stock (at a ratio different than initially provided), the exercise period could be shortened and the number of shares of Class A Common Stock purchasable upon exercise of a Private Placement Warrant could be decreased, all without the approval of a warrantholder.

The Warrant Agreement provides that any modifications or amendments to the terms of the Private Placement Warrants shall require the vote or written consent of the registered holders of 50% of the-then outstanding Private Placement Warrants. Accordingly, we may amend the terms of the Private Placement Warrants in a manner adverse to a holder thereof if holders of at least 50% of the then-outstanding Private Placement Warrants approve of such amendment. Although our ability to amend the terms of the Private Placement Warrants with such consent is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the Private Placement Warrants, convert the Private Placement Warrants into cash or stock (at a ratio different than initially provided), shorten the exercise period or decrease the number of shares of our Class A Common Stock purchasable upon exercise of a Private Placement Warrant.

Our ability to require holders of the Private Placement Warrants, once no longer held by the Sponsor, Atlas or their permitted transferees, to exercise their warrants on a cashless basis after we call the warrants for redemption or if there is no effective registration statement covering the Class A Common Stock issuable upon exercise of these Warrants will cause holders to receive fewer shares of Class A Common Stock upon their exercise of the warrants than they would have received had they been able to pay the exercise price of their Warrants in cash.

With respect to Private Placement Warrants that are no longer held by the Sponsor, Atlas or their permitted transferees, if the shares of Class A Common Stock are at the time of any exercise of such warrant not listed on a national securities exchange such that the shares of Class A Common Stock satisfy the definition of a “covered security” under Section 18(b)(I) of the Securities Act, we may, at our option, require holders of such warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. “Cashless exercise” means the warrantholder pays the exercise price by giving up some of the shares for which the warrant is being exercised, with those shares valued at the then current market price. Accordingly, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (as defined in the following sentence) by (y) the fair market value. The “fair market value” shall mean volume weighted average price of our Class A Common Stock as reported during 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

If we choose to require holders to exercise their warrants on a cashless basis, which we may do at our sole discretion (to the extent the holders are not the Sponsor, Atlas or their permitted transferees), or if holders elect to do so, the number of shares of Class A Common Stock received by a holder upon exercise will be fewer than it would have been had such holder exercised their warrants for cash. For example, if the holder is exercising 875 Private Placement Warrants at $11.50 per share through a cashless exercise when the shares of Class A Common Stock have a fair market value per share of $17.50 per share, then upon the cashless exercise, the holder will receive 300 shares of Class A Common Stock, whereas the holder would have received 875 shares of Class A Common Stock if the exercise price was paid in cash. This will have the effect of reducing the potential upside of the holder’s investment because the holder will hold a smaller number of shares of Class A Common Stock upon a cashless exercise of the Private Placement Warrants they hold.

Anti-takeover provisions in our charter and bylaws could delay or prevent a change of control.

Certain provisions in our charter and bylaws may have an anti-takeover effect and may delay, defer or prevent a merger, acquisition, tender offer, takeover attempt or other change of control transaction that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by the Company’s stockholders.

These provisions, among other things:

•        establish a staggered board of directors divided into three classes serving staggered three-year terms, such that not all members of the Board will be elected at one time;

•        authorize the Board to issue new series of preferred stock without stockholder approval and create, subject to applicable law, a series of preferred stock with preferential rights to dividends or our assets upon liquidation, or with superior voting rights to the existing Common Stock;

•        eliminate the ability of stockholders to call special meetings of stockholders;

•        eliminate the ability of stockholders to fill vacancies on the Board;

•        establish advance notice requirements for nominations for election to the Board or for proposing matters that can be acted upon by stockholders at annual stockholder meetings;

•        permit the Board to establish the number of directors;

•        provide that the Board is expressly authorized to make, alter or repeal our bylaws;

•        provide that stockholders can remove directors only for cause; and

•        limit the jurisdictions in which certain stockholder litigation may be brought.

These anti-takeover provisions could make it more difficult for a third-party to acquire the Company, even if the third party’s offer may be considered beneficial by many of the Company’s stockholders. As a result, the Company’s stockholders may be limited in their ability to obtain a premium for their shares. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and to cause the Company to take other corporate actions you desire.

Our charter designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

Our charter provides that, that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum, to the fullest extent permitted by law, for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a breach of a fiduciary duty owed by any director, officer or other employee to us or our stockholders, (iii) any action asserting a claim against us or any director, officer, or other employee arising pursuant to the General Corporation Law of the State of Delaware (the “DGCL”), (iv) any action to interpret, apply, enforce or determine the validity of our charter or bylaws, or (v) any other action asserting a claim that is governed by the internal affairs doctrine, shall be the Court of Chancery of the State of Delaware (or another state court or the federal court located within the State of Delaware if the Court of Chancery does not have or declines to accept jurisdiction), in all cases subject to the court’s having jurisdiction over indispensable parties named as defendants. In addition, our charter provides that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act but that the forum selection provision will not apply to claims brought to enforce a duty or liability created by the Exchange Act. Although we believe these provisions benefit the Company by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or our directors and officers. Alternatively, if a court were to find the choice of forum provision contained in our charter to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, financial condition, and operating results. For example, under the Securities Act, federal courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring any interest in the Company’s capital stock shall be deemed to have notice of and consented to this exclusive forum provision, but will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Our failure to timely and effectively implement controls and procedures required by Section 404(a) of the Sarbanes-Oxley could have a material adverse effect on our business.

We will be required in the future to provide management’s attestation on internal controls in accordance with applicable SEC guidance. The standards required for a public company under Section 404(a) of the Sarbanes-Oxley Act are significantly more stringent than those required of the Companies when they were privately-held companies. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that are applicable following the Closing. If the Company is not able to implement the additional requirements of Section 404(a) in a timely manner or with adequate compliance, it may not be able to assess whether its internal controls over financial reporting are effective, which may subject it to adverse regulatory consequences and could harm investor confidence and the market price of its securities.

Effective December 31, 2022, we will be a large accelerated filer and no longer qualify as a smaller reporting company or emerging growth company, which will increase our costs and demands on management.

Based on the Company’s aggregate worldwide market value of voting and non-voting common equity held by non-affiliates as of June 30, 2022, the Company will become a “large accelerated filer” and lose smaller reporting company and emerging growth company status on December 31, 2022. Due to this upcoming transition, we are devoting significant time and efforts to implement and comply with the additional standards, rules and regulations that will apply to us upon becoming a large accelerated filer and losing our smaller reporting company and emerging growth company status, diverting such time from the day-to-day conduct of our business operations. Compliance with the additional requirements of being a large accelerated filer will also increase our legal, accounting and financial compliance costs.

As a smaller reporting company and an emerging growth company, we have availed ourselves of the exemption from the requirement that our independent registered public accounting firm attest to the effectiveness of our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002. However, we may no longer avail ourselves of this exemption when we become a large accelerated filer and our independent registered public accounting firm will be required to formally attest to the effectiveness of our internal control over financial reporting in our Annual Report on Form 10-K for the year ending December 31, 2022. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our internal control over financial reporting is documented, designed, or operating. Due to the complexity and logistical difficulty of implementing the standards, rules and regulations that apply to non-emerging growth companies on an accelerated timeframe, there is an increased risk that we may be found to be in non-compliance with such standards, rules and regulations or to have significant deficiencies or material weaknesses in our internal controls over financial reporting. Any failure to maintain effective disclosure controls and internal control over financial reporting could materially and adversely affect our business, results of operations, and financial condition and could cause a decline in the trading price of our Class A Common Stock.

We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our Common Stock held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

USE OF PROCEEDS

All of the shares of Class A Common Stock and Private Placement Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Securityholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Securityholders in disposing of their shares of Class A Common Stock and Private Placement Warrants, and we will bear all other costs, fees and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.

We will receive any proceeds from the exercise of the Private Placement Warrants for cash, but not from the sale of the shares of Class A Common Stock issuable upon exercise. We will receive up to an aggregate of approximately $75.2 million from the exercise of the outstanding Private Placement Warrants, assuming the exercise in full of all outstanding Private Placement Warrants for cash. We expect to use the net proceeds from the exercise of the Private Placement Warrants for general corporate purposes, which may include acquisitions and other business opportunities and the repayment of indebtedness. Our management will have broad discretion over the use of proceeds from the exercise of the Private Placement Warrants.

There is no assurance that the holders of the Private Placement Warrants will elect to exercise any or all of the Private Placement Warrants. To the extent that the Private Placement Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Private Placement Warrants will decrease.

MARKET PRICE OF THE CLASS A COMMON STOCK AND DIVIDENDS

Market Price of the Class A Common Stock

The Class A Common Stock is listed on the NYSE under the symbol “LFG.”

On August 23, 2022, the last sale price of the Class A Common Stock as reported on the NYSE was $19.44 per share.

As of July 15, 2022, there were 80,717,757 shares of Class A Common Stock outstanding held of record by 81 holders, 39,060,418 shares of Class B Common Stock outstanding held of record by 29 holders and warrants to purchase 6,536,601 shares of Class A Common Stock outstanding held of record by 14 holders. The number of record holders does not include The Depository Trust Company participants or beneficial owners holding shares through nominee names.

Dividend Policy

We have never paid any cash dividends on the Common Stock. The payment of cash dividends in the future will be dependent upon revenues and earnings, if any, capital requirements and general financial condition from time to time. The payment of any cash dividends will be within the discretion of our Board. It is presently expected that we will retain all earnings for use in our business operations and, accordingly, it is not expected that our Board will declare any dividends in the foreseeable future.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Unless otherwise expressly stated or defined or unless the context otherwise requires, defined terms included below have the same meaning as terms defined and included elsewhere in the prospectus.

The following unaudited pro forma condensed combined financial information is provided to aid you in your analysis of the financial aspects of the Business Combinations, the PIPE Financing, certain financing transactions to fund the Business Combinations and subsequent operations (the “Financing Transactions”) and certain other adjustments as described in the notes to unaudited pro forma condensed combined financial information below (collectively, the “Pro Forma Adjustments”).

On September 15, 2021, RAC completed the Business Combinations to acquire Legacy Archaea and Aria. Following the closing of the Business Combinations, RAC changed its name from “Rice Acquisition Corp.” to “Archaea Energy Inc.,” also referred to herein as the “Company.” Rice Acquisitions Holdings LLC was renamed “LFG Acquisition Holdings LLC,” also referred to herein as “Opco.” In connection with the Business Combinations closing, the Company completed a private placement of 29,166,667 shares of Class A Common Stock and 250,000 warrants (each warrant exercisable for one share of Class A Common Stock at a price of $11.50) for gross proceeds of $300 million.

The Company and Opco issued 33.4 million Opco Class A units and 33.4 million shares of Class B Common Stock at the Closing Date to the Legacy Archaea Holders to acquire Legacy Archaea. Aria was acquired for total initial consideration of $863.1 million, subject to certain future adjustments set forth in the Aria Merger Agreement. The Aria Closing Merger Consideration consisted of cash consideration of $377.1 million paid to Aria Holders, equity consideration in the form of 23.0 million newly issued Opco Class A units and 23.0 million newly issued shares of Class B Common Stock and $91.1 million for repayment of Aria debt.

The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 has been prepared to give effect to the Aria Merger. This unaudited pro forma condensed combined statement of operations is derived from the historical consolidated financial statements of the Company and Aria. This statement of operations has been adjusted as described in the notes to the unaudited pro forma condensed combined statement of operations. Please see the Company’s consolidated balance sheet as of December 31, 2021 included elsewhere in this prospectus.

The Company has prepared the unaudited pro forma combined condensed statement of operations based on available information using assumptions that it believes are reasonable. These pro forma financial statements are being provided for informational purposes only and do not claim to represent the Company’s actual results of operations had the Aria Merger occurred on the date specified, January 1, 2021, nor do they project the Company’s results of operations or financial position for any future period or date. The actual results reported by the Combined Company in periods following the Aria Merger may differ significantly from those presented in the unaudited pro forma combined condensed statement of operations for a number of reasons. The pro forma financial statement of operations does not account for the cost of any synergies resulting from the Aria Merger or other costs relating to the integration of the Companies.

The unaudited pro forma combined condensed statement of operations was prepared using the acquisition method of accounting as outlined in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations, with the Company considered the acquiring company. Based on the acquisition method of accounting, the consideration paid for Aria is allocated to its assets and liabilities based on their fair value as of the date of the completion of the Aria Merger. The purchase price allocation and valuation is based on preliminary estimates, subject to final adjustments and provided for informational purposes only.

This unaudited pro forma combined condensed statement of operations should be read in conjunction with the Company’s consolidated financial statements and accompanying notes as well as Aria’s consolidated financial statements for period from January 1, 2021 to September 14, 2021 and accompanying notes, which are included elsewhere in this prospectus.

Unaudited Pro Forma Condensed Combined Statement of Operations

	Year Ended December 31, 2021
(in thousands, except shares and per share data)	Archaea Energy Inc.		Aria (Historical)		Proforma Adjustments		Proforma Combined
Total Revenues and Other Income	$77,126		$117,589		$11,043	(a)	$205,758
Equity Investment Income, Net	5,653		19,777		(7,451)	(b)	17,979
Cost of Sales
Cost of revenue	46,488		56,321		6,592	(c)	109,401
Depreciation, amortization and accretion	16,025		15,948		12,860	(d)	44,833
Total Cost of Sales	62,513		72,269		19,452		154,234
Gain on disposal of assets	—		(1,347)		—		(1,347)
Merger related costs	3,045	(e)	19,624	(e)	—		22,669	(e)
General and administrative expenses	40,782		14,113		—		54,895
Operating Income (Loss)	(23,561)		32,707		(15,860)		(6,714)
Other Income (Expense)
Interest expense, net	(4,797)		(10,729)		(7,623)	(f)	(23,149)
Gain (loss) on derivative contracts	(3,727)		1,129		(107,565)	(g)	(110,163)
Gain on extinguishment of debt	—		61,411	(h)	—		61,411	(h)
Other income (expense)	1,164		2		—		1,166
Total Other Income (Expense)	(7,360)		51,813		(115,188)		(70,735)
Income (Loss) Before Income Taxes	(30,921)		84,520		(131,048)		(77,449)
Income tax benefit	—		—		—		—
Net Income (Loss)	(30,921)		84,520		(131,048)		(77,449)
Net income (loss) attributable to nonredeemable noncontrolling interests	(712)		289		—		(423)
Net income (loss) attributable to redeemable noncontrolling interests and Class A Common Stock	$(30,209)		$84,231		$(131,048)		$(77,026)
Net income (loss) attributable to redeemable noncontrolling interests							(41,104)
Net income (loss) attributable to Class A Common Stock							$(35,922)
Net income (loss) per Class A common share:
Net income (loss) – basic and diluted							$(0.67)
Weighted average shares of Class A Common Stock outstanding:
Basic and diluted	56,465,786		—		(2,553,117)	(i)	53,912,669

See accompanying Notes to Unaudited Pro Forma Condensed Combined Statement of Operations.

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations

Note 1 — Basis of Presentation

The unaudited pro forma combined statement of operations for the year ended December 31, 2021 combines the historical consolidated statement of operations of the Company and Aria and has been prepared as if the Aria Merger closed on January 1, 2021. The unaudited pro forma condensed combined statement of operations has also been adjusted to give effect to pro forma events that are directly attributable to the Aria Merger, factually supportable and expected to have a continuing impact on the combined results. We have included the impacts of the change in fair value of the warrants associated with the Company’s reverse merger with RAC. Other revenues and costs incurred by RAC during 2021 were not material to the pro forma condensed statement of operations and have not been included.

The Aria Merger was accounted for under the acquisition method of accounting in accordance with ASC 805, Business Combinations. Under the acquisition method, the Company determines and allocates the purchase price of Aria to the tangible and intangible assets acquired and the liabilities assumed as of the date of acquisition at fair value. Fair value may be estimated using comparable market data, a discounted cash flow method or a combination of the two. In the discounted cash flow method, estimated future cash flows are based on management’s expectations for the future and can include estimates of future biogas production, commodity prices, operating and development costs and a risk-adjusted discount rate.

The Company uses its best estimates and assumptions as part of the purchase price allocation process to accurately value assets acquired and liabilities assumed at the acquisition date, and these estimates and assumptions are inherently uncertain and subject to refinement during the measurement period not to exceed one year from the acquisition date.

These pro forma financial statements are being provided for informational purposes only and do not claim to represent the Company’s actual results of operations had the Aria Merger occurred on the date specified nor do they project the Company’s results of operations for any future period or date. The actual results reported by the Combined Company in periods following the Aria Merger may differ significantly from this unaudited pro forma combined condensed statement of operations for a number of reasons. The pro forma statement of operations does not account for the cost of any restructuring activities or synergies resulting from the Aria Merger or other costs relating to the integration of the two Companies.

Note 2 — The Business Combination

Aria was acquired to complement Archaea’s existing RNG assets and for its operational expertise in the renewable gas industry. Aria was determined to be a variable interest entity (“VIE”) immediately prior to the Business Combinations. As a result of the Business Combinations, the Company became the primary beneficiary of Aria. The Aria Closing Merger Consideration consisted of both cash consideration and consideration in the form of newly issued Opco Class A units and newly issued shares of the Class B Common Stock. The cash component of the Aria Closing Merger Consideration paid upon Closing was $377.1 million paid to Aria Holders, subject to certain future adjustments set forth in the Aria Merger Agreement, and $91.1 million for repayment of Aria debt. The remainder of the Aria Closing Merger Consideration consisted of 23.0 million Opco Class A units and 23.0 million shares of Class B Common Stock.

Total consideration was determined to be as follows:

(in thousands)	At September 15, 2021
Opco Class A units (and corresponding shares of Class B Common Stock)	$394,910
Cash consideration	377,122
Repayment of Aria debt at Closing	91,115
Total purchase price consideration	$863,147

The Aria Merger represented an acquisition of a business and was accounted for using the acquisition method, whereby all of the assets acquired and liabilities assumed were recognized at their fair value on the acquisition date, with any excess of the purchase price over the estimated fair value recorded as goodwill. Certain data to complete the purchase price allocation is not yet available, including, but not limited to, final appraisals of certain assets acquired and liabilities assumed and tax calculations. The Company will finalize the purchase price allocation during the 12-month period following the Closing, during which time the value of the assets and liabilities may be revised as appropriate. The following table sets forth the preliminary allocation of the Aria Closing Merger Consideration.

(in thousands)	As of September 15, 2021
Fair value of assets acquired
Cash and cash equivalents	$4,903
Account receivable, net	27,331
Inventory	9,015
Prepaid expenses and other current assets	3,834
Property, plant and equipment, net	126,463
Intangible assets, net	607,610
Equity method investments	243,128
Other non-current assets	861
Goodwill	26,457
Amount attributable to assets acquired	$1,049,602

Fair value of liabilities assumed
Accounts payable	$2,760
Accrued and other current liabilities	26,496
Below-market contracts	146,990
Other long-term liabilities	10,209
Amount attributable to liabilities assumed	186,455
Net assets acquired	863,147
Total Aria Merger consideration	$863,147

The goodwill is primarily attributable to the expected synergies Archaea believes will be created as a result of the Combined Companies, the ability to enhance Aria’s current RNG production facilities and the ability to convert certain of Aria’s electricity production facilities to RNG production facilities. We expect a majority, if not all, of the goodwill to be assigned to the RNG reporting unit upon finalizing the purchase price allocation. Due to the existence of cumulative losses, no deferred taxes are recorded for the Aria Merger transaction.

Note 3 — Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed statement of operations are as follows:

(a)     Reflects the adjustment of historical Aria out of market contract amortization as well as amortization totaling $11.8 million for contracts that were determined to be below market value for the purchase price allocation.

(b)    Represents the adjustment of basis difference between the Company’s share of investee equity and the fair value of the investment recognized for the purchase price allocation including amortization of $10.5 million.

(c)     Reflects the adjustment of historical Aria out of market contract amortization as well as amortization totaling $6.7 million for contracts that were determined to be above market value for the purchase price allocation.

(d)    Represents estimated additional depreciation of property, plant and equipment and additional amortization of biogas rights as a result of the purchase price allocation.

(e)     Represents certain transactions costs directly incurred as part of the Aria Merger that are not expected to be recurring in nature and costs related to the Company’s reverse merger with RAC. These costs are included in the pro forma results.

(f)     Represents additional interest expense as result of additional borrowings totaling $220 million to refinance Aria’s debt balance as of December 31, 2020 at an effective rate of 3.5%. The Company assumed the remaining cash consideration was financed through its reverse recapitalization with RAC. The Company assumed there would be no additional interest capitalized for the period presented.

(g)    Represents the change in value of the warrants for the period from January 1, 2021 through September 14, 2021. Changes in fair value from September 15, 2021 through December 31, 2021 are included under Archaea Energy Inc.

(h)    Represents the gain on extinguishment of debt associated with the forgiveness of debt as part of Aria’s sale of its 100% interest in LES Project Holdings, LLC in June 2021.

(i)     Represents the impact to the weighted average shares of Class A Common Stock outstanding to adjust for the September 15, 2021 Class A Common Stock to be treated as outstanding beginning January 1, 2021.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Overview

Archaea is one of the largest RNG producers in the U.S., with an industry-leading RNG platform primarily focused on capturing and converting waste emissions from landfills and livestock farms into low-carbon RNG and electricity. As of June 30, 2022, the Company owns, through wholly-owned entities or joint ventures, a diversified portfolio of 32 LFG recovery and processing projects across 18 states, including 13 operated projects that produce pipeline-quality RNG and 19 LFG to renewable electricity production facilities.

Archaea develops, designs, constructs and operates RNG facilities. We have entered into long-term agreements with biogas site hosts which give us the rights to utilize gas produced at their sites and to construct and operate facilities on their sites to produce RNG and renewable electricity. As of July 31, 2022, Archaea’s development backlog includes 88 cumulative projects, including planned optimizations of certain operating RNG facilities over time and opportunities to build new RNG facilities on sites with existing renewable electricity facilities and on greenfield sites.

Our differentiated commercial strategy is focused on selling the majority of our RNG volumes under long-term, fixed-price contracts to creditworthy partners, including utilities, corporations and universities, helping these entities reduce GHG emissions and achieve decarbonization goals while utilizing their existing gas infrastructure. We seek to mitigate our exposure to commodity and Environmental Attribute pricing volatility by selling a majority of our RNG and related Environmental Attributes under long-term fixed-price contracts which are designed to provide revenue certainty.

We have long-term off-take contracts with creditworthy counterparties for the sale of RNG and related Environmental Attributes. Certain long-term off-take contracts were accounted for as operating leases prior to January 1, 2022 and have no minimum lease payments. The rental income under these leases was recorded as revenue when the RNG was delivered to the customer. RNG not covered by off-take contracts is sold under short-term market-based contracts. When the performance obligation is satisfied through the delivery of RNG to the customer, revenue is recognized. We usually receive payments from the sale of RNG production within one month after delivery.

We also earn revenue by selling RINs, which are generated when producing and selling RNG as transportation fuel. These RINs are able to be separated and sold independently from the RNG produced. When the RNG and RIN are sold on a bundled basis under the same contract, revenue is recognized when the RNG is produced and the RNG and associated RINs are transferred to a third party. The remaining RIN sales are under a combination of short-term spot price contracts and forward sold fixed-price contracts independent from RNG sales, and revenue is recognized upon transfer of control to a third-party customer. We also generate and sell LCFS credits at some of our RNG projects through off-take contracts similar to RINs. LCFS is state level program administered by the CARB. LCFS credits are generated as the RNG is sold as vehicle fuel in California.

There is a general lag in the generation and sale of RINs and LCFS credits subsequent to a facility being placed into operation. While each new facility is eligible to register under the federal RFS upon initial production and pipeline injection, Archaea has external parties certify its plants under the EPA’s voluntary QAP in order to maximize the value of its D3 RINs. The initial QAP review generally requires evaluation of up to 90 days of operational data prior to achieving Q-RIN status. Once registration is obtained from the EPA and Q-RIN status achieved, Archaea can generate qualified RINs. RINs are generated monthly for the previous month’s production. Quarterly and annual reports are required to maintain RFS registration and Q-RIN status for each facility.

LCFS registration requires a minimum of 90 days operational data for a provisional fuel pathway application. Following the application submission, there is a mandatory third-party validation period ranging from three to six months. During this time, LCFS credits can be generated for the facility using a temporary CI score, which is typically higher than the expected certified CI for our facilities. Following successful fuel pathway validation, the facility is eligible to generate LCFS credits using the new provisional CI score. LCFS credits are generated on a quarterly basis for the previous quarter of production. Credits are then available to be sold. Quarterly and annual reports are required to maintain LCFS registration and certified CI for each facility.

Our Segments

The Company reports segment information in two segments: RNG and Power. Prior to the Business Combinations, the Company managed RNG as its primary business operations, which is to construct and develop biogas facilities on landfill sites for production of RNG. Our Power segment generates revenue by selling renewable electricity and associated Environmental Attributes. We expect our future long-term growth to be driven primarily by additional projects within the RNG segment, and we expect to build new RNG facilities on the majority of our sites with existing LFG to renewable electricity projects over time.

In addition, we hold interests in other entities that are accounted for using the equity method of accounting, including Mavrix, which owns and operates five separate RNG facilities, and Saturn Renewables, LLC, which owns gas rights at two landfills, both of which are included in the RNG segment, as well as the Sunshine electric project included in the Power segment.

The Business Combinations

On September 15, 2021, RAC completed the Business Combinations to acquire Legacy Archaea and Aria. Following the Closing, RAC changed its name from “Rice Acquisition Corp.” to “Archaea Energy Inc.,” and Rice Acquisitions Holdings LLC was renamed “LFG Acquisition Holdings LLC” (also referred to herein as “Opco”).

The Company and Opco issued 33.4 million Opco Class A units and 33.4 million shares of Class B Common Stock on the Closing Date to the Legacy Archaea Holders to acquire Legacy Archaea. Aria was acquired for total initial consideration of $863.1 million, which was reduced by $1.9 million in March 2022 for the final adjustment under the terms set forth in the Aria Merger Agreement. The initial Aria Merger consideration consisted of cash consideration of $377.1 million paid to Aria Holders and equity consideration in the form of 23.0 million Opco Class A units and 23.0 million shares of Class B Common Stock. In addition, $91.1 million of Aria debt was repaid in connection with the Aria Merger.

Archaea has retained its “up-C” structure, whereby all of the equity interests in Aria and Archaea Energy are indirectly held by Opco and Archaea Energy Inc.’s only assets are its equity interests in Opco. The up-C structure allows the Legacy Archaea Holders, the Aria Holders and the Sponsor to retain their equity ownership through Opco, an entity that is classified as a partnership for U.S. federal income tax purposes, in the form of Opco Class A units, and provides potential future tax benefits for Archaea when those holders of Opco Class A units ultimately exchange their Opco Class A units and shares of Class B Common Stock for shares of Class A Common Stock. Opco is considered a VIE for accounting purposes, and the Company, as the sole managing member of Opco, is considered the primary beneficiary. As such, the Company consolidates Opco, and the unitholders that hold economic interests directly at Opco are presented as redeemable noncontrolling interests in the Company’s financial statements.

Holders of Opco Class A units (other than Archaea) have a redemption right, subject to certain limitations, to redeem Opco Class A units (and a corresponding number of shares of Class B Common Stock) for, at Opco’s option, (i) shares of Class A Common Stock on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, or (ii) a corresponding amount of cash.

Predecessor and Successor Reporting

Legacy Archaea is considered the accounting acquirer of the Business Combinations for accounting purposes, and the Archaea Merger represents a reverse merger and is accounted for as a reverse recapitalization in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Under this method of accounting, RAC is treated as the acquired company for financial reporting purposes. Accordingly, for accounting purposes, the Archaea Merger is treated as the equivalent of Legacy Archaea issuing shares for the net assets of RAC, accompanied by a recapitalization.

Legacy Archaea is considered the “Successor.” As such, the consolidated assets, liabilities and results of operations prior to the September 15, 2021 reverse recapitalization are those of Legacy Archaea (the accounting acquirer), and the Company’s consolidated financial statements include the assets, liabilities and results of operations of Aria beginning on September 15, 2021.

The Aria Merger represents a business combination in which Aria was determined to be the acquired company. Due to Aria’s historical operations compared to Legacy Archaea and the relative fair values, Aria was determined to be the “Predecessor.” As Predecessor, Aria’s historical financial statements have been included to enhance comparability for readers, and we have also included a discussion of the Aria’s operations, financial condition and changes in financial condition for the period January 1 to September 14, 2021 and the year ended December 31, 2020.

Factors Affecting the Comparability of Our Financial Results

Our results of operations will not be comparable to our Successor or our Predecessor’s historical results of operations for the reasons described below:

•        The Company’s results of operations and financial position may not be comparable to Legacy Archaea’s or Aria’s historical results as a result of the Business Combinations and the Company’s ongoing development activities. Our results prior to the closing of the Business Combinations on September 15, 2021 only include Legacy Archaea, the accounting acquirer, whereas our results beginning on September 15, 2021 include the combined operations of Archaea Energy and Aria as managed by the Company. In addition, both Legacy Archaea and Aria have experienced significant growth and expansion over the last two years, and the Company expects to continue to grow significantly through organic growth projects and acquisitions, including the INGENCO acquisition and the Lightning JV. In addition to significant growth and expansion in operations, the Company has raised a significant amount of capital through financing transactions to fund a portion of that growth, which may also impact the comparability of our historical results to our future results.

•        As a result of the Business Combinations and subsequent acquisitions, joint ventures and other transactions, the Company has hired and will need to hire additional personnel and implement procedures and processes to address expanded facilities, as well as public company regulatory requirements and customary practices. The Company expects to incur additional annual expenses as a public company that Legacy Archaea and Aria did not historically incur for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting and legal and administrative resources, including increased audit and legal fees.

•        As a corporation, the Company is subject to U.S. federal income and applicable state taxes to the extent it generates positive taxable income. Legacy Archaea and Aria and their subsidiaries (with the exception of one partially-owned subsidiary which filed income tax returns as a C corporation) are and were generally not subject to U.S. federal income tax at an entity level. Accordingly, the net income in Legacy Archaea and Aria’s historical financial statements does not reflect the full tax expense the Company would have incurred if it were subject to U.S. federal income tax at an entity level during such periods.

Recent Events

Amendments to Revolving Credit and Term Loan Agreement

On June 30, 2022, Archaea Energy Operating LLC (“Archaea Borrower”), a wholly owned indirect subsidiary of the Company, entered into the Second Amendment to Revolving Credit and Term Loan Agreement (the “Second Amendment”), with the financial institutions from time to time signatory thereto and Comerica Bank, as administrative agent, which amends the Revolving Credit and Term Loan Agreement, dated as of September 15, 2021 (the “Original Credit Agreement”), by and among Archaea Borrower, Comerica Bank, as administrative agent, and the financial institutions from time to time party thereto as lenders. The Original Credit Agreement provided for a senior secured term loan credit facility with an initial commitment of $220 million (the “Original Term Loan”) and a senior secured revolving credit facility with an initial commitment of $250 million (the “Original

Revolver” and, together with the Original Term Loan, the “Original Facilities”). The Second Amendment increases aggregate total commitment amounts under the Original Facilities by $630 million to $1.1 billion and provides for a $400 million senior secured term loan credit facility (the “Term Loan”) and a $700 million senior secured revolving credit facility (the “Revolver” and, together with the Term Loan, the “Amended Facilities”).

In addition, pursuant to the Second Amendment, the Original Credit Agreement was amended to, among other things, (i) permit the acquisition of all of the equity interests of INGENCO with debt proceeds, (ii) permit an unlimited amount of investments in pledged unlevered controlled joint ventures so long as the Credit Parties (as defined in the Second Amendment) are in pro forma compliance after such investment, (iii) increase the investment baskets for other joint venture agreements and excluded subsidiaries, (iv) provide unlimited cash netting on the Credit Parties’ total leverage ratio, subject to the terms and conditions set forth therein, and (v) provide grower baskets on the investments, indebtedness and liens covenants as a percentage of Adjusted Consolidated Net Tangible Assets (as defined in the Second Amendment).

Previously, on June 1, 2022, Comerica Bank, as administrative agent, entered into the First Amendment to Revolving Credit and Term Loan Agreement (the “First Amendment”) to amend the Original Credit Agreement to make certain benchmark replacement conforming changes to the benchmark rate after the occurrence of an early opt-in event to replace the London Inter-Bank Offered Rate (“LIBOR”) rate with Adjusted Term SOFR (as defined in the First Amendment).

Archaea Borrower has the ability, subject to certain conditions, to draw upon the Revolver on a revolving basis up to the amount of the Revolver then in effect. Amounts available under the Revolver are reduced by any amounts outstanding under letters of credit.

INGENCO Acquisition

On April 26, 2022, a wholly owned subsidiary of the Company, Archaea Infrastructure, LLC, entered into a definitive purchase and sale agreement (the “INGENCO Purchase Agreement”) to purchase INGENCO, which owned 14 LFG to renewable electricity facilities. The acquisition includes gas rights for the LFG to energy sites, which have a number of existing long-term agreements in place. The Company expects to build RNG facilities on 11 INGENCO sites over time. The consideration paid upon the July 2022 closing of the transaction was $230.5 million and was funded with cash on hand and borrowings under the Term Loan and Revolver.

Lightning JV

On May 5, 2022, the Company and Republic announced the formation of the Lightning JV to develop 39 RNG projects across the U.S. that will be located at various landfill sites owned or operated by Republic. The joint venture will develop and construct RNG facilities that will convert LFG into pipeline-quality RNG that can be used for a variety of applications.

Pursuant to the terms of the contribution agreement, dated May 4, 2022, a wholly owned subsidiary of the Company, Zeus Renewables LLC (“Zeus”), and a wholly owned subsidiary of Republic, Republic Services Renewable Energy, LLC (“Investco”), will contribute approximately $780 million and $300 million, respectively, over approximately five years to six years in exchange for newly issued limited liability company interests of the Lightning JV (the “Lightning JV Membership Interests”), with Zeus and Investco holding 60% and 40%, respectively, of the outstanding Lightning JV Membership Interests.

Pursuant to the terms of the contribution agreement, dated May 4, 2022 (the “Contribution Agreement”), a wholly owned subsidiary of the Company, Zeus Renewables LLC (“Zeus”), and a wholly owned subsidiary of Republic, Republic Services Renewable Energy, LLC (“Investco”), will contribute approximately $780 million and $300 million, respectively, over approximately five years to six years in exchange for newly issued limited liability company interests of the Lightning JV (the “Lightning JV Membership Interests”), with Zeus and Investco holding 60% and 40%, respectively, of the outstanding Lightning JV Membership Interests.

In July 2022, the Company made its initial capital contribution of $222.5 million to the Lightning JV, which was funded with borrowings under the Revolver. Concurrent with the funding, the Lightning JV paid $37.9 million to acquire an additional site (“Fort Wayne”) located in Fort Wayne, Indiana. The purchase of Fort Wayne includes the landfill gas rights to a Republic-owned landfill site and a medium-BTU facility.

Cash on hand from operations of the Lightning JV (less certain customary reserves) will be distributed quarterly to Zeus and Investco, as the members, in accordance with their membership percentages, and no later than 10 days following the final commercial operations date of all approved LFG projects (excluding any subsequently abandoned), the Lightning JV will distribute all unused capital contributions to Zeus and Investco in proportion to their capital contributions. The Lightning JV, Investco and Archaea Operating LLC, a wholly owned subsidiary of the Company, have entered into certain other arrangements relating to the Lightning JV that govern, among other things, the grant by Republic of landfill gas rights and real property rights at 40 of Republic’s landfills to the Lightning JV, the process and timeline for development at those landfills by the Lightning JV, the production and sale of RNG and related Environmental Attributes by the Lightning JV, the payment of royalties to Republic and, in exchange for a fee to be paid to Archaea Operating LLC, engineering, procurement, construction management services and operation and maintenance (“O&M”) services to be provided to the Lightning JV.

Key Factors Affecting Operating Results

The Company’s business strategy includes growth primarily through the upgrade and expansion of existing RNG production facilities, building new RNG production facilities at sites of our existing LFG to renewable electricity production facilities, development and construction of greenfield RNG development projects for which we already have gas development agreements in place, and the procurement of LFG rights and LFG to renewable electricity production facilities to develop additional RNG projects. We are also evaluating other potential sources of biogas and exploring the development of wells for carbon sequestration, the use of on-site solar-generated electricity to meet energy needs for RNG production, and the use of RNG as a feedstock for low-carbon hydrogen.

The Company’s performance and future success depend on several factors that present significant opportunities but also pose risks and challenges, including those discussed below and in “Risk Factors.”

Market Trends and Exposure to Market-Based Pricing Fluctuations

Future revenues will depend to a substantial degree upon the demand for RNG, renewable electricity and Environmental Attributes, all of which are affected by a number of factors outside our control. To manage exposure to market-based pricing fluctuations, the Company seeks to sell a majority of expected RNG production volumes under long-term off-take agreements with fixed pricing to counterparties with strong credit profiles. The credit profiles of the buyers of RNG are subject to change and are outside our control.

Future expenses will depend to a substantial degree upon electricity prices and the costs of raw materials and labor. These costs, too, are subject to a number of factors outside our control.

Regulatory Landscape

We operate in an industry that is subject to, and currently benefits from, environmental regulations. Government policies can increase the demand for our products by providing market participants with incentives to purchase RNG, renewable electricity and Environmental Attributes. These government policies are continuously being modified, and adverse changes in such policies could have the effect of reducing the demand for our products. For more information, see “Risk Factors — Risks Related to Our Business and Industry — Existing regulations and policies, and future changes to these regulations and policies, may present technical, regulatory and economic barriers to the generation, purchase and use of renewable energy, and may adversely affect the market for credits associated with the production of renewable energy.” Government regulations applicable to our renewable energy projects have generally become more stringent over time. Complying with any new government regulations may result in significant additional expenses or related development costs for us.

Seasonality

To some extent, we experience seasonality in our results of operations. Short-term sales of RNG may be impacted by higher consumption of vehicle fuels by some of our customers in the summer months, when buses and other fleet vehicles use more fuel to power their air conditioning systems, which typically translates to an increased volume of fuel delivered in the summer months. In addition, natural gas commodity prices tend to be higher in the fall and winter months, due to increased overall demand for natural gas for heating during these periods.

Revenues generated from our renewable electricity projects in the northeast U.S., all of which sell electricity at market prices, are affected by warmer and colder weather, and therefore a portion of our quarterly operating results and cash flows are affected by pricing changes due to regional temperatures. These seasonal variances are managed in part by certain off-take agreements at fixed prices.

Cold weather can cause our plants to experience freeze-offs and power outages, resulting in more downtime than under warm weather conditions. Shipping delays for replacement parts and construction materials may also be more frequent during the winter months leading to incremental downtime or construction delays. In addition, lower ambient temperatures result in lower biogas production from our anaerobic digesters and may result in changes to landfill gas composition during the winter months which have the potential to cause incremental downtime. Our energy production can also be affected during the summer months, as very warm temperatures can dry out a landfill if the landfill owner is unable to keep the landfill covered, which in turn reduces the LFG generated at the site.

Impacts of COVID-19

To date, the COVID-19 pandemic and preventative measures taken to contain or mitigate the pandemic have caused, and are continuing to cause, business slowdowns or shutdowns in affected areas and significant disruptions in the financial markets both globally and in the United States. In response to the COVID-19 pandemic and related mitigation measures, the Company began implementing changes in its business in March 2020 to protect its employees and customers, and to support appropriate health and safety protocols. These measures resulted in additional costs, which we expect will continue through 2022 as we continue to work to address employee safety. As of the date of this prospectus, such business changes and additional costs have not been, individually or in the aggregate, material to us. We are considered an essential company under the U.S. Federal Cybersecurity and Infrastructure Security Agency guidance and the various state or local jurisdictions in which we operate.

Several vaccines have been authorized for use against COVID-19 in the United States and internationally. As a result of distribution of the vaccines, various federal, state and local governments have eased the movement restrictions and public health initiatives. However, uncertainty continues to exist regarding the severity and duration of the pandemic, the speed and effectiveness of vaccine and treatment developments and deployment, potential mutations of COVID-19, and the effect of actions taken and that will be taken to contain COVID-19 or treat its effect, among others. As a result, we remain uncertain of the ultimate effect COVID-19 could have on our business and operations.

Results of Operations

Key Metrics

Management regularly reviews a number of operating metrics and financial measurements to evaluate our performance, measure our growth and make strategic decisions. In addition to traditional GAAP performance and liquidity measures, such as revenue, cost of sales, net income and cash provided by operating activities, we also consider MMBtu of RNG and MWh of electricity sold and Adjusted EBITDA in evaluating our operating performance. Each of these metrics is discussed below in this “Results of Operations” section.

Key Components of Results of Operations

Revenue

The Company generates revenues from the production and sales of RNG, Power and Environmental Attributes, as well as the performance of other landfill energy O&M services and the sale of customized pollution control equipment and associated maintenance agreement services. Whenever possible, we seek to mitigate our exposure to commodity and Environmental Attribute pricing volatility. We seek to sell a significant portion of our RNG production volumes under long-term, fixed-price arrangements with creditworthy partners. We also sell a portion of our volumes under short-term agreements, and many of these volumes generate Environmental Attributes that we also monetize.

Until commercial RNG operations for Legacy Archaea commenced in the fiscal quarter ended June 30, 2021, revenues were historically comprised of sales of customized pollution control equipment and maintenance agreement services. Revenues in Legacy Archaea’s RNG segment commenced in the second quarter of 2021 with commercial operations at our Boyd County facility, and increased beginning in September 2021 due to the Business Combinations and the inclusion of Aria for approximately 3.5 months in the Company’s results for the year ended

December 31, 2021. Revenues in our Power segment commenced with the PEI acquisition in the second quarter of 2021, and increased beginning in September 2021 due to the Business Combinations and the inclusion of Aria effective September 15, 2021 in the Company’s results.

Cost of Sales

Cost of sales is comprised primarily of royalty payments to landfill owners as stipulated in our gas rights agreements and labor, parts and outside services required to operate and maintain equipment utilized in generating energy from our owned project facilities and from our landfill sources. Other costs directly related to the production of electricity and RNG are transportation costs associated with moving gas into pipelines, transmission costs of moving power between the ISOs, and electricity consumed in the process of gas production. Our payments to biogas site hosts are primarily in the form of royalties based on realized revenues or, in some select cases, based on production volumes.

Prior to the Business Combinations, cost of sales was historically comprised primarily of personnel compensation and benefits, insurance and raw materials, and parts and components for manufacturing equipment for sale.

Environmental Attributes are a form of government incentive and not a result of the physical attributes of the biogas or electricity production. Therefore, no cost is allocated to the Environmental Attribute when it is generated, regardless of whether it is transferred with the biogas or electricity produced or held by the Company. Additionally, Environmental Attributes, once obtained through the production and sale of biogas or electricity, may be separated and sold separately.

Cost of sales also includes depreciation, amortization and accretion expense on our power and gas processing plants, amortization of intangible assets relating to our gas and power rights agreements, and the accretion of our asset retirement obligations. Depreciation and amortization is recognized using the straight-line method over the underlying asset’s useful life. Accretion expense is recognized based on the effective yield method.

General and Administrative Expenses

General and administrative expenses consist primarily of personnel related costs (including salaries, bonuses, benefits and share-based compensation) for our executive, finance, human resource, marketing, IT and other administrative departments and fees for third-party professional services, including consulting, legal and accounting services. These expenses also include insurance, software and other corporate related costs. No depreciation or amortization expenses are allocated to general and administrative expenses.

We expect our general and administrative expenses to increase for the foreseeable future as we scale headcount with the growth of our business, and as a result of operating as a public company, including compliance with the rules and regulations of the SEC, legal, audit, additional insurance expenses, investor relations activities and other administrative and professional services.

Equity Earnings

We hold interests in other entities that are accounted for using the equity method of accounting, including Mavrix, which owns and operates four separate RNG facilities, the Sunshine electric project and Saturn Renewables, LLC, which owns gas rights at two landfills.

Comparison of the Three Months and Six Months Ended June 30, 2022 and 2021

The following discussion pertains to the results of operations, financial condition, and changes in financial condition of the Successor. Legacy Archaea (the Successor) did not have operational RNG and Power assets until commercial RNG and Power operations commenced in the fiscal quarter ended June 30, 2021 and did not have significant revenues from operations until the acquisition of Aria. A majority of the Company’s revenues prior to March 31, 2021 were comprised of sales of customized pollution control equipment and maintenance agreement services. As such, to provide more meaningful comparisons, the following discussion also compares certain of the Company’s operating results for the three and six months ended June 30, 2022 to the combined operating results of Legacy Archaea and Aria for the three and six months ended June 30, 2021. Such combined information (which is referred to herein as “on a combined basis”) is the sum of the historical financial results of Legacy Archaea and Aria and does not include the impact of purchase accounting.

In this section, any increases or decreases “for the three and six months ended June 30, 2022” refer to the comparison of the three and six months ended June 30, 2022, to the three and six months ended June 30, 2021.

As noted above, Legacy Archaea did not have significant revenues from operations until the acquisition of Aria. As such, any segment comparison would not be informative and has not been included for comparison purposes.

Volumes Sold

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	Change	2022	2021	Change
RNG Sold (MMBtu)(1)(2)	1,755,145	47,592	1,707,553	3,016,500	47,667	2,968,833
Electricity Sold (MWh)(1)(2)	142,977	47,847	95,130	290,404	47,847	242,557

____________

(1)      Volumes sold represent the consolidated Successor volumes only (excluding volumes sold by the Company’s equity method investments). On a combined basis, during the three and six months ended June 30, 2021, the Company sold 1,137,988 MMBtu and 2,152,379 MMBtu of RNG, respectively, and 146,772 MWh and 251,296 MWh of electricity, respectively.

(2)      Volumes sold exclude the Company’s equity method investments’ net volumes sold during the three and six months ended June 30, 2022 of 282,620 MMBtu and 561,297 MMBtu of RNG, respectively, and 15,826 MWh and 33,979 MWh of electricity, respectively.

Volumes increased for the three and six months ended June 30, 2022 compared to the three and six months ended June 30, 2021 on consolidated basis due to the acquisition of Aria, commencement of commercial operations in April 2021 at our Boyd County RNG facility, the purchase of the PEI Power assets in April 2021, the acquisition of additional LFG to renewable electricity facilities, and the commencement of commercial operations at our Assai facility, offset by downtime at certain facilities related to winter weather in the first quarter of 2022. The increase on a combined basis occurred due to the same factors discussed above, excluding the acquisition of Aria.

As of June 30, 2022, we had 3.0 million RINs generated by June production that were committed and settled in July 2022 under short-term forward RIN sales contracts at a weighted-average price of $3.15. The related revenues and associated royalty expenses will be recognized in the third quarter of 2022.

Set forth below is a summary of selected financial information for the three and six months ended June 30, 2022 and 2021:

	Three Months Ended June 30,			Six Months Ended June 30,
(in thousands)	2022	2021	$ Change	2022	2021	$ Change
Revenues and other income	$77,219	$5,127	$72,092	$134,116	$6,781	$127,335
Costs of sales	62,746	5,233	57,513	105,437	6,443	98,994
Equity investment income (loss)	2,693	—	2,693	4,122	—	4,122
General and administrative expenses	18,883	7,884	10,999	45,236	11,042	34,194
Operating income (loss)	(1,717)	(7,990)	6,273	(12,435)	(10,704)	(1,731)
Other income (expense), net	34,470	60	34,410	12,016	275	11,741
Net income (loss)	$32,624	$(7,930)	$40,554	$(548)	$(10,429)	$9,881

Revenues and Other Income

Revenues and other income were approximately $77.2 million and $134.1 million for the three and six months ended June 30, 2022, respectively, as compared to $5.1 million and $6.8 million for the three and six months ended June 30, 2021, respectively, an increase of $72.1 million and $127.3 million, respectively. The increased revenues are primarily attributable to the acquisition of Aria resulting in a $48.1 million and $91.7 million increase for the three and six months ended June 30, 2022, respectively, the strong market pricing of Environmental Attributes, natural gas and electricity, and the commencement of commercial operations at our Assai RNG facility, and other acquisitions made in late 2021, partially offset by downtime at certain facilities related to winter weather in the first quarter of 2022.

Revenues and other income increased on a combined basis for the three and six months ended June 30, 2022 as compared to revenue and other income for the three and six months ended June 30, 2021 primarily due to the strong market pricing of Environmental Attributes natural gas and electricity, the commencement of commercial operations at our Assai RNG facility, and other acquisitions made in late 2021, partially offset by downtime at certain facilities related to winter weather in the first quarter of 2022.

Cost of Sales

Costs of sales increased by $57.5 million and $99.0 million for the three and six months ended June 30, 2022, respectively, as compared to $5.2 million and $6.4 million for the three and six months ended June 30, 2021, respectively, primarily due to the acquisition of Aria resulting in increases of $36.3 million and $70.0 million for the three and six months ended June 30, 2022, respectively, the commencement of commercial operations at our Assai RNG facility, additional royalty and marketing expenses, and increased utility and gas costs.

Costs of sales on a combined basis increased for three and six months ended June 30, 2022 as compared to the three and six months ended June 30, 2021 primarily due to operational costs at our Assai RNG facility following the commencement of operations, higher utility prices, as well as increased depreciation and amortization expense as a result of those operations and the step-up in value of the Aria assets due to purchase accounting.

General and Administrative Expenses

General and administrative expenses were $18.9 million and $45.2 million for the three and six months ended June 30, 2022, respectively, an increase of $11.0 million and $34.2 million compared to the three and six months ended June 30, 2021, respectively. The increase is primarily due to higher employee costs, including share-based compensation expenses, associated with higher headcount and contractors and consultants costs as our business has expanded and we became a public company. Additionally, expenses for the three months ended June 30, 2022 include $3.6 million for non-recurring legal and professional fees and other non-recurring costs primarily associated with the formation of the Lightning JV and the acquisition of INGENCO, and expenses for the six months ended June 30, 2022 include $8.9 million in severance related costs, including accelerated share-based compensation expense, and $6.0 million related to non-recurring legal and professional fees associated with the executive transition, the Ares Secondary Offering, the formation of the Lightning JV, and the acquisition of INGENCO.

Other Income (Expense)

Other income was $34.5 million and $12.0 million for the three and six months ended June 30, 2022, respectively, as compared to other income of $0.1 million and $0.3 million for the three and six months ended June 30, 2021, respectively, primarily due to the decrease in fair value on the Private Placement Warrant liabilities resulting in gains of $37.0 million and $13.0 million for the three and six months ended June 30, 2022, respectively, compared with no Private Placement Warrants outstanding during the three and six months ended June 30, 2021, and gains in fair value on the interest rate swap of $1.0 million and $4.6 million for the three and six months ended June 30, 2022, respectively, offset in part by the increase in interest expense of $3.7 million and $6.3 million for the three and six months ended June 30, 2022, respectively.

Comparison of the Year Ended December 31, 2021 and 2020

The following discussion pertains to our results of operations, financial condition and changes in financial condition of the Successor, which includes only Legacy Archaea for dates prior to September 15, 2021 and the operations of both Archaea Energy and Aria from September 15, 2021 through December 31, 2021. Any increases or decreases “for the year ended December 31, 2021” refer to the comparison of the year ended December 31, 2021 to the year ended December 31, 2020.

In 2020, Legacy Archaea did not have operational assets and as such, the RNG and Power segments did not exist. As such, any segment comparison would not be informative and has not been included for comparison purposes.

Set forth below is a summary of volumes sold for the years ended December 31, 2021 and 2020:

	2021	2020
RNG sold (MMBtu)	1,482,124	—
Electricity sold (MWh)	309,083	—

Volumes increased in 2021 compared to 2020 due to the commencement of commercial operations in April 2021 at our Boyd County facility, the purchase of the PEI power assets in April 2021 and the acquisition of Aria. The volumes sold table above excludes volumes sold by the Company’s equity method investments.

Set forth below is a summary of selected financial information for the years ended December 31, 2021 and 2020:

(in thousands)	2021	2020	Change
Revenues and other income	77,126	6,523	70,603
Costs of sales	62,513	4,889	57,624
Equity investment income (loss)	5,653	—	5,653
General and administrative expenses	43,827	4,371	39,456
Operating income (loss)	(23,561)	(2,737)	(20,824)
Other income (expense), net	(7,360)	501	(7,861)
Net income (loss)	(30,921)	(2,236)	(28,685)

Revenues and Other Income

Revenues and other income were approximately $77.1 million for the year ended December 31, 2021, an increase of $70.6 million. The increased revenues are primarily attributable to the commencement of commercial operations in April 2021 at our Boyd County facility, the purchase of the PEI power assets and the acquisition of Aria resulting in a $57.7 million increase, partially offset by a reduction of pollution control equipment sales.

Cost of Sales

Costs of sales increased by $57.6 million for the year ended December 31, 2021 primarily due to the commencement of commercial operations in April 2021 at our Boyd County facility, the purchase of the PEI power assets and the acquisition of Aria resulting in a $38.5 million increase.

Equity Investment Income (Loss)

Equity investment income increased due to the acquisition of Aria resulting in ownership in Mavrix and Sunshine Canyon joint ventures.

General and Administrative Expenses

General and administrative expenses increased by $39.5 million for the year ended December 31, 2021 primarily due to merger related expenses related to additional legal costs, contractors and consultants, additional general and administrative staff as our business has expanded and we became a public company, and stock compensation expense.

Other Income (Expense)

Other expense increased by $7.9 million primarily due to the increase in interest expense of $4.8 million and the increase in fair value of the warrant liabilities from the date of the Business Combinations through either the date of exercise, if applicable, or December 31, 2021 for the remaining Private Placement Warrants resulting in a loss of $3.0 million.

Adjusted EBITDA

Adjusted EBITDA is calculated by taking net income (loss) before taxes, interest expense, and depreciation, amortization and accretion, and adjusting for the effects of certain non-cash items, other non-operating income or expense items, and other items not otherwise predictive or indicative of ongoing operating performance, including net derivatives activity, certain acquisition and other transaction expenses, severance expenses, non-cash share-based compensation expense and Settled RIN adjustment (as defined below). We believe the exclusion of these items enables investors and other users of our financial information to assess our sequential and quarter-over-quarter performance and operating trends on a more comparable basis and is consistent with management’s own evaluation of performance.

Under GAAP, the timing of revenue recognition for stand-alone RIN sales contracts is tied to the delivery of the RINs to our counterparty and not the production of the RINs. The Company had approximately 3.0 million RINs generated by June 2022 RNG production that were delivered under forward RIN sale agreements in July 2022 at a weighted-average price of $3.15. To reflect this and match the RIN revenue to the month of production, Adjusted EBITDA for both the three and six months ended June 30, 2022 includes a $7.0 million add-back (“Settled RIN adjustment”), which represents the net cash value (proceeds minus expenses) of this settled, forward sold RIN transaction. The related revenues and associated royalty expenses will be recognized in the third quarter of 2022. The Company anticipates the quarterly financial impact of these monetization timing delays to be mitigated over time as it continues to bring additional RNG facilities online and enter into new contracts.

Adjusted EBITDA also includes adjustments for equity method investment basis difference amortization and the depreciation and amortization expense included in our equity earnings from our equity method investments. These adjustments should not be understood to imply that we have control over the related operations and resulting revenues and expenses of our equity method investments. We do not control our equity method investments; therefore, we do not control the earnings or cash flows of such equity method investments. The use of Adjusted EBITDA, including adjustments related to equity method investments, as an analytical tool should be limited accordingly.

Adjusted EBITDA is commonly used as a supplemental financial measure by our management and external users of our consolidated financial statements to assess the financial performance of our assets without regard to financing methods, capital structures, or historical cost basis. Adjusted EBITDA is not intended to represent cash flows from operations or net income (loss) as defined by GAAP and is not necessarily comparable to similarly titled measures reported by other companies.

We believe Adjusted EBITDA provides relevant and useful information to management, investors, and other users of our financial information in evaluating the effectiveness of our operating performance in a manner that is consistent with management’s evaluation of financial and operating performance.

The table below sets forth the reconciliation of Net income (loss) to Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2022	2021	2022	2021
Net income (loss)	$32,624	$(7,930)	$(548)	$(10,429)
Adjustments
Interest expense	3,712	13	6,366	19
Depreciation, amortization and accretion	13,730	886	26,219	935
Income tax expense	129	—	129	—
EBITDA	$50,195	$(7,031)	$32,166	$(9,475)
Net derivative activity	(38,095)	—	(18,180)	—
Amortization of intangibles and below-market contracts	(1,103)	—	(2,206)	—
Amortization of equity method investments basis difference	2,571	—	5,141	—
Depreciation and amortization adjustments for equity method investments	1,579	—	3,173	—
Income tax expense for equity method investments	151	—	1,693	—
Share-based compensation expense	3,170	146	8,923	178
Acquisition and other transaction costs and severance costs(1)	4,621	—	12,956	—
Settled RIN adjustment(2)	7,006	—	7,006	—
Adjusted EBITDA	$30,095	$(6,885)	$50,672	$(9,297)

____________

(1)      Other transaction costs include expenses related to certain joint ventures, R&D expenses, and the Ares Secondary Offering.

(2)      Adjustment for gross profit on RINs generated from June gas production which will be recognized in the Company’s third quarter 2022 consolidated statement of operations.

	Year Ended December 31,
(in thousands)	2021	2020
Net income (loss)	$(30,921)	$(2,236)
Adjustments:
Interest expense	4,797	20
Depreciation, amortization and accretion	16,025	137
EBITDA	(10,099)	(2,079)
Net derivative activity	3,727	—
Amortization of intangibles and below-market contracts	(1,479)	—
Amortization of equity method investments basis difference	3,068	—
Depreciation and amortization adjustments for equity method investments	1,745	—
Share-based compensation	5,071	—
Acquisition transaction costs	3,045	—
Actuarial (gain) loss on postretirement plan	(917)	—
Adjusted EBITDA	$4,161	$(2,079)

Results of Operations (Predecessor)

Key Components of Results of Operations

Energy Revenue

A significant majority of Aria’s owned projects operate under long-term off-take agreements with investment grade and other creditworthy counterparties that have a weighted average remaining life of approximately five years for Power projects and approximately 10 years for RNG projects as of September 14, 2021. Power that is not covered by long-term off-take agreements is sold either under short-term bilateral agreements or in the wholesale markets. For electricity, these are markets organized and maintained by ISOs and RTOs (e.g., NYISO in New York, ISO-NE in New England and PJM Interconnection, L.L.C. (“PJM”) in the eastern United States). These ISOs and RTOs are well established organizations, regulated by states and FERC. For power sold in the wholesale markets, Aria schedules the output in the day-ahead markets and receives the market price determined by the ISO or RTO through balancing the supply and demand for each day. In most cases, Aria implements an optimization of the output sold in wholesale markets by using transmission to move the power into the ISO which offers better prices for RECs.

For RNG, Aria has long-term off-take agreements with creditworthy counterparties. Some contracts have fixed price off-take arrangements, while the remaining sell natural gas and Environmental Attributes and are subject to market price changes.

Aria also generates revenue through the sale of Environmental Attributes. These Environmental Attributes include RECs, RINs and LCFS credits created from the sale of electricity and RNG as a transportation fuel. In most cases, RECs are sold to competitive energy suppliers or utilities. RINs are generally sold to energy companies, and Aria includes revenues from the sale of these Environmental Attributes in Energy revenue. REC revenue is recognized at the time power is produced where an active market exists and a sales agreement is in place for the credits. RIN revenue is recognized when the fuel is produced or transferred to a third party when a sales agreement is in place.

Construction Revenue

Construction revenue is derived from the installation of RNG plants owned by the nonconsolidated joint ventures. Aria recognizes revenue over time based on costs incurred and a fixed profit mark-up per construction agreement. Any intercompany profit is eliminated.

Cost of Energy

Cost of energy is comprised primarily of labor, parts and outside services required to operate and maintain equipment utilized in generating energy from project facilities and landfill sources. Other costs directly related to the production of electricity and RNG are transportation costs associated with moving gas into pipelines, transmission costs of moving power between the ISOs, electricity consumed in the process of gas production, and royalty payments to landfill owners as stipulated in gas rights agreements.

Cost of Construction

Cost of construction is comprised primarily of labor, equipment and other costs associated with construction contracts revenue incurred to date.

General and Administrative Expenses

General and administrative expenses include offices rentals and costs relating to labor, legal, accounting, treasury, information technology, insurance, communications, human resources, procurement, utilities, property taxes, permitting and other general costs.

Gain (Loss) on Derivative Contracts

Aria used interest rate swaps and caps to manage the risk associated with interest rate cash flows on variable rate borrowings. Changes in the fair values of interest rate swaps and realized losses were recognized as a component of interest expense. The interest rate swaps were measured at fair value by discounting the net future cash flows using the forward LIBOR curve with the valuations adjusted by the counterparties’ credit default hedge rate.

Changes in the fair values of natural gas swap are recognized in gain (loss) on derivative contracts and realized losses are recognized as a component of cost of energy expense. Valuation of the natural gas swap was calculated by discounting future net cash flows that were based on a forward price curve for natural gas over the life of the contract, with an adjustment for the counterparty’s credit default hedge rate.

Predecessor Comparison of the Period From January 1 to September 14, 2021 and the Year Ended December 31, 2021

The following discussion pertains to the Predecessor results of operations, financial condition and changes in financial condition. Any increases or decreases “for the period from January 1 to September 14, 2021” refer to the comparison of the period from January 1 to September 14, 2021 to the year ended December 31, 2020.

Set forth below is a summary of Aria’s volumes sold for the period from January 1 to September 14, 2021 and the year ended December 31, 2020 (excluding volumes sold by Aria’s equity method investments):

	January 1 to September 14, 2021	Year Ended December 31, 2020
RNG sold (MMBtu)	2,983,816	4,325,757
Electricity sold (MWh)	469,299	863,959

RNG volumes decreased for the period from January 1 to September 14, 2021 compared to the year ended December 31, 2020 primarily due to the shorter operating period and scheduled maintenance at the KC LFG and SWACO facilities. Power volumes decreased for the period from January 1 to September 14, 2021 compared to the year ended December 31, 2020 primarily due the shorter operating period and the sale of LES Project Holdings LLC (“LESPH”) in June 2021.

Set forth below is a summary of certain financial information of Aria for the period from January 1 to September 14, 2021 and the year ended December 31, 2020:

(in thousands)	January 1 to September 14, 2021	Year Ended December 31, 2020	$ Change
Revenues and other income	$117,589	$138,881	$(21,292)
Costs of sales	72,269	112,590	(40,321)
Equity investment income (loss)	19,777	9,298	10,479
General and administrative expenses	33,737	20,782	12,955
Operating income (loss)	32,707	(10,486)	43,193
Other income (expense), net	51,813	(19,437)	71,250
Net income (loss)	$84,520	$(29,923)	$114,443

Revenues and Other Income

Revenue and other income decreased by $21.3 million for the period from January 1 to September 14, 2021 as result of the shorter operating period, lower LESPH revenue as a result of its sale in June 2021 and lower construction revenue, partially offset by higher RIN, natural gas and power commodity pricing.

Cost of Sales

Cost of sales decreased $40.3 million for the period from January 1 to September 14, 2021 as result of the shorter operating period and the sale of LESPH, partially offset by higher royalty costs.

Equity Investment Income (Loss), Net

Equity investment income increased by $10.5 million for the period from January 1 to September 14, 2021 as a result of Mavrix income being higher, RIN and gas pricing, and the addition of the South Shelby RNG facility, partially offset by the effect of the shorter operating period.

General and Administrative Expenses

General and administrative expenses increased by $13.0 million for the period from January 1 to September 14, 2021 as a result of merger-related legal, consulting and personnel costs.

Other Income (Expense), Net

Other income (expense), net increased by $71.3 million for the period from January 1 to September 14, 2021 as result of the gain on extinguishment of debt associated with the LESPH sale.

Liquidity and Capital Resources

Sources and Uses of Funds

The Company’s primary uses of cash have been to fund construction of RNG facilities and acquisitions of complementary businesses and assets and LFG rights. The Company is expected to primarily finance its project development activities with cash on hand, cash expected to be generated from operations and available funding under the Revolver. The amount and timing of the future funding requirements will depend on many factors, including the pace and results of our acquisitions and project development efforts. As discussed in “Recent Events,” the Company has significantly expanded and accelerated the pace of developing its project backlog. The Company is in the process of optimizing the pace and timing of its long-term project development backlog as a result of recent additions to its backlog related to the Lightning JV and the acquisition of INGENCO. Capital expenditures guidance for 2022 (excluding acquisition costs) has increased to a range of $325 million to $365 million, to begin development on recent additions to the Company’s development backlog.

During the three months ended June 30, 2022, we borrowed a total of $50.0 million under the Revolver to provide funding for ongoing operations and capital expenditures. As of June 30, 2022, we had the cash balance described in the paragraph below and approximately $580.5 million of outstanding indebtedness, including $400.0 million of outstanding borrowings under the Term Loan and $130.5 million outstanding on our Assai Notes (as defined below). We also had $626.2 million of available borrowing capacity under the Revolver as of June 30, 2022. On July 5, 2022 and July 14, 2022, we borrowed $220.0 million and $75.0 million, respectively, under the Revolver. Following these borrowings, available borrowing capacity under the Revolver was approximately $331.2 million. We expect the Revolver along with the Company’s other existing sources of liquidity will be sufficient to fund the Company’s development capital needs for the foreseeable future, including capital expenditures related to the Lightning JV, projects related to INGENCO, and core development projects, thereby eliminating the need for additional external capital in the near-term based on the Company’s current development plans and backlog.

Further accelerating our growth plans may require additional cash requirements, which would likely be funded with additional debt or equity issuances. We may, to the extent market conditions are favorable, incur additional debt or issue equity securities to, among other things, finance future acquisitions of businesses, assets, or biogas rights, fund development of projects in our backlog, respond to competition, or for general corporate purposes. The Company cannot predict with certainty the timing, amount and terms of any future issuances of any such securities or whether they occur at all.

Cash

As of June 30, 2022, the Company had $213.3 million of unrestricted cash and cash equivalents, which is expected to provide ample liquidity to fund our current operations and a portion of our near-term development projects. As of June 30, 2022, we also had $21.9 million of restricted cash for permitted payments and required reserves related to the Assai RNG facility, including future principal and interest payments for the Assai Notes. During the three months ended June 30, 2022, the Company received a total of $9.3 million in distributions from restricted cash.

As of December 31, 2021, Archaea had $77.9 million of unrestricted cash and cash equivalents included in $91.7 million of total working capital, which together were expected to provide ample liquidity to fund our current operations and a portion of our near-term development projects. As of December 31, 2021, we also had $15.2 million of restricted cash for payment primarily of construction-related costs for the Assai RNG facility.

In November 2021, we issued a redemption notice to the holders of the Public Warrants and the Forward Purchase Warrants (together, the “Redeemable Warrants”). During the redemption period ending in December 2021, we received total proceeds of $107.7 million from the exercise of Redeemable Warrants.

To minimize dilution to our existing stockholders as a result of warrant exercises, we used cash proceeds received from exercises of Redeemable Warrants to repurchase 6,101,449 shares of Class A Common Stock from Aria RES at a pre-negotiated price of $17.65 per share for a total cost of $107.7 million.

For more information regarding our warrants and the redemption notice, see “Note 13 — Derivatives Instruments” to Archaea’s audited consolidated financial statements included elsewhere in this prospectus.

Long-Term Debt

The Term Loan and the Revolver

On the Closing Date and upon consummation of the Business Combinations, Archaea Borrower entered into a $470 million credit agreement (referred to herein as the Original Credit Agreement) with a syndicate of lenders co-arranged by Comerica Bank. The Original Credit Agreement provided for a revolver with an initial commitment of $250 million and a term loan with an initial commitment of $220 million. Pursuant to the Original Credit Agreement, Archaea Borrower had the ability, subject to certain conditions, to draw upon the Original Revolver on a revolving basis up to the amount of the Original Revolver then in effect. On the Closing Date, the Company received total proceeds of $220 million under the Original Term Loan. As of December 31, 2021, the Company had outstanding borrowings under the Original Term Loan of $218.6 million at an effective interest rate of 3.35% and had not drawn on the Original Revolver. As of December 31, 2021, the Company had issued letters of credit under the Original Credit Agreement of $14.2 million, and thus reducing the borrowing capacity of the Original Revolver to $235.8 million.

See “Note 11 — Debt” to Archaea’s audited consolidated financial statements, which is included elsewhere in this prospectus, for additional information on the Original Revolver and the Original Term Loan.

On June 30, 2022, the Company amended its Revolving Credit and Term Loan Agreement which included a Revolver with an initial commitment of $250 million and a Term Loan with an initial commitment of $220 million. The amendment, among other things, increased the aggregate total commitment from the original syndicate of lenders plus two additional lenders by approximately $630 million to a total of $1.1 billion and provides for a $400 million Term Loan and a $700 million Revolver. In addition, on June 1, 2022, the benchmark interest rate was revised to SOFR plus 2.75% for the Revolver and SOFR plus 3.25% for the Term Loan. The maturity date of the Revolver and Term Loan remains unchanged at September 15, 2026.

As of June 30, 2022, the Company has outstanding borrowings under the Term Loan of $400.0 million at an effective interest rate of 4.89% and has drawn down a total of $50.0 million under the Revolver. As of June 30, 2022, the Company had issued letters of credit under the Credit Facilities of $23.8 million, and thus reducing the borrowing capacity of the Revolver to $626.2 million. Under the Company’s updated 2022 capital expenditure budget, we expect to utilize a portion of available capacity under the Revolver to fund our near-term development projects.

In July 2022, the Company drew an additional $295.0 million under the Revolver and used these proceeds along with incremental Term Loan proceeds from the June 30, 2022 amendment to fund its initial capital contribution in the Lightning JV and the acquisition of INGENCO.

The Assai Notes

On January 15, 2021, Assai Energy, LLC (“Assai”) entered into a senior secured note purchase agreement with certain investors for the purchase of $72.5 million in principal amount of 3.75% Senior Secured Notes (the “3.75% Notes”). Interest on the 3.75% Notes is payable quarterly in arrears on each payment date and the 3.75% Notes mature on September 30, 2031.

On April 5, 2021, Assai entered into an additional senior secured note purchase agreement with certain investors for the purchase of $60.8 million in principal amount of its 4.47% Senior Secured Notes (the “4.47% Notes” and, together with the 3.75% Notes, the “Assai Notes”). Interest is payable quarterly in arrears on each payment date, and the 4.47% Notes mature on September 30, 2041.

Approximately $30 million of the proceeds from the Assai Notes was used to complete the acquisition by Legacy Archaea of PEI Power LLC (“PEI”), a biogas fuel combustion power generating facility in Archbald, PA, in April 2021. The remaining proceeds were used to fund the development of our Assai production facility.

Wilmington Trust, National Association is the collateral agent for the secured parties for the Assai Notes. The Assai Notes are secured by all Assai plant assets and plant revenues and a pledge of the equity interests of Assai. Cash received from the Assai Notes is restricted for use on Assai related costs and cannot be used for general corporate purposes.

Operating Leases

The Company has entered into various operating leases for our corporate headquarters, other office space, warehouse and facilities with third parties for periods ranging from one to 11 years. The Company also entered into a related-party office lease as a result of its acquisition of interests in Gulf Coast Environmental Services, LLC (“GCES”) in 2020. During the year ended December 31, 2021, the Company paid $0.2 million under this related-party lease which expires in May 2022.

Summarized Cash Flows

	Six Months Ended June 30,
(in thousands)	2022	2021
Cash provided by (used in) operating activities	$56,692	$(7,510)
Cash used in investing activities	$(133,631)	$(88,136)
Cash provided by financing activities	$219,052	$130,453
Net increase in cash, cash equivalents and restricted cash	$142,113	$34,807
	Year Ended December 31,
(in thousands)	2022	2021
Cash provided by (used in) operating activities	$(28,112)	$(5,834)
Cash used in investing activities	$(694,551)	$(42,319)
Cash provided by (used in) financing activities	$814,233	$49,226
Net increase in cash, cash equivalents and restricted cash	$91,570	$1,073

Cash Provided by (Used in) Operating Activities

The Company generates cash from revenues and uses cash in its operating activities and for general and administrative expenses.

Total cash provided by operating activities increased by $64.2 million for the six months ended June 30, 2022, which was primarily related to higher revenues, offset in part by higher cost of energy associated with the increased level of operations and higher general and administrative expenses due to increases in employee costs as we continue to build our business. Changes in other working capital accounts were approximately $36.4 million and related to the timing of revenue receipts and increases in accounts payable and accrued liability balances.

Total cash used in operating activities increased by $22.3 million for the year ended December 31, 2021, which was primarily related to higher general and administrative expenses due to increases in employee costs as we continue to build our business, and operating costs associated with the additions of Boyd County and PEI. Changes in other working capital accounts were approximately $24.7 million and related to the timing of revenue receipts, payable payments and combined company insurance programs.

Cash Used in Investing Activities

We continue to have significant cash outflows for investing activities as we expand our business, make acquisitions, and develop projects.

Total cash used in investing activities was $133.6 million for the six months ended June 30, 2022. We spent $127.9 million on development activities and $7.0 million, net of cash acquired, primarily related to the acquisition of landfill gas right assets. Development activities in the six months ended June 30, 2022 are related to supply chain purchases, deposits on long-lead items, and construction and optimization at our various plants, including additional costs at Assai. We also made contributions to equity method investments totaling $8.0 million and received return of investment in equity method investments of $7.4 million.

Cash used in investing activities of $88.1 million for the six months ended June 30, 2021 was primarily attributable to the acquisition of PEI Power LLC, acquiring biogas rights, and construction at the Assai and Boyd County production facilities.

Total cash used in investing activities was $694.6 million for the year ended December 31, 2021. In addition to the Aria Merger, we spent $147.3 million on development activities and $61.8 million, net of cash acquired, primarily related to the acquisition of a pipeline that will transport gas to our Assai facility and the acquisition of four operating LFG to renewable electricity facilities. Development activities in 2021 are related to construction at our various plants, including Assai and the Boyd County facility, as well as biogas rights acquisitions of $7.8 million. We also made contributions to equity method investments totaling $22.2 million. For the year ended December 31, 2021, cash used in investing activities by Aria and Archaea Energy, together, was $242.0 million, including purchases of property, plant and equipment totaling $141.8 million, primarily related to the development of our Assai and Boyd County RNG facilities, purchases of equipment for future development projects and certain asset acquisitions. Also during the year ended December 31, 2021, Aria and Archaea Energy acquired certain assets for $61.8 million, acquired biogas rights for $7.8 million and contributed $30.6 million into equity method investments. During the quarter ended December 31, 2021, purchases of property, plant and equipment totaled $51.3 million, which were primarily related to the development of our Assai facility and equipment purchased for future development projects.

Cash used in investing activities of $42.3 million for the year ended December 31, 2020 was primarily attributable to acquiring a majority position in GCES, acquiring biogas rights and construction at the Assai production facility.

Cash Provided by (Used in) Financing Activities

Cash used provided by financing activities for the six months ended June 30, 2022 is primarily attributable additional funding under the Term Loan and Revolver of $225.3 million, net of issuance costs, offset by scheduled repayments of long-term debt and payment of contingent consideration related to the Boyd County acquisition resulting in net cash payments of $4.5 million.

Cash provided by financing activities of $130.5 million for the six months ended June 30, 2021 was comprised primarily of proceeds from issuance of the Assai Notes and borrowings under the Company’s line of credit agreement.

For the year ended December 31, 2021, the results of cash provided by financing activities is primarily attributable to cash proceeds from the Business Combinations, including the PIPE Financing and proceeds from the RAC trust account, borrowings from long-term debt under the Assai Notes and the Original Credit Agreement, offset by certain debt repayments. This resulted in net cash proceeds of $815.9 million. In addition, total proceeds of $107.7 million from the exercise of Redeemable Warrants were used to repurchase 6,101,449 shares of Class A Common Stock from Aria RES.

Cash provided by financing activities of $49.2 million for the year ended December 31, 2020 was comprised primarily of equity financing.

Material Cash Requirements

Commercial Contractual Commitments

The Company has various long-term contractual commitments pertaining to certain of its biogas rights agreements that include annual minimum royalty and landfill gas rights payments. Annual minimum royalty and landfill gas rights payments generally begin when production commences and continue through the period of operations. As of June 30, 2022, the expected annual minimum royalty and landfill gas rights payments are approximately $8.0 million, and the annual commitment will increase as production commences from new facilities under development with biogas rights agreements that include minimum payment terms.

The Company has purchase commitments related to construction services and equipment purchases for the development and upgrade of facilities of $274.1 million as of June 30, 2022 and $177.7 million as of December 31, 2021, with expected cash payments of $161.9 million in the remainder of 2022 and $112.2 million in 2023 and beyond.

Acquisitions and Other Strategic Transactions

On May 5, 2022, the Company and Republic announced the formation of the Lightning JV. The Company and Republic have agreed to contribute to the Lightning JV approximately $780 million and $300 million, respectively, over approximately five to six years. The initial capital contribution of $222.5 million by the Company occurred on July 5, 2022. Contributions to the Lightning JV are subject to annual budget approval by the Lightning JV’s board of directors and are further subject to adjustment based on actual amounts spent by the Lightning JV through the completion of development of RNG projects.

Significant Accounting Policies

This management’s discussion and analysis of financial condition and results of operations are based on our consolidated financial statements. Our financial statements have been prepared in conformity with GAAP. For a discussion of our significant accounting policies, see “Note 2 — Basis of Presentation and Summary of Significant Accounting Policies” to Archaea’s audited consolidated financial statements included elsewhere in this prospectus.

Critical Accounting Policies and Estimates

The preparation of these financial statements requires us to make estimates and judgments that affect the reported amount of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. The estimates and assumptions used in our financial statements are based upon management’s evaluation of the relevant facts and circumstances as of the date of the financial statements. We evaluate our estimates on an ongoing basis. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. The results form the basis for judgments we make about the carrying values of assets and liabilities that are not readily apparent from other sources. Because these estimates can vary depending on the situation, actual results may differ from the estimates and assumptions used in preparing the financial statements.

We identify the most critical accounting policies as those that are the most pervasive and important to the portrayal of our financial position and results of operations and that require the most difficult, subjective and/or complex judgments by management regarding estimates about matters that are inherently uncertain. Our critical accounting policies are associated with acquisition accounting and the judgment used in determining the fair value of identified assets acquired and liabilities assumed.

Accounting for Business Combinations

The Company applies ASC 805, Business Combinations, when accounting for acquisitions of a business under GAAP. Identifiable assets acquired, liabilities assumed and noncontrolling interest, if applicable, are recorded at their estimated fair values at the acquisition date. Significant judgment is required in determining the acquisition date fair value of the assets acquired and liabilities assumed, predominantly with respect to property, plant and equipment and intangible assets consisting of biogas contracts, existing purchase and sales contracts, trade names and customer relationships. Evaluations include numerous inputs, including forecasted cash flows that incorporate the specific attributes of each asset including future natural gas and electric prices, future Environmental Attribute pricing, cost inflation factors, and discount rates. For property, plant, and equipment, we consider the remaining useful life of equipment, current replacement costs for similar assets, and comparable market transactions. The Company evaluates all available information, as well as all appropriate methodologies, when determining the fair value of assets acquired, liabilities assumed, and noncontrolling interest, if applicable, in a business combination. In addition, once the appropriate fair values are determined, the Company must determine the remaining useful life for property, plant and equipment and the amortization period and method of amortization for each finite-lived intangible asset. The estimates of fair values of assets impact future depreciation and amortization and the initial amount of goodwill recorded.

Recent Accounting Pronouncements

For a description of the Company’s recently adopted accounting pronouncements and recently issued accounting standards not yet adopted, see “Note 3 — Recently Issued and Adopted Accounting Standards” to Archaea’s audited consolidated financial statements included elsewhere in this prospectus.

Inflation

The Company does not believe that inflation had a material impact on our business, revenues or operating results during the periods presented. If inflationary trends continue, our business and operating results could be adversely affected.

BUSINESS

Overview

Archaea Energy Inc. (formerly named Rice Acquisition Corp.), initially formed in September 2020, is one of the largest RNG producers in the U.S., with an industry-leading RNG platform primarily focused on capturing and converting waste emissions from landfills and livestock farms into low-carbon RNG and electricity. As of June 30, 2022, the Company owns, through wholly-owned entities or joint ventures, a diversified portfolio of 32 LFG recovery and processing projects across 18 states, including 13 operated projects that produce pipeline-quality RNG and 19 LFG to renewable electricity production facilities.

We produce and sell RNG and renewable electricity, primarily under long-term off-take agreements, along with the Environmental Attributes that we are able to derive from these products. RNG has the same chemical composition as traditional natural gas from fossil sources, and the RNG we produce and sell is pipeline quality and can be used interchangeably with natural gas in any application. Additionally, RNG and renewable electricity generate valuable Environmental Attributes that can be monetized under foreign, federal and state initiatives. The Environmental Attributes we are able to derive and sell include RINs and state low-carbon fuel credits, which are generated from the conversion of biogas to RNG which is used as a transportation fuel; RTCs generated from the conversion of biogas to any thermal application (including power generation, heating or otherwise); and RECs generated from the conversion of biogas to renewable electricity.

We have entered into long-term agreements with biogas site hosts which give us the rights to utilize gas produced at their sites and to construct and operate facilities on their sites to produce RNG and renewable electricity. Payments to biogas site hosts under these agreements are typically in the form of royalties based on realized revenues, or, in some select cases, based on production volumes, and may also include upfront payments and advance royalty payments. We have long-term agreements in place which grant us gas rights for our full development backlog of 88 projects as of July 31, 2022. Our development backlog includes planned upgrades of certain operating RNG facilities over time, opportunities to convert most of our renewable electricity facilities into RNG facilities and greenfield RNG development opportunities.

We are planning to procure additional RNG development opportunities by securing gas rights agreements for additional landfill sites, and we may explore development of other biogas sources. We are also pursuing carbon capture and sequestration opportunities, including the development of wells for carbon sequestration, and we are pursuing the use of on-site solar-generated electricity to meet energy needs for RNG production, lower the carbon intensity of future biogas projects and reduce the carbon footprint of our partners, including our biogas host and commercial customers. Lowering the CI of our RNG is a key initiative that can enhance the value of our Environmental Attributes in certain markets. In addition to our carbon capture and sequestration and solar initiatives, we are pursuing the development and production of renewable hydrogen utilizing our landfill gas sources, which we would intend to sell under long-term fixed-price agreements into the emerging hydrogen economy.

We also provide other landfill energy O&M services to certain of our joint venture production facilities and biogas site partners and sell gas processing equipment through our GCES subsidiary.

The Business Combinations and Related Transactions

On April 7, 2021, RAC entered into the Business Combination Agreements. On September 15, 2021, RAC completed the Business Combinations to acquire Legacy Archaea and Aria. Following the closing of the Business Combinations, RAC changed its name from “Rice Acquisition Corp.” to “Archaea Energy Inc.,” also referred to herein as the “Company.” Rice Acquisitions Holdings LLC was renamed “LFG Acquisition Holdings LLC,” also referred to herein as “Opco.” In connection with the Business Combinations closing, the Company completed a private placement of 29,166,667 shares of Class A Common Stock and 250,000 warrants (each warrant exercisable for one share of Class A Common Stock at a price of $11.50) for gross proceeds of $300 million.

The Company and Opco issued 33.4 million Opco Class A units and 33.4 million shares of Class B Common Stock at the Closing Date to the Legacy Archaea Holders to acquire Legacy Archaea. Aria was acquired for total initial consideration of $863.1 million, subject to certain future adjustments set forth in the Aria Merger Agreement. The Aria Closing Merger Consideration consisted of cash consideration of $377.1 million paid to Aria Holders, equity consideration in the form of 23.0 million newly issued Opco Class A units and 23.0 million newly issued shares Class B Common Stock and $91.1 million for repayment of Aria debt.

Archaea has retained its “up-C” structure, whereby all of the equity interests in Aria and Archaea Energy are indirectly held by Opco and the Company’s only assets are its equity interests in Opco.

The up-C structure allows the Legacy Archaea Holders, the Aria Holders and the Sponsor to retain their equity ownership through Opco, an entity that is classified as a partnership for U.S. federal income tax purposes, in the form of Opco Class A units, and provides potential future tax benefits for Archaea when those holders of Opco Class A units ultimately exchange their Opco Class A units and shares of Class B Common Stock for shares of Class A Common Stock. Opco is considered a VIE for accounting purposes, and the Company, as the sole managing member of Opco, is considered the primary beneficiary. As such, the Company consolidates Opco, and the unitholders that hold economic interests directly in Opco are presented as redeemable noncontrolling interests in the Company’s financial statements.

Holders of Opco Class A units, other than Archaea, have the right, subject to certain limitations, to redeem Opco Class A units and a corresponding number of shares of Class B Common Stock for, at Opco’s option, (i) shares of Class A Common Stock on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, or (ii) a corresponding amount of cash. The Aria Holders were subject to a 180-day lock-up period on transferring their Opco Class A units which expired early in November 2021 due to Class A Common Stock trading prices as set forth in the Stockholders Agreement. The Legacy Archaea Holders are subject to a lock-up period ranging from one to two years following the Closing. Additional details and discussion of the lock-up period are provided in “Note 4 — Business Combinations and Reverse Recapitalization” to Archaea’s audited consolidated financial statements included elsewhere in this prospectus.

Principal Products and Services

RNG Production and Power Generation

We produce RNG by operating RNG facilities through wholly-owned entities or operating joint ventures, and we produce Power by operating LFG to renewable electricity facilities. For the year ended December 31, 2021, Archaea Energy and Aria produced and sold, on an aggregate basis including our proportionate share from our equity method investments, 5.72 million MMBtu of RNG and 872 thousand MWh of electricity (including approximately 203 thousand MWh from LESPH assets that were sold by Aria in June 2021).

Generation of Environmental Attributes

We generate Environmental Attributes including RINs, LCFS credits and RTCs in the RNG market and RECs in the power market.

Commercial Activities — Monetizing our RNG, Power and Environmental Attributes

Our differentiated commercial strategy is focused on selling the majority of our RNG volumes under long-term, fixed-price contracts with creditworthy partners including utilities, corporations and universities, which helps these entities reduce greenhouse gas emissions and achieve decarbonization goals while utilizing their existing gas infrastructure. Whenever possible, we seek to mitigate our exposure to commodity and Environmental Attribute pricing volatility by selling our RNG and Environmental Attributes under long-term, fixed-price contracts which are designed to provide revenue certainty. As of March 15, 2022, we have $5.2 billion in cumulative fixed-price value under our existing long-term, fixed-price contracts, based on maximum annual volumes over the term of the contracts (weighted average contract term is 18.7 years). All of these contracts are with investment grade counterparties, except for one counterparty, which does not have a credit rating, to a contract constituting less than 1% of our total cumulative fixed-price value as of March 15, 2022.

We enter into bundled contracts, where RNG and Environmental Attributes are sold together, and at times, enter into agreements to sell Environmental Attributes on their own. Many of our agreements have minimum sales volumes, and some also allow us the optionality to sell additional volumes up to a maximum amount under the contract. We also sell a portion of our volumes under short-term agreements, and many of these volumes generate Environmental Attributes that we also monetize.

In November 2021, the Company entered into a 21-year, fixed-price RNG purchase and sale agreement with Northwest Natural Gas Company, a subsidiary of NW Natural Holdings, for the sale of Environmental Attributes related to up to one million MMBtu of RNG annually, beginning in 2022 and ramping up to the full annual quantity in 2025.

In January 2022, the Company entered into a 20-year, fixed-price RNG purchase and sale agreement with FortisBC Energy Inc., a subsidiary of Fortis Inc., for the sale of up to approximately 7.6 million MMBtu of RNG and associated Environmental Attributes annually, with sales expected to begin in 2022 and ramping up to the full annual quantity in 2025.

In February 2022 and through March 15, 2022, we entered into fixed-price agreements to forward sell 15.9 million of our RINs expected to be generated in 2022 to provide price certainty over the short-term.

These recent commercial wins have moved us closer to our target of selling 70% of our expected production under long-term, fixed-price agreements with creditworthy counterparties. As of March 15, 2022, 7 MMBtu of RNG is contracted for 2022 based on maximum volumes under our existing long-term contracts. Once volumes under these contracts ramp up to full contractual levels in the mid-2020s, based on maximum volumes under our existing long-term contracts, we expect to sell up to 16 MMBtu of RNG under these existing off-take agreements on a post-development, long-term basis (i.e., once projects in our development backlog have been built out).

O&M Services

We perform operating and maintenance services for certain of our joint venture production facilities and biogas site partners.

Our Production Facilities and Projects

We have a base of production facilities today and a robust pipeline of RNG development opportunities. As of June 30, 2022, the Company owns, through wholly-owned entities or joint ventures, a diversified portfolio of 32 LFG recovery and processing projects across 18 states, including 13 operated projects that produce pipeline-quality RNG and 19 LFG to renewable electricity production facilities. Prior to the consummation of the Business Combinations, the RNG facilities were included in Archaea’s or Aria’s RNG operating segment, and the renewable electricity facilities were included in Aria’s Power operating segment, except for the PEI Power facility in Archbald, PA, which was included in Archaea’s Power operating segment.

Over the next several years, we intend to upgrade certain existing RNG production facilities and convert certain current LFG to renewable electricity facilities to RNG production facilities. These facilities targeted for conversion or upgrade already have gas development agreements in place in addition to site leases, zoning, air permits, and much of the critical infrastructure that is needed to develop RNG projects. We also plan to develop and construct our portfolio of greenfield development opportunities, for which we also already have gas rights agreements in place with biogas site hosts. Our development backlog as of July 31, 2022 includes 88 projects (35 as of December 31, 2021) for which we already have gas right agreements in place, and we are planning to secure additional RNG development opportunities through new long-term agreements with biogas site hosts. Our gas rights agreements generally require that we achieve commercial operations for a project as of a specified date or the agreement terminates, and the contracts with respect to our greenfield development backlog have a remaining term of approximately one to three years.

One of our key priorities for 2022 is the implementation of our Archaea V1 plant design, a standardized and modularized plant design. We are currently developing four standard plants, to be built on skids and with interchangeable subcomponents, in sizes ranging from 2,000 to 9,600 scfm of capacity. Throughout 2021, our focus was primarily on system design and procurement, and our focus this year will be on implementation. We currently have orders in place for the major components for 22 plants. Deliveries of components have begun, and we expect to install our first V1 plant in the second half of this year. We believe these preorders have significantly minimized our near-term supply chain and inflation risks. Our end goal is to build our supply chain and fabrication capabilities to be able to pull Archaea V1 plants “off the shelf” in the future, and our plan is for all new build projects in our 2022 and forward development plan to implement the Archaea V1 design, which we believe will enable us to reduce project development and construction time to 18 months and lower project development costs by about 40% compared to industry averages.

On December 30, 2021, we announced the successful start-up of Project Assai, an RNG facility located at the Keystone Sanitary Landfill in Dunmore, Pennsylvania. Commercial operations were achieved on December 30, 2021, with the introduction of pipeline-quality RNG into the pipeline interconnect located adjacent to the production facility site. Assai is the highest capacity operational RNG facility in the United States.

As of July 31, 2022, we have 13 RNG and 33 LFG to electricity facilities. The tables below provide information for each of our production facilities as of July 31, 2022:

RNG Production Facilities

Site	Location
Assai	Dunmore, PA
Boyd County	Ashland, KY
Butler	David City, NE
Canton (JV)	Canton, MI
Costa View (Dairy, JV)	Madera, CA
KC LFG	Johnson County, KS
North Shelby (JV)	Millington, TN
Oklahoma City	Oklahoma City, OK
SE Oklahoma City (JV)	Oklahoma City, OK
Seneca Gas	Waterloo, NY
Soares (Dairy, JV)	Madera, CA
South Shelby (JV)	Memphis, TN
SWACO	Grove City, OH

Renewable Electricity Production Facilities

Site	Location
Amelia	Jetersville, VA
Athens-Clarke	Winterville, GA
Bristol	Bristol, VA
Brunswick	Lawrenceville, VA
Charles City	Charles City, VA
Chesterfield	Chester, VA
Cloyd’s Mountain	Dublin, VA
Colonie	Cohoes, NY
County Line	Argos, IN
DANC	Rodman, NY
Emerald	Graham, WA
Erie	Erie, CO
Fulton	Johnstown, NY
Henrico	Glen Allen, VA
Hernando County	Brooksville, FL
Hickory Meadows (JV, non-operational)	Hilbert, WI
Johnston	Smithfield, NC
King & Queen	Little Plymouth, VA
Model City	Youngstown, NY
Modern	Youngstown, NY
Mountain View	Greencastle, PA
New Bern	New Bern, NC
Ontario	Stanley, NY
PEI Power	Archbald, PA
Pine Grove	Pine Grove, PA
Rochelle	Rochelle, IL
Sarasota	Nokomis, FL
Seneca Power	Waterloo, NY
Sunshine Canyon (JV, non-operated)	Sylmar, CA
TRG	Church Hill, TN
Virginia Beach	Virginia Beach, VA
Wake	Apex, NC
Wicomico	Salisbury, MD

Market Opportunity

Increasing Demand for RNG

The demand for RNG produced from biogas has grown significantly over the past several years and is expected to continue to grow for the foreseeable future due to increases in (i) regulatory-driven focus on cleaner energy sources and reduced GHG emissions such as methane, (ii) broad-based corporate support for voluntary renewable energy and sustainability initiatives, and (iii) public sector demand to diversify energy sources from fossil fuel-based alternatives.

According to the EPA, methane is a significant GHG which accounted for approximately 10% of all U.S. GHG emissions from human activities in 2019 and which has a comparative impact on the atmosphere that is 25 times greater than that of carbon dioxide over a 100-year period. Biogas processing facilities could substantially reduce methane emissions at landfills and livestock farms, which together accounted for approximately 26% of U.S. methane emissions in 2019 according to the EPA.

RNG has traditionally been sold primarily into the transportation sector, where RNG is used in vehicles as CNG or LNG and as a replacement for natural gas from fossil sources. Growth in this market has largely been driven by environmental subsidies to support the production of renewable transportation fuels. We expect demand for RNG as a transportation fuel to continue, and multiple corporations have recently announced they are testing or incorporating sustainable transportation solutions into their fleets using RNG as CNG and LNG.

There is also growing demand for RNG in sectors other than transportation, including as a feedstock for electricity generation, heating and cooking for residential and commercial use, hydrogen production, biomethanol, sustainable aviation fuel. ammonia and other fertilizes, and renewable LNG. We have successfully secured long-term fixed-price off-take agreements with multiple investment-grade counterparties who expect to utilize RNG in these sectors and anticipate that an increased focus on sustainability initiatives and GHG reductions will continue to drive demand growth in these sectors. Numerous utilities, corporations and universities have recently announced RNG targets or mandates and emphasized the role they expect RNG to play in their decarbonization initiatives. Importantly, our long-term fixed-price RNG off-take agreements are not dependent on the continuation or ratification of any underlying local, state or federal government renewable fuel programs (e.g. RFS, LCFS). RNG can be transported via the existing natural gas pipeline network that spans millions of miles across the United States and Canada, enabling Archaea to deliver RNG to current and prospective customers nearly anywhere in North America.

Availability of Long-Term Feedstock Supply

Biogas is collected and processed to remove impurities for use as RNG, which has the same chemical composition as and can be used interchangeably with traditional natural gas from fossil sources. Common sources of biogas include landfills, livestock farms, wastewater resource recovery facilities, organic waste management operations, and forest and wood products.

We are primarily focused on landfill-sourced biogas and believe there is a significant opportunity for growth in RNG production from landfill gas. The EPA Landfill Methane Outreach Program reports approximately 2,600 landfills in the U.S., of which approximately 500 landfills have operational LFG to energy facilities. Some landfills have more than one operational facility, for a total of approximately 550 LFG to energy facilities, of which only 72 are RNG facilities and the remainder are LFG to electricity facilities. We believe we are well-positioned to help convert these LFG to electricity facilities into RNG production facilities. Of the remaining approximately 2,100 landfills that have no form of landfill gas to RNG or electricity generation, the EPA has identified approximately 500 landfills as candidates for future project development.

We have identified actionable growth opportunities and expect to be uniquely positioned and qualified to work with landfill owners to develop new greenfield RNG projects and convert existing renewable electricity facilities to RNG.

The availability of additional biogas sources such as organic waste management, wastewater resource recovery facilities and livestock farms also have the potential to support the growth of our business.

Government Programs Promoting RNG Growth

RNG generates Environmental Attributes which can be monetized to generate additional revenue. These Environmental Attributes are provided for under several different programs, including RFS and LCFS programs.

The RFS program was authorized under the Energy Policy Act of 2005 and expanded through the Energy Independence and Security Act of 2007. At its most basic level, it requires the use of specific volumes of biofuel in the U.S. and is aimed at (i) increasing energy security by reducing U.S. dependence on foreign oil and establishing domestic green fuel related industries and (ii) improving the environment through the reduction of GHG emissions.

Under the RFS program, transportation fuel sold in the U.S. must contain a certain minimum volume of renewable fuel. To enforce compliance, the EPA began using RINs as a means to track the production, use and trading of renewable fuels. A RIN is generated when an EPA-registered renewable fuel producer produces renewable fuel that is then dispensed as transportation fuel. The type of RIN a renewable fuel producer can generate is determined by the reduction in GHG emissions compared to the gasoline or diesel baseline. Fuels are categorized by “D-code” depending on these GHG emission reductions. Each type of renewable fuel also carries an EV that determines how many RINs a renewable fuel producer can generate with each gallon of renewable fuel produced. Finally, the EPA regulates the amount of RINs the industry as a whole must obtain and retire on an annual basis.

Our LFG-to-RNG production facilities generate D3, or cellulosic biofuels, RINs for which there is high demand due to supply constraints and the ability of D3 RINs to fulfill obligations in other D-Code categories. For example, a D3 RIN can be used to fulfill obligations in both the D5 and D6 categories, as well as in the D3 category. The EPA refers to this concept as “nesting.” Moreover, the most restrictive standards apply to the cellulosic biofuel category, including a 60% GHG reduction and a 1.0 to 1.5 EV, resulting in a limited number of qualifying fuels which meet the corresponding standards.

On the state level, the economics of RNG are enhanced by low-carbon fuel initiatives, particularly well-established programs in California and Oregon, a program in Washington expected to begin in 2023 or 2024, and several other states also actively considering LCFS initiatives. LCFS regulations are aimed at reducing the CI of transportation fuel sold and purchased in the applicable state. A CI score is calculated as grams of CO2 — equivalent per megajoule of energy of the fuel. The CI score is dependent upon a full lifecycle analysis that evaluates the GHG emissions associated with producing, transporting and consuming the fuel. LCFS credits can be generated in three ways: (i) fuel pathway crediting that provides low carbon fuels used in California transportation; (ii) project-based crediting that reduces GHG emissions in the petroleum supply chain; and (iii) zero emission vehicle crediting that supports the buildout of infrastructure. These credits are awarded to RNG projects based on each project’s CI score relative to the targeted CI score for both gasoline and diesel fuels. The number of monetizable LCFS credits per unit of fuel increases with a lower CI score.

We believe credits generated under the RFS and LCFS programs can provide meaningful revenue upside but also note that their pricing has historically been volatile and remains difficult to forecast. While we intend to sell a portion of our RNG production and associated Environmental Attributes at market prices and thus capture the value of prevailing RIN and LCFS credits, we aim to cap our merchant (variable) exposure to approximately 30% of RNG volumes, with the remaining approximately 70% contracted under long-term fixed price off-take agreements in which the customer retains the value of the Environmental Attributes. This strategy of locking in the majority of volumes under take-or-pay contracts with no Environmental Attribute pricing risk differentiates us from most of our competitors in the RNG space today.

Customers

We seek to be a reliable long-term provider of lower-carbon energy to help our off-take partners decarbonize and achieve their sustainability goals. Our customers include utilities, corporations, universities, municipalities and marketers. We sell RNG and related Environmental Attributes primarily to municipalities, corporations and marketers. We sell electricity and RECs primarily to utilities and ISOs.

Because our projects depend on sales of RNG, electricity and Environmental Attributes to certain key purchasers, our projects are highly dependent upon these customers fulfilling their contractual obligations under their respective PPAs or GSAs. For the years ended December 31, 2021 and 2020, no single customer accounted for more than 10% of our total revenue.

Competition

There are many other companies operating in the renewable energy and RNG production space, and we face competition both on rights to manage or develop LFG projects and the prices we receive for our RNG and renewable electricity. In the LFG industry, we believe our primary competitors are other LFG companies with existing projects and landfill owners that either operate their own LFG projects or may do so in the future. We compete with these companies to acquire LFG rights for additional project development, existing LFG projects, or in some cases to renew or extend existing gas rights. Increased competition for such projects may increase the price we pay for gas rights, the acquisition costs for existing projects or the royalties or other payments we have to pay landfill owners, which may have a material adverse effect on our results of operations. We may also find ourselves competing more frequently with landfill owners to the extent they decide to exercise their purchase rights that exist under certain of our gas rights agreements or otherwise develop their own LFG projects, which would also reduce the number of opportunities for us to develop new LFG projects. We also compete with other RNG developers for long-term fixed-price off-take agreements with existing and potential buyers of RNG.

Evolving consumer preferences, regulatory conditions, ongoing waste industry trends and project economics have a strong effect on the competitive landscape. The biogas and RNG markets are heavily fragmented. We believe we are in a strong position to compete for new project development and supply opportunities, as well as additional off-take agreements, due to our technical expertise, relationships across the industry, scale, breadth of our operating platform and capital structure. However, competition for such opportunities, including the prices being offered for fuel supply, may impact profitability of opportunities to us and may make opportunities unsuitable to pursue.

Seasonality

To some extent, we experience seasonality in our results of operations. Short-term sales of RNG may be impacted by higher consumption of vehicle fuels by some of our customers in the summer months, when buses and other fleet vehicles use more fuel to power their air conditioning systems, which typically translate to an increased volume of fuel delivered in the summer months. In addition, natural gas commodity prices tend to be higher in the fall and winter months, due to increased overall demand for natural gas for heating during these periods.

Revenues generated from our renewable electricity production facilities in the northeast U.S., all of which sell electricity at market prices, are affected by warmer and colder weather, and therefore a portion of our quarterly operating results and cash flows are affected by pricing changes due to regional temperatures. These seasonal variances are managed in part by certain off-take agreements at fixed prices.

Cold weather can cause our plants to experience freeze-offs and power outages, resulting in more downtime than under warm weather conditions. Shipping delays for replacement parts and construction materials may also be more frequent during the winter months leading to incremental downtime or construction delays. In addition, lower ambient temperatures result in lower biogas production from our anaerobic digesters and may result in changes to landfill gas composition during the winter months which have the potential to cause incremental downtime. Our energy production can also be affected during the summer months, as very warm temperatures can dry out a landfill if the landfill owner is unable to keep the landfill covered, which in turn reduces the LFG generated at the site.

Human Capital

We have a total of 292 full time employees as of December 31, 2021. None of our employees is represented by a labor organization or under any collective bargaining agreements.

The success and growth of our business is significantly correlated with our ability to recruit, train, promote and retain talented individuals at all levels of our organization. To succeed in a competitive labor market, we have developed and maintain key recruitment and retention strategies. These include competitive salary structures, including bonus and equity compensation programs, competitive benefits policies, including paid time off for vacations, sick leave and holidays, short-term disability coverage, group term life insurance and retirement savings plans. Since the onset of the COVID-19 pandemic, we have taken an integrated approach to helping our employees manage their work and personal responsibilities, with a strong focus on employee well-being, health and safety.

Governmental Regulation

We are subject to a variety of federal, state and local laws and regulations relating to the environment, health and safety, labor and employment, building codes and construction, zoning and land use, public reporting and taxation, among others. These regulations and policies are subject to amendment, which could result in a significant future reduction in the potential demand or incentives available for renewable energy (including Environmental Attributes that certain forms of renewable energy may generate), renewable energy project development and investments. Any new government regulations applicable to our renewable energy projects or markets for renewable energy may result in significant additional expenses or related development costs and, as a result could cause a significant reduction in demand for our renewable energy. Failure to comply with such requirements could result in the disconnection and/or shutdown of the non-complying facility, our inability to sell electricity or RNG from the non-complying facility, the voiding or disqualification of Environmental Attributes generated in association with our operations, the default of any contracts that we have for the sales that were to be made from the non-complying facility, the imposition of liens, fines and penalties, forfeiture of certain payments we have made, refunds and interest, or civil or criminal liability.

On the state level, the economics of RNG are enhanced by low-carbon fuel initiatives, particularly well-established programs in California and Oregon, with several other states also actively considering similar LCFS initiatives.

Our market-based sales are subject to certain market behavior rules established by FERC, and if any of our generating companies are deemed to have violated those rules, we will be subject to potential disgorgement of profits associated with the violation, penalties, refunds of unlawfully collected amounts with interest, suspension or revocation of MBR authority. If such generating companies were to lose their MBR authority, they would be required to obtain the FERC’s acceptance of a cost of service rate schedule and could become subject to the significant accounting, record-keeping and reporting requirements that are typically imposed on vertically-integrated utilities with cost based rate schedules. This could have a material adverse effect on the rates we are able to charge for power from our facilities. The regulatory environment for electric generation has undergone significant changes in the last several years due to state and federal policies affecting wholesale competition and the creation of incentives for the addition of large amounts of new renewable generation and, in some cases, transmission assets. These changes are ongoing and we cannot predict the future design of the wholesale power markets or the ultimate effect that the changing regulatory environment will have on our business.

Environmental Regulation

Our operations, as well as our feedstock suppliers, are subject to extensive federal, state and local laws and regulations relating to the discharge or release of materials into the environment, environmental protection, and occupational health and safety. Such laws and regulations impose, among other things, restrictions, liabilities and obligations in connection with the generation, handling, use, storage, transportation, treatment and disposal of various substances, including hazardous substances and waste and as a result of any spills, releases, discharges and emissions of various substances into the environment. Environmental regulations also require that our facilities, sites and other properties be operated, maintained, decommissioned and restored to the satisfaction of applicable regulatory authorities. Occupational health and safety regulations establish standards protective of workers. These laws, as amended from time to time, include, for example:

•        the Clean Air Act, which regulates air emission pollutants, GHG emissions and reciprocating engines subject to Maximum Achievable Control Technology standards;

•        the Clean Water Act, which establishes the extent to which waterways are subject to federal jurisdiction and serves to regulate the discharge of wastewater from our facilities into state and federal waters;

•        the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), also known as the Superfund law, which regulates the cleanup of hazardous substances that may have been released at properties currently or previously owned or operated by us or locations to which we have sent hazardous substances for disposal;

•        the Energy Policy Act of 2005, which, among other things, establishes requirements for minimum volumes of renewable fuels in transportation fuel;

•        the Occupational Safety and Health Act, which establishes workplace standards for the protection of the health and safety of employees, including the implementation of hazard communications programs designed to inform employees about hazardous substances in the workplace, potential harmful effects of these substances and appropriate control measures;

•        the Resource Conservation and Recovery Act (“RCRA”), which imposes requirements for the generation, storage, treatment, transportation and disposal of solid and hazardous wastes at or from our facilities; and

•        various state and local laws, which may include analogs to the above or other or more stringent requirements.

An accidental release from one of our facilities could subject us to substantial liabilities arising from environmental cleanup and restoration costs, claims made by neighboring landowners and other third parties for personal injury, natural resource and property damages and fines or penalties for related violations of environmental laws or regulations. Moreover, under certain environmental laws such as CERCLA and RCRA, we could incur strict joint and several liability for remediating hazardous substances or wastes disposed of or released by us or prior owners or operators. We also could incur costs related to the clean-up of third-party sites to which we sent regulated substances for disposal or to which we sent equipment for cleaning. Failure to comply with these federal, state and local laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of corrective or remedial obligations, the incurrence of capital expenditures, the occurrence of delays, denials or cancellations in permitting or the development or expansion of projects and the issuance of orders enjoining performance of some or all of our operations in affected areas. For more information, see “Risk Factors — Risks Related to Our Business and Industry — Our operations, as well as those of our feedstock suppliers, are subject to numerous stringent environmental, health and safety (‘EHS’) laws and regulations that may expose us to significant costs and liabilities.”

Segment Information and Geographic Area

The Company operates in two reporting segments, RNG and Power. The Company’s operating facilities are located across 18 states as of June 30, 2022. Additional data and discussion are provided in “Note 23 — Segment Information” to Archaea’s audited consolidated financial statements included elsewhere in this prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Available Information

Archaea’s principal executive offices are located at 4444 Westheimer Road, Suite G450, Houston, Texas 77027. Archaea’s website is located at www.archaeaenergy.com.

Archaea furnishes or files with the SEC its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Archaea makes these documents available free of charge at www.archaeaenergy.com under the “Investors” tab as soon as reasonably practicable after they are filed or furnished with the SEC. In addition, corporate governance information, including our corporate governance guidelines and code of ethics, is also available on our investor relations website under the heading “Governance Documents.” Information on Archaea’s website is not incorporated by reference into this prospectus or the registration statement of which it forms a part or any of the Company’s other filings with the SEC. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

Archaea’s Class A Common Stock is listed and traded on the NYSE under the ticker “LFG.”

MANAGEMENT

Executive Officers and Directors

The following sets forth certain information, as of July 15, 2022, concerning each of our executive officers and directors.

Name	Age	Position
Nicholas Stork*	38	Chief Executive Officer and Director
Richard Walton*	39	President
Brian McCarthy*	37	Chief Financial Officer
Edward Taibi*	48	General Counsel and Executive Vice President of Strategic Initiatives and Government Affairs
Chad Bellah*	45	Chief Accounting Officer
Daniel J. Rice, IV	41	Director and Chairman of the Board
J. Kyle Derham	35	Director
Kathryn Jackson	64	Director
Joseph Malchow	36	Director
Scott Parkes	45	Director
James Torgerson	69	Director

____________

*        Denotes an executive officer.

Nicholas Stork has served as the Company’s Chief Executive Officer since September 2021. Mr. Stork served as co-founder, Chief Executive Officer and a director of Legacy Archaea from its founding in November 2018 until its combination with RAC and Aria in September 2021. Since November 2016, Mr. Stork has also served as Chief Financial Officer and a director of Noble Environmental, Inc. (“Noble”), an industry-leading environmental services company focused on providing innovative solutions to solid waste management companies, and Managing Partner of Noble House Capital, where he is responsible for investing and business development in the Appalachian Basin. From 2013 to 2016, Mr. Stork served as a Principal with Baleen Capital Management, a global value investment firm. Mr. Stork has significant experience in the energy industry and also brings extensive executive level experience to our Board. Mr. Stork holds a B.A. from Dartmouth College.

Richard Walton has served as the Company’s President since September 2021. Mr. Walton served as co-founder and President of Legacy Archaea from its founding in November 2018 until its combination with RAC and Aria in September 2021. Since November 2016, Mr. Walton has also served as Chief Executive Officer, President and a director of Noble. From September 2013 until June 2017, Mr. Walton was Chief Executive Officer of Redstone International, a services company that specializes in deep foundations, earth retention, shoring systems and grouting solutions. Mr. Walton also held various positions with private equity and investment banking firms. Mr. Walton is a graduate of Dartmouth College with a B.A. in Economics.

Brian McCarthy has served as the Company’s Chief Financial Officer since August 2022. Prior to that, he served as the Company’s Chief Investment Officer from September 2021 to August 2022 and as the Company’s Interim Chief Financial Officer from March 2022 to August 2022. Mr. McCarthy served as Chief Investment Officer of Legacy Archaea from May 2021 until its combination with RAC and Aria in September 2021. From January 2019 to May 2021, Mr. McCarthy served as Legacy Archaea’s Chief Financial Officer. Mr. McCarthy is also a Partner at Saltonstall & Co., a Boston-based financial services company and minority owner of Archaea Energy LLC, where he has been employed since 2013. Previously, Mr. McCarthy was an analyst with Stevens Capital Management, Schneider Capital Management and Goldman Sachs. Mr. McCarthy is a graduate of the University of Pennsylvania where he studied Physics and Economics.

Edward Taibi has served as the Company’s General Counsel and Executive Vice President of Strategic Initiatives and Government Affairs since March 2022. Mr. Taibi has significant experience in corporate management, transaction structuring and execution, complex legal matters, and public company governance and regulatory matters. Prior to joining the Company, from May 2004 to October 2020, Mr. Taibi was a senior executive at MacAndrews & Forbes Incorporated, a diversified holding company with a portfolio of investments across a wide range of industries. Mr. Taibi began his career as a mergers and acquisitions and corporate finance attorney at Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Taibi received his juris doctor degree from New York University School of Law and his Bachelor of Arts degree from Rutgers University.

Chad Bellah has served as the Company’s Chief Accounting Officer since September 2021. Mr. Bellah served as Chief Accounting Officer of Legacy Archaea from June 2021 until its combination with RAC and Aria in September 2021. From July 2020 to June 2021, Mr. Bellah served as a freelance accounting consultant, including Vice President, Controller of Penn America Energy Holdings LLC, a liquified natural gas energy project development company. From November 2007 to May 2020, Mr. Bellah served in various accounting positions with Anadarko Petroleum Corporation, including Director of Accounting Policy from November 2018 to May 2020, International Accounting Finance Manager from July 2016 to November 2018, Finance Director of Anadarko Algeria Company based in London from April 2013 to July 2016. Prior to joining Anadarko, Mr. Bellah worked as an Audit Manager in Houston for Ernst & Young LLP, serving large clients in the airlines and oil and gas industry. Mr. Bellah is a licensed Certified Public Accountant in the State of Texas and a graduate of Texas A&M University with a B.B.A. in Accounting and an M.S. in Finance.

Daniel J. Rice, IV has served as a member of the Board since September 2021. Mr. Rice served as Chief Executive Officer of RAC from October 2020 to September 2021. Mr. Rice has over 15 years of experience in the energy industry. He is also a director of Rice Acquisition Corp. II, a blank check company that was formed by an affiliate of Rice Investment Group to consummate an initial business combination (“Rice II”). He served Rice II as the Chief Executive Officer from inception in February 2021 to February 2022. Mr. Rice is a Partner of Rice Investment Group and served as Chief Executive Officer of Rice Energy, Inc. (“Rice Energy”) from October 2013 through the completion of its acquisition by EQT Corporation (“EQT”) in November 2017. Prior to his role as Chief Executive Officer, Mr. Rice served as Chief Operating Officer of Rice Energy from October 2012 through September 2013 and as Vice President and Chief Financial Officer of Rice Energy from October 2008 through September 2012. Mr. Rice oversaw Rice Energy’s growth from start-up through its $1 billion initial public offering in 2014 and eventual $8.2 billion sale to EQT in 2017. Mr. Rice also oversaw the creation and growth of Rice Midstream Partners LP, which was acquired by EQT Midstream Partners, LP for $2.4 billion in 2018. Mr. Rice established Rice Energy’s strategic framework for value creation, which yielded success for its stockholders and employees. He has utilized his operating and growth strategy formulation experience as the founder of Rice Energy to help portfolio companies of Rice Investment Group to refine and optimize their business strategies in order to profitably grow. Prior to joining Rice Energy, he was an investment banker for Tudor Pickering Holt & Co. in Houston and held finance and strategic roles with Transocean Ltd. and Tyco International plc. Mr. Rice currently serves on the board of directors of EQT and Rice II. Prior to joining Rice Energy, he was an investment banker for Tudor Pickering Holt & Co. in Houston and held finance and strategic roles with Transocean Ltd. and Tyco International plc. Mr. Rice’s extensive experience in the energy industry, including service in management and other leadership roles, makes him well suited to serve as a member of the Board. Mr. Rice holds a B.A. in Finance from Bryant University.

J. Kyle Derham has served as a member of the Board since September 2021. Mr. Derham served as Chief Financial Officer of RAC from October 2020 to September 2021. Mr. Derham is a Partner of Rice Investment Group and the President, Chief Executive Officer, and a director of Rice II, a blank check company that was formed by an affiliate of Rice Investment Group to consummate an initial business combination. Mr. Derham served Rice II as Chief Financial Officer from inception in February 2021 until February 2022, at which point he was appointed Chief Executive Officer. Mr. Derham, as part of the Rice Investment Group team, led the stockholder campaign in 2019 to revamp the strategic direction of EQT, the largest operator of natural gas production in the U.S., and elect a majority slate of director candidates to the board of EQT. Following the campaign, Mr. Derham served as interim Chief Financial Officer of EQT and serves as a strategic advisor to the company. Mr. Derham previously served as Vice President, Corporate Development and Finance of Rice Energy and Rice Midstream Partners LP from January 2014 through November 2017. Mr. Derham also has experience as a private equity investor, working as an associate at First Reserve and as an investment banker at Barclays Investment Bank. Through his various roles working alongside the Rice family, Mr. Derham has focused on evaluating, structuring and negotiating key acquisitions and execution of critical strategic initiatives to generate attractive risk-adjusted returns for investors. Mr. Derham’s significant experience in financial and leadership positions makes him well suited to serve as a member of our Board of Directors. Mr. Derham holds a B.A. in Finance from the Wharton School of the University of Pennsylvania.

Dr. Kathryn Jackson has served as a member of the Board since September 2021. Dr. Jackson is an accomplished executive leader with a highly successful career in electricity generation, energy system operations and technology management. Dr. Jackson served as Director of Energy and Technology Consulting for KeySource, Inc., a solutions-oriented company that provides strategic business consulting, from October 2016 to May 2021. Prior to this role, Dr. Jackson has served as President and Chief Technology Officer for RTI International Metals, Chief Technology

Officer and Senior Vice President for Research and Technology for Westinghouse Electric Company, LLC, and Executive Vice President of River System Operations and Environment for the Tennessee Valley Authority. Dr. Jackson serves on the board of directors of Portland General Electric, Cameco Corporation and EQT. Dr. Jackson previously served on the board of directors of Rice Energy from April 2017 until its acquisition by EQT. Dr. Jackson, a member of the National Academy of Engineering, holds advanced degrees in engineering, industrial engineering and public policy from Carnegie Mellon University and the University of Pittsburgh. The Board values Dr. Jackson’s expertise in regulatory, legislative and public policy issues. Her innovation, technology and engineering skills, in addition to her experience with generation facilities and large energy trading and utility operations, are highly beneficial to the Board.

Joseph Malchow has served as a member of the Board since September 2021. Mr. Malchow is the Founding General Partner at HNVR Technology Investment Management in Menlo Park, California, a Seed and Series A venture capital firm founded in 2018. The firm supports software entrepreneurs in fields including artificial intelligence, developer tooling, low code business logic, data and computing infrastructure, cybersecurity for enterprises, and software-as-a-service in a number of specific verticals including finance and credit, freight and logistics, national security, defense technology and energy. Mr. Malchow has also been an active investor since 2013, originating equity investments in private technology companies in the Palo Alto-San Francisco corridor and in selected areas around the country. Mr. Malchow also sits on the Board of Enphase Energy, Inc., a global energy technology company. Mr. Malchow earned an A.B. from Dartmouth College in 2008. He later studied at the law and business schools of Stanford University, receiving a J.D. in 2013. Mr. Malchow’s entrepreneurial experience, experience in evaluating new technology and systems, and in making financial investments in growing enterprises, as well as his experience serving on the board of another energy company, make him well suited to serve as a member of our Board of Directors.

Scott Parkes has served as a member of the Board from September 2021 (except from March 25, 2022 to April 4, 2022). Mr. Parkes served as a Principal at Ares Management LLC (“Ares”), a global alternative investment manager operating in the credit, private equity, real estate market and infrastructure asset classes, until April 2022. While with Ares, Mr. Parkes served as a member of the Aria board of directors from January 2008 to September 2021, where he served on the Audit Committee and Compensation Committee. In addition to his role with Aria, Mr. Parkes has served as a member of the board of directors of Swell Energy Inc. and Paradigm Midstream, LLC since 2019 and 2018, respectively, both of which are privately held portfolio companies of Ares-managed funds. Mr. Parkes was a Senior Vice President at Energy Investors Funds (“EIF”) from July 2007 until EIF was acquired by Ares in January 2015. At both EIF and Ares, Mr. Parkes focused on originating, analyzing, structuring and closing new fund investments, as well as ongoing portfolio company management. Previously, he held various finance roles within Exxon Mobil Corporation and was a Financial Analyst in the Global Power Investment Banking Group at J.P. Morgan. He began his career at as a Financial Analyst at McManus and Miles, a boutique investment bank serving the U.S. electric power industry. Mr. Parkes’ extensive executive and professional experience in the energy industry qualify him to serve as a director. Mr. Parkes holds a B.A. from Columbia University in Economics and an M.B.A. from Yale University School of Management in Finance. Mr. Parkes’ extensive experience serving as a member of the board of director of Aria and other leadership experience makes him well suited to serve as a member of our Board of Directors.

James Torgerson has served as a member of the Board since September 2021. Mr. Torgerson was the Chief Executive Officer of Avangrid, Inc., a public utility company with $35 billion of assets, from December 2015 until June 2020. Prior to that role, Mr. Torgerson served as President and Chief Executive Officer of UIL Holdings Corporation beginning in 2006. Prior to 2006, Mr. Torgerson was President and Chief Executive Officer of Midcontinent Independent System Operator, Inc. Mr. Torgerson is a director of Portland General Electric Company and is the chair of its Compensation and Human Resources Committee. Mr. Torgerson served as the chair of the board of directors of the American Gas Association and serves as a trustee of the Yale-New Haven Hospital and as a trustee of Yale New Haven Health System. Until his retirement in June 2020, he served on the board and as an executive committee member of the Edison Electric Institute (“EEI”). Mr. Torgerson also co-chaired EEI’s Board Committee for Reliability, Security and Business Continuity, which included responsibility related to cybersecurity for the EEI member utilities. Mr. Torgerson, prior to his retirement, was also a member of the Electricity Sub-sector Coordinating Council, that coordinates with the federal government on physical and cybersecurity and natural disasters impacting the electric grid. Mr. Torgerson has significant executive leadership experience and extensive knowledge of the utility industry, including clean energy development, finance and accounting, U.S. energy markets, regulation, risk management and strategic planning, all of which we believe will be an asset to our Board. Mr. Torgerson holds a B.B.A. in Accounting from Cleveland State University.

Corporate Governance

Classified Board of Directors

In accordance with our charter, the Board is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. Upon expiration of the term of a class of directors, directors for that class will be elected for three-year terms at the annual meeting of stockholders in the year in which that term expires. Each director’s term continues until the election and qualification of his or her successor or his or her earlier death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

At the Company’s special meeting of stockholders on September 9, 2021, Dr. Jackson and Messrs. Derham and Parkes were elected to serve as Class I directors with a term expiring at the Company’s 2022 annual meeting of stockholders, Messrs. Malchow and Rice were elected to serve as Class II directors with a term expiring at the Company’s 2023 annual meeting of stockholders, and Messrs. Stork and Torgerson were elected to serve as Class III directors with a term expiring at the Company’s 2024 annual meeting of stockholders.

At the Company’s 2022 annual meeting of stockholders, Dr. Jackson and Messrs. Derham and Parkes were elected to serve as Class I directors with a term expiring at the Company’s 2025 annual meeting of stockholders.

Stockholders Agreement

In connection with the Business Combinations, we entered into the Stockholders Agreement with RAC, RAC Opco, RAC Buyer, the Sponsor, and certain of our stockholders that were affiliated with Aria and Legacy Archaea. This agreement grants (i) the holders of a majority of the Company Interests (as defined in the Stockholders Agreement) held by the RAC Sponsor Holders (as defined in the Stockholders Agreement) the right to designate two directors for appointment or election to our Board during the term of the Stockholders Agreement and (ii) the Ares Investor (as defined in the Stockholders Agreement) has the right to designate one director for appointment or election to the Board for so long as the Ares Investor holds at least 50% of the Registrable Securities (as defined in the Stockholders Agreement) held by it on the Closing Date. See “Certain Relationships and Related Transactions — Stockholders Agreement” for additional information.

Independence of the Board of Directors

The NYSE listing standards require that a majority of the members of the Board be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

The Board has determined that each of Dr. Kathryn Jackson and Messrs. Derham, Malchow, Parkes, Rice and Torgerson are “independent directors” as defined in the NYSE listing standards and applicable SEC rules.

Committees of the Board of Directors

The Board has established an Audit Committee (the “Audit Committee”), a Compensation Committee (the “Compensation Committee”), and a Nominating and Corporate Governance Committee (the “NCG Committee”), each of which is comprised entirely of directors who meet the applicable independence requirements of the NYSE rules. The Board has also established a Safety, Health, Environmental and Quality Committee (the “SHEQ

Committee”), which is comprised of both independent and non-independent directors. These committees keep the Board informed of their actions and provide assistance to the Board in fulfilling its oversight responsibility to stockholders. The table below provides membership information of these committees as of July 15, 2022.

Name	Audit Committee	Compensation Committee	NCG Committee	SHEQ Committee
J. Kyle Derham		🗸
Kathryn Jackson	🗸		C	🗸
Joseph Malchow	🗸	C
Scott Parkes		🗸		C
Daniel Joseph Rice, IV			🗸
Nicholas Stork				🗸
James Torgerson	C		🗸

____________

C indicates Committee chair

🗸 indicates Committee non-chair member

The functions performed by these committees, which are set forth in more detail in their charters, are summarized below. The Board has adopted a charter for these committee, each of which is available at https://ir.archaeaenergy.com/corporate-governance/governance-documents.

Audit Committee

The Audit Committee consists of Dr. Kathryn Jackson and Messrs. Malchow and Torgerson. The Board has determined that each of the members of the Audit Committee satisfies the independence requirements of the NYSE and Rule 10A-3 under the Exchange Act. Mr. Torgerson serves as chair of the committee. Each member of the committee is financially literate, and our Board has determined that Mr. Torgerson qualifies as an “audit committee financial expert” as defined in applicable SEC rules. In making this determination, the Board considered each such director’s formal education and previous experience in financial roles.

Both our independent registered public accounting firm and management periodically will meet privately with our Audit Committee. The Audit Committee held three meetings during the 2021 fiscal year.

The functions of this committee include, among other things:

•        the appointment, compensation, retention, replacement and oversight of the work of the independent registered public accounting firm and any other independent registered public accounting firm engaged by us;

•        pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•        reviewing and discussing with the independent registered public accounting firm all relationships the auditors have with us in order to evaluate their continued independence;

•        setting clear hiring policies for employees or former employees of the independent registered public accounting firm;

•        setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•        obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•        reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•        reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the FASB, the SEC or other regulatory authorities.

Compensation Committee

The Compensation Committee consists of Messrs. Derham, Malchow and Parkes. Mr. Malchow serves as the chair of the Compensation Committee. The Board has determined that each of the members of the Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, and satisfies the independence requirements of the NYSE. The Compensation Committee held one meeting during the 2021 fiscal year.

The functions of the committee include, among other things:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our chief executive officer’s compensation, evaluating our chief executive officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our chief executive officer based on such evaluation;

•        reviewing and approving on an annual basis the compensation of all of our other officers;

•        reviewing on an annual basis our executive compensation policies and plans;

•        implementing and administering our incentive compensation equity-based remuneration plans;

•        assisting management in complying with our proxy statement and annual report disclosure requirements;

•        monitoring, approving, amending, modifying, ratifying, interpreting, or terminating any non-equity based benefit plan offerings, including non-qualified deferred compensation, fringe benefits, and any perquisites for our officers and employees;

•        if required, producing a report on executive compensation to be included in our annual proxy statement; and

•        reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

NCG Committee

The NCG Committee consists of Dr. Jackson and Messrs. Rice and Torgerson. Dr. Jackson serves as the chair of the NCG Committee. The Board has determined that each of the members of the NCG Committee satisfies the independence requirements of the NYSE. The NCG Committee held two meetings during the 2021 fiscal year.

The functions of this committee include, among other things:

•        identifying, screening and reviewing individuals qualified to serve as directors and recommending to the Board candidates for nomination for election at the annual meeting of stockholders or to fill vacancies on the Board;

•        developing, recommending to the Board and overseeing implementation of our corporate governance documents, including our corporate governance guidelines;

•        coordinating and overseeing the annual self-evaluation of the Board, its committees, individual directors and management in the governance of Archaea; and

•        reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

SHEQ Committee

The SHEQ Committee consists of Dr. Jackson and Messrs. Parkes and Stork. Mr. Parkes serves as the chair of the SHEQ Committee. The SHEQ Committee is comprised of both independent directors and non-independent directors. The SHEQ Committee was formed in 2022 and did not meet during the 2021 fiscal year.

The functions of this committee include, among other things:

•        overseeing management’s health and safety strategy, including the establishment and administration of performance standards and policies, procedures and programs for employees, contractors, customers and communities affected by our operations and periodically reviewing our health and safety performance;

•        overseeing management’s environmental strategy, including items such as air quality and emissions reductions, surface quality and resource impact, establishing performance standards with respect to our environmental strategy and periodically reviewing our environmental performance;

•        periodically reviewing new and emerging technologies and best practices that might improve our overall performance, strategy and ability to achieve future initiatives; and

•        overseeing management’s stewardship practices, use of good judgement to drive operational excellence and quality trends, issues and concerns and promoting a culture of continuous improvement and growth.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that has served or currently serves as a member of the Board or the Compensation Committee.

Code of Ethics

We have a code of ethics that applies to all of our executive officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of ethics is available on our corporate website at https://ir.archaeaenergy.com/corporate-governance/governance-documents. Any required disclosures regarding amendments to, or waivers of, provisions of our code of ethics will be disclosed on our website at https://ir.archaeaenergy.com/corporate-governance/.

Corporate Governance Guidelines

We have adopted corporate governance guidelines in accordance with the corporate governance rules of the NYSE that serve as a flexible framework within which the Board and its committees operate. These guidelines cover a number of areas including board membership criteria and director qualifications, director responsibilities, board agenda, roles of the chairman of the board, chief executive officer and presiding director, meetings of independent directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. A copy of our corporate governance guidelines is available on our corporate website at https://ir.archaeaenergy.com/corporate-governance/governance-documents.

Risk Oversight

As part of regular Board and committee meetings, the directors oversee executives’ management of risks relevant to the Company. While the full Board has overall responsibility for risk oversight, the Board has delegated responsibility related to certain risks to various committees. In particular, the Audit Committee has the responsibility to review and discuss our major financial risk exposures and cybersecurity risks and the steps our management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. The Compensation Committee assesses and monitors whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements. The full Board regularly reviews reports from management on various aspects of our business, including related risks and tactics and strategies for addressing them.

Limitation on Liability and Indemnification of Officers and Directors

Our charter provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

Our bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. In addition, we have entered into, or will enter into, agreements with our officers and directors to provide contractual indemnification.

Our indemnification obligations may discourage stockholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

We believe that these charter and bylaw provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXECUTIVE COMPENSATION

The tables and narrative disclosure below provide compensation disclosure of our principal executive officer and our next two most highly-compensated executive officers (our “Named Executive Officers” or “NEOs”) for fiscal years ended December 31, 2020 and 2021. The disclosure satisfies the requirements applicable to emerging growth companies, as defined in the JOBS Act.

Summary Compensation Table

The following table summarizes the compensation awarded to, earned by or paid to our NEOs for the fiscal years ended December 31, 2020 and 2021.

Name and Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Nicholas Stork	2021	—	500,000	2,349,000	—	2,849,000
Chief Executive Officer	2020	100,000	—	—	—	100,000
Eric Javidi(3)	2021	227,397	100,000	3,493,383	—	3,820,780
Chief Financial Officer
Chad Bellah(3)	2021	140,425	153,000	574,328	—	867,753
Chief Accounting Officer

____________

(1)      Amounts for Messrs. Stork and Bellah represent annual discretionary bonuses earned in 2021 and paid on March 11, 2022. Amounts for Mr. Javidi represent a one-time bonus received upon hire.

(2)      Amounts reported for Mr. Stork represent 1,500 Series A Units in Archaea Energy LLC (“Series A Units”) granted on March 11, 2021. The Series A Units vested upon the consummation of the Business Combinations. Amounts for Messrs. Javidi and Bellah represent fully-vested shares of Class A Common Stock and time-based restricted stock units (“RSUs”) granted on December 29, 2021. Mr. Javidi was granted 140,000 shares of Class A Common Stock and 62,750 time-based RSUs. Mr. Bellah was granted 33,333 time-based RSUs. The amounts reported in this column represents the aggregate grant date fair value of the Series A Units, time-based RSUs and shares of Class A Common Stock (as applicable), calculated in accordance with FASB ASC Topic 718, Compensation — Stock Compensation, excluding the effects of estimated forfeitures and does not reflect the actual value that may be ultimately realized by the NEO. See “Note 17 — Share-Based Compensation” to Archaea’s audited consolidated financial statements included elsewhere in this prospectus for a discussion of the assumptions used in determining the FASB ASC Topic 718 grant date fair value of these awards.

(3)      Messrs. Javidi and Bellah joined the Company on May 1, 2021 and June 14, 2021, respectively, and accordingly earned no compensation with the Company for fiscal year 2020.

Annual Base Salary

Each NEO’s base salary is a fixed component of annual compensation for performing specific job duties and functions. The Compensation Committee has established the annual base salary rate for each of our NEOs at a level necessary to retain the individual’s services, and will review base salaries on an annual basis in consultation with the Chief Executive Officer (other than with respect to his own salary). The annual base salaries for the NEOs for the 2021 fiscal year are as follows: Mr. Stork did not take an annual base salary, Mr. Javidi’s annual base salary was $350,000 and Mr. Bellah’s annual base salary was $255,000. Effective March 3, 2022, Mr. Stork began taking an annual base salary of $150,000.

Bonus Compensation

The Company granted annual bonuses in 2021 to Messrs. Stork and Bellah that were paid on March 11, 2022. The Board exercised its sole discretion and awarded Messrs. Stork and Bellah annual bonuses of $500,000 and $153,000, respectively, for their performance. In connection with the hiring of Mr. Javidi, the Company provided him a one-time sign-on bonus of $100,000.

Long Term Incentive Compensation

Prior to the Business Combinations, Archaea Energy LLC adopted the Series A Incentive Plan on November 13, 2018 to provide economic incentives to select employees of Archaea Energy LLC and its affiliates and align their interests with the equity holders of Archaea Energy LLC. Archaea Energy LLC granted 1,500 Series A Units with a grant date fair value of $2,349,000 to Mr. Stork on March 11, 2021, which vested in full upon consummation of the Business Combinations. The Series A Units represent an interest in the future profits of Archaea Energy LLC and are intended to be treated as “profits interests” for federal income tax purposes.

In connection with the Business Combinations, the Company adopted and approved the Incentive Plan under which the Company is permitted to grant equity-based awards, including RSUs. Following the Business Combinations, the Company granted time-based RSUs to Messrs. Javidi and Bellah on December 29, 2021 equal to 62,750 RSUs with a grant date fair value of $1,081,183 for Mr. Javidi and 33,333 RSUs with a grant date fair value of $574,328 for Mr. Bellah. The RSUs will vest in full on September 15, 2024, subject to each NEO’s continued employment through such date. In addition, the Company approved a grant of 140,000 fully vested shares of Class A Common Stock to Mr. Javidi under the Incentive Plan, which was granted to him on December 29, 2021.

Other Compensation Elements

The Company offers participation in broad-based retirement, health and welfare plans to all of its employees. The Company currently maintains a retirement plan intended to provide benefits under section 401(k) of the Code, under which employees, including our NEOs, are allowed to contribute portions of their base compensation to a tax-qualified retirement account and receive discretionary matching contributions. In fiscal year 2021, matching contributions were made to participating employees equal to 100% of the employee’s deferral up to 5% of the employee’s compensation. During fiscal year 2021, only Mr. Bellah participated in our retirement plan.

Employment Agreements with Named Executive Officers

The Company entered into an employment agreement with Mr. Stork on November 13, 2018 with an initial two-year term that is automatically renewed for one-year terms indefinitely until termination by the Company or Mr. Stork. The agreement provides for certain severance benefits detailed under the section titled “— Potential Payments and Benefits upon Termination or Change in Control.” In connection with the employment agreement, Mr. Stork also entered into a confidentiality, non-interference and invention assignment agreement with the Company.

The Company has also entered into offer letters with Messrs. Javidi and Bellah on June 25, 2021 and May 27, 2021, respectively. The offer letters set out annual base salaries, annual bonus targets and incentive compensation for Messrs. Javidi and Bellah. In connection with the offer letter for Mr. Bellah, he also entered into a confidentially, non-interference and invention assignment agreement with the Company. Neither Messrs. Javidi or Bellah are entitled to any severance benefits upon termination.

Potential Payments and Benefits upon Termination or Change in Control

Mr. Stork is eligible for severance benefits pursuant to his employment agreement with the Company. The agreement provides that upon a termination due to death or permanent disability, Mr. Stork or his estate is entitled to an amount equal to 100% of his current annual base salary payable in ratable monthly installments over a 12-month period. The agreement also provides that upon a termination by the Company without cause or by Mr. Stork for good reason, he is entitled to (i) an amount equal to 100% of his current annual base salary payable in ratable monthly installments over a 12-month period, and (ii) for a period of up to one year after termination, health coverage under the Company’s health plans and programs at such costs to Mr. Stork as would have applied if such his employment with the Company had continued.

Outstanding Equity Awards at 2021 Year End

The following table reflects information regarding outstanding equity-based awards held by our NEOs as of December 31, 2021, which consist of time-based RSUs granted under the Incentive Plan. All outstanding equity-based awards held by our NEOs as of December 31, 2021 are included in the table below.

Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Nicholas Stork	—	—
Eric Javidi	62,750	1,147,070
Chad Bellah	33,333	609,327

____________

(1)      Includes the following time-based RSUs granted by the Company on December 29, 2021: (i) 62,750 time-based RSUs to Mr. Javidi and (ii) 33,333 time-based RSUs to Mr. Bellah, each of which vests in full on September 15, 2024, subject to each NEO’s continued employment through that date.

(2)      The market value of unvested time-based RSUs is calculated by multiplying the number of restricted stock units held by the applicable NEO by the closing price of the Class A Common Stock on December 31, 2021, which was $18.28.

Anti-Hedging Policies

We maintain an anti-hedging policy that prohibits directors, officers and other employees (each, a “covered person”) from purchasing a financial instrument, or engaging in any other similar transaction, including prepaid variable forward contracts, equity swaps, collars or exchange funds, in each case, that is designed to, or that may reasonably be expected to have the effect of, hedging or offsetting any decrease in the market value of Company securities. The policy also prohibits each covered person from engaging in any “short sale” of Company securities and from holding any Company security in a margin account or otherwise pledging Company securities as collateral for a loan.

Director Compensation

During the fiscal year ended December 31, 2021, each of our non-employee directors received the compensation set forth in the table below. Mr. Stork is not compensated for his additional service provided to our Board and thus is not included in the table below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
J. Kyle Derham	3,333	32,341	35,674
Kathryn Jackson	3,333	32,341	35,674
Joseph Malchow	3,333	32,341	35,674
Scott Parkes	—	32,341	32,341
Daniel Joseph Rice, IV	3,333	32,341	35,674
James Torgerson	3,333	32,341	35,674

____________

(1)      The Company granted each non-employee director 1,877 time-based RSUs on December 29, 2021 with a grant date fair value of $32,341. The restricted stock units vested on January 1, 2022.

In connection with the Business Combinations, the Company adopted a new non-employee director compensation policy, which is designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of Company stock to further align their interests with those of its stockholders. The policy provides the following compensation for non-employee directors:

•        an annual cash retainer of $75,000 for each non-employee director, paid quarterly in arrears and prorated for the non-employee director’s period of service on the Board; and

•        an annual equity award with grant date fair value of $125,000 for each non-employee director, granted in the form of RSUs that will vest on the one-year anniversary of the grant date, subject to the director’s continuous service through the vesting date.

DESCRIPTION OF SECURITIES

The following description sets forth certain material terms and provisions of certain of our securities and summarizes relevant provisions of Delaware law relating thereto. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the applicable provisions of the DGCL and our charter and bylaws. The full text of our charter is included as Exhibits 3.1 and 3.2, and the full text of our bylaws is included as Exhibit 3.3, to the registration statement of which this prospectus forms a part and is incorporated herein by reference. We urge you to read our charter and bylaws in their entirety for a complete description of the rights and preferences of our securities.

Authorized Capital Stock

As of July 15, 2022, our charter authorizes 1,100,000,000 shares of capital stock, consisting of (i) 900,000,000 shares of Class A Common Stock, (ii) 190,000,000 shares of Class B Common Stock and (iii) 10,000,000 shares of preferred stock, par value $0.0001 per share (our “Preferred Stock”).

Pursuant to the Opco LLC Agreement, at the request of the holder, each Opco unit may be redeemed for, at Opco’s election, a newly-issued share of Class A Common Stock or a cash payment equal to the Cash Election Amount (as defined therein, which is generally the volume-weighted average closing price of one share of Class A Common Stock for the five consecutive trading days prior to the date on which the holder requested the redemption), and upon redemption of such Opco unit, a share of Class B Common Stock shall be surrendered by the holder and cancelled by the Company.

Common Stock

Voting Power

Except as otherwise required by law or our charter (including any certificate of designation for any series of Preferred Stock (a “Preferred Stock Designation”)), the holders of Common Stock possess all voting power for the election of our directors and all other matters requiring stockholder action. Holders of Common Stock are entitled to one vote per share on matters to be voted on by stockholders. The holders of Common Stock shall at all times vote together as one class on all matters submitted to a vote of the holders of Common Stock. There is no cumulative voting with respect to the election of directors.

Notwithstanding the foregoing, except as otherwise required by law or our charter (including any Preferred Stock Designations), the holders of Common Stock shall not be entitled to vote on any amendment to our charter (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of the Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to our charter (including any Preferred Stock Designation) or the DGCL.

Dividends

Subject to the rights, if any, of the holders of any outstanding Preferred Stock, holders of Class A Common Stock are entitled to receive such dividends (payable in cash, property or capital stock of the Company) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Company legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Dividends will not be declared or paid on the Class B Common Stock unless the dividend consists of shares of Class B Common Stock.

Liquidation, Dissolution and Winding Up

Subject to the rights, if any, of the holders of any outstanding Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, after payment or provision for payment of the debts and other liabilities of the Company, the holders of Class A Common Stock will be entitled to receive all the remaining assets of the Company available for distribution to stockholders, ratably in proportion to the number of shares of Class A Common Stock held by them.

The holders of shares of Class B Common Stock, as such, are not be entitled to receive any assets of the Company in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company.

Preemptive or Other Rights

Holders of Common Stock have no preemptive or other subscription rights, and there are no sinking fund or redemption provisions applicable to the Common Stock.

Preferred Stock

Our charter provides that shares of Preferred Stock may be issued from time to time in one or more series. The Board is authorized to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The ability of the Board to issue Preferred Stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. The Company does not have any Preferred Stock outstanding as of July 15, 2022. Although we do not currently intend to issue any shares of Preferred Stock, we cannot assure you that we will not do so in the future.

Warrants

All of the Public Warrants and Forward Purchase Warrants have been exercised by the holders thereof or redeemed by the Company on or before December 6, 2021, and they are no longer outstanding.

All of the Private Placement Warrants are currently held by Atlas or a permitted transferee of the Sponsor. Pursuant to the Warrant Agreement, upon a transfer of a Private Placement Warrant to a person other than a permitted transferees, such warrant will cease to be a Private Placement Warrant and shall become a Public Warrant.

Public Warrants

Each whole Private Placement Warrant or Public Warrant (collectively, the “Warrants”) entitles the registered holder to purchase one whole share of Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of the IPO or 30 days after the completion of the Business Combinations, provided in each case that we have an effective registration statement under the Securities Act covering the shares of Class A Common Stock issuable upon exercise of the Warrants and a current prospectus relating to them is available (or we permit or require holders to exercise their Warrants on a cashless basis under the circumstances specified in the Warrant Agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the Warrant Agreement, a warrantholder may exercise its Warrants only for a whole number of shares of Class A Common Stock. This means that only a whole Warrant may be exercised at any given time by a warrantholder. No fractional Warrants will be issued upon separation of the Units and only whole Warrants will trade. The Warrants will expire five years after the completion the Business Combinations, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation. Upon the exercise of a Warrant to purchase one share of Class A Common Stock, we will exercise a corresponding warrant to acquire one Opco Class A unit.

We have agreed that as soon as practicable, but in no event later than 15 business days, after the Closing, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A Common Stock issuable upon exercise of the Warrants and use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Warrants in accordance with the provisions of the Warrant Agreement. Accordingly, we have filed the Existing Registration Statement and the registration statement of which this prospectus forms a part. Notwithstanding the above, if the Class A Common Stock is at the time of any exercise of a Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the shares of Class A Common Stock issuable upon exercise of the Warrants is not effective by the 60th day after Closing, warrantholders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but we will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the Warrants for that number of shares of Class A Common Stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Warrants multiplied by the excess of the “fair market value” (defined below) less the exercise price of the Warrants by (y) the fair market value and (B) 0.361. The “fair market value” as used in this paragraph shall mean the volume weighted average price of the shares of Class A Common Stock as reported during the 10 trading days ending on the third trading day prior to the date on which the notice of exercise is received by the warrant agent.

Redemption of Warrants when the Class A Common Stock Share Price Equals or Exceeds $18.00

Once the Warrants become exercisable, we may call the Warrants for redemption for cash (except as described herein with respect to the Private Placement Warrants):

•        in whole and not in part;

•        at a price of $0.01 per Warrant;

•        upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrantholder; and

•        if, and only if, the reported last sale price of a share of Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrantholders.

We will not redeem the Warrants for cash unless a registration statement under the Securities Act covering the shares of Class A Common Stock issuable upon exercise of the Warrants is effective and a current prospectus relating to those shares of Class A Common Stock is available throughout the 30-day redemption period. Any such exercise would not be on a “cashless” basis and would require the exercising warrantholder to pay the exercise price for each Warrant being exercised. If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If we call the Warrants for redemption for cash as described above, our management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their Warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A Common Stock issuable upon the exercise of the Warrants. In such event, each holder would pay the exercise price by surrendering the Warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (as defined in the following sentence) by (y) the fair market value. The “fair market value” of our shares of Class A Common Stock shall mean the volume weighted average price of our shares of Class A Common Stock as reported during the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants; however, in no event will the Warrants be exercisable in connection with this redemption feature for more than 0.361 shares of Class A Common Stock per Warrant (subject to adjustment).

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Warrants, each warrantholder is entitled to exercise his, her or its Warrant prior to the scheduled redemption date. However, the price of a share of the Class A Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Redemption of Warrants When the Class A Common Stock Share Price Equals or Exceeds $10.00

Once the Warrants become exercisable, we may redeem the outstanding Warrants (except as described herein with respect to the Private Placement Warrants):

•        in whole and not in part;

•        at $0.10 per Warrant upon a minimum of 30 days’ prior written notice of redemption provided that during such 30-day period holders will be able to exercise their Warrants on a cashless basis prior to redemption and receive that number of shares of Class A Common Stock determined by reference to the table below, based on the redemption date and the “fair market value” of the shares of Class A Common Stock (as defined below) except as otherwise described below; provided, further, that if the Warrants are not exercised on a cashless basis or otherwise during such 30 day period, we shall redeem such Warrants for $0.10 per share;

•        if, and only if, the reported last sale price of the Class A Common Stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like) on the trading day prior to the date we send the notice of redemption to the warrantholders; and

•        if, and only if, there is an effective registration statement covering the issuance of shares of Class A Common Stock issuable upon exercise of the Warrants and a current prospectus relating thereto available throughout the 30-day period after written notice of redemption is given.

Beginning on the date the notice of redemption is given until the Warrants are redeemed or exercised, holders may elect to exercise their Warrants on a cashless basis. The numbers in the table below represent the number of shares of Class A Common Stock that a warrantholder will receive upon a cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of the shares of Class A Common Stock on the corresponding redemption date (assuming holders elect to exercise their Warrants and such Warrants are not redeemed for $0.10 per Warrant), determined based on volume weighted average price of the shares of Class A Common Stock as reported during the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants, and the number of months that the corresponding redemption date precedes the expiration date of the Warrants, each as set forth in the table below.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a Warrant is adjusted as set forth below. The adjusted stock prices in the column headings will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares of the Class A Common Stock deliverable upon exercise of a Warrant immediately prior to such adjustment and the denominator of which is the number of shares of Class A Common Stock deliverable upon exercise of a Warrant as so adjusted. The number of shares of Class A Common Stock in the table below shall be adjusted in the same manner and at the same time as the number of shares of Class A Common Stock issuable upon exercise of a Warrant.

Redemption Date (period to expiration of Warrants)	Fair Market Value of Class A Common Stock
	≤$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	≥$18.00
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A Common Stock to be issued for each Warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365-day year. For example, if the volume weighted average share price of Class A Common Stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the Warrants is $11.00 per share, and at such time there are 57 months until the expiration of the Warrants, warrantholders may choose to, pursuant to this redemption feature, exercise the Warrants for 0.277 shares of Class A Common Stock for each whole Warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average share price of Class A Common Stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the Warrants is $13.50 per share, and at such time there are 38 months until the expiration of the Warrants, warrantholders may choose to, pursuant to this redemption feature, exercise the Warrants for 0.298 shares of Class A Common Stock for each whole Warrant. In no event will the Warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 shares of Class A Common Stock per Warrant (subject to adjustment). Finally, as reflected in the table above, if the Warrants are “out of the money” (i.e., the trading price per share of Class A Common Stock is below the exercise price of the Warrants) and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of Class A Common Stock.

This redemption feature differs from the typical warrant redemption features used in other blank check offerings, which typically only provide for a redemption of warrants for cash (other than private placement warrants) when the trading price for the Class A Common Stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding Warrants (other than the Private Placement Warrants) to be redeemed when the Class A Common Stock is trading at or above $10.00 per share, which may be at a time when the trading price per share of Class A Common Stock is below the exercise price of the Warrants. We have established this redemption feature to provide the Warrants with an additional liquidity feature, which provides us with the flexibility to redeem the Warrants without the Warrants having to reach the $18.00 per share threshold. Holders choosing to exercise their Warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares representing fair value for their Warrants, based on based on an option pricing model with a fixed volatility input as of the date of this prospectus. This redemption right provides us not only with an additional mechanism by which to redeem all of the outstanding Warrants (other than the Private Placement Warrants), and therefore have certainty as to our capital structure as the Warrants would no longer be outstanding and would have been exercised or redeemed, it will also allow us to quickly proceed with a redemption of the Warrants if we determine it is in our best interest to do so. As such, we would redeem the Warrants in this manner when we believe it is in our best interest to update our capital structure to remove the Warrants and pay the redemption price to the warrantholders.

If we choose to redeem the Warrants when the Class A Common Stock is trading at a price below the exercise price of the Warrants, this could result in the warrantholders receiving fewer shares of Class A Common Stock than they would have received if they had chosen to wait to exercise their Warrants for shares of Class A Common Stock if and when such shares of Class A Common Stock were trading at a price higher than the exercise price of $11.50.

No fractional shares of Class A Common Stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A Common Stock to be issued to the holder.

Redemption Procedures

A holder of a Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A Common Stock outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments

The stock prices set forth in the column headings of the table above shall be adjusted as of any date on which the number of shares issuable upon exercise of a Warrant is adjusted as set forth below. The adjusted stock prices in the column headings shall equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a Warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a Warrant as so adjusted. The number of shares in the table above shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a Warrant.

If the number of outstanding shares of Class A Common Stock is increased by a stock dividend payable in shares of Class A Common Stock, or by a split-up of shares of Class A Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock. A rights offering to holders of Class A Common Stock entitling holders to purchase shares of Class A Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) multiplied by (ii) one minus the quotient of (x) the price per share of Class A Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A Common Stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all the holders of Class A Common Stock on account of such shares of Class A Common Stock (or other shares of our capital stock into which the Warrants are convertible), other than as described above, or in connection with certain ordinary cash dividends, then the Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.

If the number of outstanding shares of Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.

Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the Warrants is adjusted, as described above, the Warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised his, her or its Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of the Class A Common Stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the Warrant within thirty days following public disclosure of such transaction, the Warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Warrants when an extraordinary transaction occurs during the exercise period of the Warrants pursuant to which the holders of the Warrants otherwise do not receive the full potential value of the Warrants. The warrant exercise price will not be adjusted for other events.

The Warrants were issued in registered form under the Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision or mistake (including to conform the terms of the Warrants to those described herein), but requires the approval by the holders of at least 50% of the then-outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants and 50% of the registered holders of the Private Placement Warrants to make any change to the terms of the Private Placement Warrants. You should review a copy of the Warrant Agreement, which is filed as Exhibit 4.3 to the registration statement of which this prospectus forms a part, for a complete description of the terms and conditions applicable to the Warrants.

The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Warrants being exercised. The warrantholders do not have the rights or privileges of holders of the Class A Common Stock or any voting rights until they exercise their

Warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Class A Common Stock to be issued to the warrantholder.

Private Placement Warrants

The Private Placement Warrants (including the shares of Class A Common Stock or Opco Class A units (and corresponding shares of Class B Common Stock) issuable upon exercise of the Private Placement Warrants) were not be transferable, assignable or salable until 30 days after the Closing (except, among other limited exceptions, to our officers and directors and other persons or entities affiliated with the Sponsor), and they will not be redeemable by us so long as they are held by the Sponsor, Atlas or their permitted transferees. The Sponsor, Atlas or their permitted transferees have the option to exercise the Private Placement Warrants on a cashless basis. Except as described below, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants sold as part of the units in the IPO, including as to exercise price, exercisability and exercise period. If the Private Placement Warrants are held by holders other than the Sponsor, Atlas or their permitted transferees, the Private Placement Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants included in the units sold in the IPO and will only be exercisable for shares of Class A Common Stock. Upon the exercise of a Warrant to purchase one share of Class A Common Stock, the Company will exercise a corresponding warrant to acquire one Opco Class A unit.

If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its Warrants for that number of shares of Class A Common Stock or Opco Class A units (and corresponding shares of Class B Common Stock) equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock or Opco Class A units (and corresponding shares of Class B Common Stock) underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the volume weighted average price of Class A Common Stock as reported during the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these Warrants will be exercisable on a cashless basis so long as they are held by the Sponsor, Atlas or their permitted transferees is because it is not known at this time whether they will be affiliated with us following the Closing. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders are permitted to sell our securities, an insider cannot trade in our securities if he, she or it is in possession of material non-public information. Accordingly, unlike public stockholders who could sell the shares of Class A Common Stock issuable upon exercise of the Warrants freely in the open market to fund their cash exercise price, the insiders are significantly restricted from doing so. As a result, we believe that allowing the holders to exercise such Warrants on a cashless basis is appropriate.

The Sponsor agreed not to transfer, assign or sell any of the Private Placement Warrants (including the Class A Common Stock or Class A units of Opco (and corresponding shares of Class B Common Stock) issuable upon exercise of any of these Warrants) until the date that is 30 days after the Closing, except that, among other limited exceptions made to our officers and directors and other persons or entities affiliated with the Sponsor. If the Sponsor had transferred the Private Placement Warrants to any person other than a permitted transferee, the transferred Warrants would have become identical to the Public Warrants, including that they would be subject to redemption in certain circumstances, they generally would not be exercisable on a cashless basis, and they would be exercisable solely for Class A Common Stock.

Our Transfer Agent and Warrant Agent

The transfer agent for the Common Stock and warrant agent for the Warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Exclusive Forum

Our charter requires, unless the Company consents in writing to the selection of an alternative forum, that the Court of Chancery of the State of Delaware (or, in the event that the Court of Chancery does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware) be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or its stockholders, (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the DGCL, our charter or our bylaws or (iv) any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine. In addition, our charter requires, unless the Company consents in writing to the selection of an alternative forum, that the federal district courts of the United States be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Notwithstanding the foregoing, our charter provides that the provisions described above in this paragraph shall not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction.

Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Company shall be deemed to have notice of and consented to the provisions in our charter described in the above paragraph.

The choice of forum provisions described above in our charter may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or its directors, officers, employees or agents, which may discourage such lawsuits against the Company and such persons.

Certain Anti-Takeover Provisions of Our Charter and Bylaws

Certain provisions of our charter and bylaws may have an anti-takeover effect and may delay, defer or prevent a merger, acquisition, tender offer, takeover attempt or other change of control transaction that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by the Company’s stockholders.

These provisions, among other things:

•        establish a classified board of directors divided into three classes serving staggered three-year terms, such that not all members of the Board will be elected at one time;

•        authorize the Board to issue new series of Preferred Stock without stockholder approval and create, subject to applicable law, a series of Preferred Stock with preferential rights to dividends or our assets upon liquidation, or with superior voting rights to the existing Common Stock;

•        eliminate the ability of stockholders to call special meetings of stockholders;

•        eliminate the ability of stockholders to fill vacancies on the Board;

•        establish advance notice requirements for nominations for election to the Board or for proposing matters that can be acted upon by stockholders at annual stockholder meetings;

•        permit the Board to establish the number of directors;

•        provide that the Board is expressly authorized to make, alter or repeal our bylaws; and

•        provide that stockholders can remove directors only for cause.

These anti-takeover provisions could make it more difficult for a third-party to acquire the Company, even if the third party’s offer may be considered beneficial by many of the Company’s stockholders. As a result, the Company’s stockholders may be limited in their ability to obtain a premium for their shares. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and to cause the Company to take other corporate actions you desire.

SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted Common Stock or Warrants of the Combined Company for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted Common Stock or Warrants of the Combined Company for at least six months but who are our affiliates at the time of, or at any time during the three months preceding a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•        1% of the total number of shares of the Common Stock then outstanding (as of July 15, 2022, the Company has 119,778,175 shares outstanding); or

•        the average weekly reported trading volume of the Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and by the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business-combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials) other than Form 8-K reports; and

•        at least one year has elapsed from the time that the issuer filed current Form 10-type information with the SEC reflecting its status as an entity that is not a shell company.

Following the Closing, we are no longer a shell company, and so, once the conditions listed above are satisfied, Rule 144 will become available for the resale of the above-noted restricted securities.

As of July 15, 2022, we had 119,778,175 shares of Common Stock outstanding. Of these shares, the 23,727,500 shares of Class A Common Stock sold as a part of the units in the IPO are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. The shares of Common Stock issued prior to the IPO, the shares of Common Stock issued in the PIPE Financing and the shares of Common Stock issued as consideration in the Business Combinations are restricted securities under Rule 144.

As of July 15, 2022, there are 6,536,601 Private Placement Warrants outstanding, all of which are restricted securities under Rule 144. Each Private Placement Warrant is exercisable for one share of Class A Common Stock, in accordance with the terms of the Warrant Agreement.

We expect Rule 144 to be available for the resale of the above noted restricted securities as long as the conditions set forth in the exceptions listed above are satisfied following the Business Combination.

Registration Rights

The holders of the shares of Common Stock issued prior to the IPO and the Private Placement Warrants are entitled to registration rights (including demand and piggyback rights) pursuant to the registration rights agreement dated October 21, 2020 (the “Registration Rights Agreement”), among RAC, the Sponsor, Atlas and certain other security holders.

In addition, the Legacy Archaea Holders are, and the Aria Holders were, entitled to registration rights (including demand and piggyback rights) pursuant to the Stockholders Agreement, and pursuant to the Subscription Agreements, the Company has agreed to register for resale the shares of Class A Common Stock issued to the PIPE Investors.

Lock-Up Agreements

The shares of Common Stock issued to the Company’s stockholders prior to the IPO, the Private Placement Warrants and any shares of our Class A Common Stock issued upon conversion or exercise thereof were each subject to transfer restrictions pursuant to a letter agreement entered into by the Sponsor, Atlas, the directors who received such shares and us. This letter agreement provided that such shares may not be transferred, assigned or sold until the earlier of (x) one year after the completion of the Business Combinations or earlier if, subsequent to the Business Combinations, the last sale price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combinations, or (y) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction after the Business Combinations that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. The letter agreement also provided that the Private Placement Warrants may not be transferred, assigned or sold until 30 days following the completion of the Business Combinations. In the event of the completion of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our completion of the Business Combinations, the lock-up period shall terminate. The transfer restrictions in the letter agreement permitted securities to be transferred during the lock-up period to certain permitted transferees, provided that they enter into a written agreement agreeing to be bound by these transfer restrictions. The above transfer restrictions are no longer applicable.

Pursuant to the terms of the Stockholders Agreement, the Aria Holders (as defined in the Stockholders Agreement) are subject to a 180-day lock-up period on transferring their equity interests in the Company and Opco, while the Archaea Holders (as defined in the Stockholders Agreement) are subject to a lock-up period (x) ending on the date that is the two-year anniversary of the Closing Date solely with respect to the Company Interests (as defined in the Stockholders Agreement) distributed by Archaea Energy LLC after the one-year anniversary of the Closing Date to the Archaea Holders who are members of management of the Company as of the Closing or their Affiliates (as defined in the Stockholders Agreement) and (y) ending on the date that is the one-year anniversary of the Closing Date with respect to all other Company Interests issued to the Archaea Holders at the Closing other than those described in the immediately foregoing clause (x).

The lock-up restrictions applicable to the Aria Holders were subject to early expiration based on the per share trading price of the Class A Common Stock, as set forth in the Stockholders Agreement, and such restrictions are no longer applicable. The Stockholders Agreement generally provides that if, following the Closing, the last sale price of the Class A Common Stock (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and similar transactions) (the “trading share price”) on the principal exchange on which such securities are then listed or quoted for any 10 trading days within any 15 trading-day period commencing 15 days after the Closing, exceeds (i) $13.50 per share, then the Aria Holders, together with their permitted transferees, may transfer the equity interests in the Company that they received pursuant to the Aria Merger Agreement (the “Aria Closing Shares”) during the

180-day lock-up period without restriction in an amount up to one-third of the Aria Closing Shares, (ii) $16.00 per share, then the Aria Holders, together with their permitted transferees, may transfer up to an additional one-third of the Aria Closing Shares in excess of the Aria Closing Shares described in the foregoing clause (i) (i.e., up to two-thirds of the Aria Closing Shares in the aggregate) without restriction, and (iii) $19.00 per share, then the Aria Holders, together with their permitted transferees, may transfer any of the Aria Closing Shares without restriction.

Form S-8 Registration Statement

We have filed a registration statement on Form S-8 under the Securities Act to register the shares of Class A Common Stock issuable under the Incentive Plan, which became effective automatically upon filing and covered 14.5 million shares of Class A Common Stock. These shares can be sold in the public market upon issuance, subject to Rule 144 limitations applicable to affiliates and vesting restrictions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company regarding beneficial ownership of the Common Stock as of July 15, 2022 (except as otherwise indicated) by:

•        each person known by the Company to be the beneficial owner of more than five percent of any class of the Company’s voting securities;

•        each Named Executive Officer and current director of the Company; and

•        all current executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options, warrants and certain other derivative securities that are currently exercisable or will become exercisable within 60 days. Unless otherwise noted in the footnotes to the following table, and subject to community property laws and similar laws, the persons named in the table below have sole voting and investment power with respect to their beneficially owned Common Stock.

	Class A Common Stock		Class B Common Stock		Combined Voting Power
Name of Beneficial Owner	Number of Shares	Ownership Percentage(9)	Number of Shares	Ownership Percentage(9)	Number of Shares	Ownership Percentage(9)
Five Percent Holders:
Archaea Energy LLC(1)(2)	—	—	20,010,231	51.2	20,010,231	16.7
Shalennial Fund I, L.P.(2)(3)	—	—	25,888,541	66.3	25,888,541	21.6
Named Executive Officers and Directors:
Nicholas Stork(2)(4)	471,259	*	4,282,825	11.0	4,754,084	4.0
Chad Bellah	—	—	—	—	—	—
Eric Javidi	—	—	—	—	—	—
J. Kyle Derham(2)(5)	1,522,776	1.9	1,035,688	2.7	2,558,464	2.1
Kathryn Jackson(2)(6)	85,845	*	136,674	*	222,520	*
Joseph Malchow(2)(6)	85,845	*	136,674	*	222,520	*
Scott Parkes	—	—	—	—	—	—
Daniel J. Rice, IV(2)(7)	1,877	*	25,893,695	66.3	25,895,572	21.6
James Torgerson(2)(6)	85,845	*	136,674	*	222,520	*
Directors and Executive Officers as a Group (11 Individuals)(8)	3,044,006	3.6	35,677,795	91.3	38,721,801	31.6

____________

*        Less than one percent.

(1)      Consists of 20,010,231 shares of Class B Common Stock and 20,010,231 Opco Class A units. The address of the holder’s principal business office is 4444 Westheimer Road, Suite G450, Houston, TX 77027.

(2)      Pursuant to the Opco LLC Agreement, at the request of the holder, each Opco Class A unit may be redeemed for, at Opco’s election, a newly-issued share of Class A Common Stock or a cash payment equal to the Cash Election Amount (as defined in the Opco LLC Agreement) (which is generally the volume-weighted average closing price of one share of Class A Common Stock for the five consecutive trading days prior to the date on which the holder requested the redemption), and upon redemption of such Opco Class A unit, a share of Class B Common Stock shall be surrendered by the holder and cancelled by the Company.

(3)      Consists of (i) 5,878,310 shares of Class B Common Stock and 5,878,310 Opco Class A units held of record by Shalennial Fund I, L.P. and (ii) 20,010,231 shares of Class B Common Stock and 20,010,231 Opco Class A units held of record by Archaea Energy LLC. Archaea Energy LLC is majority-owned and controlled by Shalennial Fund I, L.P. One year after the closing of the Business Combinations, as a Series B member of Archaea Energy LLC, Shalennial Fund I, L.P. will be entitled to receive a portion of the 20,010,231 shares of Class B Common Stock held of record by Archaea Energy LLC. The number of such shares to be received by Shalennial Fund I, L.P. is based on the 30-day volume weighted average price of the shares of Class A Common Stock on such one-year anniversary. For illustrative purposes, assuming such price is $10 per share, Shalennial Fund I, L.P. would be entitled to receive 8,788,230 shares of Class B Common Stock. A lower price would increase the number of shares that Shalennial Fund I, L.P. and the other Series B members of Archaea Energy LLC would be entitled to receive, with a corresponding decrease in the number of shares that entities affiliated with certain members of Archaea Energy LLC management (as the Series A members of Archaea Energy LLC) would be entitled to receive. A higher price would decrease the number of shares that Shalennial Fund I, L.P. and the other Series B members of Archaea Energy LLC would be entitled to receive, with a corresponding increase in the number of shares that entities affiliated with certain members of Archaea Energy LLC management (as the Series A members of Archaea Energy LLC) would be entitled to receive. For example, for illustrative purposes, assuming such price increases to $20 per share, Shalennial Fund I, L.P. would only be entitled to receive 6,592,770 shares of Class B Common Stock. The address of Shalennial Fund I, L.P. is 102 East Main Street, Second Story, Carnegie, Pennsylvania 15106.

(4)      Consists of (i) 1,632,864 shares of Class B Common Stock and 1,632,864 Opco Class A units held of record by Struan & Company, LLC, for which Mr. Stork serves as a manager, (ii) 1,592,565 shares of Class B Common Stock and 1,592,565 Opco Class A units held of record by Rothwell-Gornt, LLC, for which Mr. Stork serves as the manager, and (iii) 50,000 shares of Class A Common Stock, 1,057,396 shares of Class B Common Stock and 1,057,396 Opco Class A units as well as 421,259 shares of Class A Common Stock issuable upon exercise of Private Placement Warrants held of record by Stork Partners, LLC, for which Mr. Stork serves as the manager. One year after the closing of the Business Combinations, as a Series B member of Archaea Energy LLC, Struan & Company, LLC, and, as Series A members of Archaea Energy LLC, Rothwell-Gornt, LLC and Stork Partners, LLC, will be entitled to receive a portion of the 20,010,231 shares held by Archaea Energy LLC. The number of such shares to be received by Struan & Company, LLC, Rothwell-Gornt, LLC and Stork Partners, LLC is based on the 30-day volume weighted average price of the shares of Class A Common Stock on such one-year anniversary. For illustrative purposes, assuming such price is $10 per share, Struan & Company, LLC would be entitled to receive 2,449,296 shares of Class B Common Stock, Rothwell-Gornt, LLC would be entitled to receive 2,388,847 shares of Class B Common Stock and Stork Partners, LLC would be entitled to receive 1,194,423 shares of Class B Common Stock. A lower price would increase the number of shares that Struan & Company, LLC and the other Series B members of Archaea Energy LLC would be entitled to receive, with a corresponding decrease in the number of shares that entities affiliated with certain members of Archaea Energy LLC management, including Rothwell-Gornt, LLC and Stork Partners, LLC (as the Series A members of Archaea Energy LLC) would be entitled to receive. A higher price would decrease the number of shares that Struan & Company, LLC and the other Series B members of Archaea Energy LLC would be entitled to receive, with a corresponding increase in the number of shares that entities affiliated with certain members of Archaea Energy LLC management, including Rothwell-Gornt, LLC and Stork Partners, LLC (as the Series A members of Archaea Energy LLC) would be entitled to receive. For illustrative purposes, assuming such price increases to $20 per share, Struan & Company, LLC would only be entitled to receive 1,836,739 shares of Class B Common Stock, while Rothwell-Gornt, LLC would be entitled to receive 3,331,242 shares of Class B Common Stock and Stork Partners, LLC would be entitled to receive 1,665,621 shares of Class B Common Stock. Because Struan & Company, LLC, Rothwell-Gornt, LLC and Stork Partners, LLC have no voting or investment power over the shares held by Archaea Energy LLC, these shares are not reflected in the table above.

(5)      Consists of 31,877 shares of Class A Common Stock, 1,035,688 shares of Class B Common Stock and 1,035,688 Opco Class A units as well as 1,490,899 shares of Class A Common Stock issuable upon exercise of Private Placement Warrants.

(6)      Consists of 1,877 shares of Class A Common Stock, 136,674 shares of Class B Common Stock and 136,674 Opco Class A units as well as 83,968 shares of Class A Common Stock issuable upon exercise of Private Placement Warrants.

(7)      Consists of (i) 1,877 shares of Class A Common Stock, 5,154 shares of Class B Common Stock and 5,154 shares of Opco Class A units held of record directly, (ii) 20,010,231 shares of Class B Common Stock and 20,010,231 Opco Class A units held of record by Archaea Energy LLC and (iii) 5,878,310 shares of Class B Common Stock and 5,878,310 Opco Class A units held of record by Shalennial Fund I, L.P. Archaea Energy LLC is majority-owned and controlled by Shalennial Fund I, L.P. Mr. Rice is the sole managing member of Rice Investment Group UGP, LLC, which is the general partner of both (i) Shalennial GP I, L.P. (the general partner of Shalennial Fund I, L.P.) and (ii) Rice Investment Group, L.P. (the management company for Shalennial Fund I, L.P.).

(8)      Includes 2,901,621 shares of Class A Common Stock issuable upon exercise of Private Placement Warrants.

(9)      Based on 80,717,757 shares of Class A Common Stock outstanding and 39,060,418 shares of Class B Common Stock outstanding for a total of 119,778,175 shares of common stock outstanding as of July 15, 2022.

SELLING SECURITYHOLDERS

This prospectus relates to the resale by the Selling Securityholders from time to time of up to 62,287,804 shares of Class A Common Stock (which includes up to 6,536,601 shares of Class A Common Stock issuable upon exercise of the Private Placement Warrants and 39,060,418 shares of Class A Common Stock issuable upon redemption of the Opco Class A units) and up to 6,536,601 Private Placement Warrants.

The Selling Securityholders may from time to time offer and sell any or all of the shares of Class A Common Stock and Private Placement Warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such shares of Class A Common Stock and warrants.

When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the Class A Common Stock or Private Placement Warrants other than through a public sale.

The following table sets forth, as of the date of this prospectus, the names of each Selling Securityholder, the number of shares of Class A Common Stock and Private Placement Warrants that each Selling Securityholder may offer pursuant to this prospectus, and the number of shares of Class A Common Stock and Private Placement Warrants owned by each Selling Securityholder before the offering (as of July 15, 2021) and after the offering, assuming that each Selling Securityholders will sell all of their Offered Securities and will make no other purchases or sales of Class A Common Stock or Warrants. Information below regarding the Selling Securityholders is based on information provided to us by the Selling Securityholder.

The percentage of beneficial ownership is based on the 80,717,757 shares of Class A Common Stock issued and outstanding as of July 15, 2022.

	Before the Offering		Number of Securities Being Offered		After the Offering
Name of Selling Securityholder	Number of Shares of Class A Common Stock	Number of Warrants	Number of Shares of Class A Common Stock Being Offered	Number of Warrants Being Offered	Number of Shares of Class A Common Stock	Percentage of Outstanding Shares of Class A Common Stock	Number of Warrants
Anderson Biogas Holdings LLC(1) (2)	530,855	—	530,855	—	—	—	—
Archaea Energy LLC(2)(3)	20,010,231	—	20,010,231	—	—	—	—
Atlas Point Energy Infrastructure Fund, LLC(2)(4)	4,908,956	677,100	2,139,098	677,100	3,078,921	3.8%	—
B. Ray Thompson Irrevocable Trust FBO Jessie Lynn Thompson Dated 12/31/76 – JKD(5)	15,000	—	15,000	—	—	—	—
Baleen Capital Fund LP(6)	1,500,000	—	1,000,000	—	500,000	*	—
Brian McCarthy(2)(7)	151,253	316,299	148,253	316,299	3,000	*	—
Burrus Partners, LP(8)	15,000	—	15,000	—	—	—	—
Carol A. LeWitt	70,000	—	70,000	—	—	—	—
Cassandra Rice 2019 Irrevocable Trust(9)	50,000	—	20,000	—	30,000	*	—
CH Burrus LLC(10)	150,000	—	150,000	—	—	—	—
Charles H. Burrus(2)(11)	9,268	21,467	9,268	21,467	—	—	—
Charles Matthew Rittgers	20,000	—	20,000	—	—	—	—
Coppermine Co-Investment and Growth Equity Fund, LLC(12)	700,000	—	700,000	—	—	—	—
Daniel J. Rice III(2)(13)	1,170,866	251,905	900,000	251,905	—	—	—
Daniel J. Rice IV(2)(14)	7,031	—	5,154	—	1,877	—	—
Daniel J. Rice IV 2018 Irrevocable Trust(2)(9)(15)	2,069,391	1,282,972	1,540,898	1,282,972	528,493	*	—
David Acker	6,000	—	5,000	—	1,000	*	—

	Before the Offering		Number of Securities Being Offered		After the Offering
Name of Selling Securityholder	Number of Shares of Class A Common Stock	Number of Warrants	Number of Shares of Class A Common Stock Being Offered	Number of Warrants Being Offered	Number of Shares of Class A Common Stock	Percentage of Outstanding Shares of Class A Common Stock	Number of Warrants
Derek A. Rice 2018 Irrevocable Trust(2)(9)(16)	1,192,753	637,792	1,153,955	637,792	368,798	*	—
Douglas R. Zegel	20,000	—	20,000	—	—	—	—
Elliana Rogers Trust(2)(17)	1,550	—	1,550	—	—	—	—
Entities affiliated with Baupost Group Securities, L.L.C.(18)	2,930,297	—	2,930,297	—	—	—	—
Entities affiliated with Third Point(19)	1,365,161	—	1,365,161	—	—	—	—
Evergreen National Indemnity Company(20)	50,000	—	50,000	—	—	—	—
Gabriella de Ferrari	10,355	—	10,000	—	355	*	—
Gavin Rogers Trust(2)(17)	1,550	—	1,550	—	—	—	—
George Lewis 1997 Revocable Trust(21)	20,000	—	20,000	—	—	—	—
Gramercy Indemnity Company(20)	25,000	—	25,000	—	—	—	—
Grant Livesay	10,000	—	10,000	—	—	—	—
Grayson Lisenby	50,000	—	50,000	—	—	—	—
Green Eyed Devil LLC(2)(22)	1,642,565	—	1,642,565	—	—	—	—
HF Direct Investments Pool, LLC(23)	700,000	—	700,000	—	—	—	—
HITE Carbon Offset LP(24)	47,868	—	23,570	—	24,298	*	—
J. Kyle Derham(2)(25)	1,067,565	1,490,899	1,065,688	1,490,899	1,877	*	—
Jack Rogers Trust(2)(17)	1,550	—	1,550	—	—	—	—
James Torgerson(2)(26)	138,551	83,968	136,674	83,968	1,877	*	—
Jeffrey L. Thompson	77,375	—	75,000	—	2,375	*	—
Jeffrey Philip Morgan	50,000	—	50,000	—	—	—	—
Joseph Malchow(2)(26)	138,551	83,968	136,674	83,968	1,877	*	—
Kathryn Jackson(2)(26)	138,551	83,968	136,674	83,968	1,877	*	—
Kensico Associates, L.P.(27)	2,837,218	—	842,800	—	1,994,418	2.5%	—
Kensico Offshore Fund Master LTD(27)	1,152,782	—	157,200	—	995,582	1.2%	—
Keybank National Association Co-Trustee with Neil L Thompson for the Kathleen C & Neil L Thompson Posterity for the Benefit of Jeffrey Thompson Trust(28)	75,000	—	75,000	—	—	—	—
Liam Rogers Trust(2)(17)	1,550	—	1,550	—	—	—	—
Mary G. West Revocable Trust(29)	11,875	—	10,000	—	1,875	*	—
McCarthy Biogas Holdings LLC(2)(30)	530,855	—	530,855	—	—	—	—
Morgan Family Partners, LTD(31)	100,000	—	100,000	—	—	—	—
MR95 Property Trust(32)	6,551	—	5,000	—	1,551	*	—
MT Burrus, LLC(33)	13,534	—	10,000	—	3,534	*	—
Nancy M. Falls(34)	10,000	—	10,000	—	—	—	—
Nancy S. Gillespie Revocable Trust(29)	15,000	—	15,000	—	—	—	—
Nancy Sayles Day Foundation(35)	30,680	—	25,000	—	5,680	*	—
National Fire & Casualty Company(20)	30,000	—	30,000	—	—	—	—
NFC Insurance Partners, LLC(36)	200,000	—	200,000	—	—	—	—
NFC Partners, LLC(36)	545,000	—	545,000	—	—	—	—
Nulsen B. Smith	20,000	—	20,000	—	—	—	—
Paul Rabil	5,000	—	5,000	—	—	—	—
Perkins Blue House Investment Limited Partnership(37)	8,000	—	8,000	—	—	—	—
Quincy Rogers Trust(2)(17)	1,550	—	1,550	—	—	—	—

	Before the Offering		Number of Securities Being Offered		After the Offering
Name of Selling Securityholder	Number of Shares of Class A Common Stock	Number of Warrants	Number of Shares of Class A Common Stock Being Offered	Number of Warrants Being Offered	Number of Shares of Class A Common Stock	Percentage of Outstanding Shares of Class A Common Stock	Number of Warrants
Richard Walton(2)(38)	261,114	421,259	261,114	421,259	—	—	—
Robert W. Doran Account	50,000	—	50,000	—	—	—	—
Rothwell-Gornt LLC(2)(39)	1,592,565	—	1,592,565	—	—	—	—
Ryan N. Rice 2018 Irrevocable Trust(2)(9)(40)	205,433	125,953	205,433	125,953	—	—	—
S & Co. Investment Fund IV, LLC(2)(41)(42)	653,145	—	653,145	—	—	—	—
S & Co. Opportunity Fund, LLC(42)	129,000	—	100,000	—	29,000	*	—
S & Co. Special Equity Fund, LLC(42)	1,205,800	—	1,200,000	—	5,800	*	—
S.S. Willis Trust u/ind f/b/o Children(21)	40,000	—	22,500	—	17,500	*	—
Salient Midstream & MLP Fund(43)	385,115	—	130,156	—	254,959	*	—
Salient MLP & Energy Infrastructure Fund(43)	1,457,892	—	362,675	—	1,095,217	1.4%	—
Salient MLP Total Return Fund, L.P.(44)	221,912	—	123,120	—	98,792	*	—
Salient MLP Total Return TE Fund, L.P.(44)	74,905	—	39,434	—	35,471	*	—
Samantha Rice 2019 Irrevocable Trust(9)	50,000	—	20,000	—	30,000	*	—
Shalennial Fund I, L.P.(2)(45)	5,878,310	—	5,878,310	—	—	—	—
State of Utah, School and Institutional Trust Funds(46)	37,079	—	37,079	—	—	—	—
Steven D. Boulanger Revocable Trust(47)	45,000	—	35,000	—	10,000	*	—
Steven I. Oshman	15,000	—	15,000	—	—	—	—
Stillwater Insurance Company(20)	300,000	—	300,000	—	—	—	—
Stillwater Property & Casualty Insurance Company(20)	150,000	—	150,000	—	—	—	—
Stork Partners, LLC(2)(48)	1,107,396	421,259	1,107,396	421,259	—	—	—
Struan & Company, LLC(2)(49)	1,632,864	—	1,632,864	—	—	—	—
Ted Yowonske(2)(50)	134,005	—	132,713	—	1,292	*	—
Terrence Trainor	10,749	—	10,000	—	749	*	—
Thaddeus R. Gillespie	17,555	—	15,000	—	2,555	*	—
The David Willis 2019 Trust(21)	43,500	—	22,500	—	21,000	*	—
The Stephen M. Pulsifer SCI Management Trust(29)	20,000	—	20,000	—	—	—	—
Thomas J. Derham(51)	10,000	—	10,000	—	—	—	—
Thomas V. Quirk	35,000	—	25,000	—	10,000	*	—
Toby Z. Rice 2018 Irrevocable Trust(2)(9)(52)	1,253,955	637,792	1,153,955	637,792	100,000	*	—
Walker N. Moody	31,250	—	31,250	—	—	—	—
WAS Family Trust Two dated 07/29/13(53)	400,000	—	400,000	—	—	—	—
WLS Children’s Trust – WLS Jr.(47)	10,000	—	10,000	—	—	—	—
WT Holdings, Inc.(54)	250,000	—	250,000	—	—	—	—

____________

*        Less than one percent.

(1)      The shares (before the offering) consist of 530,855 shares of Class B Common Stock and 530,855 Opco Class A units. Charles L. Anderson, as manager of the Selling Securityholder, has voting and investment power over the reported securities. Mr. Anderson is an employee of the Company and, prior to the consummation of the Business Combinations, Legacy Archaea.

(2)      Pursuant to the Opco LLC Agreement, at the request of the holder, each Opco Class A unit may be redeemed for, at Opco’s election, a newly-issued share of Class A Common Stock or a cash payment equal to the Cash Election Amount (which is generally the volume-weighted average closing price of one share of Class A Common Stock for the five consecutive trading days prior to the date on which the holder requested the redemption), and upon redemption of such Opco Class A unit, a share of Class B Common Stock shall be surrendered by the holder and cancelled by the Company.

(3)      The shares (before the offering) consist of 20,010,231 shares of Class B Common Stock and 20,010,231 Opco Class A units. Archaea Energy LLC is managed by a board of managers, which is composed of four members (currently, J. Kyle Derham, Daniel J. Rice, IV, Nicholas Stork and Richard Walton); the board of managers has voting and investment power over the reported securities. Messrs. Derham, Rice and Stork are directors of the Company, and Messrs. Stork and Walton are the Company’s Chief Executive Officer and President, respectively, of the Company. Prior to the consummation of the Business Combinations, Mr. Derham was a director and the Chief Financial Officer of RAC and Mr. Rice was a director and the Chief Executive Officer of RAC. Prior to the consummation of the Business Combinations, Mr. Stork was the Chief Executive Officer of Legacy Archaea and Mr. Walton was the President of Legacy Archaea.

(4)      The shares (before the offering) consist of 4,908,956 shares of Class A Common Stock as well as 309,063 shares of Class B Common Stock and 309,063 Opco Class A units. Paul McPheeters, as Portfolio Manager of CIBC National Trust Company, which manages the Selling Securityholder, has voting and investment power over the reported securities.

(5)      Sylvia M. Thompson, Gregory Erickson and Janet Wornall, each as Co-Trustee of the Selling Securityholder, have voting and investment power over the reported securities. The beneficiary of the Selling Securityholder is the mother of J. Kyle Derham, who is a director of the Company and was a director and the Chief Financial Officer of RAC.

(6)      Fang Li, as Managing Partner of the investment manager for the Selling Securityholder, has voting and investment power over the reported securities.

(7)      The shares (before the offering) consist of 3,000 shares of Class A Common Stock, 148,253 shares of Class B Common Stock and 148,253 Opco Class A units. Brian McCarthy has served as the Company’s Chief Financial Officer since August 2022 and previously served as the Company’s Chief Investment Officer from September 2021 to August 2022 and as the Company’s Interim Chief Financial Officer from March 2022 to August 2022. Mr. McCarthy served Legacy Archaea as Chief Financial Officer from January 2019 to May 2021 and as Chief Investment Officer from May 2021 until its combination with RAC and Aria in September 2021.

(8)      Gene Burrus, as General Partner of the Selling Securityholder, has voting and investment power over the reported securities.

(9)      Andrew L. Share, as Trustee of the Selling Securityholder, has voting and investment power over the reported securities.

(10)    Charles Burrus, as President of CH Burrus LLC, has voting and investment power over the reported securities. Mr. Burrus served as an M&A advisor to RAC.

(11)    The shares reported (before the offering) consists of 9,268 shares of Class B Common Stock and 9,268 Opco Class A units. Mr. Burrus served as an M&A advisor to RAC.

(12)    Grant A. Gund and G. Zachary Gund, as Managers of the Selling Securityholder, have voting and investment power over the reported securities.

(13)    The shares (before the offering) consist of 900,000 shares of Class A Common Stock, 270,866 shares of Class B Common Stock and 270,866 Opco Class A units. The Selling Securityholder is the father of Daniel J. Rice, IV, who is a director of the Company and was a director and Chief Executive Officer of RAC.

(14)    The shares reported (before the offering) consists of 1,877 shares of Class A Common Stock as well as 5,154 shares of Class B Common Stock and 5,154 Opco Class A units. Mr. Rice is a director of the Company and was a director and the Chief Executive Officer of RAC.

(15)    The shares (before the offering) consist of 860,993 shares of Class A Common Stock, 1,208,398 shares of Class B Common Stock and 1,208,398 Opco Class A units. The beneficiary of the Selling Securityholder is Daniel J. Rice, IV, who is a director of the Company and was a director and Chief Executive Officer of RAC.

(16)    The shares (before the offering) consist of 368,798 shares of Class A Common Stock, 823,955 shares of Class B Common Stock and 823,955 Opco Class A units.

(17)    The shares reported (before the offering) consists of 1,550 shares of Class B Common Stock and 1,550 Opco Class A units. Ted Tishman, as Trustee of the Selling Securityholder, has voting and investment power over the reported securities. The beneficiary of the Selling Securityholder is the child of James W. Rogers, who was the Chief Accounting Officer of RAC.

(18)    Baupost Group, L.L.C. (“Baupost”) is a registered investment adviser and acts as the investment adviser and general partner to certain private investment limited partnerships on whose behalf these shares were indirectly purchased. Seth A. Klarman, as the sole managing member of the manager of Baupost, has sole voting and investment power over the reported securities.

(19)    The reported securities are directly beneficially owned by Third Point Loan LLC (“TP Loan”). TP Loan is an affiliate of Third Point LLC (“Third Point”) and holds the securities listed herein as nominee for funds managed and/or advised by Third Point and not in its individual capacity. Daniel S. Loeb is the Chief Executive Officer of Third Point.

(20)    NFC Investments, LLC, a registered investment adviser and the investment adviser to the Selling Securityholder, has voting and investment authority over the reported securities.

(21)    Matthew Megargel, as portfolio manager or trustee of the Selling Securityholder, has voting and investment power over the reported securities.

(22)    The shares (before the offering) consist of 50,000 shares of Class A Common Stock as well as 1,592,565 shares of Class B Common Stock and 1,592,565 Opco Class A units. Richard Walton, as the manager of the Selling Securityholder, has voting and investment power over the reported securities. Mr. Walton is the President of the Company and, prior to the consummation of the Business Combinations, of Legacy Archaea.

(23)    Andrew Seamons, as Chief Investment Officer of the Managing Member of the Selling Securityholder, has voting and investment power over the reported securities.

(24)    Robert Matthew Niblack, as Managing Member of HITE Hedge Capital LLC which is the General Partner of HITE Hedge Capital LP, the General Partner of the Selling Securityholder, has voting and investment power over the reported shares.

(25)    The shares (before the offering) consist of 31,877 shares of Class A Common Stock, 1,035,688 shares of Class B Common Stock and 1,035,688 Opco Class A units. Mr. Derham is a director of the Company and was a director and the Chief Financial Officer of RAC.

(26)    The shares (before the offering) consist of 1,877 shares of Class A Common Stock, 136,674 shares of Class B Common Stock and 136,674 Opco Class A units. The Selling Securityholder is a director of the Company and, prior to the consummation of the Business Combinations, of RAC.

(27)    Thomas J. Coleman and Michael Lowenstein, as Presidents of the Investment Manager of the Selling Securityholder, have voting and investment power over the reported securities.

(28)    Neil L. Thompson and Keybank National Association, as Co-Trustees of the Selling Securityholder, have voting and investment power over the reported securities.

(29)    Nathaniel Jeppson, as portfolio manager of the Selling Securityholder, has voting and investment power over the registered securities.

(30)    The shares (before the offering) consist of 530,855 shares of Class B Common Stock and 530,855 Opco Class A units. Brian McCarthy, as the manager of the Selling Securityholder, has voting and investment power over the reported securities. Mr. McCarthy has served as the Company’s Chief Financial Officer since August 2022 and previously served as the Company’s Chief Investment Officer from September 2021 to August 2022 and as the Company’s Interim Chief Financial Officer from March 2022 to August 2022. Mr. McCarthy served Legacy Archaea as Chief Financial Officer from January 2019 to May 2021 and as Chief Investment Officer from May 2021 until its combination with RAC and Aria in September 2021.

(31)    Michael Morgan, as General Partner of the Selling Securityholder, has voting and investment power over the reported securities.

(32)    Michael Rabil, as Trustee of the Selling Securityholder, has voting and investment power over the reported securities.

(33)    Matthew Tyrrell Burrus, as President of the Selling Securityholder, has voting and investment power over the reported securities.

(34)    The Selling Securityholder is the mother-in-law of J. Kyle Derham, who is a director of the Company and was a director and the Chief Financial Officer of RAC.

(35)    Nathaniel Jeppson, as portfolio manager of the registered investment advisor for the Selling Securityholder, has voting and investment power over the reported securities.

(36)    Charles K. Slatery, as managing member of the Selling Securityholder, has voting and investment power over the reported securities.

(37)    Joe Bob Perkins, who controls the general partner of the Selling Securityholder, has voting and investment power over the reported securities.

(38)    The shares reported (before the offering) consists of 261,114 shares of Class B Common Stock and 261,114 Opco Class A units. Mr. Walton is the President of the Company and, prior to the consummation of the Business Combinations, of Legacy Archaea.

(39)    The shares (before the offering) consist of 1,592,565 shares of Class B Common Stock and 1,592,565 Opco Class A units. Nicholas Stork, as the manager of the Selling Securityholder, has voting and investment power over the reported securities. Mr. Stork is a director and the Chief Executive Officer of the Company and, prior to the consummation of the Business Combinations, of Legacy Archaea.

(40)    The shares (before the offering) consist of 70,000 shares of Class A Common Stock, 135,433 shares of Class B Common Stock and 135,433 Opco Class A units.

(41)    The shares (before the offering) consist of 653,145 shares of Class B Common Stock and 653,145 Opco Class A units.

(42)    Nathaniel Jeppson, as the President of the managing member of the Selling Securityholder, has voting and investment power over the reported securities.

(43)    The Selling Securityholder is a registered investment company.

(44)    Greg Reid, as the portfolio manager of the investment manager of the Selling Securityholder, has voting and investment power over the reported securities.

(45)    The shares (before the offering) consist of 5,878,310 shares of Class B Common Stock and 5,878,310 Opco Class A units. Daniel J. Rice, IV, as the managing member of the ultimate general partner of the Selling Securityholder, has voting and investment power over the reported securities. Mr. Rice is a director of the Company and was a director and Chief Executive Officer of RAC.

(46)    Ryan Kulig, as Finance and Operations Officer of the Selling Securityholder, has voting and investment power over the reported securities.

(47)    Thomas V. Quirk, as portfolio manager of the Selling Securityholder, has voting and investment power over the reported shares.

(48)    The shares reported (before the offering) consist of 50,000 shares of Class A Common Stock, 1,057,396 shares of Class B Common Stock and 1,057,396 Opco Class A units. Nicholas Stork, as the manager of the Selling Securityholder, has voting and investment power over the reported securities. Mr. Stork is a director and the Chief Executive Officer of the Company and, prior to the consummation of the Business Combinations, of Legacy Archaea.

(49)    The shares (before the offering) consist of 1,632,864 shares of Class B Common Stock and 1,632,864 Opco Class A units. Nicholas Stork and Richard Walton, as the managers of the Selling Securityholder, have voting and investment power over the reported securities. Mr. Stork is a director and the Chief Executive Officer of the Company and, prior to the consummation of the Business Combinations, of Legacy Archaea. Mr. Walton is the President of the Company and, prior to the consummation of the Business Combinations, of Legacy Archaea.

(50)    The shares (before the offering) consist of 1,292 shares of Class A Common Stock, 132,713 shares of Class B Common Stock and 132,713 Opco Class A units. The Selling Securityholder is an employee of the Company and, prior to the consummation of the Business Combinations, of Legacy Archaea.

(51)    The Selling Securityholder is the brother of J. Kyle Derham, who is a director of the Company and was a director and the Chief Financial Officer of RAC.

(52)    The shares reported (before the offering) consist of 430,000 shares of Class A Common Stock, 823,955 shares of Class B Common Stock and 823,955 Opco Class A units. The beneficiary of the Selling Securityholder is the brother of Daniel J. Rice, IV, who is a director of the Company and was a director and the Chief Executive Officer of RAC.

(53)    Harriet C. Stephens, as Trustee of the Selling Securityholder, has voting and investment power over the reported securities. Prior to any sales, the reported securities are expected to be transferred as follows: (a) 133,334 shares to Warren Miles Amerine Stephens Family Trust Two, dtd 07/29/13 (“WMAS Family Trust ”), (b) 133,333 shares to John Calhoun Stephens Family Trust Two, dtd 07/29/13 (“JCS Family Trust”), and (c) 133,333 shares to Laura Whitaker Stephens Family Trust Two, dtd 07/29/13 (“LWS Family Trust”). Warren Miles Amerine Stephens, as Trustee of WMAS Family Trust, is expected to have voting and investment power over the 133,334 shares to be transferred to WMAS Family Trust; and Harriet C. Stephens, as Trustee of JCS Family Trust and LWS Family Trust, is expected to have voting and investment power over the 133,333 shares to be transferred to each of JCS Family Trust and LWS Family Trust.

(54)    Emmel B. Golden III, as President of the Selling Securityholder, has voting and investment power over the reported securities.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s shares pursuant to this prospectus. To the extent permitted by law, a prospectus supplement may add, update, substitute or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of shares of Class A Common Stock or Warrants registered on its behalf. A Selling Securityholder may sell or otherwise transfer all, some or none of such shares of Class A Common Stock or Warrants in this offering. See “Plan of Distribution.”

For information regarding transactions between us and the Selling Securityholders, see the section entitled “Certain Relationships and Related Transactions.”

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Archaea Related Party Transactions

On September 15, 2021, RAC consummated the Business Combinations pursuant to the Aria Merger Agreement and the Archaea Merger Agreement. The consummation of the Aria Merger was conditioned on the consummation of the Archaea Merger and vice versa. In connection with the Business Combinations, RAC changed its name to Archaea Energy Inc.

Stockholders Agreement

On September 15, 2021, pursuant to the terms of the Business Combination Agreements, RAC, RAC Opco, RAC Buyer, the Sponsor and certain stockholders of Archaea that are affiliated with Aria and Legacy Archaea entered into the Stockholders Agreement. Such stockholders included entities that own more than 5% of our voting securities (namely, the Sponsor, Aria RES, Archaea Energy LLC and Shalennial Fund I, L.P.), entities controlled by our Chief Executive Officer, entities controlled by our President and entities controlled by one of our other executive officers.

Pursuant to the terms of the Stockholders Agreement, among other things, (i) the Board shall initially consist of seven members, (ii) the holders of a majority of the Company Interests (as defined in the Stockholders Agreement) held by the RAC Sponsor Holders (as defined in the Stockholders Agreement) have the right to designate two directors for appointment or election to the Board during the term of the Stockholders Agreement, (iii) the Ares Investor (as defined in the Stockholders Agreement) have the right to designate one director for appointment or election to the Board for so long as the Ares Investor holds at least 50% of the Registrable Securities (as defined in the Stockholders Agreement) held by it on September 15, 2021, (iv) the Board shall take all necessary action to designate the person then serving as the Chief Executive Officer of the Company for appointment or election to the Board during the term of the Stockholders Agreement and (v) the Board will have the right to designate three independent directors (the “Independent Directors”) for appointment or election to the Board during the term of the Stockholders Agreement. Also pursuant to the terms of the Stockholders Agreement, until the Ares Investor no longer holds at least 50% of the Registrable Securities held by it on September 15, 2021, the Aria Holders have the right to consult on the persons to be designated as Independent Directors. If neither of the two directors nominated by the RAC Sponsor Holders are reasonably determined to be “independent directors,” the Board shall be permitted in its sole discretion to increase the size of the Board to nine members and to fill the two additional directorships with two additional “independent directors” nominated by the Board. As a result of the Aria Offering, which is discussed below in “— Aria Related Party Transactions,” the Ares Investor ceased to hold any Registrable Securities.

Additionally, pursuant to the terms of the Stockholders Agreement, the Company Holders (as defined in the Stockholders Agreement) were granted certain customary registration rights.

The Archaea Holders (as defined in the Stockholders Agreement) are subject to a lock-up period (x) ending on September 15, 2023 solely with respect to the Company Interests distributed by Archaea Energy LLC after September 15, 2022 to the Archaea Holders who are members of management of the Company as of the closing of the transactions contemplated by the Archaea Merger Agreement or their Affiliates (as defined in the Stockholders Agreement) and (y) ending on September 15, 2022 with respect to all other Company Interests issued to the Archaea Holders at the Closing other than those described in the immediately foregoing clause (x).

Opco LLC Agreement

In connection with the consummation of the Business Combinations, the limited liability company agreement of Opco was amended and restated (referred to herein as the “Opco LLC Agreement”). The Opco LLC Agreement was filed as Exhibit 10.12 to the registration of which this prospectus is a part, and the following description of the Opco LLC Agreement is qualified in its entirety by reference thereto.

Conversion of Opco Class B Units and Exchange Right

Holders of Opco Class A units (other than the Company) have the right (an “exchange right”), subject to certain limitations, to exchange Opco Class A units (and a corresponding number of shares of Class B Common Stock) for, at our option, (i) shares of Class A Common Stock on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, or (ii) a corresponding amount of cash. Our decision to make a cash payment upon an exercise of an exchange right will be made by our independent directors. We will determine whether to issue shares of Class A Common Stock or pay cash based on facts in existence at the time of the decision, which we expect would include the relative value of the Class A Common Stock (including trading prices for the Class A Common Stock at the time), the cash purchase price, the availability of other sources of liquidity (such as an issuance of preferred stock) to acquire the Opco Class A units and alternative uses for such cash.

Holders of Opco Class A units are generally permitted to exercise the exchange right on a quarterly basis, subject to certain de minimis allowances. In addition, additional exchanges may occur in connection with certain specified events, and any exchanges involving 500,000 or more Opco Class A units (subject to our discretion to permit exchanges of a lower number of units) may occur at any time upon ten business days’ advance notice. The exchange rights will be subject to certain limitations and restrictions intended to reduce the administrative burden of exchanges upon us and ensure that Opco will continue to be treated as a partnership for U.S. federal income tax purposes.

Following any exchange of Opco Class A units (and a corresponding number of shares of Class B Common Stock), the Company will retain the Opco Class A units and cancel the shares of Class B Common Stock. As the holders of Opco Class A units (other than the Company) exchange their Opco Class A units, our membership interest in Opco will be correspondingly increased, the number of shares of Class A Common Stock outstanding will be increased, and the number of shares of Class B Common Stock outstanding will be reduced.

Non-Liquidating Distributions and Allocations of Income and Loss

Subject to the obligation of Opco to make tax distributions and to reimburse the Company for its corporate and other overhead expenses, the Company will have the right to determine when non-liquidating distributions will be made to the holders of Opco units and the amount of any such distributions. We have no current plans to cause Opco to make non-liquidating distributions to the holders of Opco units. If we authorize a non-liquidating distribution, the distribution will be made to holders of Opco units on a pro rata basis in accordance with their respective percentage ownership of Opco units.

Opco will allocate its net income or net loss for each year to the holders of its units pursuant to the terms of the Opco LLC Agreement, and holders of its units, including the Company, will generally incur U.S. federal, state and local income taxes on their share of any taxable income of Opco. Net profits and net losses of Opco generally will be allocated to holders of Opco units on a pro rata basis in accordance with their respective percentage ownership of Opco units (except for certain allocations of book income and loss items and book-tax differences that may be specially allocated). To the extent cash is available, tax distributions will be made to the holders of Opco units, on a pro rata basis in accordance with their respective percentage ownership of Opco units, in an amount sufficient to allow the Company to satisfy its actual tax liabilities.

Issuance of Equity

Except as otherwise determined by us, at any time the Company issues a share of Class A Common Stock or any other equity security, the net proceeds received by the Company with respect to such issuance, if any, shall be concurrently invested in Opco, and Opco shall issue to the Company one Class A unit or other economically equivalent equity interest.

Conversely, if at any time any shares of Class A Common Stock are redeemed, repurchased or otherwise acquired by the Company, Opco shall redeem, repurchase or otherwise acquire an equal number of Opco units held by the Company, upon the same terms and for the same price, as the shares of Class A Common Stock are redeemed, repurchased or otherwise acquired.

Noble Environmental Relationship

In addition to serving as an officer and director of Archaea, Mr. Stork is a controlling stockholder, officer and director of Noble. Mr. Stork is Chief Financial Officer and a director of Noble. Additionally, Mr. Walton has also served as Chief Executive Officer, President and a director of Noble. Noble has an ownership interest in Struan & Company, LLC, a minority owner of Legacy Archaea prior to the Closing.

Landfill Development Option and Right of First Refusal

In connection with the formation of Legacy Archaea, Noble and Legacy Archaea Energy entered into a letter agreement whereby Noble granted to Legacy Archaea the exclusive option and a right of first refusal to construct, finance, develop and operate gas processing plants and related facilities at the landfill site in East Palestine, Ohio then owned and controlled by a wholly owned subsidiary of Noble and any future landfill sites owned, controlled, developed or acquired by Noble or its subsidiaries. In the event Archaea Energy (which became a subsidiary of the Company upon consummation of the Business Combinations) exercises its option of right of first refusal, Archaea Energy and Noble will use commercially reasonable efforts to (i) agree to terms with respect to the project, (ii) negotiate definitive operating and governance documentation with respect to the project, (iii) obtain all permits, licenses, approvals, certificates and other governmental or regulatory matters which may be required to consummate the project and (iv) execute and deliver any other documents and do or cause to be done any other acts as may be necessary or advisable to consummate the project. As of July 31, 2022, Archaea Energy has not exercised any option of right of first refusal under the letter agreement.

Assai EPC Agreement

Assai, a wholly owned subsidiary of Archaea, is a party to a construction services and project guarantee agreement with Noble Environmental Specialty Services, LLC, a wholly owned subsidiary of Noble (“Noble Specialty”), whereby Noble Specialty agreed to provide engineering, procurement and construction services to Archaea Energy with respect to the Assai project for a fixed price of $19.9 million, subject to certain adjustments as provided in the agreement. Noble provided Archaea Energy with a parent guarantee of performance, payment and completion by Noble Specialty with a cap of $7,500,000.

During the year ended December 31, 2021, there was approximately $17.9 million advanced to Noble Specialty for this project.

Loan Guaranty

In connection with Legacy Archaea’s acquisition of Big Run Power Producers, LLC (“Big Run”) in November 2020, a wholly owned subsidiary of Archaea Holdings, LLC (“Archaea Holdings”) and Big Run, as borrowers, entered into a credit agreement with Comerica Bank (“Comerica”) relating to a $5,000,000 secured specific advance facility loan and a $12,000,000 secured term loan. The loans bore interest at LIBOR plus 4.5%, which was 5.5% as of December 31, 2020. The maturity date of the financing arrangement was November 10, 2024. Upon consummation of the Business Combinations, all outstanding amounts under the credit agreement, as well as Noble’s accrued guaranty fee, were repaid in full.

To provide further credit support to Comerica, Legacy Archaea sought Noble’s agreement to guaranty the obligations of the borrowers under the credit agreement with a cap of $17,000,000, plus interest and fees. As a condition precedent to and in consideration of Noble furnishing the guaranty, Noble required the borrowers to incur a guaranty fee in an amount equal to 20% of the face value of the guaranteed obligation, or $3,400,000, which accrued interest at an annual rate of 20%, compounded monthly; provided that the interest rate would be reduced to an annual rate of 9%, compounded monthly, with respect to, and as of the date, any portion of the guaranteed obligations had been reduced, decreased or released by Comerica.

The guaranty was terminated on the date on which the borrowings have been irrevocably paid and discharged in full.

Aria Related Party Transactions

Share Repurchase

In December 2021, the Company repurchased 6.1 million shares of Class A Common Stock from Aria RES (which was the beneficial holder of more than 5% of the Company’s voting securities prior to the Aria Offering) at a pre-negotiated price of $17.65 per share. As a result of the Company’s up-C structure, prior to selling shares of Class A Common Stock, Aria RES converted shares of Class B Common Stock and Opco Class A units into shares of Class A Common Stock, which resulted in an increase in the Company’s ownership interest in Opco.

Aria Offering

In March 2022, in accordance with the Stockholders Agreement, the Company entered into an underwriting agreement in connection with the public offering of 14.9 million shares of Class A common stock by Aria RES at a price to the public of $17.75 per share (the “Aria Offering”). Prior to selling shares of Class A Common Stock in the Aria Offering, Aria RES converted shares of Class B Common Stock and Opco Class A units into shares of Class A Common Stock, which resulted in an increase in the Company’s ownership interest in Opco. The Aria Offering consisted entirely of shares of Class A Common Stock held by Aria RES, and the Company did not receive any proceeds from the Aria Offering.

RAC Related Party Transactions

Founder Shares

“Founder Shares” are the Class B units of RAC Opco initially issued in a private placement to the Sponsor prior to the IPO consummated on October 26, 2020 (or the Opco Class A units into which such Class B units converted following consummation of the Business Combinations) and a corresponding number of shares of Class B Common Stock.

In September 2020, the Sponsor received 5,750,000 Class B units of RAC Opco for no consideration and purchased 5,750,000 corresponding shares of Class B Common Stock, 2,500 shares of Class A Common Stock and 100 Class A units of RAC Opco and 100 corresponding shares of Class B Common Stock for an aggregate of $26,000. The number of Founder Shares issued was determined based on the expectation that such Founder Shares would represent 20% of the total outstanding equity upon completion of the IPO (excluding the 2,500 shares of RAC’s Class A common stock and the 100 Class A Units of RAC OpCo and a corresponding number of shares of RAC’s non-economic Class B common stock (which together were exchangeable into shares of Class A Common Stock after the Business Combination on a one-for-one basis)).

In October 2020, the Sponsor forfeited 90,000 Class B units of RAC Opco, and 30,000 Class B units of RAC Opco were issued to each of RAC’s independent director nominees. In October 2020, RAC effected a dividend, and RAC Opco effected a distribution, resulting in the Sponsor owning 6,091,250 Class B units and 6,091,250 shares of Class B Common Stock that comprise the Founder Shares. The Sponsor transferred a corresponding number of shares of Class B Common Stock to the independent directors (then director nominees).

Following the closing of the IPO, the Sponsor forfeited 309,063 Class B units of RAC Opco, and 309,063 Class B units of RAC Opco were issued to Atlas. The Sponsor transferred a corresponding number of shares of Class B Common Stock to Atlas. Up to 806,250 founder shares were subject to forfeiture by the Sponsor depending on the extent to which the underwriters’ over-allotment option was exercised. The founder shares (including the Class A Common Stock issuable upon exchange thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder. On October 26, 2020, the underwriters partially exercised the over-allotment option to purchase an additional 2,225,000 units in the IPO; thus, only 250,000 Founder Shares remained subject to forfeiture to the extent the over-allotment option was exercised. On December 5, 2020, the remaining underwriters’ over-allotment option expired unexercised; thus, 250,000 Founder Shares held by the Sponsor were forfeited for no consideration.

Private Placement Warrants

The Sponsor purchased from RAC an aggregate of 6,093,900 Private Placement Warrants at a purchase price of $1.00 per warrant ($6,093,900 in the aggregate) in a private placement that occurred simultaneously with the closing of the IPO. Atlas also purchased 677,100 Private Placement Warrants at a purchase price of $1.00 per warrant ($677,100 in the aggregate). Each Private Placement Warrant entitles the holder to purchase for $11.50 either one share of Class A Common Stock or, so long as they are held by RAC’s initial stockholders or their permitted transferees, one Opco Class A unit (and corresponding share of Class B Common Stock). The Private Placement Warrants (including the Class A Common Stock or Opco Class A units (and corresponding shares of Class B Common Stock) issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of the Business Combinations.

RAC Opco LLC Agreement

In connection with the IPO, RAC entered into the Amended and Restated Limited Liability Company Agreement (the “RAC Opco LLC Agreement”) with RAC Opco and RAC Opco’s other members. A form of the RAC Opco LLC Agreement was filed as an exhibit to RAC’s Registration Statement on Form S-1 filed in connection with the IPO, and the following description of the RAC Opco LLC Agreement is qualified in its entirety by reference thereto. The RAC Opco LLC Agreement has been further amended and restated as described above.

Conversion of Class B Units of RAC Opco and Exchange Right

Prior to the consummation of the Business Combinations, RAC’s initial stockholders owned all of the outstanding Class B units of RAC Opco. The Class B units of RAC Opco converted into Opco Class A units in connection with the consummation of the Business Combinations, on a one-for-one basis. The RAC Opco LLC Agreement provided that, following the consummation of RAC’s initial business combination, holders of Class A units of RAC Opco (other than RAC) have the right (an “exchange right”), subject to certain limitations, to exchange Class A units of RAC Opco (and a corresponding number of shares of Class B Common Stock) for, at RAC’s option, (i) shares of Class A Common Stock on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, or (ii) a corresponding amount of cash. Following any exchange of Class A units of RAC Opco (and a corresponding number of shares of Class B Common Stock), RAC would have retained the Class A units of RAC Opco and cancelled the shares of Class B Common Stock. Thus, as the holders of Class A units of RAC Opco (other than RAC) exchanged their Class A units of RAC Opco, RAC’s membership interest in RAC Opco would have correspondingly increased, the number of shares of Class A Common Stock outstanding would increase, and the number of shares of Class B Common Stock outstanding would be reduced.

Founder Shares Anti-Dilution

In the case that additional shares of Class A Common Stock, or equity-linked securities, were issued or deemed issued in excess of the amounts sold in an offering in connection with the Business Combinations (other than the Forward Purchase Securities), the number of Class A units of RAC Opco into which the Class B units of RAC Opco would have converted may be adjusted.

Non-Liquidating Distributions and Allocations of Income and Loss

Prior to the consummation of the Business Combinations, and subject to the obligation of RAC Opco to make tax distributions and to reimburse RAC for its corporate and other overhead expenses, RAC had the right to determine when non-liquidating distributions would be made to the holders of RAC Opco units and the amount of any such distributions.

Other Transactions with the Sponsor and Atlas

Commencing on the date that RAC’s securities were first listed on the NYSE, RAC paid the Sponsor a total of $10,000 per month for office space, utilities, secretarial support and administrative services (the “Administrative Services”). Upon completion of the Business Combinations, RAC ceased paying these monthly fees. During the year ended December 31, 2021, RAC paid the Sponsor approximately $90,000 in aggregate for Administrative Services.

Other than these monthly fees, no compensation of any kind, including finder’s and consulting fees, were paid by RAC to the Sponsor, RAC’s officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of the Business Combinations. However, these individuals were reimbursed for any out-of-pocket expenses incurred in connection with activities on RAC’s behalf. RAC’s audit committee reviewed on a quarterly basis all payments that were made to the Sponsor, RAC’s officers and directors or RAC’s or their affiliates and determined which expenses and the amount of expenses that were reimbursable. There was no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on RAC’s behalf.

RAC entered into a registration rights agreement with respect to the Private Placement Warrants, the Forward Purchase Warrants and the Public Warrants issuable upon conversion of working capital loans (if any) and the shares of Class A Common Stock issuable upon exercise of the foregoing and upon exchange of the Founder Shares.

Subscription Agreements

On April 7, 2021, in connection with its entry into the Business Combination Agreements, RAC entered into subscription agreements (each, an “Initial Subscription Agreement”) with certain investors (the “Initial PIPE Investors”) pursuant to which, among other things, the Initial PIPE Investors agreed to subscribe for and purchase, and RAC agreed to issue and sell to the Initial PIPE Investors, an aggregate of 30.0 million shares of Archaea’s Class A Common Stock for an aggregate purchase price of $300.0 million ($10.00 per share), on the terms and subject to the conditions set forth therein (the “Initial PIPE Financing”). Each Initial Subscription Agreement contains customary conditions to closing.

On September 13, 2021, due to the expectation that one of the Initial PIPE Investors would not be able to fulfill its $25.0 million commitment for 2.5 million shares ($10.00 per share) in the Initial PIPE Financing, RAC entered into additional subscription agreements (each, a “Follow-On Subscription Agreement”) with certain investors (the “Follow-On PIPE Investors”) pursuant to which, among other things, the Follow-On PIPE Investors agreed to subscribe for and purchase from RAC, and RAC agreed to issue and sell to the Follow-On PIPE Investors, an aggregate of approximately 1.7 million newly issued shares of Archaea’s Class A Common Stock for an aggregate purchase price of $25.0 million ($15.00 per share), on the terms and subject to the conditions set forth therein (the “Follow-On PIPE Financing”). Each Follow-On Subscription Agreement is substantially identical to the form of Initial Subscription Agreement.

Additionally, on April 7, 2021, RAC, RAC Opco, the Sponsor and Atlas, entered into an Amendment to Forward Purchase Agreement (the “FPA Amendment”) pursuant to which the Forward Purchase Agreement, dated as of September 30, 2020 (the “Original FPA Agreement”), by and among such parties was amended to provide that Atlas shall purchase a total of $20.0 million of Forward Purchase Securities and the Forward Purchase Warrants will consist of one-eighth of one redeemable warrant (where each whole redeemable warrant is exercisable to purchase one share of Class A Common Stock at an exercise price of $11.50 per share). Atlas satisfied its obligation to purchase the Forward Purchase Securities by participating in the PIPE Financing, and upon consummation of the Business Combinations, Atlas received 250,000 warrants (each exercisable for one share of Class A Common Stock at a price of $11.50).

Related-Person Transactions Policy

Our Board of Directors has adopted a written related party transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related party transactions.

A “related person transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest.

A “related person” means:

•        any person who is, or at any time during the applicable period was, one of the Company’s executive officers or one of the Company’s directors;

•        any person who is known by the Company to be the beneficial owner of more than 5% of the Company’s voting stock;

•        any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of the Company’s voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of the Company’s voting stock; and

•        any firm, corporation or other entity in which any of the foregoing persons is a partner or principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to our Audit Committee charter and our written Related Party Transactions Policy, the Audit Committee has the responsibility to review, oversee and approve related party transactions. In determining whether to approve or ratify any such transaction, the Audit Committee will take into account, among other factors it deems appropriate, (i) whether the transaction is on terms no less favorable than terms generally available to unaffiliated third parties under the same or similar circumstances and (ii) the extent of the related party’s interest in the transaction.

PLAN OF DISTRIBUTION

The Selling Securityholders, which as used herein includes donees, pledgees, transferees, distributees or other successors-in-interest selling shares of our Class A Common Stock or Warrants or interests in our Class A Common Stock or Warrants received after the date of this prospectus from the Selling Securityholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer, distribute or otherwise dispose of certain of their shares of Class A Common Stock or Warrants or interests in our Class A Common Stock or Warrants on any stock exchange, market or trading facility on which shares of our Class A Common Stock or Warrants, as applicable, are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Securityholders may use any method permitted under applicable law, including one or more of the following methods when disposing of their shares of Class A Common Stock or Warrants or interests therein:

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        one or more underwritten offerings;

•        block trades in which the broker-dealer will attempt to sell the shares of Class A Common Stock or Warrants as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        distributions to their employees, members, partners or shareholders;

•        in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•        short sales effected after the date of the registration statement of which this prospectus is a part is declared effective by the SEC;

•        through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•        in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

•        directly to one or more purchasers;

•        delayed delivery requirements;

•        in settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•        by pledge to secure debts and other obligations;

•        through agents;

•        broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares of Class A Common Stock or Warrants at a stipulated price per share or warrant; and

•        a combination of any such methods of sale.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some shares of our Class A Common Stock or Warrants owned by them and, if a Selling Securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of Class A Common Stock or Warrants, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Securityholders to include the pledgee, transferee or other successors in interest as the Selling Securityholders under this prospectus. The Selling Securityholders also may transfer shares of our Class A Common Stock or Warrants in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of shares of our Class A Common Stock or Warrants or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Class A Common Stock or Warrants in the course of hedging the positions they assume. The Selling Securityholders may also sell shares of our Class A Common Stock or Warrants short and deliver these securities to close out their short positions, or loan or pledge shares of our Class A Common Stock or Warrants to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares of our Class A Common Stock or Warrants offered by this prospectus, which shares or Warrants such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Securityholders from the sale of shares of our Class A Common Stock or Warrants offered by them will be the purchase price of such shares of our Class A Common Stock or Warrants less discounts or commissions, if any. The Selling Securityholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of share of our Class A Common Stock or Warrants to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Securityholders.

The Selling Securityholders also may in the future resell a portion of our Class A Common Stock or Warrants in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of shares of our Class A Common Stock or Warrants may be underwriting discounts and commissions under the Securities Act (it being understood that the Selling Securityholders shall not be deemed to be underwriters solely as a result of their participation in this offering). If any Selling Securityholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the Selling Securityholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Securityholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, our Class A Common Stock or Warrants to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate the offering of shares of our Class A Common Stock or Warrants offered by the Selling Securityholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our Class A Common Stock or Warrants. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares of Class A Common Stock or Warrants than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Class A Common Stock or Warrants by bidding for or purchasing shares of Class A Common Stock or Warrants in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of Class A Common Stock or Warrants sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Class A Common Stock or Warrants at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Under the Stockholders Agreements, the Registration Rights Agreement and the PIPE Subscription Agreements, we have agreed to indemnify the Selling Securityholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the Selling Securityholders may be required to make with respect thereto. In addition, we and the Selling Securityholders may agree to indemnify any underwriter, broker-dealer or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

We have agreed to pay all expenses in connection with this offering, other than underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses. The Selling Securityholders will pay, on a pro rata basis, any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses relating to the offering.

Selling Securityholders may use this prospectus in connection with resales of shares of Class A Common Stock or Warrants. This prospectus and any accompanying prospectus supplement will identify the Selling Securityholders, the terms of our Class A Common Stock or Warrants and any material relationships between us and the Selling Securityholders. Selling Securityholders may be deemed to be underwriters under the Securities Act in connection with shares of our Class A Common Stock or Warrants they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the Selling Securityholders will receive all the net proceeds from the resale of shares of our Class A Common Stock or Warrants.

A Selling Securityholder that is an entity may elect to make an in-kind distribution of Class A Common Stock or Warrants to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares of Class A Common Stock or Warrants pursuant to the distribution through a registration statement.

LEGAL MATTERS

Kirkland & Ellis LLP has passed upon the validity of the Class A Common Stock and Warrants offered by this prospectus and certain other legal matters related to this prospectus.

EXPERTS

The consolidated financial statements of Archaea Energy Inc. as of December 31, 2021 and 2020, and for each of the years in the two-year period ended December 31, 2021, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Aria Energy LLC as of September 14, 2021 and December 31, 2020, and for the period from January 1, 2021 to September 14, 2021 and for the year ended December 31, 2020, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

CHANGE IN AUDITOR

On September 20, 2021, the Audit Committee of the Board dismissed WithumSmith+Brown, PC (“Withum”), the Company’s independent registered public accounting firm prior to the Business Combinations. The report of Withum on the financial statements of RAC as of December 31, 2020, and for the period from September 1, 2020 (inception) through December 31, 2020, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that such audit report emphasized the restatement of RAC’s financial statements due to its change in accounting for warrants. During the period from September 1, 2020 (inception) through December 31, 2020, and the subsequent period through the date of Withum’s dismissal, there were no disagreements between the Company and Withum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum, would have caused it to make reference to the subject matter of the disagreements in its reports on the Company’s financial statements for such period. During the period from September 1, 2020 (inception) through December 31, 2020, and the subsequent period through the date of Withum’s dismissal, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

The Company has provided Withum with a copy of the foregoing disclosures and has requested that Withum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above in this section entitled “Change in Auditors.” A copy of Withum’s letter, dated September 21, 2021, is filed as Exhibit 16.1 to the registration statement of which this prospectus forms a part.

On September 20, 2021, the Audit Committee approved the engagement of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements as of and for the year ending December 31, 2021. KPMG served as the independent registered public accounting firm of Legacy Archaea and Aria prior to the Closing. During the years ended December 31, 2020 and December 31, 2019 and the subsequent interim period prior to engaging KPMG, the Company did not consult with KPMG with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was the subject of a disagreement of any type described in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of Class A Common Stock and Warrants offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company, the Class A Common Stock and Warrants, reference is made to the registration statement and the exhibits and any schedules filed therewith.

Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference.

The SEC maintains a website at www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto and which contains the periodic reports, proxy and information statements and other information that we file electronically with the SEC.

We also maintain an Internet website at ir.archaeaenergy.com. Through our website, we make available, free of charge, the following documents of the Company as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: Annual Reports on Form 10-K; proxy statements for our annual and special shareholder meetings; Quarterly Reports on Form 10-Q; Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus or the registration statement of which it forms a part.

ARCHAEA ENERGY INC.
Consolidated Balance Sheets
(Unaudited)

(in thousands, except shares and per share data)	June 30, 2022	December 31, 2021
ASSETS
Current Assets
Cash and cash equivalents	$213,315	$77,860
Restricted cash	21,864	15,206
Accounts receivable, net	29,841	37,010
Inventory	11,050	9,164
Prepaid expenses and other current assets	33,952	21,225
Total Current Assets	310,022	160,465
Property, plant and equipment, net	460,340	350,583
Intangible assets, net	627,223	638,471
Goodwill	29,835	29,211
Equity method investments	263,336	262,738
Operating lease right-of-use assets	4,654	—
Other non-current assets	17,113	9,721
Total Assets	$1,712,523	$1,451,189
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable – trade	$38,272	$11,096
Current portion of long-term debt, net	21,568	11,378
Current portion of operating lease liabilities	923	—
Accrued and other current liabilities	63,607	46,279
Total Current Liabilities	124,370	68,753
Long-term debt, net	548,900	331,396
Derivative liabilities	52,730	67,424
Below-market contracts	135,210	142,630
Asset retirement obligations	4,830	4,677
Long-term operating lease liabilities	3,952	—
Other long-term liabilities	2,590	5,316
Total Liabilities	872,582	620,196
Commitments and Contingencies
Redeemable Noncontrolling Interests	606,608	993,301
Stockholders’ Equity
Preferred stock, $0.0001 par value; 10,000,000 authorized; none issued and outstanding	—	—
Class A Common Stock, $0.0001 par value; 900,000,000 shares authorized; 80,717,757 shares issued and outstanding as of June 30, 2022 and 65,122,200 shares issued and outstanding as of December 31, 2021	8	7
Class B Common Stock, $0.0001 par value; 190,000,000 shares authorized; 39,060,418 shares issued and outstanding as of June 30, 2022 and 54,338,114 shares issued and outstanding as of December 31, 2021	4	5
Additional paid in capital	392,118	—
Accumulated deficit	(158,797)	(162,320)
Total Stockholders’ Equity	233,333	(162,308)
Total Liabilities, Redeemable Noncontrolling Interests and Stockholders’ Equity	$1,712,523	$1,451,189

The accompanying notes are an integral part of these consolidated financial statements.

ARCHAEA ENERGY INC.
Consolidated Statements of Operations
(Unaudited)

(in thousands, except shares and per share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues and Other Income
Energy revenue	$71,235	$3,059	$124,151	$3,059
Other revenue	3,215	2,068	4,428	3,722
Amortization of intangibles and below-market contracts	2,769	—	5,537	—
Total Revenues and Other Income	77,219	5,127	134,116	6,781
Equity Investment Income, Net	2,693	—	4,122	—
Cost of Sales
Cost of energy	46,699	3,148	75,278	3,148
Cost of other revenues	2,317	1,199	3,940	2,360
Depreciation, amortization and accretion	13,730	886	26,219	935
Total Cost of Sales	62,746	5,233	105,437	6,443
General and administrative expenses	18,883	7,884	45,236	11,042
Operating Income (Loss)	(1,717)	(7,990)	(12,435)	(10,704)
Other Income (Expense)
Interest expense, net	(3,712)	(13)	(6,366)	(19)
Gain (loss) on warrants and derivative contracts	38,095	—	18,180	—
Other income (expense)	87	73	202	294
Total Other Income (Expense)	34,470	60	12,016	275
Income (Loss) Before Income Taxes	32,753	(7,930)	(419)	(10,429)
Income tax expense	129	—	129	—
Net Income (Loss)	32,624	(7,930)	(548)	(10,429)
Net income (loss) attributable to nonredeemable noncontrolling interests	—	(168)	—	(254)
Net income (loss) attributable to Legacy Archaea	—	(7,762)	—	(10,175)
Net income (loss) attributable to redeemable noncontrolling interests	10,674	—	(4,071)	—
Net Income (Loss) Attributable to Class A Common Stock	$21,950	$—	$3,523	$—
Net income (loss) per Class A Common Stock:
Net income (loss) – basic(1)	$0.27	$—	$0.05	$—
Net income (loss) – diluted(1)	$(0.18)	$—	$(0.12)	$—
Weighted average shares of Class A Common Stock outstanding:
Basic(1)	80,522,737	—	73,488,555	—
Diluted(1)	83,445,455	—	76,203,753	—

____________

(1)      Class A Common Stock is outstanding beginning September 15, 2021 due to the reverse recapitalization transaction as described in “Note 4 - Business Combinations and Reverse Recapitalization.”

The accompanying notes are an integral part of these consolidated financial statements.

ARCHAEA ENERGY INC.
Consolidated Statements of Equity
(Unaudited)

		Total Equity
		Members’ Equity		Total Stockholders’ Equity				Nonredeemable Noncontrolling Interests	Total Equity
(in thousands)	Redeemable Noncontrolling Interests		Members’ Accumulated Deficit	Class A Common Stock	Class B Common Stock	Additional Paid-in Capital	Accumulated Deficit
Balance – December 31, 2021	$993,301	$—	$—	$7	$5	$—	$(162,320)	$—	$(162,308)

Warrant exercises	—	—	—	—	—	1,555	—	—	1,555
Exchange of Class A Opco Units and Class B Common Stock for Class A Common Stock	(317,827)	—	—	1	(1)	317,827	—	—	317,827
Deferred tax impacts from exchange for Class A Common Stock transactions	—	—	—	—	—	780	—	—	780
Share-based compensation expense	—	—	—	—	—	8,923	—	—	8,923
Shares withheld for taxes on net settled awards	—	—	—	—	—	(1,762)	—	—	(1,762)
Net income (loss)	(4,071)	—	—	—	—	—	3,523	—	3,523

Adjustment of redeemable noncontrolling interests to redemption amount	(64,795)	—	—	—	—	64,795	—	—	64,795
Balance – June 30, 2022	$606,608	$—	$—	$8	$4	$392,118	$(158,797)	$—	$233,333
		Total Equity
				Total Stockholders’ Equity				Nonredeemable Noncontrolling Interests	Total Equity
(in thousands)	Redeemable Noncontrolling Interests	Members’ Equity	Members’ Accumulated Deficit	Class A Common Stock	Class B Common Stock	Additional Paid-in Capital	Accumulated Deficit
Balance – December 31, 2020	$—	$34,930	$(4,156)	$—	$—	$—	$—	$717	$31,491
Share-based compensation expense	—	178	—	—	—	—	—	—	178
Net income (loss)	—	—	(10,175)	—	—	—	—	(254)	(10,429)
Members’ equity contributions	—	70	—	—	—	—	—	—	70
Balance – June 30, 2021	$—	$35,178	$(14,331)	$—	$—	$—	$—	$463	$21,310

The accompanying notes are an integral part of these consolidated financial statements.

ARCHAEA ENERGY INC.
Consolidated Statements of Equity
(Unaudited)

		Total Equity
				Total Stockholders’ Equity				Nonredeemable Noncontrolling Interests	Total Equity
(in thousands)	Redeemable Noncontrolling Interest	Members’ Equity	Members’ Accumulated Deficit	Class A Common Stock	Class B Common Stock	Additional Paid-in Capital	Accumulated Deficit
Balance – March 31, 2022	$861,448	$—	$—	$8	$4	$122,075	$(180,747)	$—	$(58,660)
Warrant exercises	—	—	—	—	—	1,555	—	—	1,555
Exchange of Class A Opco Units and Class B Common Stock for Class A Common Stock	(3,135)	—	—	—	—	3,135	—	—	3,135
Deferred tax impacts from exchange for Class A Common Stock transactions	—	—	—	—	—	780	—	—	780
Share-based compensation expense	—	—	—	—	—	3,170	—	—	3,170
Shares withheld for taxes on net settled awards	—	—	—	—	—	(976)	—	—	(976)

Net income (loss)	10,674	—	—	—	—	—	21,950	—	21,950
Adjustment of redeemable noncontrolling interest to redemption amount	(262,379)	—	—	—	—	262,379	—	—	262,379
Balance – June 30, 2022	$606,608	$—	$—	$8	$4	$392,118	$(158,797)	$—	$233,333
		Total Equity
				Total Stockholders’ Equity
(in thousands)	Redeemable Noncontrolling Interest	Members’ Equity	Members’ Accumulated Deficit	Class A Common Stock	Class B Common Stock	Additional Paid-in Capital	Accumulated Deficit	Nonredeemable Noncontrolling Interests	Total Equity
Balance – March 31, 2021	$—	$35,032	$(6,569)	$—	$—	$—	$—	$631	$29,094
Share-based compensation expense	—	146	—	—	—	—	—	—	146
Net income (loss)	—	—	(7,762)	—	—	—	—	(168)	(7,930)
Balance – June 30, 2021	$—	$35,178	$(14,331)	$—	$—	$—	$—	$463	$21,310

The accompanying notes are an integral part of these consolidated financial statements.

ARCHAEA ENERGY INC.
Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
(in thousands)	2022	2021
Cash flows from operating activities
Net income (loss)	$(548)	$(10,429)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation, amortization and accretion expense	26,219	935
Amortization of debt issuance costs	1,404	14
Amortization of intangibles and below-market contracts	(2,206)	—
Bad debt expense	76	9
Return on investment in equity method investments	8,910	—
Equity in earnings of equity method investments	(4,122)	—
Total (gains) losses on derivatives, net	(18,180)	—
Net cash received (paid) in settlement of derivatives	(200)	—
Forgiveness of Paycheck Protection Loan	—	(201)
Share-based compensation expense	8,923	179
Changes in operating assets and liabilities:
Accounts receivable	7,129	441
Inventory	(1,886)	—
Prepaid expenses and other current assets	2,737	(618)
Accounts payable – trade	17,974	1,961
Accrued and other liabilities	11,458	180
Other non-current assets	(969)	—
Other long-term liabilities	(27)	19
Net cash provided by (used in) operating activities	56,692	(7,510)
Cash flows from investing activities
Acquisition of Aria, net of cash acquired	1,876	—
Acquisition of assets and businesses	(7,013)	(31,527)
Additions to property, plant and equipment and progress payments	(127,889)	(56,609)
Contributions to equity method investments	(8,027)	—
Return of investment in equity method investments	7,422	—
Net cash used in investing activities	(133,631)	(88,136)
Cash flows from financing activities
Borrowings on line of credit agreement	—	8,578
Repayments on line of credit agreement	—	(1,522)
Proceeds from long-term debt, net of issuance costs	225,339	123,641
Repayments of long-term debt	(2,875)	(314)
Payment of acquisition contingent consideration	(1,650)	—
Capital contributions	—	70
Taxes paid on net share settled stock-based compensation awards	(1,762)	—
Net cash provided by financing activities	219,052	130,453
Net change in cash, cash equivalents and restricted cash	142,113	34,807
Cash, cash equivalents and restricted cash – beginning of period	93,066	1,496
Cash, cash equivalents and restricted cash – end of period	$235,179	$36,303

Supplemental cash flow information
Cash paid for interest	$8,834	$2,333
Non-cash investing activities
Accruals of property, plant and equipment and biogas rights incurred but not paid	$36,499	$10,965

The accompanying notes are an integral part of these consolidated financial statements.

ARCHAEA ENERGY INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — Organization and Description of Business

Archaea Energy Inc. (“Archaea” or the “Company”), a Delaware corporation (formerly named Rice Acquisition Corp.), is one of the largest RNG producers in the U.S., with an industry-leading RNG platform primarily focused on capturing and converting waste emissions from landfills and livestock farms into low-carbon RNG and electricity. As of June 30, 2022, Archaea owns, through wholly-owned entities or joint ventures, a diversified portfolio of 32 LFG recovery and processing facilities across 18 states, including 13 operated facilities that produce pipeline-quality RNG and 19 LFG to renewable electricity production facilities, including one non-operated facility and one facility that is not operational.

Archaea develops, designs, constructs, and operates RNG facilities. Archaea, through wholly-owned entities or joint ventures, has entered into long-term agreements with biogas site hosts which grant the rights to utilize gas produced at their sites and to construct and operate facilities on their sites to produce RNG and renewable electricity.

On September 15, 2021, Archaea consummated the business combinations pursuant to (i) the Business Combination Agreement, dated April 7, 2021 (as amended, the “Aria Merger Agreement”), by and among Rice Acquisition Corp., a Delaware corporation (“RAC”), Rice Acquisition Holdings LLC, a Delaware limited liability company and direct subsidiary of RAC (“RAC Opco”), LFG Intermediate Co, LLC, a Delaware limited liability company and direct subsidiary of RAC Opco (“RAC Intermediate”), LFG Buyer Co, LLC, a Delaware limited liability company and direct subsidiary of RAC Intermediate (“RAC Buyer”), Inigo Merger Sub, LLC, a Delaware limited liability company and direct subsidiary of RAC Buyer (“Aria Merger Sub”), Aria Energy LLC, a Delaware limited liability company (“Aria”), and Aria Renewable Energy Systems LLC, a Delaware limited liability company, pursuant to which, among other things, Aria Merger Sub was merged with and into Aria, with Aria surviving the merger and becoming a direct subsidiary of RAC Buyer, on the terms and subject to the conditions set forth therein (the transactions contemplated by the Aria Merger Agreement, the “Aria Merger”), and (ii) the Business Combination Agreement, dated April 7, 2021 (as amended, the “Archaea Merger Agreement”), by and among RAC, RAC Opco, RAC Intermediate, RAC Buyer, Fezzik Merger Sub, LLC, a Delaware limited liability company and direct subsidiary of RAC Buyer (“Archaea Merger Sub”), Archaea Energy LLC, a Delaware limited liability company, and Archaea Energy II LLC, a Delaware limited liability company (“Legacy Archaea”), pursuant to which, among other things, Archaea Merger Sub was merged with and into Legacy Archaea, with Legacy Archaea surviving the merger and becoming a direct subsidiary of RAC Buyer, on the terms and subject to the conditions set forth therein (the transactions contemplated by the Archaea Merger Agreement, the “Archaea Merger” and, together with the Aria Merger, the “Business Combinations”). Legacy Archaea was determined to be the accounting acquirer of the Business Combinations, and Aria was determined to be the predecessor to the Company. Unless the context otherwise requires, the “Company,” “we,” “us,” and “our” refer, for periods prior to the completion of the Business Combinations, to Legacy Archaea and its subsidiaries and, for periods upon or after the completion of the Business Combinations, to Archaea Energy Inc. and its subsidiaries, including Legacy Archaea and Aria Energy LLC.

Archaea has retained its “up-C” structure, whereby (i) all of the equity interests in Aria and Legacy Archaea are held indirectly by Opco through RAC Buyer and RAC Intermediate, (ii) Archaea’s only assets are its equity interests in Opco, and (iii) Sponsor, Atlas, the RAC independent directors, the Legacy Archaea Holders and the Aria Holders own or owned economic interests directly in Opco. In connection with the consummation of the Business Combinations, Rice Acquisition Holdings LLC was renamed LFG Acquisition Holdings LLC. In accordance with Accounting Standards Codification (“ASC”) 810 — Consolidation, Opco is considered a VIE with Archaea as its sole managing member and primary beneficiary. As such, Archaea consolidates Opco, and the remaining unitholders that hold economic interests directly in Opco are presented as redeemable noncontrolling interests on the Company’s financial statements.

ARCHAEA ENERGY INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — Organization and Description of Business (cont.)

Subsequent to the Business Combinations, transactions impacting the ownership of Class A Opco Units resulted from warrant exercises, repurchases from Aria Renewable Energy Systems LLC, redemption of certain other Class A Opco Units in exchange for Class A Common Stock, and issuances related to vested restricted stock units (“RSUs”). The ownership structure of Opco upon closing of the Business Combinations and as of June 30, 2022, which gives rise to the redeemable noncontrolling interest at Archaea, is as follows:

	June 30, 2022		September 15, 2021
Equity Holder	Class A Opco Units	% Interest	Class A Opco Units	% Interest
Archaea	80,717,757	67.4%	52,847,195	45.9%
Total controlling interests	80,717,757	67.4%	52,847,195	45.9%
Aria Holders	—	—%	23,000,000	20.0%
Legacy Archaea Holders	33,350,385	27.8%	33,350,385	29.0%
Sponsor, Atlas and RAC independent directors	5,710,033	4.8%	5,931,350	5.2%
Total redeemable noncontrolling interests	39,060,418	32.6%	62,281,735	54.1%
Total	119,778,175	100.0%	115,128,930	100.0%

Holders of Class A Opco Units other than Archaea have the right (a “redemption right”), subject to certain limitations, to redeem Class A Opco Units and a corresponding number of shares of Class B Common Stock for, at Opco’s option, (i) shares of Class A Common Stock on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, or (ii) a corresponding amount of cash.

NOTE 2 — Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

These unaudited, interim, consolidated financial statements and notes are prepared in accordance with GAAP for interim reporting and in accordance with the rules and regulations of the SEC. These unaudited interim financial statements reflect all adjustments that are, in the opinion of management, necessary to present fairly the results for the interim periods presented. The Company’s accounting policies conform to GAAP and have been consistently applied in the presentation of financial statements. The Company’s consolidated financial statements include all wholly-owned subsidiaries and all VIEs with respect to which the Company determined it is the primary beneficiary. Certain information and disclosures normally included in annual financial statements prepared in accordance with GAAP have been condensed or omitted. Accordingly, these unaudited consolidated financial statements should be read in conjunction with the Company’s audited financial statements included in the 2021 Annual Report.

The Archaea Merger with RAC was accounted for as a reverse recapitalization with Legacy Archaea deemed the accounting acquirer, and therefore, there was no step-up to fair value of any RAC assets or liabilities and no goodwill or other intangible assets were recorded. The Aria Merger was accounted for using the acquisition method of accounting with Aria deemed to be the acquiree for accounting purposes. The Company also determined that Aria is the Company’s predecessor and therefore has included the historical financial statements of Aria as predecessor beginning on page 32.

Principles of Consolidation

As the Company completed its Business Combinations on September 15, 2021, these unaudited consolidated financial statements for the three and six months ended June 30, 2022 and as of December 31, 2021 include the assets, liabilities and results of operations of the combined results of the businesses of Legacy Archaea and Aria as operated by the Company after the Business Combinations; whereas, the unaudited results of operations for the three and six months ended June 30, 2021 are those of Legacy Archaea, the accounting acquirer.

ARCHAEA ENERGY INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — Basis of Presentation and Summary of Significant Accounting Policies (cont.)

The Company has determined that Opco is a VIE and the Company is the primary beneficiary. Therefore, the Company consolidates Opco, and ownership interests of Opco not owned by the Company are reflected as redeemable noncontrolling interests due to certain features of the redemption right. See “Note 15 — Nonredeemable and Redeemable Noncontrolling Interest and Stockholders’ Equity.” Entities that are majority-owned by Opco are consolidated. Certain investments in entities are accounted for as equity method investments and included separately in the Company’s consolidated balance sheets.

All intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, as well as contingent assets and liabilities. The estimates and assumptions used in the accompanying financial statements are based upon management’s evaluation of the relevant facts and circumstances as of the date of the financial statements. Actual results may differ from the estimates and assumptions used in preparing the accompanying consolidated financial statements.

Revenue Recognition

The Company generates revenues from the production and sales of RNG, Power, and associated Environmental Attributes, as well as from the performance of other landfill energy operations and maintenance (“O&M”) services. The Company also manufactures and sells customized pollution control equipment and performs associated maintenance agreement services. Prior to the January 1, 2022 adoption of ASC 842 — Leases as discussed in “Note 3 — Recently Issued and Adopted Accounting Standards,” a portion of the Company’s revenue was accounted for under ASC 840 — Leases and a portion under ASC 606 — Revenue from Contracts with Customers based on requirements of GAAP. Under ASC 840, lease revenue is recognized generally upon delivery of RNG and electricity. Under ASC 606, revenue is recognized when (or as) the Company satisfies its performance obligation(s) under the contract by transferring the promised product or service either when (or as) its customer obtains control of the product or service, including RNG, electricity and their related Environmental Attributes. A performance obligation is a promise in a contract to transfer a distinct product or service to a customer. A contract’s transaction price is allocated to each distinct performance obligation. Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring its products or services. Based on the terms of the related sales agreements, the amounts recorded under ASC 840 as lease revenue are generally consistent with revenue recognized under ASC 606. After the January 1, 2022 adoption of ASC 842, revenue is accounted for solely under ASC 606 as our facilities no longer meet the definition of leased assets under ASC 842.

Business Combinations

For business combinations that meet the accounting definition of a business, the Company determines and allocates the purchase price of an acquired company to the tangible and intangible assets acquired, the liabilities assumed, and noncontrolling interest, if applicable, as of the date of acquisition at fair value. Fair value may be estimated using comparable market data, a discounted cash flow method, or a combination of the two. In the discounted cash flow method, estimated future cash flows are based on management’s expectations for the future and can include estimates of future biogas production, commodity prices, operating and development costs, and a risk-adjusted discount rate. Revenues and costs of the acquired companies are included in the Company’s operating results from the date of acquisition.

ARCHAEA ENERGY INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — Basis of Presentation and Summary of Significant Accounting Policies (cont.)

The Company uses its best estimates and assumptions as part of the purchase price allocation process to accurately value assets acquired and liabilities assumed at the acquisition date, and these estimates and assumptions are inherently uncertain and subject to refinement during the measurement period not to exceed one year from the acquisition date. As a result, any adjustment identified subsequent to the measurement period is included in operating results in the period in which the amount is determined. The Company’s acquisitions are discussed in “Note 4 — Business Combinations and Reverse Recapitalization.”

NOTE 3 — Recently Issued and Adopted Accounting Standards

In February 2016, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. The main difference between previous generally accepted accounting principles and the new requirements under Topic 842 is the recognition of lease assets and lease liabilities by lessees for those leases with a term greater than 12 months classified as operating leases under previous GAAP.

Upon adoption of Topic 842 as of January 1, 2022, the Company recognized $5.1 million of right-of-use (“ROU”) assets and lease liabilities on its consolidated balance sheet related to operating leases existing on the adoption date. Prior period financial statements were not adjusted. The adoption of Topic 842 did not have a material impact on the Company’s consolidated statement of operations or consolidated statement of cash flows. See “Note 11 — Leases” for additional information.

In March 2020, the FASB issued ASU No. 2020-04, Reference Rate Reform (ASC 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting. ASU 2020-04 provides optional guidance for a limited period of time to ease the transition from the London Inter-Bank Offered Rate (“LIBOR”) to an alternative reference rate. The guidance intends to address certain concerns relating to accounting for contract modifications and hedge accounting. These optional expedients and exceptions to applying GAAP, assuming certain criteria are met, are allowed through December 31, 2022. The Company is currently evaluating the provisions of this update and has not yet determined whether it will elect the optional expedients. The Company does not expect the transition to an alternative rate to have a material impact on its business, operations or liquidity.

In October 2021, the FASB issued ASU No. 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. ASU 2021-08 requires all entities to recognize and measure contract assets and liabilities in a business combination in accordance with Topic 606, Revenue from Contracts with Customers. The guidance aims to improve comparability for revenue contracts with customers by providing consistent recognition and measurement guidance for all revenue contracts with customers. ASU 2021-08 is effective for the Company for fiscal years beginning after December 15, 2022, with early adoption permitted. The Company will adopt this ASU as of January 1, 2023 and does not expect the adoption to have a material impact on its financial condition, results of operations, or cash flows.

NOTE 4 — Business Combinations and Reverse Recapitalization

Formation of the Lightning JV

On May 5, 2022, the Company and Republic Services, Inc. (“Republic”) announced the formation of the Lightning JV to develop 39 RNG projects across the U.S. that will be located at various landfill sites owned or operated by Republic. The joint venture will develop and construct RNG facilities that will convert LFG into pipeline-quality RNG that can be used for a variety of applications. The Company holds a 60% ownership interest in the Lightning JV, and the Company’s initial capital funding of $222.5 million was paid into the Lightning JV on July 5, 2022. Concurrent with the initial funding, the Lightning JV completed the acquisition of landfill gas rights and underlying assets at an additional Republic-owned landfill for $37.9 million, bringing the total number of RNG development projects within the Lightning JV to 40. The Lightning JV did not conduct any activities impacting the financial results of the Company for the three and six months ended June 30, 2022.

ARCHAEA ENERGY INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — Business Combinations and Reverse Recapitalization (cont.)

Reverse Recapitalization

Legacy Archaea is considered the accounting acquirer of the Business Combinations because the Legacy Archaea Holders have the largest portion of the voting power of the Company and Legacy Archaea’s senior management comprise the majority of the executive management of the Company. Additionally, the Legacy Archaea Holders appointed the majority of board members exclusive of the independent board members. The Archaea Merger represents a reverse merger and is accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, RAC is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Archaea Merger is treated as the equivalent of Legacy Archaea issuing shares for the net assets of RAC, accompanied by a recapitalization. The net assets of RAC were stated at historical cost, no goodwill or other intangible assets were recorded.

Aria Merger

As discussed in “Note 1 — Organization and Description of Business,” Aria was acquired as part of the Business Combinations consummated on September 15, 2021 to complement the Company’s existing RNG assets and for its operational expertise in the renewable gas industry. The Aria Merger represented an acquisition of a business and was accounted for using the acquisition method, whereby all of the assets acquired and liabilities assumed were recognized at their fair value on the acquisition date, with any excess of the purchase price over the estimated fair value recorded as goodwill.

As of June 30, 2022, the Company has completed the allocation of the consideration. During the six months ended June 30, 2022, the final consideration adjustment of $1.9 million was determined and received from the Aria Holders which had the effect of reducing goodwill. In addition, other purchase price adjustments of $2.5 million in the aggregate were recorded for the six months ended June 30, 2022 which had the effect of increasing goodwill.

NOTE 5 — Revenues

The following table disaggregates revenue by significant product type and operating segment for the three and six months ended June 30, 2022 and 2021:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2022	2021	2022	2021
Revenue by Product Type
RNG, including RINs and LCFS credits	$55,086	$821	$89,883	$821
RNG O&M service(1)	242	—	532	—
Power, including RECs	14,893	2,238	31,759	2,238
Power O&M service(1)	953	—	1,851	—
Equipment and associated services	2,808	2,068	4,022	3,722
Other(1)	468	—	533	—
Total	$74,450	$5,127	$128,580	$6,781

Revenue by Operating Segment
RNG	$55,328	$821	$90,415	$821
Power	15,846	2,238	33,610	2,238
Corporate and Other	3,276	2,068	4,555	3,722
Total	$74,450	$5,127	$128,580	$6,781

____________

(1)      Includes revenues earned from the Company’s joint ventures, see “Note 20 — Related Party Transactions.”

ARCHAEA ENERGY INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 — Revenues (cont.)

Contract Assets and Contract Liabilities

The timing of revenue recognition may differ from the timing of invoicing to customers. Contract assets include unbilled amounts from equipment sales projects when revenues recognized under the cost-to-cost measure of progress exceed the amounts invoiced to customers, as the amounts cannot be billed under the terms of the contracts. There were no credit allowances for contract assets as of June 30, 2022 or December 31, 2021. Contract liabilities from contracts arise when amounts invoiced to customers exceed revenues from equipment sales recognized under the cost-to-cost measure of progress. Contract liabilities additionally include advanced payments from customers on certain equipment contracts. Contract liabilities decrease as revenue is recognized from the satisfaction of the related performance obligation and are recorded as either current or long-term, depending upon when such revenue is expected to be recognized.

Contract assets and liabilities consisted of the following as of June 30, 2022 and December 31, 2021:

(in thousands)	June 30, 2022	December 31, 2021
Contract assets (included in Prepaid expenses and other current assets)	$168	$87
Contract liabilities (included in Accrued and other current liabilities)	$(270)	$(505)

The decrease in contract liabilities during the six months ended June 30, 2022 was primarily due to the timing of milestone billings along with revenues recognized that were included in December 31, 2021 contract liabilities.

Costs to Obtain Customer Contracts

The Company recognizes an asset for the incremental costs of obtaining a contract with a customer when the economic benefit and amortization period exceeds one year. Only those costs that are directly related to the acquisition of customer contracts and that would not have been incurred if the customer contract had not been obtained are deferred as assets. As of June 30, 2022, $2.5 million was recorded for costs to obtain customer contracts and included in other non-current assets on the Company’s consolidated balance sheet. Amortization will begin when the related contract commences.

Transaction Price Allocated to Remaining Unsatisfied Performance Obligations

Remaining unsatisfied performance obligations as of June 30, 2022 relate to certain of the Company’s RNG and Environmental Attributes contracts. The Company applies the optional exemptions in ASC 606 and does not disclose consideration for remaining performance obligations with an original expected duration of one year or less or for variable consideration related to unsatisfied performance obligations. Firm contracts for fixed-price, fixed-quantity sales of RNG and Environmental Attributes based on minimum contractual volumes are reflected in the table below when their original expected term is in excess of one year. The following table summarizes the revenue the Company expects to recognize over next 21 years on these firm sales contracts as of June 30, 2022:

(in thousands)
Remainder of 2022	$42,026
2023 – 2024	262,001
2025 – 2026	429,996
2027 – 2028	441,067
2029 – 2030	434,641
2031 – 2032	418,453
Thereafter	1,871,603
Total	$3,899,787

ARCHAEA ENERGY INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 — Property, Plant and Equipment

Property, plant and equipment consist of the following as of June 30, 2022 and December 31, 2021:

(in thousands)	June 30, 2022	December 31, 2021
Machinery and equipment	$307,808	$285,718
Buildings and improvements	17,517	16,039
Furniture and fixtures	2,326	1,176
Construction in progress(1)	151,496	55,039
Land	266	246
Total cost	479,413	358,218
Less accumulated depreciation	(19,073)	(7,635)
Property, plant and equipment, net	$460,340	$350,583

____________

(1)      Includes both acquired long-lead equipment and projects in progress.

NOTE 7 — Equity Method Investments

As a result of the Aria Merger, the Company holds 50% interest in two joint ventures, Mavrix, LLC (“Mavrix”) and Sunshine Gas Producers, LLC (“SGP”), which are accounted for using the equity method due to the joint control by both the Company and unrelated parties with ownership interest in each entity.

Under the terms of the original Mavrix, LLC Contribution Agreement dated September 30, 2017, the Company is required to make an earn-out payment to its joint venture partner holding the other 50% membership in Mavrix in an amount up to $9.55 million. The earn-out payment represents additional consideration for the Company’s equity interest in Mavrix and will be based on the performance of certain projects owned by Mavrix through the earn-out period which ends September 30, 2022. No earn-out payment is due until the completion of the earn-out period. In February 2022, the Mavrix, LLC Contribution Agreement was amended to exclude certain upgrade and optimization capital expenditures incurred for one specific project from the earn-out calculation and to add a maintenance expenditure cap. Based on the amended terms, the Company has estimated the earn-out payment to be $8.3 million at June 30, 2022, and this amount is reflected in the accompanying balance sheet in accrued and other current liabilities.

The summarized financial information for the Mavrix and SGP equity method investments is as follows:

(in thousands)	June 30, 2022	December 31, 2021
Assets	$225,978	$203,864
Liabilities	51,873	15,477
Net assets	$174,105	$188,387
Company’s share of equity in net assets	$87,052	$94,194
(in thousands)	Three Months Ended June 30, 2022	Six Months Ended June 30, 2022
Total revenues	$26,797	$52,025
Net income	$10,419	$18,436
Company’s share of net income	$5,209	$9,218

ARCHAEA ENERGY INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 — Equity Method Investments (cont.)

The Company’s carrying values of the Mavrix and SGP investments also include basis differences totaling $154.5 million as of June 30, 2022 as a result of the fair value measurements recorded as part of the Aria Merger. Amortization of the basis differences reduced equity investment income by $2.6 million and $5.1 million for the three and six months ended June 30, 2022, respectively.

On December 30, 2021, the Company entered into a new joint venture. The Company contributed $7.5 million in cash in 2021 into this newly created entity, Saturn Renewables LLC (“Saturn”), in exchange for a 50% interest, and the joint venture acquired gas rights at two landfill sites to develop RNG facilities. The Company is the operator of Saturn’s day-to-day operations and accounts for its investment in Saturn using the equity method. The Company has contributed an additional $8.0 million to the Saturn joint venture during the six months ended June 30, 2022, and the carrying value of Saturn was $15.5 million as of June 30, 2022.

In addition, the Company also owns several smaller investments accounted for using the equity method of accounting totaling $7.1 million as of both June 30, 2022 and December 31, 2021.

NOTE 8 — Goodwill and Intangible Assets

Goodwill

At June 30, 2022, the Company had $29.8 million of goodwill, all of which is allocated to the RNG segment. The goodwill is primarily associated with the acquisition of Aria in the Business Combinations, as discussed in “Note 4 — Business Combinations and Reverse Recapitalization.” The Company performs its annual impairment testing on October 1 of each year or as circumstances change or necessitate. There have been no material changes related to the RNG segment’s goodwill or the Company’s impairment assessments since its fiscal year ended December 31, 2021.

Intangible Assets

Intangible assets consist of biogas rights agreements, off-take agreements, O&M contracts, an RNG purchase contract, customer relationships and trade names that were recognized as a result of the allocation of the purchase price under business acquisitions based on their future value to the Company, and such intangible assets will be amortized over their estimated useful lives. Biogas rights agreements also include the cost of agreements entered into with biogas site hosts. The biogas rights agreements have various renewal terms in their underlying contracts that are factored into the useful lives when amortizing the intangible asset.

Intangible assets consist of the following as of June 30, 2022 and December 31, 2021:

	June 30, 2022
(in thousands)	Gross Carrying Amount	Accumulated Amortization	Net
Biogas rights agreements	$612,461	$22,814	$589,647
Electricity off-take agreements	26,511	2,344	24,167
O&M contracts	8,620	460	8,160
RNG purchase contract	10,290	5,291	4,999
Trade names and customer relationships	500	250	250
Total	$658,382	$31,159	$627,223

ARCHAEA ENERGY INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 — Goodwill and Intangible Assets (cont.)

	December 31, 2021
(in thousands)	Gross Carrying Amount	Accumulated Amortization	Net
Biogas rights agreements	$603,868	$8,237	$595,631
Electricity off-take agreements	26,511	749	25,762
O&M contracts	8,620	173	8,447
RNG purchase contract	10,290	1,959	8,331
Trade names and customer relationships	500	200	300
Total	$649,789	$11,318	$638,471

Total amortization expense was approximately $8.3 million and $16.5 million for the three and six months ended June 30, 2022, respectively, and $25 thousand and $50 thousand for the three and six months ended June 30, 2021, respectively, excluding the $1.7 million and $3.3 million of amortization of the RNG purchase contract for the three and six months ended June 30, 2022, respectively, that is amortized to cost of energy.

Below-Market Contracts

As a result of the Aria Merger, the Company assumed certain fixed-price sales contracts that were below current and future market prices at the Closing Date. The contracts were recorded at fair value and are classified as other long-term liabilities on the Company’s consolidated balance sheets as of June 30, 2022 and December 31, 2021:

	June 30, 2022
	Gross Liability	Accumulated Amortization	Net
Gas off-take agreements	$146,990	$11,780	$135,210
	December 31, 2021
	Gross Liability	Accumulated Amortization	Net
Gas off-take agreements	$146,990	$4,360	$142,630

The below-market contract amortization was $3.7 million and $7.4 million for the three and six months ended June 30, 2022, respectively, and was recognized as an increase to revenues since it relates to the sale of RNG and related Environmental Attributes.

NOTE 9 — Accrued and Other Current Liabilities

Accrued and other current liabilities consist of the following as of June 30, 2022 and December 31, 2021:

(in thousands)	June 30, 2022	December 31, 2021
Accrued expenses	$30,377	$16,638
Accrued capital expenditures	22,760	16,609
Derivative liabilities	55	771
Payroll and related costs	6,875	7,683
Accrued interest	70	738
Contract liabilities	270	505
Other current liabilities	3,200	3,335
Total	$63,607	$46,279

ARCHAEA ENERGY INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 — Debt

Credit Agreement Amendment

On June 30, 2022, the Company amended its Revolving Credit and Term Loan Agreement which included a senior secured revolving credit facility (the “Revolver”) with an initial commitment of $250 million and a senior secured term loan credit facility (the “Term Loan”) with an initial commitment of $220 million. The amendment, among other things, increased the aggregate total commitment from the original syndicate of lenders plus two additional lenders by approximately $630 million to a total of $1.1 billion, and provides for a $400 million Term Loan and a $700 million Revolver (together, the “Credit Facilities”). In addition, on June 1, 2022, the benchmark interest rate was revised to the secured overnight financing rate (“SOFR”) plus 2.75% for the Revolver and SOFR plus 3.25% for the Term Loan. The maturity date of the Credit Facilities remains unchanged at September 15, 2026.

The Company had outstanding borrowings under the Term Loan of $400.0 million at an interest rate of 4.89% and under the Revolver of $50.0 million at an interest rate of 4.39% as of June 30, 2022. The Company had issued letters of credit under the Credit Facilities of $23.8 million, resulting in available borrowing capacity of $626.2 million under the Revolver as of June 30, 2022.

The Company’s outstanding debt consists of the following as of June 30, 2022 and December 31, 2021:

(in thousands)	June 30, 2022	December 31, 2021
Credit Agreement, as amended – Term Loan	$400,000	$218,625
Credit Agreement, as amended – Revolver	50,000	—
Wilmington Trust – 4.47% Term Note	60,828	60,828
Wilmington Trust – 3.75% Term Note	69,667	72,542
	580,495	351,995
Less unamortized debt issuance costs	(10,027)	(9,221)
Long-term debt less debt issuance costs	570,468	342,774
Less current maturities, net	(21,568)	(11,378)
Total long-term debt, net	$548,900	$331,396

Scheduled future maturities of long-term debt principal amounts are as follows:

(in thousands)
Remainder of 2022	$10,502
2023	26,108
2024	26,371
2025	26,598
2026 and thereafter	490,916
Total	$580,495

Fair Value of Debt

The Company estimates the fair value of fixed-rate term loans based on quoted market yields for similarly rated debt instruments in an active market, which are considered a Level 2 input in the fair value hierarchy. As of June 30, 2022 and December 31, 2021, the estimated fair value of the Company’s outstanding debt was approximately $523.0 million and $353.1 million, respectively.

ARCHAEA ENERGY INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 — Leases

The Company has entered into warehouse, facility, and various office leases with third parties for periods ranging from one to eleven years. As discussed in “Note 3 — Recently Issued and Adopted Accounting Standards,” the Company adopted ASC 842 — Leases on January 1, 2022 utilizing the modified retrospective approach. The Company has elected the package of practical expedients, which allows the Company not to reassess (1) whether any expired or existing contracts as of the adoption date are or contain leases, (2) lease classification for any expired or existing leases as of the adoption date, and (3) initial direct costs for any existing leases as of the adoption date. The Company has elected not to recognize ROU assets and lease liabilities for leases with terms of 12 months or less.

The Company determines at the inception of a lease whether an arrangement that provides the Company control over the use of an asset is a lease. ROU assets and lease liabilities are initially measured at the lease commencement date based on the present value of the future lease payments over the lease term, discounted using an estimate of the Company’s incremental borrowing rate which approximates the rate to borrow funds on collateralized loans over a similar term of the lease. Renewal options are included in the calculation of ROU assets and lease liabilities when the Company determines that the option is reasonably certain of exercise based on an analysis of the relevant facts and circumstances. When operating leases contain provisions for maintenance services, which are considered non-lease components for accounting purposes, those non-lease components are excluded from the calculation of the ROU assets and lease liabilities.

Operating lease expense is generally recognized on a straight-line basis over the lease term unless another method better represents the pattern that benefit is expected to be derived from the right to use the underlying asset. For the three and six months ended June 30, 2022, the Company recognized total lease costs of $0.8 million and $1.6 million, respectively, which was comprised of $0.3 million and $0.7 million, respectively, in operating lease costs for ROU assets, and $0.4 million and $0.9 million, respectively, of short-term operating lease expense. For the three and six months ended June 30, 2021, the Company recognized rent expense of $0.3 million and $0.4 million, respectively.

The Company also entered into a related-party office lease as a result of its acquisition of an interest in Gulf Coast Environmental Services, LLC in 2020. During the three and six months ended June 30, 2022, the Company recognized rent expense of zero and $70 thousand, respectively, under this related-party lease which expired on May 1, 2022. For the three and six months ended June 30, 2021, the Company recognized rent expense of $53 thousand and $105 thousand, respectively, under this related-party lease.

Supplemental information related to the Company’s ROU assets and related operating lease liabilities were as follows:

(in thousands)	Six Months Ended June 30, 2022
Operating cash outflows for operating leases	$1,346
Weighted average remaining lease term (in years)	8.9
Weighted average discount rate	5.0%

In 2021, the Company entered into a new corporate office lease with a commitment of approximately $8.3 million that has not commenced as of June 30, 2022 and, therefore, has not been recognized on the Company’s consolidated balance sheet. This operating lease is expected to commence in the first half of 2023 with a lease term of 11 years.

ARCHAEA ENERGY INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 — Leases (cont.)

As of June 30, 2022, future lease payments under the Company’s operating leases that have commenced are as follows:

(in thousands)
Remainder of 2022	$602
2023	625
2024	609
2025	589
2026	533
2027	546
Thereafter	2,576
Total future lease payments	6,080
Less portion representing imputed interest	(1,205)
Total operating lease liabilities	$4,875

NOTE 12 — Commitments and Contingencies

Commitments

The Company has various long-term contractual commitments pertaining to its biogas rights agreements. Excluding the evergreen contracts, these agreements expire at various dates through 2045.

Contingencies

The Company is subject to certain claims, charges and litigation concerning matters arising in the ordinary course of business and that have not been fully resolved. The Company does not believe the ultimate outcome of any currently pending lawsuit will have a material adverse effect upon the Company’s financial statements, and the potential liability is believed to be only reasonably possible or remote.

NOTE 13 — Derivative Instruments

Warrant Liabilities

In June 2022, 234,399 Private Placement Warrants were exercised on cashless basis at an exercise price of $11.50 per share in exchange for a total of 100,009 shares of Class A Common Stock. As of June 30, 2022, 6,536,601 Private Placement Warrants remain outstanding, and each is exercisable to purchase one share of Class A Common Stock or, in certain circumstances, one Class A Opco Unit and corresponding share of Class B Common Stock. The Private Placement Warrants expire on September 15, 2026, or earlier upon redemption or liquidation. Private Placement Warrants are nonredeemable so long as they are held by the initial purchasers or their permitted transferees. The outstanding Private Placement Warrants continue to be held by the initial purchasers or their permitted transferees as of June 30, 2022.

The Private Placement Warrants contain exercise and settlement features that preclude them from being classified within stockholders’ equity, and therefore are recognized as derivative liabilities. The Company recognizes the warrant instruments as liabilities at fair value with changes in fair value included within gain (loss) on warrants and derivative contracts in the Company’s consolidated statements of operations. Derivative warrant liabilities are classified as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.

ARCHAEA ENERGY INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 — Derivative Instruments (cont.)

The fair value of the Private Placement Warrants is estimated using the Black-Scholes option pricing model (a Level 3 measurement).

The Company used the following assumptions to estimate the fair value of the Private Placement Warrants:

	June 30, 2022	December 31, 2021
Stock price	$15.53	$18.28
Exercise price	$11.50	$11.50
Volatility	49.5%	46.0%
Expected term (years)	4.2	4.7
Risk-free interest rate	3.0%	1.2%

The change in the fair value of the warrant liabilities is recognized in gain (loss) on warrants and derivative contracts in the consolidated statement of operations. The changes in the warrant liabilities for the six months ended June 30, 2022 are as follows:

(in thousands)
Warrant liabilities as of December 31, 2021	$67,290
Change in fair value	(13,004)
Less fair value of warrants exercised	(1,556)
Warrant liabilities as of June 30, 2022	$52,730

Natural Gas Swap

In conjunction with the Business Combinations, the Company assumed a natural gas variable to fixed priced swap agreement entered into by Aria. The Company is the fixed price payer under the swap agreement that provides for monthly net settlements through the termination date of June 30, 2023. The agreement was intended to manage the risk associated with changing commodity prices. The agreement has a remaining notional of 219,000 MMBtu as of June 30, 2022.

Changes in the fair values and realized gains (losses) for the natural gas swap are recognized in gain (loss) on warrants and derivative contracts in the consolidated statement of operations. Valuation of the natural gas swap was calculated by discounting future net cash flows that were based on a forward price curve for natural gas over the remaining life of the contract (a Level 2 measurement), with an adjustment for each counterparty’s credit rate risk.

Interest Rate Swap

In December 2021, the Company entered into an interest rate swap that locks in payments of a fixed interest rate of 1.094% in exchange for a floating interest rate that resets monthly based on LIBOR. The interest rate swap was not designated as a hedging instrument, and net gains and losses are recognized currently in gain (loss) on warrants and derivative contracts. The interest rate swap notional was $107.9 million as of June 30, 2022 and declines over the term of the swap to $94.9 million at the December 2024 contract termination date.

ARCHAEA ENERGY INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 — Derivative Instruments (cont.)

The following summarizes the balance sheet classification and fair value of the Company’s derivative instruments as of June 30, 2022 and December 31, 2021:

(in thousands)	June 30, 2022	December 31, 2021
Prepaid expenses and other current assets
Natural gas swap asset	$245	$—
Interest rate swap asset	1,906	—
Other non-current assets
Interest rate swap asset	2,814	439
Total derivative assets	$4,965	$439
Accrued and other current liabilities
Natural gas swap liability	$55	$44
Interest rate swap liability	—	727
Derivative liabilities
Natural gas swap liability	—	134

Warrant liabilities	52,730	67,290
Total derivative liabilities	$52,785	$68,195

The following table summarizes the income statement effect of gains and losses related to warrants and derivative instruments for the three and six months ended June 30, 2022 and 2021:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2022	2021	2022	2021
Gain (loss) on natural gas swap contract	$116	$—	$570	$—
Gain (loss) on interest rate swap contract	963	—	4,606	—
Gain (loss) on warrant liabilities	37,016	—	13,004	—
Total	$38,095	$—	$18,180	$—

NOTE 14 — Fair Value Measurements

Fair Values — Recurring

The following table summarizes the outstanding derivative instruments and the fair value hierarchy for the Company’s derivative assets and liabilities that are required to be measured at fair value on a recurring basis:

(in thousands)	Level 1	Level 2	Level 3	Total Fair Value
June 30, 2022
Assets
Natural gas swap	$—	$245	$—	$245
Interest rate swap	—	4,720	—	4,720
Liabilities
Natural gas swap	$—	$55	$—	$55
Warrant liabilities	—	—	52,730	52,730

ARCHAEA ENERGY INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 — Fair Value Measurements (cont.)

(in thousands)	Level 1	Level 2	Level 3	Total Fair Value
December 31, 2021
Assets
Interest rate swap	$—	$439	$—	$439
Liabilities
Natural gas swap	$—	$178	$—	$178
Interest rate swap	—	727	—	727
Warrant liabilities	—	—	67,290	67,290

Financial Instruments Fair Value

As of June 30, 2022 and December 31, 2021, the fair value of other financial instruments including cash and cash equivalents, prepaid expenses, accounts payable, and accrued and deferred expenses approximate the carrying values because of the short-term maturity of those items. See “Note 10 — Debt” for the fair value of the Company’s debt.

Fair Values — Nonrecurring

The fair value measurements of goodwill, assets acquired and liabilities assumed, including below-market contracts assumed, in the business combinations are measured on a nonrecurring basis on the acquisition date based on inputs that are not observable in the market, and therefore, represent Level 3 inputs and measurements. See “Note 8 — Goodwill and Intangible Assets” and “Note 4 — Business Combinations and Reverse Recapitalization.”

There were no transfers between fair value hierarchy levels for the six months ended June 30, 2022 and the year ended December 31, 2021.

NOTE 15 — Nonredeemable and Redeemable Noncontrolling Interest and Stockholders’ Equity

Redeemable Noncontrolling Interest

The redeemable noncontrolling interest relates to Class A Opco Units, including units issued in connection with the Business Combinations and units owned by the Sponsor (or their transferees), Atlas or the Company’s directors. As of June 30, 2022, the Company directly owned approximately 67.4% of the interest in Opco and the redeemable noncontrolling interest was 32.6%. As of December 31, 2021, the Company owned approximately 54.5% of the interest in Opco and the redeemable noncontrolling interest was 45.5%. Holders of Class A Opco Units other than Archaea own an equal number of shares of Class B Common Stock and have a redemption right, subject to certain limitations, to redeem Class A Opco Units and a corresponding number of shares of Class B Common Stock for, at Opco’s option, (i) shares of Class A Common Stock on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, or (ii) a corresponding amount of cash. Due to the cash redemption provisions of the redemption right, the Company has accounted for the redeemable noncontrolling interest as temporary equity.

Stockholders’ Equity

In March 2022, the Company supported an underwritten public offering in which Aria Renewable Energy Systems LLC sold 14,942,643 shares of our Class A Common Stock (the “Ares Secondary Offering”). The Ares Secondary Offering resulted in no proceeds to the Company and a decrease of 14,942,643 shares of outstanding Class B Common Stock and a corresponding increase of 14,942,643 shares of outstanding Class A Common Stock.

ARCHAEA ENERGY INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 — Nonredeemable and Redeemable Noncontrolling Interest and Stockholders’ Equity (cont.)

The following is a summary of Class A Common Stock and Class B Common Stock activity for the six months ended June 30, 2022:

(in shares)	Class A Common Stock	Class B Common Stock
Balance at December 31, 2021	65,122,200	54,338,114
Issued for warrant exercises	100,009	—
Exchange of Class B Common Stock for Class A Common Stock	15,277,696	(15,277,696)
Issued for vested RSUs	217,852	—
Outstanding at June 30, 2022	80,717,757	39,060,418

NOTE 16 — Share-Based Compensation

In connection with Business Combinations, the Company adopted the 2021 Omnibus Incentive Plan (the “Plan”). The Company may grant restricted stock, RSUs, incentive and non-qualified stock options, stock appreciation rights, performance awards, stock awards and other stock-based awards to officers, directors, employees and consultants under the terms of the Plan. There are 11.3 million shares authorized under the plan and approximately 9.6 million shares remain available for future issuance as of June 30, 2022. The Company determines the grant-date fair value of its RSUs using the fair market value of its stock on the grant date, unless the awards are subject to market-based vesting conditions, in which case the Company utilizes a Monte Carlo simulation model to determine the grant-date fair value. The Company recognizes compensation expense equal to the grant-date fair value for all equity awards that are expected to vest. This expense is recognized as compensation expense on a straight-line basis over the requisite service period, which is the vesting period. The Company has elected to account for forfeitures of awards granted under the Plan as they occur in determining compensation expense.

Restricted Stock Units

In January 2022, the Company granted a total of 41,028 RSUs to non-employee directors with a one-year vesting period. These RSUs will be subject to forfeiture restrictions and cannot be sold, transferred, or disposed of during the restriction period.

In February 2022, the Company modified and accelerated the vesting of 158,583 unvested RSUs for certain employees and recognized $2.9 million of incremental share-based compensation expense related to these modifications.

During the three months ended June 30, 2022, the Company granted a total of 666,677 RSUs to its executives and other employees, and these RSUs generally vest over a three-year period. These RSUs will be subject to forfeiture restrictions and cannot be sold, transferred, or disposed of during the restriction period.

The table below summarizes RSU activity for the six months ended June 30, 2022:

	RSUs	Weighted- Average Grant Date Fair Value (per unit)
Outstanding at December 31, 2021	851,020	$17.23
Granted	707,705	$22.22
Vested(1)	(316,903)	$17.23
Forfeited	(164,004)	$18.29
Outstanding at June 30, 2022	1,077,818	$20.35

____________

(1)      Vested RSUs include 85,922 units that were not converted into Class A Common Stock due to net share settlements to cover employee withholding taxes.

ARCHAEA ENERGY INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 — Share-Based Compensation (cont.)

For the three and six months ended June 30, 2022, the Company recognized a total of $2.4 million and $8.2 million, respectively, of share-based compensation expense related to RSUs, including $2.9 million of incremental share-based compensation expense for the February 2022 modifications. There was no share-based compensation expense recognized related to RSUs for the three and six months ended June 30, 2021 and no unrecognized share-based compensation expense related to unvested RSUs as of June 30, 2021. At June 30, 2022, there was $19.1 million of unrecognized share-based compensation expense related to unvested RSUs, which is expected to be recognized over a weighted average period of approximately 1.6 years.

Performance-Based RSUs

In April and May 2022, the Company granted a total of 364,117 performance-based RSUs (“PSUs”) to its senior executives and certain other high-level employees. Each grant award reflects a target number of PSUs that may be issued to the award recipient. These PSUs vest on March 1, 2025 following the completion of a three-year performance period ending December 31, 2024. The performance criteria consist of the market-based Absolute Total Shareholders Return (“ATSR”) and the performance-based Average Cash Return on Investment (“ACRI”). Depending on the results achieved during the three-year performance period, the actual number of PSUs that an award recipient receives at the end of the vesting period may range from 0% to 200% of the target PSUs granted.

Estimates of grant-date fair value of these PSUs may not accurately predict the value ultimately realized by the employees who received the awards, and the ultimate value may not be indicative of the reasonableness of the original estimates of fair value made by the Company.

The fair value of the ATSR market-based performance objective was determined using Monte Carlo simulations with the following weighted-average assumptions:

Stock price	$22.67
Volatility	49.0%
Risk-free interest rate	2.6%
Grant date fair value per target ATSR PSU	$28.53

Separately, based on a subjective assessment of our future financial performance over the performance period, the Company determines quarterly the probable level of performance for the ACRI criteria. The Company starts recording compensation expense when the ACRI become probable of achievement. Based on the Company’s subjective assessment as of June 30, 2022, the 100% payout rate of ACRI performance is probable of being achieved; accordingly, the Company recognized expense based on the target level.

The table below summarizes PSU activity for the six months ended June 30, 2022:

	PSUs	Weighted- Average Grant Date Fair Value (per unit)
Outstanding at December 31, 2021	—	$—
Granted	364,117	$26.75
Forfeited	(12,580)	$26.84
Outstanding at June 30, 2022	351,537	$26.75

For the three and six months ended June 30, 2022, the Company recognized a total of $0.8 million share-based compensation expense related to these PSUs. At June 30, 2022, there was $8.6 million of unrecognized compensation expense related to unvested PSUs, which is expected to be recognized over a weighted-average period of approximately 2.7 years.

ARCHAEA ENERGY INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 — Share-Based Compensation (cont.)

Series A Incentive Plan

Legacy Archaea adopted a Series A Incentive Plan in 2018 to provide economic incentives to select employees and other service providers in order to align their interests with equity holders of Legacy Archaea. Under the original terms of the awards, all unvested Series A units outstanding were vested upon Closing of Business Combinations.

For the three and six months ended June 30, 2021, Legacy Archaea recognized compensation expense of $0.1 million and $0.2 million, respectively, related to Series A units awards. As a result of the Business Combinations, the Series A Incentive Plan is no longer applicable to the Company.

NOTE 17 — Provision for Income Tax

Archaea Energy Inc. is organized as a Subchapter C corporation and, as of June 30, 2022, is a 67.4% owner of LFG Acquisition Holdings LLC. LFG Acquisition Holdings LLC is organized as a limited liability company and treated as a partnership for U.S. federal and most applicable state and local income tax purposes and, as such, is generally not subject to any U.S. federal and state entity-level income taxes with the exception of two subsidiary Subchapter C corporations and certain limited state jurisdictions.

The Company recognized federal and state income tax expense of $0.1 million for both the three and six months ended June 30, 2022. The Company did not record a tax provision for the three and six months ended June 30, 2021 primarily due to Archaea Energy LLC’s status as a pass-through entity for U.S. federal income tax purposes.

The effective tax rates were 0% and (23.6)% for the three and six months ended June 30, 2022, respectively, and 0% for both the three and six months ended June 30, 2021. The difference between the Company’s effective tax rate for the three and six months ended June 30, 2022, and the U.S. statutory tax rate of 21% was primarily due to a full valuation allowance recorded on the Company’s net U.S. and state deferred tax assets, income (loss) from pass-through entities not attributable to Class A Common Stock, and state and local taxes. The Company evaluates the realizability of the deferred tax assets on a quarterly basis and establishes a valuation allowance when it is more likely than not that all or a portion of a deferred tax asset may not be realized.

As of June 30, 2022, the Company determined it is not more likely than not the Company’s net deferred tax assets will be realized due to significant negative evidence such as cumulative losses and continues to maintain a full valuation allowance. There are no unrecognized tax benefits recorded as of June 30, 2022 and December 31, 2021.

Archaea is analyzing the relevant sections of the recently passed Inflation Reduction Act to determine what, if any, impact it may have on the 2022 financial statements. The Company does not anticipate a material impact on year-to-date activity as of June 30, 2022.

NOTE 18 — Net Earnings (Loss) Per Share

The Archaea Merger was accounted for as a reverse recapitalization and is treated as the equivalent of Legacy Archaea receiving proceeds for the issuance of the outstanding shares of Class A Common Stock and Class B Common Stock, as well as the warrants, of Rice Acquisition Corp. accompanied by a recapitalization. Therefore, Class A Common Stock is deemed to be outstanding beginning at the Closing due to the reverse recapitalization.

The Company’s basic earnings per share (“EPS”) of Class A Common Stock is computed based on the average number of shares of Class A Common Stock outstanding for the period. Diluted EPS includes the effects of the Company’s outstanding RSUs, PSUs and Private Placement Warrants, unless the effects are anti-dilutive to EPS.

ARCHAEA ENERGY INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 18 — Net Earnings (Loss) Per Share (cont.)

The following provides a reconciliation between basic and diluted EPS attributable to Class A Common Stock for the three and six months ended June 30, 2022 and 2021.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2022	2021	2022	2021
Net income (loss) attributable to Class A Common shares – basic	$21,950	$—	$3,523	$—
Less gain in fair value of Private Placement Warrants	(37,016)	—	(13,004)	—
Net income (loss) attributable to Class A Common shares – diluted	$(15,066)	$—	$(9,481)	$—

Weighted average number of Class A Common shares outstanding – basic	80,523	—	73,489	—
Effect of dilutive Private Placement Warrants	2,922	—	2,715	—
Effect of dilutive equity awards	—	—	—	—
Weighted average number of Class A Common shares outstanding – diluted	83,445	—	76,204	—
Net income (loss) per share of Class A Common Stock
Basic	$0.27	$—	$0.05	$—
Diluted	$(0.18)	$—	$(0.12)	$—

For the three and six months ended June 30, 2022, weighted-average total RSUs and PSUs of 1,403,593 and 1,113,242, respectively, were excluded from the diluted Class A Common Stock shares as their effect would have been anti-dilutive.

NOTE 19 — Segment Information

The Company’s two reporting segments for the three and six months ended June 30, 2022 and 2021 are RNG and Power. The Company’s chief operating decision maker evaluates the performance of its segments based on operational measures including revenues, net income and EBITDA.

The following summarizes selected financial information for the Company’s reporting segments:

(in thousands)	RNG	Power	Corporate and Other	Total
Three months ended June 30, 2022
Revenue and other income	$58,781	$15,092	$3,346	$77,219
Intersegment revenue	—	1,366	(1,366)	—
Total revenue and other income	58,781	16,458	1,980	77,219
Equity investment income, net	2,506	187	—	2,693
Net income (loss)	11,050	1,629	19,945	32,624
Interest expense	1,468	—	2,244	3,712
Depreciation, amortization and accretion	10,966	2,573	191	13,730
Income tax expense	—	—	129	129
EBITDA	$23,484	$4,202	$22,509	$50,195

ARCHAEA ENERGY INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19 — Segment Information (cont.)

(in thousands)	RNG	Power	Corporate and Other	Total
Six months ended June 30, 2022
Revenue and other income	$97,620	$31,941	$4,555	$134,116
Intersegment revenue	—	2,777	(2,777)	—
Total revenue and other income	97,620	34,718	1,778	134,116
Equity investment income, net	3,544	578	—	4,122
Net income (loss)	24,426	3,274	(28,248)	(548)
Interest expense	1,995	—	4,371	6,366
Depreciation, amortization and accretion	20,073	5,731	415	26,219
Income tax expense	—	—	129	129
EBITDA	$46,494	$9,005	$(23,333)	$32,166

June 30, 2022
Goodwill	$29,835	$—	$—	$29,835

Three months ended June 30, 2021
Revenue and other income	$822	$2,237	$2,068	$5,127
Intersegment revenue	—	—	—	—
Total revenue and other income	822	2,237	2,068	5,127
Net income (loss)	(476)	(1,830)	(5,624)	(7,930)
Interest expense	13	—	—	13
Depreciation, amortization and accretion	202	630	54	886
EBITDA	$(261)	$(1,200)	$(5,570)	$(7,031)

Six months ended June 30, 2021
Revenue and other income	$822	$2,237	$3,722	$6,781
Intersegment revenue	—	—	—	—
Total revenue and other income	822	2,237	3,722	6,781
Net income (loss)	(1,566)	(1,830)	(7,033)	(10,429)
Interest expense	19	—	—	19
Depreciation, amortization and accretion	215	630	90	935
EBITDA	$(1,332)	$(1,200)	$(6,943)	$(9,475)

December 31, 2021
Goodwill	$29,211	$—	$—	$29,211

NOTE 20 — Related Party Transactions

Assai Energy, LLC (“Assai”) (a wholly owned subsidiary of the Company) entered into a construction service and project guarantee agreement with Noble Environmental Specialty Services, LLC (“NESS”) (a wholly owned subsidiary of Noble). NESS was responsible for constructing an RNG plant located at the Keystone Landfill, near Scranton, PA. The total contract price for the engineering, procurement and construction (“EPC”) contract is $19.9 million, which has been fully paid. The Company also reimbursed NESS $4.6 million for costs outside the EPC contract related to additional capital costs for the Assai project. This agreement is considered to be a related party transaction due to the owners of NESS also being certain officers of the Company. NESS billed an additional $6.1 million in capital project change orders and associated labor costs, and this amount has been capitalized to property, plant and equipment and is included in accounts payable — trade as of June 30, 2022.

ARCHAEA ENERGY INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 20 — Related Party Transactions (cont.)

The Company provides O&M and construction services for facilities owned by certain of its joint ventures and recognized associated revenues of $0.7 million and $1.0 million for the three and six months ended June 30, 2022, respectively. As of June 30, 2022, the Company had related party balances with certain of its joint ventures including a receivable of $0.5 million.

In 2020, the Company entered into Master Services Agreement and Development and Marketing Agreement with Lutum Technologies LLC (“Lutum”), a joint venture with 20% ownership by the Company. The Company has paid a total of $0.7 million to Lutum for the three and six months ended June 30, 2022.

NOTE 21 — Subsequent Events

On July 15, 2022, the Company paid $230.5 million to acquire 100% of the ownership interest of INGENCO pursuant to the Purchase and Sale Agreement dated April 26, 2022 and to retire INGENCO’s outstanding debt. At the acquisition date, INGENCO owned 14 LFG to renewable electricity facilities. INGENCO was purchased to increase the Company’s backlog of RNG development opportunities. The Company is currently compiling information to determine the initial accounting impacts and related purchase price allocation. Legal and other costs related to the acquisition of $1.6 million and $2.3 million were included in general and administrative expenses for the three and six months ended June 30, 2022, respectively.

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors
Archaea Energy Inc.:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Archaea Energy Inc. and subsidiaries (the Company) as of December 31, 2021 and 2020, the related consolidated statements of operations, equity, and cash flows for each of the years in the two-year period ended December 31, 2021, and the related notes (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2021, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ KPMG LLP

We have served as the Company’s auditor since 2021.

Philadelphia, Pennsylvania
March 18, 2022

ARCHAEA ENERGY INC.
Consolidated Balance Sheets

(in thousands, except shares and per share data)	December 31, 2021	December 31, 2020
ASSETS
Current Assets
Cash and cash equivalents	$77,860	$1,496
Restricted cash	15,206	—
Accounts receivable, net	37,010	1,780
Inventory	9,164	—
Prepaid expenses and other current assets	21,225	4,730
Total Current Assets	160,465	8,006
Property, plant and equipment, net	350,583	52,368
Intangible assets, net	638,471	8,693
Goodwill	29,211	2,754
Equity method investments	262,738	—
Other non-current assets	9,721	2,460
Total Assets	$1,451,189	$74,281
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable – trade	$11,096	$14,845
Current portion of long-term debt, net	11,378	1,302
Accrued and other current liabilities	46,279	8,270
Total Current Liabilities	68,753	24,417
Long-term debt, net	331,396	14,773
Derivative liabilities	67,424	—
Below-market contracts	142,630	—
Asset retirement obligations	4,677	306
Other long-term liabilities	5,316	3,294
Total Liabilities	620,196	42,790
Commitments and Contingencies
Redeemable Noncontrolling Interests	993,301	—
Equity
Members’ Equity	—	34,930
Members’ Accumulated Deficit	—	(4,156)
Stockholders’ Equity
Preferred stock, $0.0001 par value; 10,000,000 authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 900,000,000 shares authorized; 65,122,200 shares issued and outstanding as of December 31, 2021 and no shares issued and outstanding as of December 31, 2020	7	—
Class B common stock, $0.0001 par value; 190,000,000 shares authorized; 54,338,114 shares issued and outstanding as of December 31, 2021 and no shares issued and outstanding as of December 31, 2020	5	—
Additional paid in capital	—	—
Accumulated deficit	(162,320)	—
Total Stockholders’ Equity	(162,308)	—
Nonredeemable noncontrolling interests	—	717
Total Equity	(162,308)	31,491
Total Liabilities, Redeemable Noncontrolling Interests and Equity	$1,451,189	$74,281

The accompanying notes are an integral part of these consolidated financial statements.

ARCHAEA ENERGY INC.
Consolidated Statements of Operations

	Year Ended December 31,
(in thousands, except shares and per share data)	2021	2020
Revenues and Other Income
Energy revenue	$67,871	$—
Other revenue	5,817	6,523
Amortization of intangibles and below-market contracts	3,438	—
Total Revenues and Other Income	77,126	6,523
Equity Investment Income, Net	5,653	—
Cost of Sales
Cost of energy	41,626	—
Cost of other revenues	4,862	4,752
Depreciation, amortization and accretion	16,025	137
Total Cost of Sales	62,513	4,889
General and administrative expenses	43,827	4,371
Operating Income (Loss)	(23,561)	(2,737)
Other Income (Expense)
Interest expense, net	(4,797)	(20)
Gain (loss) on derivative contracts	(3,727)	—
Other income (expense)	1,164	521
Total Other Income (Expense)	(7,360)	501
Income (Loss) Before Income Taxes	(30,921)	(2,236)
Income tax benefit	—	—
Net Income (Loss)	(30,921)	(2,236)
Net income (loss) attributable to nonredeemable noncontrolling interests	(712)	236
Net income (loss) attributable to Legacy Archaea	(18,744)	(2,472)
Net income (loss) attributable to redeemable noncontrolling interests	(6,312)	—
Net Income (Loss) Attributable to Class A Common Stock	$(5,153)	$—
Net income (loss) per Class A common share:
Net income (loss) – basic(1)	$(0.09)	$—
Net income (loss) – diluted(1)	$(0.09)	$—
Weighted average shares of Class A Common Stock outstanding:
Basic(1)	56,465,786	—
Diluted(1)	56,465,786	—

____________

(1)      Class A Common Stock is outstanding beginning September 15, 2021 due to the reverse recapitalization transaction as described in Note 4.

The accompanying notes are an integral part of these consolidated financial statements.

ARCHAEA ENERGY INC.
Consolidated Statements of Equity

		Total Equity
				Total Stockholders’ Equity
(in thousands)	Redeemable Noncontrolling Interests	Members’ Equity	Members’ Accumulated Deficit	Class A Common Stock	Class B Common Stock	Additional Paid-in Capital	Accumulated Deficit	Nonredeemable Noncontrolling Interests	Total Equity
Balance – January 1, 2020	$—	$2,470	$(1,683)	$—	$—	$—	$—	$—	$787
Net income (loss)	—	—	(2,473)	—	—	—	—	237	(2,236)
Members’ equity contributions	—	32,460	—	—	—	—	—	—	32,460
Noncontrolling interest in acquired business acquisition	—	—	—	—	—	—	—	480	480
Balance – December 31, 2020	—	34,930	(4,156)	—	—	—	—	717	31,491
Net income (loss) prior to Closing	—	—	(18,744)	—	—	—	—	(534)	(19,278)
Members’ equity contributions	—	70	—	—	—	—	—	—	70
Share-based compensation expense prior to Closing	—	2,349	—	—	—	—	—	—	2,349
Reclassification in connection with reverse recapitalization	—	(37,349)	22,900	—	3	37,346	(22,900)	—	—
Net cash contribution from the reverse recapitalization and PIPE Financing, net of warrant liability	—	—	—	5	1	346,266	—	—	346,272
Issuance of Class B Common Stock in Aria Merger	—	—	—	—	2	394,908	—	—	394,910
Reclassification to redeemable noncontrolling interest	408,762	—	—	—	—	(431,662)	22,900	—	(408,762)
Warrant exercises	—	—	—	1	—	193,540	—	—	193,541
Exchange of Class A Opco Units and Class B Common Stock for Class A Common Stock	(132,720)	—	—	1	(1)	132,720	—	—	132,720
Retirement of Class A Common Stock	—	—	—	—	—	—	(107,690)	—	(107,690)
Share-based compensation expense	—	—	—	—	—	2,721	—	—	2,721
Shares withheld for taxes on net settled awards	—	—	—	—	—	(950)	—	—	(950)
Net income (loss) after Closing	(6,312)	—	—	—	—	—	(5,153)	(178)	(5,331)
Acquisition of nonredeemable noncontrolling interests	—	—	—	—	—	(795)	—	(5)	(800)
Adjustment of redeemable noncontrolling interests to redemption amount	723,571	—	—	—	—	(674,094)	(49,477)	—	(723,571)
Balance – December 31, 2021	$993,301	$—	$—	$7	$5	$—	$(162,320)	$—	$(162,308)

The accompanying notes are an integral part of these consolidated financial statements.

ARCHAEA ENERGY INC.

Consolidated Statements of Cash Flows

	Year Ended December 31,
(in thousands)	2021	2020
Cash flows from operating activities
Net income (loss)	$(30,921)	$(2,236)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation, amortization and accretion expense	16,025	137
Amortization of debt issuance costs	1,309	—
Amortization of intangibles and below-market contracts	(1,479)	—
Bad debt expense	353	76
Return on investment in equity method investments	8,273	—
Equity in earnings of equity method investments	(5,653)	—
Total (gains) losses on derivatives, net	3,727	—
Net cash received in settlement of derivatives	80	—
Forgiveness of Paycheck Protection Loan	(201)	(491)
Stock-based compensation expense	5,071	—
Changes in operating assets and liabilities:
Accounts receivable	(6,940)	(1,385)
Inventory	(149)	—
Prepaid expenses and other current assets	(7,660)	(3,252)
Accounts payable – trade	(211)	(246)
Accrued and other liabilities	276	1,563
Other non-current assets	(4,231)	—
Other long-term liabilities	(5,781)	—
Net cash used in operating activities	(28,112)	(5,834)
Cash flows from investing activities
Acquisition of Aria, net of cash acquired	(463,334)	—
Acquisition of assets and businesses, excluding Aria	(61,830)	(14,249)
Additions to property, plant and equipment	(139,467)	(20,169)
Purchases of biogas rights	(7,802)	(7,901)
Contributions to equity method investments	(22,175)	—
Return of investment in equity method investments	57	—
Net cash used in investing activities	(694,551)	(42,319)
Cash flows from financing activities
Borrowings on line of credit agreement	12,478	—
Repayments on line of credit agreement	(12,478)	—
Proceeds from long-term debt, net of issuance costs	367,930	16,075
Repayments of long-term debt	(48,415)	—
Proceeds from PPP Loan	—	691
Proceeds from reverse recapitalization and PIPE Financing	496,425	—
Capital contributions	70	32,460
Proceeds from Warrant exercises for Class A Common Stock	107,663	—
Repurchase of Class A Common Stock	(107,690)	—
Taxes paid on net share settled stock-based compensation awards	(950)	—
Acquisition of nonredeemable noncontrolling interest	(800)	—
Net cash provided by financing activities	814,233	49,226

ARCHAEA ENERGY INC.
Consolidated Statements of Cash Flows — (Continued)

	Year Ended December 31,
(in thousands)	2021	2020
Net increase (decrease) in cash, cash equivalents and restricted cash	91,570	1,073
Cash, cash equivalents and restricted cash – beginning of period	1,496	423
Cash, cash equivalents and restricted cash – end of period	$93,066	$1,496

Supplemental cash flow information
Cash paid for interest(1)	$3,903	$44
Non-cash investing activities
Accruals of property, plant and equipment and biogas rights incurred but not paid	$20,296	$17,542

____________

(1)      Net of capitalized interest of $7.9 million and $0.6 million for the years ended December 31, 2021 and 2020, respectively.

The accompanying notes are an integral part of these consolidated financial statements.

ARCHAEA ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — Organization and Description of Business

Archaea Energy Inc. (“Archaea”), a Delaware corporation (formerly named Rice Acquisition Corp.), is one of the largest RNG producers in the U.S., with an industry-leading RNG platform primarily focused on capturing and converting waste emissions from landfills and anaerobic digesters into low-carbon RNG and electricity. As of December 31, 2021, Archaea owns, through wholly-owned entities or joint ventures, a diversified portfolio of 29 LFG recovery and processing facilities across 18 states, including 11 operated facilities that produce pipeline-quality RNG and 18 LFG to renewable electricity production facilities, including one non-operated facility and one facility that is not operational.

Archaea develops, designs, constructs, and operates RNG facilities. Archaea has entered into long-term agreements with biogas site hosts which grant the rights to utilize gas produced at their sites and to construct and operate facilities on their sites to produce RNG and renewable electricity.

On September 15, 2021, Archaea consummated the previously announced business combinations pursuant to (i) the Business Combination Agreement, dated April 7, 2021 (as amended, the “Aria Merger Agreement”), by and among Rice Acquisition Corp., a Delaware corporation (“RAC”), Rice Acquisition Holdings LLC, a Delaware limited liability company and direct subsidiary of RAC (“RAC Opco”), LFG Intermediate Co, LLC, a Delaware limited liability company and direct subsidiary of RAC Opco (“RAC Intermediate”), LFG Buyer Co, LLC, a Delaware limited liability company and direct subsidiary of RAC Intermediate (“RAC Buyer”), Inigo Merger Sub, LLC, a Delaware limited liability company and direct subsidiary of RAC Buyer (“Aria Merger Sub”), Aria Energy LLC, a Delaware limited liability company (“Aria”), and Aria Renewable Energy Systems LLC, a Delaware limited liability company, pursuant to which, among other things, Aria Merger Sub was merged with and into Aria, with Aria surviving the merger and becoming a direct subsidiary of RAC Buyer, on the terms and subject to the conditions set forth therein (the transactions contemplated by the Aria Merger Agreement, the “Aria Merger”), and (ii) the Business Combination Agreement, dated April 7, 2021 (as amended, the “Archaea Merger Agreement” and, together with the Aria Merger Agreement, the “Business Combination Agreements”), by and among RAC, RAC Opco, RAC Intermediate, RAC Buyer, Fezzik Merger Sub, LLC, a Delaware limited liability company and direct subsidiary of RAC Buyer (“Archaea Merger Sub”), Archaea Energy LLC, a Delaware limited liability company, and Archaea Energy II LLC, a Delaware limited liability company (“Legacy Archaea”), pursuant to which, among other things, Archaea Merger Sub was merged with and into Legacy Archaea, with Legacy Archaea surviving the merger and becoming a direct subsidiary of RAC Buyer, on the terms and subject to the conditions set forth therein (the transactions contemplated by the Archaea Merger Agreement, the “Archaea Merger” and, together with the Aria Merger, the “Business Combinations”). As further discussed in “Note 4 — Business Combinations and Reverse Recapitalization,” Legacy Archaea was determined to be the accounting acquirer of the Business Combinations, and Aria was determined to be the predecessor to the Company. Unless the context otherwise requires, “the Company,” “we,” “us,” and “our” refer, for periods prior to the completion of the Business Combinations, to Legacy Archaea and its subsidiaries and, for periods upon or after the completion of the Business Combinations, to Archaea Energy Inc. and its subsidiaries, including Legacy Archaea and Aria Energy LLC.

Archaea has retained its “up-C” structure, whereby (i) all of the equity interests in Aria and Legacy Archaea are held indirectly by Opco through RAC Buyer and RAC Intermediate, (ii) Archaea’s only assets are its equity interests in Opco, and (iii) Sponsor, Atlas, the RAC independent directors, the Legacy Archaea Holders and the Aria Holders own economic interests directly in Opco. In connection with the consummation of the Business Combinations, Rice Acquisition Holdings LLC was renamed LFG Acquisition Holdings LLC. In accordance with ASC 810 — Consolidation, Opco is considered a VIE with Archaea as its sole managing member and primary beneficiary. As such, Archaea consolidates Opco, and the remaining unitholders that hold economic interests directly in Opco are presented as redeemable noncontrolling interests on the Company’s financial statements.

Opco issued additional Class A Opco Units as part of the consideration in the Business Combinations. Subsequent to the Business Combinations, transactions impacting the ownership of Class A Opco Units resulted from Redeemable Warrant exercises, repurchases from Aria Renewable Energy Systems LLC, redemption of certain

ARCHAEA ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — Organization and Description of Business (cont.)

other Class A Opco Units in exchange for Class A Common Stock, and issuances related to vested RSUs. The ownership structure of Opco upon closing of the Business Combinations and as of December 31, 2021, which gives rise to the redeemable noncontrolling interest at Archaea, is as follows:
	December 31, 2021		September 15, 2021
Equity Holder	Class A Opco Units	% Interest	Class A Opco Units	% Interest
Archaea	65,122,200	54.5%	52,847,195	45.9%
Total controlling interests	65,122,200	54.5%	52,847,195	45.9%
Aria Holders	15,056,379	12.6%	23,000,000	20.0%
Legacy Archaea Holders	33,350,385	27.9%	33,350,385	29.0%
Sponsor, Atlas and RAC independent directors	5,931,350	5.0%	5,931,350	5.2%
Total redeemable noncontrolling interests	54,338,114	45.5%	62,281,735	54.1%
Total	119,460,314	100.0%	115,128,930	100.0%

Holders of Class A Opco Units other than Archaea have the right (a “redemption right”), subject to certain limitations, to redeem Class A Opco Units and a corresponding number of shares of Class B Common Stock for, at Opco’s option, (i) shares of Class A Common Stock on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, or (ii) a corresponding amount of cash.

NOTE 2 — Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

These consolidated financial statements and notes are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and in accordance with the rules and regulations of the SEC. These financial statements reflect all adjustments that are, in the opinion of management, necessary to present fairly the results for the periods presented. The Company’s accounting policies conform to GAAP and have been consistently applied in the presentation of financial statements. The Company’s consolidated financial statements include all wholly-owned subsidiaries and all variable interest entities with respect to which the Company determined it is the primary beneficiary.

The Archaea Merger with RAC was accounted for as a reverse recapitalization with Legacy Archaea deemed the accounting acquirer, and therefore, there was no step-up to fair value of any RAC assets or liabilities and no goodwill or other intangible assets were recorded. The Aria Merger was accounted for using the acquisition method of accounting with Aria deemed to be the acquiree for accounting purposes. The Company also determined that Aria is the Company’s predecessor and therefore has included the historical financial statements of Aria as predecessor beginning on page F-69. The Company recorded the fair value of the net assets acquired from Aria as of the Business Combination Closing Date, and goodwill was recorded. See “Note 4 — Business Combinations and Reverse Recapitalization” for additional information regarding the Archaea Merger and Aria Merger.

Principles of Consolidation

The consolidated financial statements include the assets, liabilities and results of operations of the Company and its consolidated subsidiaries beginning on September 15, 2021, which includes approximately 3.5 months of the combined results of the businesses of Legacy Archaea and Aria as operated by the Company after the Business Combination for the year ended December 31, 2021. The consolidated assets, liabilities and results of operations prior to the September 15, 2021 reverse recapitalization are those of Legacy Archaea, the accounting acquirer.

The Company has determined that Opco is a VIE and the Company is the primary beneficiary. Therefore, the Company consolidates Opco, and ownership interests of Opco not owned by the Company are reflected as redeemable noncontrolling interests due to certain features of the redemption right. See “Note 16 — Redeemable

ARCHAEA ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — Basis of Presentation and Summary of Significant Accounting Policies (cont.)

Noncontrolling Interest and Stockholders’ Equity.” Entities that are majority-owned by Opco are consolidated. Certain investments in entities are accounted for as equity method investments and included separately in the Company’s consolidated balance sheets.

All intercompany balances and transactions have been eliminated.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make the comparison of the Company’s consolidated financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used. The Company will re-evaluate its status as an emerging growth company in June 2022 at which time it may no longer qualify as an emerging growth company.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, as well as contingent assets and liabilities. The estimates and assumptions used in the accompanying financial statements are based upon management’s evaluation of the relevant facts and circumstances as of the date of the financial statements. Actual results may differ from the estimates and assumptions used in preparing the accompanying consolidated financial statements.

Noncontrolling and Redeemable Noncontrolling Interest

Noncontrolling interest represents the portion of equity ownership in subsidiaries that is not attributable to the stockholders’ equity of the Company. Noncontrolling interests are initially recorded at the transaction price which is equal to their fair value, and the amount is subsequently adjusted for the proportionate share of earnings and other comprehensive income attributable to the noncontrolling interests and any dividends or distributions paid to the noncontrolling interests. Effective with the consummation of the Business Combinations, noncontrolling interest includes the economic interest of Class A Opco Units not owned by the Company, which has been classified as redeemable noncontrolling interest due to certain provisions that allow for cash settlement of the redemption right at the Company’s election. See “Note 16 — Redeemable Noncontrolling Interest and Stockholders’ Equity.”

ARCHAEA ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — Basis of Presentation and Summary of Significant Accounting Policies (cont.)

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or the price paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements are based upon inputs that market participants use in pricing an asset or liability, which are characterized according to a hierarchy that prioritizes those inputs based on the degree to which they are observable. Observable inputs represent market data obtained from independent sources, whereas unobservable inputs reflect a company’s own market assumptions, which are used if observable inputs are not reasonably available without undue cost and effort. The fair value input hierarchy level to which an asset or liability measurement in its entirety falls is determined based on the lowest level input that is significant to the measurement in its entirety.

The three input levels of the fair value hierarchy are as follows:

•        Level 1 inputs use quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.

•        Level 2 inputs use other inputs that are observable, either directly or indirectly. These Level 2 inputs include quoted prices for similar assets and liabilities in active markets, and other inputs such as interest rates and yield curves that are observable at commonly quoted intervals.

•        Level 3 inputs are unobservable inputs, including inputs that are available in situations where there is little, if any, market activity for the related asset. These Level 3 fair value measurements are based primarily on management’s own estimates using pricing models, discounted cash flow methodologies, or similar techniques taking into account the characteristics of the asset.

The Company’s assessment of the significance of particular inputs to these fair value measurements requires judgment and considers factors specific to each asset or liability.

The Company’s financial assets and liabilities are classified based on the lowest level of input that is significant for the fair value measurement. The Company reflects transfers between the three levels at the beginning of the reporting period in which the availability of observable inputs no longer justifies classification in the original level.

Revenue Recognition

The Company generates revenues from the production and sales of RNG, Power, and associated Environmental Attributes, as well as the performance of other landfill energy O&M services. The Company also manufactures and sells customized pollution control equipment and performs associated maintenance agreement services. Based on requirements of GAAP, a portion of revenue is accounted for under ASC 840 — Leases and a portion under ASC 606 — Revenue from Contracts with Customers. Under ASC 840, lease revenue is recognized generally upon delivery of RNG and electricity. Under ASC 606, revenue is recognized when (or as) the Company satisfies its performance obligation(s) under the contract by transferring the promised product or service either when (or as) its customer obtains control of the product or service, including RNG, electricity and their related Environmental Attributes. A performance obligation is a promise in a contract to transfer a distinct product or service to a customer. A contract’s transaction price is allocated to each distinct performance obligation. Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring its products or services. Based on the terms of the related sales agreements, the amounts recorded under ASC 840 as lease revenue are generally consistent with revenue recognized under ASC 606.

RNG

The Company’s RNG production commenced in 2021 at its Boyd County facility and has expanded with the acquisition of Aria, which at the time of the Business Combinations owned and operated nine RNG facilities, and with the achievement of commercial operations at the Assai facility in December 2021. The Company has long-term

ARCHAEA ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — Basis of Presentation and Summary of Significant Accounting Policies (cont.)

off-take contracts with creditworthy counterparties for the sale of RNG and related Environmental Attributes. Certain long-term off-take contracts for current production are accounted for as operating leases and have no minimum lease payments. The rental income under these leases is recorded as revenue when the RNG is delivered to the customer. RNG not covered by off-take contracts is sold under short-term market-based contracts. When the performance obligation is satisfied through the delivery of RNG to the customer, revenue is recognized. The Company receives payments from the sale of RNG production within one month after delivery.

The Company also earns revenue by selling Environmental Attributes, including RINs and LCFS credits, which are generated when producing and selling RNG for use in certain transportation markets. These Environmental Attributes are able to be separated and sold independent from the RNG produced, therefore, no cost is allocated to the Environmental Attributes when they are generated. When the RNG and RIN are sold on a bundled basis under the same contract, revenue is recognized when the RNG is produced and the RNG and associated RIN are transferred to a third party. For RIN and LCFS sales that are under contracts independent from RNG sales, revenue is recognized when the RIN or LCFS is transferred to a third party.

Power

The Company’s Power production commenced in April 2021 following the acquisition of PEI and has expanded as a result of the acquisition of Aria, which at the time of the Business Combinations owned, and in most cases operated, twelve LFG to renewable electricity facilities, and the subsequent acquisition of four additional LFG to electricity facilities. A significant portion of the electricity generated is sold and delivered under the terms of PPAs or other contractual arrangements. Revenue is recognized based upon the amount of electricity delivered at rates specified under the contracts. Certain PPAs are accounted for as operating leases and have no minimum lease payments. All of the rental income under these leases is recorded as revenue when the electricity is delivered. Power not covered by PPAs is typically sold under a market-based contract with an RTO or in the wholesale markets. When the performance obligation is satisfied through the delivery of Power to the customer, revenue is recognized. The Company receives payments from the sale of power production within one month after delivery.

Electricity is also sold through energy wholesale markets (NYISO, ISO-NE, and PJM) into the day-ahead market. Revenue is recognized based upon the amount of electricity delivered into the day-ahead market and the day-ahead market’s clearing prices.

The Company also sells capacity into the month-ahead and three-year ahead markets in the wholesale markets noted above. Capacity revenues are recognized when contractually earned and consist of revenues billed to a third party at a negotiated contract price for making installed generation capacity available to satisfy system integrity and reliability requirements.

The Company also earns revenue by selling RECs, which are generated when producing and selling Power generated from renewable energy. These RECs are able to be separated and sold independent from the Power produced, therefore, no cost is allocated to the RECs when they are generated. For REC sales that are under contracts independent from Power sales, revenue is recognized when the REC is transferred to a third party. For REC sales that are bundled with Power sales, revenue is recognized at the time Power is produced when a sales agreement exists for the RECs.

Operation and Maintenance (“O&M”)

The Company also generates revenues by providing O&M services at projects owned by third parties which are also included in Energy revenue. In addition, the Company also provides O&M services at projects owned by its equity method investment, Mavrix. Revenue for these services is recognized upon the services being provided following contractual arrangements primarily based on the production of RNG or Power from the project.

ARCHAEA ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — Basis of Presentation and Summary of Significant Accounting Policies (cont.)

Equipment and Associated Services

The Company’s performance obligations related to the sales of equipment are satisfied over time because the Company’s performance under each customer contract produces 1) an asset with no alternative future use to the entity, because each products solution is customized to the specific needs of each customer and 2) the Company has an enforceable right to payment under the customer termination provisions for convenience. The Company measures progress under these arrangements using an input method based on costs incurred.

The Company’s performance obligations related to the sales of the associated services are satisfied over time because the customer simultaneously receives and consumes the benefits provided by the Company’s performance as it performs. The Company elected to recognize the sales of the associated services using the “right-to-invoice” practical expedient.

See “Note 5 — Revenues” for further discussion.

Business Combinations

For business combinations that meet the accounting definition of a business, the Company determines and allocates the purchase price of an acquired company to the tangible and intangible assets acquired, the liabilities assumed, and noncontrolling interest, if applicable, as of the date of acquisition at fair value. Fair value may be estimated using comparable market data, a discounted cash flow method, or a combination of the two. In the discounted cash flow method, estimated future cash flows are based on management’s expectations for the future and can include estimates of future biogas production, commodity prices, operating and development costs, and a risk-adjusted discount rate. Revenues and costs of the acquired companies are included in the Company’s operating results from the date of acquisition.

The Company uses its best estimates and assumptions as part of the purchase price allocation process to accurately value assets acquired and liabilities assumed at the acquisition date, and these estimates and assumptions are inherently uncertain and subject to refinement during the measurement period not to exceed one year from the acquisition date. As a result, any adjustment identified subsequent to the measurement period is included in operating results in the period in which the amount is determined. The Company’s acquisitions are discussed in “Note 4 — Business Combinations and Reverse Recapitalization.”

Restricted Cash

The Company maintains escrow accounts under the terms of the Assai Energy 3.75% Senior Secured Notes and the Assai Energy 4.47% Senior Secured Notes. See “Note 11 — Debt.” The escrow accounts are legally restricted disbursement accounts for payment of construction-related costs for the Assai biogas project, as well as for future interest and principal payments to the secured investors, future royalty payments, and other reserve payments related to operating expenses. Due to these arrangements, the Company has classified the amounts in escrow as restricted cash.

Accounts Receivable and Allowance for Doubtful Accounts

The Company recognizes accounts receivable at invoiced amounts and maintains a valuation allowance for accounts where collectability is in question. The carrying amount of accounts receivable represents the amount management expects to collect from outstanding balances. Credit is extended to all qualified customers under various payment terms with no collateral required. There were no material credit allowances as of December 31, 2021 or 2020.

Inventory

Inventory is stated at the lower of weighted average cost or net realizable value. Inventory consists primarily of manufacturing parts and supplies used in the maintenance of production equipment.

ARCHAEA ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — Basis of Presentation and Summary of Significant Accounting Policies (cont.)

Property, Plant and Equipment

Property, plant and equipment are stated at cost, net of accumulated depreciation and impairments. Depreciation is recognized using the straight-line method at rates based on the estimated useful lives of the various classes of property, plant and equipment. Estimates of useful lives are based upon a variety of factors including durability of the asset, the amount of usage that is expected from the asset, the period of the associated landfill gas rights agreement, and the Company’s business plans for the asset, including planned conversions from Power to RNG facilities. When the underlying cost of particular components are not determinable, such as through an acquisition, an economic life for the entire facility is determined. When the value of the components are known, the estimated useful lives of our property and equipment are generally as follows: machinery and equipment, 5 to 30 years; buildings and improvements, 20 to 30 years; computer software and hardware, 1 to 5 years; and other furniture and fixtures, 3 to 5 years. Land is not depreciated.

Costs associated with the construction of biogas facilities are capitalized during the construction period and include direct costs such as engineering, pipeline and plant construction, wages and benefits, consulting, equipment, and other overhead costs. When a biogas plant is placed in service, the costs associated with the biogas plant will be transferred from construction in progress to property, plant and equipment and depreciated over its expected useful life.

Costs of improvements that extend the lives of existing properties are capitalized, whereas maintenance and repairs are expensed as incurred.

Impairment of Long-Lived Assets

The Company reviews long-lived assets, such as property, plant, equipment and biogas rights, for impairment when events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. In performing this review, undiscounted future cash flows associated with the long-lived asset or group of long-lived assets are estimated at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets. If the Company determines that the undiscounted cash flows from an asset are less than the carrying amount of the asset, the impairment expense to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Equity Method Investments

Investments in entities that the Company does not control or VIEs in which the Company is not the primary beneficiary are accounted for using the equity method of accounting. Under this method, the Company records its proportional share of equity earnings or losses in the consolidated statements of operations. Investments are increased by additional contributions and earnings and are reduced by equity losses and distributions. Equity method investments are evaluated for impairment when the Company determines factors indicate that an other than temporary loss has occurred.

Goodwill

Goodwill is determined as the excess of the consideration transferred over the fair value of the acquired assets and assumed liabilities in a business combination. Goodwill is not amortized, but rather tested for impairment annually on October 1, or earlier if an event occurs, or circumstances change, that indicate that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If the qualitative assessment indicates that it is more likely than not that the fair value of the reporting unit is less than its carrying amount including goodwill, the Company will then perform a quantitative goodwill impairment test.

ARCHAEA ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — Basis of Presentation and Summary of Significant Accounting Policies (cont.)

Asset Retirement Obligations

The Company recognizes a liability for obligations which the Company has a legal or a contractual obligation to remove a long-lived asset. Liabilities are recorded at estimated fair value with the associated asset retirement costs being capitalized as a part of the carrying amount of the long-lived asset. Accretion expense is recognized over time as the discounted liabilities are accreted to their expected settlement value and is included in Depreciation, amortization and accretion in the consolidated statement of operations. The Company has recognized asset retirement obligations (“AROs”) arising from legal or regulatory requirements to perform certain asset retirement activities at the time that certain contracts terminate, including the costs of removing our facilities from the landfill property and returning the land to the state it was in prior to our facility construction.

Postretirement Obligations

Postretirement benefits amounts recognized in consolidated financial statements are determined on an actuarial basis. The Company obtains an independent actuary valuation of its postretirement obligation annually as of December 31st. To calculate the present value of plan liabilities, the discount rate needs to be determined and is an estimate of the interest rate at which the retirement benefits could be effectively settled. The discount rate is determined using the average effective rate derived through matching of projected benefit payments with the discount rate curve published by Citigroup as of each reporting date. Actuarial gains and losses are recognized in Other income (expense) in the period determined.

Income Taxes

Archaea is a corporation and is subject to U.S. federal income and applicable state taxation. The Company accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax laws and tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company routinely assesses the realizability of its deferred tax assets by analyzing the reversal periods of available net operating loss carryforwards and credit carryforwards, temporary differences in tax assets and liabilities, the availability of tax planning strategies, and estimates of future taxable income and other factors. Deferred tax assets may be reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured as the largest amount that is greater than 50% likely of being realized.

The Company records interest related to an underpayment of income taxes in interest expense and penalties in operating expenses.

Derivative Instruments

The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives under GAAP. Derivative instruments are recognized on the consolidated balance sheets at fair value, with subsequent changes included in earnings. Certain contracts that are used to manage exposure to commodity prices are accounted for as derivatives, unless they meet the normal purchase/normal sale criteria and are designated and documented as such.

ARCHAEA ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — Basis of Presentation and Summary of Significant Accounting Policies (cont.)

Share-based Compensation

The Company accounts for share-based compensation at fair value. Restricted stock units (“RSUs”) are valued at the grant date using the price of the Company’s Class A Common Stock. The Company records share-based compensation cost, net of actual forfeitures, on a straight-line basis over the requisite service period of the respective award.

NOTE 3 — Recently Issued and Adopted Accounting Standards

In February 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. The main difference between previous generally accepted accounting principles and the new requirements under Topic 842 is the recognition of lease assets and lease liabilities by lessees for those leases with a term greater than 12 months classified as operating leases under previous GAAP. ASU 2016-02 is effective for the Company for fiscal years beginning after December 15, 2021 with early adoption permitted.

Upon adoption of Topic 842 as of January 1, 2022, the Company recognized approximately $7 million of ROU assets and lease liabilities on its Consolidated Balance Sheet related to operating leases existing on the adoption date. The adoption of Topic 842 did not have a material impact on the Company’s Consolidated Statement of Operations or Consolidated Statement of Cash Flows.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes, to simplify the accounting for income taxes. The guidance eliminates certain exceptions related to the approach for intra-period tax allocations, the methodology for calculating income taxes in an interim period, and recognition of the deferred tax liabilities for outside basis differences related to changes in ownership of equity method investments and foreign subsidiaries. The guidance also simplifies aspects of accounting for franchise taxes, enacted changes in tax laws or rates and clarifies the accounting for transactions that result in a step-up in the tax basis of goodwill. The standard is effective for fiscal years beginning after December 15, 2020 and interim periods within those fiscal years with early adoption permitted. The Company adopted ASU 2019-12 as of January 1, 2021, and the adoption of this guidance did not have a material impact on the consolidated financial statements.

In March 2020, the FASB issued ASU No. 2020-04, Reference Rate Reform (ASC 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting. ASU 2020-04 provides optional guidance for a limited period of time to ease the transition from the London Inter-Bank Offered Rate (“LIBOR”) to an alternative reference rate. The guidance intends to address certain concerns relating to accounting for contract modifications and hedge accounting. These optional expedients and exceptions to applying GAAP, assuming certain criteria are met, are allowed through December 31, 2022. The Company is currently evaluating the provisions of this update and has not yet determined whether it will elect the optional expedients. The Company does not expect the transition to an alternative rate to have a material impact on its business, operations or liquidity.

NOTE 4 — Business Combinations and Reverse Recapitalization

On September 15, 2021, Archaea consummated the previously announced Business Combinations with Aria and Legacy Archaea, as described in “Note 1 — Organization and Description of Business”.

Reverse Recapitalization

Legacy Archaea is considered the accounting acquirer of the Business Combinations because Legacy Archaea Holders have the largest portion of the voting power of the Company and Legacy Archaea’s senior management comprise the majority of the executive management of the Company. Additionally, the Legacy Archaea Holders appointed the majority of board members exclusive of the independent board members. The Archaea Merger represents a reverse merger and is accounted for as a reverse recapitalization in accordance with GAAP. Under this

ARCHAEA ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — Business Combinations and Reverse Recapitalization (cont.)

method of accounting, RAC is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Archaea Merger is treated as the equivalent of Legacy Archaea issuing shares for the net assets of RAC, accompanied by a recapitalization. The net assets of RAC were stated at historical cost, no goodwill or other intangible assets were recorded.

The consideration paid in connection with the acquisition of Legacy Archaea consisted of 33,350,385 newly issued Class A Opco Units and 33,350,385 newly issued shares of Class B Common Stock.

In the reverse recapitalization, the Company was deemed to have received $236.9 million in gross cash proceeds from RAC upon Closing. For accounting purposes, these cash proceeds were treated as the equivalent of proceeds for issuance of the following outstanding shares and warrants at the time of Closing:

•        23,680,528 shares of Class A Common Stock, after redemptions

•        5,931,350 shares of Class B Common Stock

•        11,862,492 Public Warrants and 6,771,000 Private Placement Warrants, each exercisable at a price of $11.50 per share. See “Note 13 — Derivatives Instruments” for further discussion.

In connection with the Business Combinations, the Company incurred approximately $40.5 million of equity issuance costs, mainly consisting of underwriting, legal, consulting, and other professional fees, which are recorded to additional paid-in capital as a reduction of proceeds.

PIPE Financing

On April 7, 2021, in connection with its entry into the Business Combination Agreements, the Company entered into subscription agreements (each, an “Initial Subscription Agreement”) with certain investors (the “Initial PIPE Investors”) pursuant to which, among other things, the Initial PIPE Investors agreed to subscribe for and purchase, and the Company agreed to issue and sell to the Initial PIPE Investors, an aggregate of 30.0 million shares of the Company’s Class A Common Stock for an aggregate purchase price of $300.0 million ($10.00 per share), on the terms and subject to the conditions set forth therein (the “Initial PIPE Financing”).

Additionally, on April 7, 2021, RAC, RAC Opco, Sponsor and Atlas Point Energy Infrastructure Fund, LLC, a Delaware limited liability company (“Atlas”), entered into an Amendment to Forward Purchase Agreement (the “FPA Amendment”) pursuant to which the Forward Purchase Agreement, dated as of September 30, 2020 (the “Original FPA Agreement” and, together with the FPA Amendment, the “FPA”), by and among such parties was amended to provide that Atlas shall purchase a total of $20.0 million of Forward Purchase Securities and Forward Purchase Warrants (both as defined in the Original FPA Agreement). Atlas satisfied its obligation to purchase the Forward Purchase Securities by participating in the PIPE Financing, and upon consummation of the Business Combinations, Atlas also received 250,000 warrants (each exercisable for one share of Class A Common Stock at a price of $11.50).

On September 13, 2021, due to the expectation that one of the Initial PIPE Investors would not be able to fulfill its $25.0 million commitment for 2.5 million shares ($10.00 per share) in the Initial PIPE Financing, the Company entered into additional subscription agreements (each, a “Follow-On Subscription Agreement”) with certain investors (the “Follow-On PIPE Investors” and, together with the Initial PIPE Investors, the “PIPE Investors”) pursuant to which, among other things, the Follow-On PIPE Investors agreed to subscribe for and purchase from the Company, and the Company agreed to issue and sell to the Follow-On PIPE Investors, an aggregate of 1,666,667 newly issued shares of the Company’s Class A Common Stock for an aggregate purchase price of $25.0 million ($15.00 per share), on the terms and subject to the conditions set forth therein (the “Follow-On PIPE Financing” and, together with the Initial PIPE Financing, the “PIPE Financing”). Each Follow-On Subscription Agreement is substantially identical to the form of Initial Subscription Agreement.

ARCHAEA ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — Business Combinations and Reverse Recapitalization (cont.)

On the Closing Date, gross consideration of $300 million was received under the PIPE Financing, including the proceeds under the FPA Amendment, in exchange for 29,166,667 shares of Class A Common Stock and 250,000 warrants (each warrant exercisable for one share of Class A Common Stock at a price of $11.50).

Aria Merger

Aria was acquired to complement Archaea’s existing RNG assets and for its operational expertise in the renewable gas industry. Aria was determined to be a VIE immediately prior to the Business Combination. As a result of the Business Combinations, the Company became the primary beneficiary of Aria. The Aria Closing Merger Consideration consisted of both cash consideration and consideration in the form of newly issued Class A Opco Units and newly issued shares of the Company’s Class B Common Stock. The cash component of the Aria Closing Merger Consideration paid upon Closing was $377.1 million paid to Aria Holders, subject to certain future adjustments set forth in the Aria Merger Agreement, and $91.1 million for repayment of Aria debt. The remainder of the Aria Closing Merger Consideration consisted of 23.0 million Class A Opco Units and 23.0 million shares of Class B Common Stock.

Total consideration was determined to be as follows:
(in thousands)	At September 15, 2021
Class A Opco Units (and corresponding shares of Class B Common Stock)	$394,910
Cash consideration	377,122
Repayment of Aria debt at Closing	91,115
Total purchase price consideration	$863,147

The Aria Merger represented an acquisition of a business and was accounted for using the acquisition method, whereby all of the assets acquired and liabilities assumed were recognized at their fair value on the acquisition date, with any excess of the purchase price over the estimated fair value recorded as goodwill. Certain data to complete the purchase price allocation is not yet available, including but not limited to final appraisals of certain assets acquired and liabilities assumed and tax calculations. The Company will finalize the purchase price allocation during the 12-month period following the Closing, during which time the value of the assets and liabilities may be revised as appropriate. The following table sets forth the preliminary allocation of the Aria Closing Merger Consideration.
(in thousands)	As of September 15, 2021
Fair value of assets acquired
Cash and cash equivalents	$4,903
Account receivable, net	27,331
Inventory	9,015
Prepaid expenses and other current assets	3,834
Property, plant and equipment, net	126,463
Intangible assets, net	607,610
Equity method investments	243,128
Other non-current assets	861
Goodwill	26,457
Amount attributable to assets acquired	$1,049,602

ARCHAEA ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — Business Combinations and Reverse Recapitalization (cont.)

(in thousands)	As of September 15, 2021
Fair value of liabilities assumed
Accounts payable	$2,760
Accrued and other current liabilities	26,496
Below-market contracts	146,990
Other long-term liabilities	10,209
Amount attributable to liabilities assumed	186,455
Net assets acquired	863,147
Total Aria Merger consideration	$863,147

The goodwill is primarily attributable to the expected synergies Archaea believes will be created as a result of the combined companies, the ability to enhance Aria’s current RNG production facilities, and the ability to convert certain of Aria’s electricity production facilities to RNG production facilities. We expect a majority, if not all of the goodwill, to be assigned to the RNG reporting unit upon finalizing the purchase price allocation. Due to the existence of cumulative losses, no deferred taxes are recorded for the Aria merger transaction.

Intangible assets/(below-market liabilities) acquired, and their related weighted average amortization periods, are as follows:
(in thousands, excluding weighted average amortization period in years)	As of September 15, 2021	Weighted Average Amortization Period
Biogas rights agreements	$565,300	20
Electricity off-take agreements	23,400	12
Operations and maintenance contracts	8,620	15
RNG purchase contract	10,290	1
Gas off-take agreement liabilities	$(146,990)	11

Revenues of $54.3 million and net income of $19.8 million related to results of Aria for the period from the Closing of the Business Combinations through December 31, 2021 are included in the consolidated statement of operations for the year ended December 31 2021. The Company recognized transaction costs of $3.0 million during the year ended December 31, 2021 related to the Business Combinations.

Unaudited Pro Forma Operating Results

The following unaudited pro forma combined financial information has been prepared as if the Aria Merger and other related transactions had taken place on January 1, 2020. The information reflects pro forma adjustments based on certain assumptions that the Company believes are reasonable, including depreciation of the Company’s fair-value property, plant and equipment and LFG rights, amortization of fair value intangibles and below-market contracts, and that debt associated with the transaction was outstanding as of January 1, 2020. We have included the impacts of the change in fair value of the warrants associated with the Company’s reverse merger with RAC. Other revenues and costs incurred by RAC during 2021 and 2020 were not material to the pro forma statement of operations and have not been included. The pro forma combined financial information has been included for comparative purposes and is not necessarily indicative of the results that might have actually occurred had the Aria Merger taken place on January 1, 2020; furthermore, the pro forma financial information is not intended to be a projection of future results. The following table includes unaudited pro forma information for the years ended December 31, 2021 and 2020.
(in thousands)	2021	2020
Total revenues	$205,758	$162,018
Net income (loss)	$(77,449)	$(49,730)

ARCHAEA ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — Business Combinations and Reverse Recapitalization (cont.)

Lock-up Agreements

Pursuant to the terms of the Stockholders Agreement, dated as of September 15, 2021, by and among RAC, Opco, Archaea Borrower, the Sponsor and certain stockholders of the Company (the “Stockholders Agreement”), the Company Holders (as defined in the Stockholders Agreement) were granted certain customary registration rights. Also, the Aria Holders (as defined in the Stockholders Agreement) are subject to a 180-day lock-up period on transferring their equity interests in the Company and Opco, while the Legacy Archaea Holders (as defined in the Stockholders Agreement) are subject to a lock-up period (i) ending on the date that is the two-year anniversary of the Closing solely with respect to the Company Interests distributed by Archaea Energy LLC after the one-year anniversary of the Closing to the Legacy Archaea Holders who are members of management of the Company as of the Closing or their Affiliates (as defined in the Stockholders Agreement) and (ii) ending on the date that is the one-year anniversary of the Closing with respect to all other Company Interests issued to the Legacy Archaea Holders at the Closing other than those described in the immediately foregoing clause (i). In addition, RAC’s former officers and directors and their affiliates have agreed with RAC, subject to certain exceptions, not to transfer or dispose of their Common Stock during the period from the Closing of the Business Combinations through the earlier of (i) the first anniversary of the consummation of the Business Combinations, (ii) the date that the closing price of the Common Stock equals or exceeds $12.00 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), for 20 trading days within any 30 trading day period following the 150th day following the initial business combination and (iii) the consummation of a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

The lock-up restrictions applicable to the Aria Holders are subject to early expiration based on the per share trading price of the Company’s Class A Common Stock, par value $0.0001, as set forth in the Stockholders Agreement. As of November 11, 2021, all of the Aria Closing Shares were no longer subject to the lock-up restrictions due to Class A Common Stock trading prices. As of March 14, 2022, RAC’s former officers and directors and their affiliates Common Stock was no longer subject to the lock-up restrictions due to Class A Common Stock trading prices.

Predecessor Financial Statements

Archaea determined that Aria is the predecessor to the Company due to the relative fair values of the Company and legacy operations Aria had compared to Archaea. As such, we have included Aria’s consolidated statements of operations for the period from January 1 to September 14, 2021, and the year ended December 31, 2020, and the consolidated balance sheets as of September 14, 2021 and December 31, 2020 following the Notes to the Company’s Consolidated Financial Statements for comparative purposes.

Gulf Coast Environmental Systems

On January 14, 2020, Legacy Archaea entered into a Membership Interest and Loan Purchase Agreement with NEI Ventures, LLC (“NEI”). Pursuant to this agreement, Legacy Archaea purchased 51% of the Class A membership interests of GCES for consideration of $0.5 million. Additionally, Legacy Archaea purchased a loan receivable held by Noble which was due from GCES for consideration of approximately $0.7 million. In February 2020, Legacy Archaea obtained additional Class A interests in consideration of waiving certain receivables, and thereby increased its GCES ownership to 72%. The Company acquired additional Class A interests in October 2021 and December 2021 and, as of December 31, 2021, the Company has 100% ownership of GCES.

The January 14, 2020 acquisition of GCES was accounted for using the acquisition method, whereby all of the assets acquired, liabilities assumed and noncontrolling interests were recognized at their estimated fair value on the acquisition date, with the excess of the purchase price over the estimated fair value recorded as goodwill. The Company recorded goodwill of approximately $2.7 million.

ARCHAEA ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 — Revenues

Revenue by Product Type

The following table disaggregates revenue by significant product type for the year ended December 31, 2021 and 2020:
(in thousands)	2021	2020
RNG, including RINs and LCFSs	$44,815	$—
Gas O&M service	386	—
Power, including RECs	21,502	—
Electric O&M service	1,070	—
Equipment and associated services	5,817	6,523
Other	98	—
Total	$73,688	$6,523

Contract Assets and Contract Liabilities

The timing of revenue recognition may differ from the timing of invoicing to customers. Contract assets include unbilled amounts from equipment sales projects when revenues recognized under the cost-to-cost measure of progress exceed the amounts invoiced to customers, as the amounts cannot be billed under the terms of the contracts. There were no credit allowances for contract assets as of December 31, 2021 or 2020. Contract liabilities from contracts arise when amounts invoiced to customers exceed revenues from equipment sales recognized under the cost-to-cost measure of progress. Contract liabilities additionally include advanced payments from customers on certain contracts. Contract liabilities decrease as revenue is recognized from the satisfaction of the related performance obligation and are recorded as either current or long-term, depending upon when such revenue is expected to be recognized.

Contract assets and liabilities consisted of the following as of December 31, 2021 and 2020:
(in thousands)	2021	2020
Contract assets (included in Prepaid expenses and other current assets)	$87	$48
Contract liabilities (included in Accrued and other current liabilities)	$(505)	$(1,423)

The change in contract liabilities during year ended December 31, 2021 was primarily due to $1.4 million of revenue recognized that was included in contract liabilities at December 31, 2020, partially offset by an increase in new equipment sales billings in advance of revenue recognition.

Transaction Price Allocated to Remaining Unsatisfied Performance Obligations

Remaining unsatisfied performance obligations as of December 31, 2021 relate to certain of the Company’s RNG, RIN, and REC contracts. The Company applies the optional exemptions in ASC 606 and does not disclose consideration for remaining performance obligations with an original expected duration of one year or less or for variable consideration related to unsatisfied performance obligations. Firm contracts for fixed-price, fixed-quantity sales of RNG, RINs, and RECs are reflected in the table below when their original expected term is in excess of one year. The following table summarizes the revenue the Company expects to recognize over next 20 years on these firm sales contracts as of December 31, 2021:
(in thousands)
2022 – 2023	$118,362
2024 – 2025	123,992
2026 – 2027	128,826
2028 – 2029	118,116
2030 – 2031	119,115
Thereafter	416,779
Total	$1,025,189

ARCHAEA ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 — Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of the following as of December 31, 2021 and 2020:
(in thousands)	2021	2020
Prepaid equipment and parts	$6,578	$—
Prepaid royalties	5,119	1,255
Prepaid insurance	4,852	112
Other prepaid expenses	4,676	3,363
Total	$21,225	$4,730

NOTE 7 — Property, Plant and Equipment

Property, plant and equipment consist of the following as of December 31, 2021 and 2020:
(in thousands)	2021	2020
Machinery and equipment	$285,718	$376
Buildings and improvements	16,039	88
Furniture and fixtures	1,176	13
Construction in progress	55,039	51,927
Land	246	1
Total cost	358,218	52,405
Less accumulated depreciation	(7,635)	(37)
Property, plant and equipment, net	$350,583	$52,368

NOTE 8 — Equity Method Investments

As a result of the Aria Merger, the Company holds 50% interest in two joint ventures, Mavrix and Sunshine Gas Producers, LLC. (“SGP”), which are accounted for using the equity method due to the joint control by both the Company and unrelated parties with ownership interest in each entity.

Under the terms of the original Mavrix, LLC Contribution Agreement dated September 30, 2017, the Company is required to make an earn-out payment to its joint venture partner holding the other 50% membership in Mavrix in an amount up to $9.55 million. The earn-out payment represents additional consideration for the Company’s equity interest in Mavrix and will be based on the performance of certain projects owned by Mavrix through the earn-out period which ends September 30, 2022. No earn-out payment is due until the completion of the earn-out period. The Company has estimated the earn-out payment to be $3.7 million at December 31, 2021, and this amount is reflected in the accompanying balance sheet in accrued and other current liabilities.

The summarized financial information for the Mavrix and SGP equity method investments following the Business Combinations is as follows:
(in thousands)	December 31, 2021
Assets	$203,864
Liabilities	15,477
Net assets	$188,387
Company’s share of equity in net assets	$94,194
(in thousands)	Year Ended December 31, 2021
Total revenues	$34,958
Net income	$16,433
Company’s share of net income	$8,217

ARCHAEA ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 — Equity Method Investments (cont.)

The Company’s carrying values of the Mavrix and SGP investments also include basis differences totaling $154.0 million as of December 31, 2021 as a result of the fair value measurements recorded in the Aria Merger. Amortization of the basis differences reduced equity investment income by $3.1 million for the year ended December 31, 2021. As of December 31, 2021, the Company’s interest in Mavrix’s and SGP’s undistributed earnings was $0.3 million and zero, respectively.

On December 30, 2021 the Company entered into a joint venture with a large waste management company. The Company contributed $7.5 million in cash into a newly created entity, Saturn Renewables LLC (“Saturn”), in exchange for a 50% interest. Concurrent with the closing, Saturn acquired existing gas rights at two locations along with an existing non-operating power plant at one of the locations. The JV partner extended long-term gas agreements for the Hickory Meadows site and contributed gas rights at an additional undeveloped site. Each party will have three board seats and jointly control Saturn. The Company will be the operator of the day to day operations of Saturn’s existing power plant and will account for its investment using the equity method.

In addition, the Company also owns several smaller investments accounted for using the equity method of accounting totaling $7.1 million as of December 31, 2021.

NOTE 9 — Goodwill and Intangible Assets

Goodwill

At December 31, 2021, the Company had $29.2 million of goodwill, all of which is allocated to the RNG segment. The goodwill is primarily associated with the acquisition of Aria in the Business Combinations. As a result of the annual impairment test performed as of October 1, 2021, the Company determined that there were no indications of impairment related to the RNG segment’s goodwill. No impairment of goodwill was recorded during the years ended December 31, 2021 and 2020.

Intangible Assets

Intangible assets consist of biogas rights agreements, off-take agreements, O&M contracts, an RNG purchase contract, customer relationships and trade names that were recognized as a result of the allocation of the purchase price under business acquisitions based on their future value to the Company, and such intangible assets will be amortized over their estimated useful lives. The biogas rights agreements have various renewal terms in their underlying contracts that are factored into the useful lives when amortizing the intangible asset.

Intangible assets consist of the following as of December 31, 2021 and 2020:
(in thousands)	2021
	Gross Carrying Amount	Accumulated Amortization	Net
Biogas rights agreements	$603,868	$8,237	$595,631
Electricity off-take agreements	26,511	749	25,762
Operations and maintenance contracts	8,620	173	8,447
RNG purchase contract	10,290	1,959	8,331
Customer relationships	350	140	210
Trade names	150	60	90
Total	$649,789	$11,318	$638,471

ARCHAEA ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 — Goodwill and Intangible Assets (cont.)

	2020
(in thousands)	Gross Carrying Amount	Accumulated Amortization	Net
Biogas rights agreements	$8,293	$—	$8,293
Customer relationships	350	70	280
Trade names	150	30	120
Total	$8,793	$100	$8,693

Total amortization expense was approximately $9.3 million and $0.1 million for the year ended December 31, 2021 and 2020, respectively, excluding the $2.0 million of amortization of the RNG purchase contract for the year ended December 31, 2021 that is amortized to cost of energy.

Estimated future amortization expense, including amortization classified as cost of energy expense, for years ended December 31 is as follows:
(in thousands)
2022	$39,539
2023	35,521
2024	33,729
2025	33,629
2026	33,533
Thereafter	462,520
Total	$638,471

Below-Market Contracts

As a result of the Aria Merger, the Company assumed certain fixed-price sales contracts that were below current and future market prices at the Closing Date. The contracts were recorded at fair value and are classified as other long-term liabilities on the Company’s consolidated balance sheet as of December 31, 2021.
	Gross Liability	Accumulated Amortization	Net
Gas off-take agreements	$146,990	$4,360	$142,630

The below-market contract amortization was $4.4 million for the year ended December 31, 2021 and was recognized as an increase to revenues since it relates to the sale of RNG and related Environmental Attributes. The annual amortization is expected to be approximately $14.8 million for each of the next 5 years.

NOTE 10 — Commitments

Operating Leases

The Company has entered into warehouse, facility, and various office leases with third parties for periods ranging from one to eleven years.

The Company also entered into a related-party office lease as a result of its acquisition of interest in GCES in 2020. During the year ended December 31, 2021, the Company paid $0.2 million under this related-party lease that expires in May 2022.

For the years ended December 31, 2021 and 2020, the Company recognized rent expense of $0.4 million and $0.2 million, respectively.

ARCHAEA ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 — Commitments (cont.)

As of December 31, 2021, future minimum lease payments under the Company’s non-cancellable operating leases are as follows:
(in thousands)
2022	$1,465
2023	1,893
2024	1,831
2025	1,843
2026	1,875
Thereafter	12,448
Total future minimum lease payments	$21,355

Other Commitments

The Company has various long-term contractual commitments pertaining to its biogas rights agreements. Excluding the evergreen contracts, these agreements expire at various dates through 2045.

NOTE 11 — Debt

The Company’s outstanding debt consists of the following as of December 31, 2021 and 2020:
(in thousands)	2021	2020
New Credit Agreement – Term Loan	$218,625	$—
Wilmington Trust – 4.47% Term Note	60,828	—
Wilmington Trust – 3.75% Term Note	72,542	—
Comerica Bank – Specific Advance Facility Note	—	4,320
Comerica Term Loan	—	12,000
Kubota Corporation – Term Notes	—	46
	351,995	16,366
Less unamortized debt issuance costs	(9,221)	(291)
Long-term debt less debt issuance costs	342,774	16,075
Less current maturities, net	(11,378)	(1,302)
Total long-term debt	$331,396	$14,773

Scheduled future maturities of long-term debt principal amounts are as follows:
(in thousands)
2022	$12,752
2023	17,108
2024	17,371
2025	17,598
2026	185,607
Thereafter	101,559
Total	$351,995

Fair Value of Debt

The Company estimates the fair value of fixed-rate term loans based on quoted market yields for similarly rated debt instruments in an active market, which are considered a Level 2 input in the fair value hierarchy. As of December 31, 2021, the estimated fair value of the Company’s outstanding debt was approximately $353.1 million.

ARCHAEA ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 — Debt (cont.)

New Credit Facilities

On the Closing Date and upon consummation of the Business Combinations, Archaea Energy Operating LLC, a Delaware limited liability company (f/k/a LFG Buyer Co, LLC) (“Archaea Borrower”), entered into a $470 million Revolving Credit and Term Loan Agreement (the “New Credit Agreement”) with a syndicate of lenders co-arranged by Comerica Bank. The New Credit Agreement provides for a senior secured revolving credit facility (the “Revolver”) with an initial commitment of $250 million and a senior secured term loan credit facility (the “Term Loan” and, together with the Revolver, the “Facilities”) with an initial commitment of $220 million. Pursuant to the New Credit Agreement, Archaea Borrower has the ability, subject to certain conditions, to draw upon the Revolver on a revolving basis up to the amount of the Revolver then in effect. On the Closing Date, Archaea Borrower received total proceeds of $220 million under Term Loan. Archaea Borrower had outstanding borrowings under the Term Loan of $218.6 million at an interest rate of 3.35% as of December 31, 2021. As of December 31, 2021, the Company had issued letters of credit under the New Credit Agreement of $14.2 million and there were no borrowings under the Revolver, resulting in available borrowing capacity of $235.8 million under the Revolver.

The maturity date of the New Credit Agreement is the last to occur of (i) September 15, 2026, (ii) the date on which the commitments under the Revolver shall terminate in accordance with the New Credit Agreement (subject to any extensions, as applicable) and (iii) the date on which the commitments under the Term Loan shall terminate in accordance with the New Credit Agreement (subject to any extensions, as applicable). Interest on the Facilities is at a floating rate based on LIBOR, with a LIBOR floor of 0.00%, or the administrative agent’s prime rate, at Archaea Borrower’s election, plus a tiered rate of 1.75% to 3.25% based on the applicable rate and type of loan. The New Credit Agreement is secured by liens on substantially all of the assets of Archaea Borrower and certain of its subsidiaries and a pledge of the equity interests of Archaea Borrower and certain of its subsidiaries. The New Credit Agreement contains customary representations and warranties, affirmative and negative covenants, and events of default typical for a financing of this type, including a consolidated total leverage ratio covenant and a fixed charge coverage ratio, tested quarterly commencing December 31, 2021.

Assai Energy 3.75% and 4.47% Senior Secured Notes

On January 15, 2021, Assai Energy, LLC (“Assai Energy”) entered into a senior secured note purchase agreement with certain investors for the purchase of $72.5 million in principal amount of 3.75% Senior Secured Notes (the “3.75% Notes”). Interest on the 3.75% Notes is payable quarterly in arrears, and the 3.75% Notes mature on September 30, 2031. On April 5, 2021, Assai Energy entered into an additional senior secured note purchase agreement with certain investors for the purchase of $60.8 million in principal amount of its 4.47% Senior Secured Notes (the “4.47% Notes” and, together with the 3.75% Notes, collectively the “Assai Notes”). Interest is payable quarterly in arrears, and the 4.47% Notes mature on September 30, 2041. As of December 31, 2021, Assai Energy received total proceeds of $133.4 million from the Assai Notes of which approximately $30.0 million was used to complete the acquisition of PEI. The remaining proceeds are expected to be used to fund the continued development of the Assai production facility.

Wilmington Trust, National Association is the collateral agent for the secured parties for the Assai Notes. The Assai Notes are secured by all Assai plant assets and plant revenues and a pledge of the equity interests of Assai Energy. Cash received from the Assai Notes is restricted for use on Assai related costs and cannot be used for general corporate purposes.

Line of Credit

The Company had a revolving line of credit agreement with Comerica Bank (“Comerica”) that provided for maximum borrowings of $8.0 million. The Company had no outstanding balance on the line of credit as of December 31, 2020, and the line of credit was paid off in full and terminated at the closing of the Business Combinations.

ARCHAEA ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 — Debt (cont.)

Secured Promissory Notes

On July 15 and July 26, 2021, Archaea Holdings LLC entered into several secured promissory notes with certain lenders, including related parties to the Company, in the aggregate principal amount of approximately $30.0 million, including promissory notes totaling approximately $16.5 million bearing interest at 20% per annum, and promissory notes totaling approximately $13.5 million bearing interest at 7.5% per annum. All unpaid principal and unpaid accrued interest of the foregoing promissory notes were due the earlier of (a) the one-year anniversary of the respective issuance date (July 15, 2022 or July 26, 2022), (b) the closing date of the Business Combinations, or (c) the date on which all amounts under promissory notes shall become due and payable in the event of the Company’s default. The promissory notes bearing interest at 20% per annum included a guaranteed minimum interest payment of approximately $1.0 million in aggregate. These promissory notes were repaid in full at the closing of the Business Combinations.

Boyd County Credit Agreement

On November 10, 2020, Archaea Holdings, LLC (“Archaea Holdings”) and Big Run Power Producers, LLC (“BRPP”), both wholly-owned subsidiaries of the Company, entered into certain promissory notes with Comerica pursuant to that certain credit agreement by and between Comerica, as the lender, and Archaea Holdings and BRPP, as the borrowers (the “Boyd County Credit Agreement”). Noble Environmental, Inc. (“Noble”) guaranteed the Boyd County Credit Agreement.

Pursuant to the Boyd County Credit Agreement, Comerica made available to the borrowers a $5.0 million secured specific advance facility loan (the “SAF Loan”) and a $12.0 million secured term loan (the “Comerica Term Loan”). The SAF Loan and the Comerica Term Loan bear interest at LIBOR plus 4.5%. In addition to the Comerica Term Loan and the SAF Loan, Comerica has also made available to the borrowers a corporate credit card program with a credit limit of $3.5 million for use by the borrowers in connection with the operation of the business. As of December 31, 2021 and December 31, 2020, the Company received total proceeds under the SAF Loan and Comerica Term Loan of approximately $17.0 million and approximately $16.3 million, respectively. The Boyd County Credit Agreement, including the SAF Loan and the Comerica Term Loan, was repaid in full at the closing of the Business Combinations.

Noble Environmental, Inc., a related party of Archaea, guaranteed Archaea Holding’s and BRPP’s obligations under the Boyd County Credit Agreement (the “Noble Guaranty”). In consideration of Noble furnishing the Noble Guaranty, Noble required that Archaea Holdings and BRPP incur a guaranty fee. The guaranty fee is accrued on the face value of the guaranteed obligation, which shall accrue interest at a 20% interest rate subject to adjustments. The guaranty fee was evidenced by a promissory note dated November 10, 2020 made by Archaea Holding and BRPP payable to Noble Environmental Inc. (the “Noble Note”). The Noble Note aggregate balance of $3.2 million was repaid in full at the closing of the Business Combinations.

Paycheck Protection Program Loan

During 2020, the Company received a $0.2 million loan and GCES received a $0.5 million loan from the Small Business Administration (“SBA”) as provided for under the Paycheck Protection Program (“Program”) established in accordance with the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) signed into law on March 27, 2020. The Company utilized the loan proceeds in accordance with established Program guidelines which would result in forgiveness of the full amount of the loan. The forgiveness of the loan resulted in no interest being charged to the Company.

In March 2021, the Company had received notification from the lending institution that the full amount of the loan had been forgiven, and the proceeds were recorded in other income in the first quarter of 2021. The amount of the proceeds received under this loan at December 31, 2020 was reflected in the accompanying balance sheets as other long-term liability.

In December 2020, GCES had received notification from the lending institution that the full amount of the loan had been forgiven, and the proceeds were recorded in other income in the fourth quarter of 2020.

ARCHAEA ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 — Accrued and Other Current Liabilities

Accrued and other current liabilities consist of the following as of December 31, 2021 and 2020:
(in thousands)	2021	2020
Accrued expenses	$16,638	$5,957
Accrued capital expenditures	16,609	—
Derivative liabilities	771	—
Payroll and related costs	7,683	—
Accrued interest	738	590
Contract liabilities	505	1,423
Other current liabilities	3,335	300
Total	$46,279	$8,270

NOTE 13 — Derivative Instruments

Warrant Liabilities

The Public Warrants, Forward Purchase Warrants, and Private Placement Warrants contain exercise and settlement features that preclude them from being classified within in shareholders’ equity, and therefore are recognized as derivative liabilities. The Company recognizes these warrant instruments as liabilities at fair value with changes in fair value included within other income (loss) in the Company’s consolidated statements of operations. Derivative warrant liabilities are classified as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities. As of the Business Combinations, the Company had 12,112,492 total Public Warrants and Forward Purchase Warrants (together the “Redeemable Warrants”) and 6,771,000 Private Placement Warrants outstanding. The Redeemable Warrants had an exercise price of $11.50 per share, subject to adjustments, and expired on September 15, 2026, or earlier upon redemption or liquidation. The Redeemable Warrants became exercisable on October 26, 2021.

The warrants contained a feature that if the last sale price of the Class A Common Stock equals or exceeds $10.00 per share on the last trading day before the notice of redemption is sent to the warrant holders, the Company may redeem the Redeemable Warrants for cash at a price of $0.10 per warrant. During the 30-day redemption period in this instance, warrant holders can elect to exercise their warrants on a cash or cashless basis.

If the last sale price of the Class A Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day before the notice of redemption is sent to the warrant holders, the Company may redeem the outstanding Redeemable Warrants for cash at a price of $0.01 per warrant. If the Company calls the Redeemable Warrants for redemption for cash as described above, the Company will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering Redeemable Warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (as defined in the following sentence) by (y) the fair market value. The “fair market value” of shares of the Company’s Class A Common Stock shall mean the volume weighted average price of our shares of Class A Common Stock as reported during the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the Warrants; however, in no event will the Redeemable Warrants be exercisable in connection with this redemption feature for more than 0.361 shares of Class A Common Stock per Redeemable Warrant (subject to adjustment).

In November 2021, the $18.00 trigger was met, and the Company issued a redemption notice to the holders of our Redeemable Warrants stating the Company would redeem all of our Redeemable Warrants to purchase shares of our Class A Common Stock, that remain outstanding at 5:00 p.m., New York City time, on December 6, 2021 for a redemption price of $0.10 per Warrant. The Public Warrants were issued under the Warrant Agreement, dated October 21, 2020, by and among the Company, LFG Acquisition Holdings LLC and Continental Stock Transfer & Trust Company, as warrant agent, as part of the units sold in the IPO. The Forward Purchase Warrants

ARCHAEA ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 — Derivative Instruments (cont.)

were issued to Atlas Point Energy Infrastructure Fund, LLC in a private placement simultaneously with the consummation of Business Combinations. During the redemption period, 9,114,403 Public Warrants and all 250,000 Forward Purchase Warrants were exercised for cash at an exercise price of $11.50 per share of Class A Common Stock, generating a total proceeds of $107.7 million to the Company. Additionally, 2,724,515 Public Warrants were exercised on a cashless basis in exchange for an aggregate of 983,520 shares of Class A Common Stock. The remaining 23,574 unexercised and outstanding Public Warrants were redeemed for $0.10 per Public Warrant. At December 8, 2021, all Redeemable Warrants had been exercised or redeemed, and the ticker symbol of Public Warrants traded on the NYSE was removed.

To minimize dilution to its existing stockholders as a result of the warrant exercises, the Company used cash proceeds received from exercises of Redeemable Warrants to repurchase 6,101,449 shares of Class A Common Stock from Aria Renewable Energy Systems LLC at a pre-negotiated price of $17.65 per share.

The Private Placement Warrants remain outstanding as of December 31, 2021, and each is exercisable to purchase one share of Class A Common Stock or, in certain circumstances, one Class A Opco Unit and corresponding share of Class B Common Stock. The Private Placement Warrants expire on September 15, 2026, or earlier upon redemption or liquidation. Private Placement Warrants are nonredeemable so long as they are held by the initial purchasers of the Private Placement Warrants or their permitted transferees. There were no Private Placement Warrants transfers as of December 31, 2021.

Prior to their exercise, the fair value of the Redeemable Warrants was based on observable listed prices on the NYSE for such warrants (a Level 1 measurement). The fair value of the Private Placement Warrants is estimated using the Black-Scholes option pricing model (a Level 3 measurement).

The Company used the following assumptions to estimate the fair value of the Private Placement Warrants:
	As of September 15, 2021 at Initial Measurement	December 31, 2021
Stock price	$18.05	$18.28
Exercise price	$11.50	$11.50
Volatility	45.8%	46.0%
Expected term (years)	5.0	4.7
Risk-free interest rate	0.79%	1.21%

The change in the fair value of the warrant liabilities is recognized in gain (loss) on derivative contracts in the consolidated statement of operations. The changes in the Redeemable Warrants and Private Placement Warrants liabilities through December 31, 2021 are as follows:
(in thousands)
Warrant liabilities as of September 15, 2021 (Closing Date)	$150,153
Change in fair value	3,015
Less fair value of warrants exercised or redeemed	(85,878)
Warrant liabilities as of December 31, 2021	$67,290

Natural Gas Swap

In conjunction with the Business Combinations, the Company assumed a natural gas variable to fixed priced swap agreement entered into by Aria. The Company is the fixed price payer under the swap agreement that provides for monthly net settlements thorough the termination date of June 30, 2023. The agreement was intended to manage the risk associated with changing commodity prices. The agreement has a remaining notional of 327,600 MMBtu as of December 31, 2021.

ARCHAEA ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 — Derivative Instruments (cont.)

The Company received cash payments of $0.1 million for the natural gas swap for the period from the Closing Date through December 31, 2021.

Changes in the fair values and realized gains (losses) for the natural gas swap are recognized in gain (loss) on derivative contracts in the consolidated statement of operations. Valuation of the natural gas swap was calculated by discounting future net cash flows that were based on a forward price curve for natural gas over the remaining life of the contract (a Level 2 measurement), with an adjustment for each counterparty’s credit rate risk.

Interest Rate Swap

In December 2021, the Company entered into an interest rate swap that locks in payments of a fixed interest rate of 1.094% in exchange for a floating interest rate that resets monthly based on LIBOR. The interest rate swap was not designated as a hedging instrument, and net gains and losses are recognized currently in gain (loss) on derivative contracts. The interest rate swap notional begins at $109.3 million and declines over the term of the swap ending at $94.9 million as of the December 2024 contract termination date.

The following summarizes the balance sheet classification and fair value of the Company’s derivative instruments as of December 31, 2021 and 2020 :
(in thousands)	2021	2020
Other non-current assets
Interest rate swap asset	$439	$—
Total derivative assets	$439	$—
Accrued and other current liabilities
Natural gas swap liability	$44	$—
Interest rate swap liability	727	—
Derivative liabilities
Natural gas swap liability	134	—
Warrant liabilities	67,290	—
Total derivative liabilities	$68,195	$—

The following table summarizes the income statement effect of gains and losses related to derivative instruments for the years ended December 31, 2021 and 2020:
(in thousands)	2021	2020
Gain (loss) on natural gas swap contract	$(424)	$—
Gain (loss) on warrant liabilities	(3,015)	—
Gain (loss) on interest rate swap contract	(288)	—
Total	$(3,727)	$—

NOTE 14 — Asset Retirement Obligations

The Company has asset retirement obligations (“ARO”) associated with the future environmental remediation responsibility to restore the land and remove biogas plants and related facilities within one year of the expiration of certain operating lease agreements. The fair value of the ARO is measured using expected cash outflows associated with the ARO, adjusted for inflation and discounted at our credit-adjusted risk-free rate when the liability is initially recorded. Accretion expense is recognized over time as the discounted liability is accreted to its expected settlement value. ARO estimates are derived from historical costs and management’s expectations of future cost elements, and therefore, the Company has designated these liabilities as Level 3 financial liabilities. The significant inputs to this fair value measurement include cost estimates of asset removals, site clean-up, transportation and remediation costs, inflation estimates, and the Company’s credit-adjusted risk-free rate.

ARCHAEA ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 — Asset Retirement Obligations (cont.)

The following summarizes changes in the Company’s ARO liabilities for the years ended December 31, 2021 and 2020:
(in thousands)	2021	2020
Balance at beginning of period	$306	$—
Liabilities acquired(1)	3,580	—
Liabilities incurred	706	306
Accretion expense	85	—
Balance at end of period	$4,677	$306

____________

(1)      Liabilities acquired relate to asset retirement obligations assumed in the Aria Merger. See “Note 4 — Business Combinations and Reverse Recapitalization.”

NOTE 15 — Fair Value Measurements

Fair Values — Recurring

The Company’s Public Warrants and Private Placement Warrants were assumed in connection with the Business Combinations and are accounted for as liabilities carried at fair value prior to their exercise. The fair value of the Public Warrants was based on observable listed prices on the NYSE. Therefore, the Company designated the Public Warrant liabilities as Level 1 financial liabilities prior to their exercise. The fair value of the Private Placement Warrants is determined using the Black-Scholes option pricing model with observable and estimated inputs. Therefore, the Company has designated the Private Placement Warrant liabilities as Level 3 financial liabilities for which there is no current market such that the determination of fair value requires significant judgement or estimation. See “Note 13 — Derivatives Instruments” for quantitative inputs and assumptions for fair value measurements of the Private Placement Warrants.

The Company has a natural gas variable to fixed-priced swap agreement that is accounted for as a derivative. Changes in fair value of such agreement are recognized in earnings. The fair value of the Company’s natural gas derivative instruments are measured using an industry-standard pricing model, and the fair value of the natural gas derivative was calculated by discounting future net cash flows that were based on a forward price curve for natural gas over the life of the contract, and adjusted for each counterparty’s credit rate risk, which are considered as Level 2 measurement.

The Company entered into an interest rate swap in December 2021, that locks in a fixed interest rate of 1.094% in exchange for a floating interest rate that resets monthly based on LIBOR, and net gains and losses are recognized currently in gain (loss) on derivative contracts. The fair value of the Company’s interest rate swap is measured using observable benchmark rates at commonly quoted intervals for the term of interest rate swap contracts, which is considered a Level 2 measurement.

There were no outstanding derivative instruments as of December 31, 2020.

The following table summarizes the outstanding derivative instruments and the fair value hierarchy for the Company’s derivative assets and liabilities that are required to be measured at fair value on a recurring basis:
(in thousands)	Level 1	Level 2	Level 3	Total Fair Value
December 31, 2021
Assets
Interest rate swap	$—	$439	$—	$439
Liabilities
Private Placement Warrant liabilities	$—	$—	$67,290	$67,290
Natural gas swap	—	178	—	178
Interest rate swap	—	727	—	727

ARCHAEA ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 — Fair Value Measurements (cont.)

Financial Instruments Fair Value

As of December 31, 2021 and 2020, the fair value of other financial instruments including cash and cash equivalents, prepaid expenses, accounts payable, and accrued and deferred expenses approximate the carrying values because of the short-term maturity of those items. See “Note 11 — Debt” for the fair value of the Company’s debt.

Fair Values — Nonrecurring

The Company applies the provisions of the fair value measurement standard on a nonrecurring basis to non-financial assets and liabilities, including goodwill, assets acquired and liabilities assumed in business combinations, below-market contracts, and asset retirement obligations. These assets and liabilities are not measured at fair value on a recurring basis but are subject to fair value adjustments when facts and circumstances arise that indicate a need for remeasurement.

The fair value measurements of goodwill, assets acquired and liabilities assumed, including below-market contracts assumed, in the business combinations are measured on a nonrecurring basis on the acquisition date based on inputs that are not observable in the market, and therefore, represent Level 3 inputs and measurements. See “Note 9 — Goodwill and Intangible Assets” and “Note 4 — Business Combinations and Reverse Recapitalization”.

The fair value of the asset retirement obligations is measured using expected cash outflows associated with the ARO, adjusted for inflation and discounted at our credit-adjusted risk-free rate when the liability is initially recorded. ARO estimates are derived from historical costs and management’s expectations of future cost elements, and therefore, represent Level 3 measurements. See “Note 14 — Asset Retirement Obligations.”

There were no transfers between fair value hierarchy levels for the years ended December 31, 2021 and 2020.

NOTE 16 — Redeemable Noncontrolling Interest and Stockholders’ Equity

Redeemable Noncontrolling Interest

The redeemable noncontrolling interest relates to Class A Opco Units, including units issued in connection with the Business Combinations and units owned by the Sponsor, Atlas or Company directors. As of December 31, 2021, the Company directly owned approximately 54.5% of the interest in Opco and the redeemable noncontrolling interest was 45.5%. Holders of Class A Opco Units other than Archaea own an equal number of shares of Class B Common Stock and have a redemption right, subject to certain limitations, to redeem Class A Opco Units and a corresponding number of shares of Class B Common Stock for, at Opco’s option, (i) shares of Class A Common Stock on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, or (ii) a corresponding amount of cash. Due to the cash redemption provisions of the redemption right, the Company has accounted for the redeemable noncontrolling interest as temporary equity.

Stockholders’ Equity

Preferred Stock

The Company is authorized to issue 10.0 million shares of preferred stock with a par value of $0.0001 per share. As of December 31, 2021 and 2020, no shares of preferred stock were issued or outstanding.

Class A Common Stock and Class B Common Stock

The Company is authorized to issue 900.0 million shares of Class A Common Stock with a par value of $0.0001 per share. The Company is authorized to issue 190.0 million shares of Class B Common Stock with a par value of $0.0001 per share. Class B Common Stock represents a non-economic interest in the Company.

ARCHAEA ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 — Redeemable Noncontrolling Interest and Stockholders’ Equity (cont.)

The following is a summary of Class A Common Stock and Class B Common Stock activity for the year ended December 31, 2021:
(in shares)	Class A Common Stock	Class B Common Stock
Outstanding at beginning of period	—	—
Reverse recapitalization and PIPE Financing	52,847,195	5,931,350
Issued to Legacy Archaea Holders	—	23,000,000
Issued in Aria Merger	—	33,350,385
Issued for warrant exercises	10,347,923	—
Exchange of Class B Common Stock for Class A Common Stock	7,943,621	(7,943,621)
Retirement of Class A Common Stock repurchased	(6,101,449)	—
Issued for vested RSUs	84,910	—
Outstanding at end of period	65,122,200	54,338,114

Voting Rights

Holders of the Class A Common Stock and holders of the Class B Common Stock will vote together as a single class on all matters submitted to a vote of the stockholders, except as required by law. Each share of common stock will have one vote on all such matters.

Nonredeemable Noncontrolling Interest

Noncontrolling interest included the portion of equity ownership in GCES that was not attributable to the unitholders of Opco. The remaining interest in GCES was acquired by Opco in December 2021.

NOTE 17 — Share-Based Compensation

In connection with Business Combinations, the Company adopted the 2021 Omnibus Incentive Plan (the “Plan”). The Company may grant restricted stock, RSUs, incentive and non-qualified stock options, stock appreciation rights, performance awards, stock awards and other stock-based awards to officers, directors, employees and consultants under the terms of the Plan. There are 11.3 million shares authorized under the plan as of December 31, 2021, and approximately 10.4 million shares remain available for future issuance as of December 31, 2021. The expense is measured at the grant-date fair value of the award and recognized as compensation expense on a straight-line basis over the service period, which is the vesting period. The Company has elected to account for forfeitures of awards granted under the Plan as they occur in determining compensation expense.

Restricted Stock

On December 29, 2021, the Company granted a total of 991,020 RSUs to certain employees, officers, and non-employee directors. One RSU award was fully vested on the grant date, the RSUs issued to the non-employee directors vested in full on January 1, 2022, and the remaining RSUs issued vest over periods ranging from 6 months to 3 years from the Business Combinations Closing Date. RSUs will be subject to forfeiture restrictions and cannot be sold, transferred, or disposed of during the restriction period.

For the year ended December 31, 2021 and 2020, the Company recognized $2.7 million and zero of share-based compensation expense respectively related to RSUs. At December 31, 2021, there was $14.4 million of unrecognized compensation expense related to unvested RSUs, which is expected to be recognized over a weighted average period of approximately 1.5 years.

ARCHAEA ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17 — Share-Based Compensation (cont.)

The table below summarizes RSUs activity for the year ended December 31, 2021:
	Restricted Stock Units	Weighted- Average Grant Date Fair Value (per share)
Outstanding at December 31, 2020	—	$—
Granted	991,020	$17.23
Vested(1)	(140,000)	$17.23
Forfeited	—	$—
Outstanding at December 31, 2021	851,020	$17.23

____________

(1)      Vested RSUs include 55,090 units that were not converted into Class A Common Stock due to net share settlements to cover employee withholding taxes.

Series A Incentive Plan

Legacy Archaea adopted a Series A Incentive Plan in 2018 to provide economic incentives to select employees and other service providers in order to align their interests with equity holders of Legacy Archaea. The Series A unit awards were determined to be equity classified. These Series A unit awards were granted by, and for equity interest in, Archaea Energy LLC. As of December 31, 2020, there were 4,000 vested and 4,500 unvested Series A unit awards. Under the original terms of the awards, all unvested Series A units outstanding were vested upon Closing of Business Combinations.

Series A Incentive Plan activities related to unvested units during the year ended December 31, 2021 were as follows:
	Series A Incentive Units	Weighted- Average Grant Date Fair Value (per share)
Outstanding at December 31, 2020	4,500	$—
Granted	1,500	$1,565.90
Forfeited	(250)	$—
Vested	(5,750)	$408.52
Outstanding at December 31, 2021	—	$—

For the years ended December 31, 2021 and 2020, Legacy Archaea recognized compensation expense of $2.3 million and zero, respectively, related to Series A units awards. As a result of the Business Combinations, the Series A Incentive Plan is no longer applicable to the Company.

NOTE 18 — Employee Benefit Plans

401(k) Plans

The Company maintains two separate qualified tax deferred 401(k) plans that cover all employees who meet the one of 401(k) plan’s eligibility requirements. The Company matches up to 100% of each participant’s contribution up to a maximum of 5% of the participant’s eligible compensation.

Postretirement Obligations

Effective with the Business Combinations, the Company sponsors an unfunded defined benefit health care plan that provides postretirement medical benefits to certain legacy Aria full-time employees who meet minimum age and service requirements.

ARCHAEA ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 18 — Employee Benefit Plans (cont.)

The following table sets forth changes in the plan’s benefit obligations:
(in thousands)	2021	2020
Benefit obligation at beginning of year	$—	$—
Addition due to Business Combinations	3,567	—
Service cost	11	—
Interest cost	27	—
Net actuarial (gain) loss	(917)	—
Net benefits paid	(71)	—
Benefit obligation at end of year	$2,617	$—

Amounts recognized in the consolidated balance sheets as of December 31, 2021 and 2020, consist of:
(in thousands)	2021	2020
Accrued benefit liability	$2,617	$—

Net periodic benefit cost recognized in the consolidated statements of comprehensive loss was as follows:
(in thousands)	2021	2020
Service cost	$11	$—
Interest cost	27	—
Net actuarial (gain) loss	(917)	—
Net periodic benefit cost	$(879)	$—

The discount rate assumption for the net periodic benefit cost for 2021 was 2.62% and the discount rate assumption for the benefit obligation as of December 31, 2021 was 2.56%.

Estimated future benefit payments for the next 10 years are as follows for the years ended December 31:
(in thousands)
2022	$206
2023	162
2024	150
2025	142
2026	147
2027 to 2031	745

NOTE 19 — Risk and Uncertainties

The Company maintains at a financial institution cash and cash equivalents that may periodically exceed federally insured limits. It is the opinion of management that the solvency of the financial institution is not of particular concern currently. As such, management believes the Company is not exposed to any significant credit risk related to cash and cash equivalents.

NOTE 20 — Provision for Income Tax

The components of income tax expense for the years ended December 31, 2021 and 2020 consisted of the following:
(in thousands)	2021	2020
Current
Federal	$—	$—
State	—	—
Deferred
Federal	—	—
State	—	—
Income tax expense	$—	$—

ARCHAEA ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 20 — Provision for Income Tax (cont.)

The Company recognized federal and state income tax expense of $0 million and $0 million during the years ended December 31, 2021 and 2020, respectively. The Company did not record a tax provision for the year ended December 31, 2020 primarily due to Archaea Energy LLC’s status as a pass-through entity for U.S. federal income tax purposes.

A reconciliation of income tax expense from operations to the federal statutory rate for the years ended December 31, 2021 and 2020 is as follows:
(in thousands)	2021	2020
Income (loss) before income taxes (all domestic)	$(30,921)	$(2,236)
U.S. federal statutory tax rate	21%	21%
Income taxes computed at federal statutory rate	$(6,493)	$(470)
State and local taxes	(183)	4
Income taxes computed at the federal statutory rate on net income (loss) from pass-through entities not attributable to Class A Common Stock	4,657	648
Change in valuation allowance	1,832	(80)
PPP loan forgiveness – nontaxable	—	(102)
Other	187	—
Income tax expense	$—	$—

The effective tax rates were 0% for the year ended December 31, 2021, and 0% for the year ended December 31, 2020. The difference between the Company’s effective tax rate for the year ended December 31, 2021, and the U.S. statutory tax rate of 21% was primarily due to a full valuation allowance recorded on the Company’s net U.S. and State deferred tax assets, income (loss) from pass-through entities not attributable to Class A Common Stock, and state and local taxes.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes and operating loss and tax credit carryforwards. Significant items comprising the net deferred tax assets at December 31, 2021 and 2020 were:
(in thousands)	2021	2020
Deferred tax assets
Net operating loss carryforwards	$3,430	$194
Investment in partnership (“Outside Basis Deferred Tax Asset”)(1)	51,799	—
Other	110	46
	55,339	240
Valuation allowance	(55,224)	(109)
Deferred tax assets, net of valuation allowance	115	131
Deferred tax liabilities
Depreciation	—	47
Intangible assets	115	84
	115	131
Net deferred tax asset	$—	$—

____________

(1)      This amount is the deferred tax asset the Company recognizes for its book to tax basis difference in its investment in Opco.

At December 31, 2021, Archaea Energy Inc. and certain subsidiaries had federal and state net operating loss carryforwards of approximately $15.1 million and $7.2 million, respectively, which will be able to offset future taxable income. The U.S. federal losses will be carried forward indefinitely. State net operating losses have carryover periods ranging from 10 years to unlimited periods.

ARCHAEA ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 20 — Provision for Income Tax (cont.)

As of December 31, 2021, the Company determined it is not more likely than not the Company’s net deferred tax assets will be realized due to significant negative evidence such as cumulative losses and continues to maintain a full valuation allowance. The valuation allowance for the Company increased by $55.1 million in the year ended December 31, 2021, compared to a decrease of $0.1 million in the year ended December 31, 2020. The increase is related to the valuation allowance applied to deferred tax assets resulting from the Business Combinations, deferred tax assets relating to the acquisition of additional interests in Opco during the fourth quarter, and additional operating losses incurred during 2021. The Company and its subsidiaries file U.S. federal income tax returns and tax returns in various states. The Company is not under any material audits in any jurisdiction.

There are no uncertain tax benefits recorded as of December 31, 2021 and 2020.

On March 27, 2020, the CARES Act was signed into law. The CARES Act includes provisions relating to refundable payroll tax credits, deferment of the employer portion of certain payroll taxes, net operating loss carryback periods, alternative minimum tax credit refunds, modifications to the net interest deduction limitations and technical corrections to tax depreciation methods for qualified improvement property. The Company analyzed the provisions of the CARES Act and determined there was no significant impact to its income tax for the year ended December 31, 2021. Future regulatory guidance under the CARES Act or additional legislation enacted by Congress could impact our tax provision in future periods.

Additionally, the CARES Act is an economic emergency aid package to help mitigate the impact of the COVID-19 pandemic. The Company implemented certain provisions of the CARES Act, specifically securing loans under the Paycheck Protection Program. All amounts outstanding under such loans have been forgiven as of December 31, 2021.

NOTE 21 — Net Earnings (Loss) Per Share

The Archaea Merger was accounted for as a reverse recapitalization and is treated as the equivalent of Legacy Archaea receiving proceeds for the issuance of the outstanding Class A and Class B shares, as well as the warrants, of Rice Acquisition Corp. accompanied by a recapitalization. Therefore, Class A Common Stock is deemed to be outstanding beginning at the Closing due to the reverse recapitalization.

The Company’s basic earnings per share (“EPS”) of Class A Common Stock is computed based on the average number of shares of Class A Common Stock outstanding for the period. Diluted EPS includes the effects of the Company’s outstanding RSUs and Public Warrants, Forward Purchase Warrants, and Private Placement Warrants, as appropriate prior to their exercise if applicable, unless the effects are anti-dilutive to EPS. The following provides a reconciliation between basic and diluted EPS attributable to Class A Common Stock for the years ended December 31, 2021 and 2020.
(in thousands, except per share amounts)	2021	2020
Net income (loss) attributable to Class A Common Stock	$(5,153)	$—
Class A Common Stock
Average number of shares outstanding – basic	56,466	—
Average number of shares outstanding – diluted	56,466	—
Net income (loss) per share of Class A Common Stock
Basic and diluted	$(0.09)	$—

The following potential common shares were excluded from diluted EPS in 2021 as the Company had a net loss for the year: 15,303,946 weighted-average warrants and 159,751 weighted-average RSUs.

ARCHAEA ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 22 — Contingencies

Management has regular litigation reviews, including updates from corporate and outside counsel, to assess the need for accounting recognition or disclosure of contingencies. The Company accrues an undiscounted liability for contingencies where a loss is probable and the amount can be reasonably estimated. If a range of amounts can be reasonably estimated and no amount within the range is a better estimate than any other amount, then the minimum of the range is accrued. The Company does not record liabilities when the likelihood that the liability has been incurred is probable, but the amount cannot be reasonably estimated or when the liability is believed to be only reasonably possible or remote. The Company does not believe the ultimate outcome of any currently pending lawsuit will have a material adverse effect upon the Company’s financial statements, and the liability is believed to be only reasonably possible or remote. In July 2021, Legacy Archaea settled certain lawsuits on confidential terms with the lawsuits being dismissed with prejudice.

NOTE 23 — Segment Information

The Company’s two reporting segments for the years ended December 31, 2021 and 2020 are RNG and Power. The Company’s chief operating decision maker evaluates the performance of its segments based on operational measures including revenues, net income and EBITDA.

The following summarizes selected financial information for the Company’s reporting segments:
(in thousands)	RNG	Power	Corporate and Other	Total
Year ended December 31, 2021
Revenue	$51,024	$20,285	$5,817	$77,126
Intersegment revenue	—	872	(872)	—
Total revenue and other income	51,024	21,157	4,945	77,126
Equity investment income, net	5,042	641	(30)	5,653
Net income (loss)	17,362	(1,492)	(46,791)	(30,921)
Interest expense	490	—	4,307	4,797
Depreciation, amortization and accretion	10,029	5,718	278	16,025
EBITDA	$27,881	$4,226	$(42,206)	$(10,099)

December 31, 2021
Goodwill	$29,211	$—	$—	$29,211

Year ended December 31, 2020
Revenue	$34	$—	$6,489	6,523
Intersegment revenue	—	—	—	—
Total revenue and other income	34	—	6,489	6,523
Equity investment income, net	—	—	—	—
Net income (loss)	(1,125)	(11)	(1,100)	(2,236)
Interest expense	—	—	20	20
Depreciation, amortization and accretion	3	—	134	137
EBITDA	$(1,122)	$(11)	$(946)	$(2,079)

December 31, 2020
Goodwill	$2,754	$—	$—	$2,754

Major Customers

No single customer accounted for more than 10% of the Company’s revenues and other income in 2021 and 2020.

ARCHAEA ENERGY INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 24 — Related Party Transactions

Engineering, Procurement and Construction Contract

Assai Energy, LLC (a wholly owned subsidiary of the Company) entered into a construction service and project guarantee agreement with Noble Environmental Specialty Services, LLC (“NESS”) (a wholly owned subsidiary of Noble). NESS is responsible for constructing an RNG plant located at the Keystone Landfill, near Scranton, PA. The total contract price for the engineering, procurement and construction (“EPC”) contract is $19.9 million. As of December 31, 2021, the Company has paid a total of $17.9 million to NESS under the EPC contract. The Company also reimbursed NESS $5.8 million for costs outside the EPC related to the Assai project. This agreement is considered to be a related party transaction due to the owners of NESS also being certain employees of the Company. As of December 31, 2021, the Company had a related party balances with NESS including a payable of $1.5 million and a receivable of $0.2 million.

O&M Contracts with Mavrix JV

The Company provides O&M services to the Mavrix JV and recognized revenues of $0.4 million for the period from the Business Combinations thorough December 31, 2021. As of December 31, 2021, the Company had a related party balances with Mavrix including a payable of zero and a receivable of $0.4 million.

ARIA ENERGY LLC AND SUBSIDIARIES (Predecessor)
Consolidated Statements of Operations
(Unaudited)

(in thousands)	Three Months Ended June 30, 2021	Six Months Ended June 30, 2021
Revenues and Other Income
Energy revenue	$42,017	$84,484
Construction revenue	—	24
Amortization of intangibles and below-market contracts	(954)	(1,908)
Total Revenues and Other Income	41,063	82,600
Equity Investment Income, net	7,469	13,325
Cost of Sales
Cost of energy	20,016	41,116
Cost of other revenues	—	23
Depreciation, amortization and accretion	5,621	11,314
Total Cost of Sales	25,637	52,453
Gain on disposal of assets	(1,347)	(1,347)
Impairment of assets	(542)	—
General and administrative expenses	5,957	13,063
Operating Income	18,827	31,756
Other Income (Expense)
Interest expense, net	(4,355)	(8,676)
Gain (loss) on derivative contracts	446	556
Gain on extinguishment of debt	61,411	61,411
Other income	2	2
Total Other Income (Expense)	57,504	53,293
Net Income	76,331	85,049
Net income attributable to noncontrolling interest	281	289
Net Income Attributable to Controlling Interest	$76,050	$84,760

The accompanying notes are an integral part of these consolidated financial statements.

ARIA ENERGY LLC AND SUBSIDIARIES (Predecessor)
Consolidated Statements of Comprehensive Income
(Unaudited)

(in thousands)	Three Months Ended June 30, 2021	Six Months Ended June 30, 2021
Net Income	$76,331	$85,049
Other Comprehensive Income
Net actuarial income	167	194
Other Comprehensive Income	76,498	85,243
Comprehensive income attributable to noncontrolling interest	281	289
Comprehensive Income Attributable to Controlling Interest	$76,217	$84,954

The accompanying notes are an integral part of these consolidated financial statements.

ARIA ENERGY LLC AND SUBSIDIARIES (Predecessor)
Consolidated Statement of Cash Flows
(Unaudited)

(in thousands)	Six Months Ended June 30, 2021
Cash flows from operating activities
Net income	$85,049
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation, amortization and accretion	11,314
Gain on disposal of assets	(1,572)
Amortization of debt origination costs	492
Amortization of intangibles and below-market contracts	685
Return on investment in equity method investments	12,166
Equity in earnings of equity method investments	(13,325)
Change in fair value of derivatives	(1,015)
Gain on extinguishment of debt	(61,411)
Net periodic postretirement benefit cost	61
Changes in operating assets and liabilities:
Accounts receivable	(6,143)
Inventory	(720)
Prepaid expenses and other assets	115
Other non-current assets	106
Trade accounts payable	269
Accrued and other current liabilities	6,021
Net cash provided by operating activities	32,092
Cash flows from investing activities
Purchase of property and equipment	(1,331)
Contributions to equity method investments	(6,630)
Net cash used in investing activities	(7,961)
Cash flows from financing activities
Payments on note payable and revolving credit agreement	(2,689)
Net cash used in financing activities	(2,689)
Net increase in cash and cash equivalents	21,442
Cash and cash equivalents – beginning of period	14,257
Cash and cash equivalents – end of period	$35,699
Supplemental cash flow information
Cash paid for interest	$4,403
Noncash investing activities
Accruals of property and equipment incurred but not yet paid	$52

The accompanying notes are an integral part of these consolidated financial statements.

ARIA ENERGY LLC AND SUBSIDIARIES (Predecessor)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — Description of Business — Predecessor

Aria Energy LLC and its subsidiaries (“Aria”) design, install, own, and operate long-lived energy projects. Aria was originally formed on September 6, 2007, as EIF Renewable Energy Holdings LLC, a Delaware LLC, headquartered in Novi, Michigan. Aria generates its revenue from customers located throughout the United States from the production and sale of electrical energy from LFG fuel engines and related Environmental Attributes, production and sale of RNG and related Environmental Attributes, operating and maintaining LFG projects owned by third parties, and constructing energy projects. Environmental Attributes include RECs in the power market and RINs and LCFS credits in the RNG market. Aria benefits from federal and state renewable fuel standards and federal compliance requirements for landfill owners and operators.

Funds managed by Ares EIF Management LLC held 94.35% of the ownership interests in Aria before the Closing of the Business Combinations.

The accompanying consolidated financial statements present the consolidated financial position and results of operations of Aria Energy LLC and its wholly owned subsidiaries.

NOTE 2 — Summary of Significant Accounting Policies — Predecessor

Basis of Presentation

The consolidated financial statements of Aria have been prepared on the basis of United States generally accepted accounting principles (“GAAP”). Certain amounts have been reclassified to conform to the current presentation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect amounts reported in the consolidated financial statements. Actual results could differ from those estimates.

Revenue Recognition

Aria generates revenue from the production and sale of electricity, gas, and their related Environmental Attributes, and performance of other landfill energy services. Based on requirements of GAAP, a portion of revenue is accounted for under ASC 840, Leases, and a portion under ASC 606, Revenue from Contracts with Customers. Under ASC 840, revenue is recognized generally upon delivery of electricity, gas, and their related Environmental Attributes. Under ASC 606, revenue is recognized upon the transfer of control of promised goods or services to the customer in an amount that reflects the consideration to which is expected to be entitled in exchange for those goods or services. Based on the terms of the Power Purchase Agreements, the amounts recorded under ASC 840 are generally consistent with revenue recognized under ASC 606. For the six months ended June 30, 2021, approximately 36% of revenue was accounted for under ASC 606 and 64% under ASC 840.

ARIA ENERGY LLC AND SUBSIDIARIES (Predecessor)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — Summary of Significant Accounting Policies — Predecessor (cont.)

The following tables display Aria’s revenue by major source and by operating segment for the three and six months ended June 30, 2021:

(in thousands)	Three Months Ended June 30, 2021	Six Months Ended June 30, 2021
RNG, including RINs and LCFS credits	$29,241	$55,722
RNG O&M service	367	706
Power, including RECs	10,809	24,626
Power O&M service	1,600	3,430
Other	—	24
Total	$42,017	$84,508

Operating segments
RNG	$29,608	$56,452
Power	12,409	28,056
Total	$42,017	$84,508

Held for Sale

During 2020, Aria enacted a plan to sell LES Project Holdings LLC (“LESPH”), and accordingly, the business was classified as held for sale. An agreement to sell the membership interests of the business subsequently was executed on March 1, 2021. The sale of LESPH was completed on June 10, 2021. Proceeds from the sale were $58.5 million and were sent to the lenders of the LESPH debt, and Aria was released from its obligations under the LESPH debt. A gain on the extinguishment of debt in the amount of $61.4 million was recorded in conjunction with the sale, which accounts for the proceeds received, the debt and interest payable relieved and settlement of LESPH intercompany balances, and Aria recorded an ordinary gain on sale of assets in the amount of $1.3 million during the three and six months ended June 30, 2021.

The pre-tax net earnings associated with LESPH included in Aria’s consolidated statement of operations were $69.0 million and $67.1 million for the three and six months ended June 30, 2021, respectively.

NOTE 3 — Equity Method Investments — Predecessor

Aria holds 50% interests in two joint ventures accounted for using the equity method — Mavrix and Sunshine Gas Producers, LLC. Prior to the sale of LESPH in June 2021, Aria also held 50% interests in the following four joint ventures: Riverview Energy Systems, LLC, Adrian Energy Systems, LLC, Salem Energy Systems, LLC, and Salt Lake Energy Systems LLC.

Under the terms of the Mavrix, LLC Contribution Agreement dated September 30, 2017, Aria is required to make an earn-out payment to its joint venture partner holding the other 50% membership (in Mavrix) in an amount up to $9.55 million. As defined in the Contribution Agreement, the payment represents additional consideration for Aria’s equity interest in Mavrix, and the earn-out payment will be based on the performance of certain projects owned by Mavrix through the earn-out period which ends September 30, 2022. No earn-out payment is made until after the end of the earn-out period. Aria has estimated the earn-out payment to be $1.7 million at June 30, 2021 and has recorded these amounts in other long-term liabilities in the period.

ARIA ENERGY LLC AND SUBSIDIARIES (Predecessor)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 — Equity Method Investments — Predecessor (cont.)

Summary information on the equity method investments is as follows:

(in thousands)	June 30, 2021
Assets	$186,521
Liabilities	14,862
Net assets	$171,659
Aria’s share of equity in net assets	$85,299
(in thousands)	Three Months Ended June 30, 2021	Six Months Ended June 30, 2021
Revenue	$29,303	$52,902
Net income	$13,907	$25,275
Aria’s share of net income	$7,469	$13,325

NOTE 4 — Derivative Instruments — Predecessor

Aria was exposed to certain risks in the normal course of its business operations. The main risks are those relating to the variability of future earnings and cash flows — e.g., market risks, which are managed through the use of derivative instruments. All derivative financial instruments are reported in the consolidated balance sheets at fair value, unless they meet the normal purchase normal sale criteria and are designated and documented as such.

Aria has a natural gas variable to fixed-priced swap agreement which provides for a fixed to variable rate swap calculated monthly, until the termination date of the contract, June 30, 2023. The agreement was intended to manage the risk associated with changing commodity prices. Changes in the fair values of natural gas swap are recognized in gain (loss) on derivative contracts and realized losses are recognized as a component of cost of energy expense as summarized in the table below.

Valuation of the natural gas swap was calculated by discounting future net cash flows that were based on a forward price curve for natural gas over the life of the contract (a Level 2 measurement), with an adjustment for each counterparty’s credit rate risk.

On April 6, 2020, Aria entered into an interest rate cap with a total notional amount of $110 million and an effective date of April 30, 2020. The cap agreement provides a fixed cap rate of 1.00% per annum related to the one-month LIBOR and has a termination date of May 31, 2022. The market value at June 30, 2021 was valued at zero and all associated fees with this transaction were recorded.

(in thousands)	Three Months Ended June 30, 2021	Six Months Ended June 30, 2021
Natural gas swap – unrealized gain (loss)	$446	$556

NOTE 5 — Benefit Plans — Predecessor

401(k) Plan

Aria maintains a qualified tax deferred 401(k) retirement plan (the “Aria Plan”). Under the provisions of the Aria Plan, substantially all employees meeting minimum age and service requirements are entitled to contribute on a before and after-tax basis a certain percentage of their compensation. Aria matches up to 100% of employees’ first 3% contribution and 50% of the employees’ next 2% contribution. Employees vest immediately in their contributions and Aria’s contribution.

ARIA ENERGY LLC AND SUBSIDIARIES (Predecessor)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 — Benefit Plans — Predecessor (cont.)

Postretirement Obligations

Aria sponsors an unfunded defined benefit health care plan that provides postretirement medical benefits to certain full-time employees who meet minimum age and service requirements.

Net periodic benefit cost recognized in the consolidated statements of comprehensive income was as follows:

(in thousands)	Three Months Ended June 30, 2021	Six Months Ended June 30, 2021
Service cost	$9	$19
Interest cost	25	45
Amortization of prior service cost	3	6
Recognition of net actuarial loss	16	40
Net periodic benefit cost	$53	$110

NOTE 6 — Related Party Transactions — Predecessor

Sales are made to and services are purchased from entities and individuals affiliated through common ownership. Aria provides O&M services and administration and accounting services to their 50% owned joint ventures.

The following is a summary of transactions with these related parties:

(in thousands)	Three Months Ended June 30, 2021	Six Months Ended June 30, 2021
Sales of construction services	$—	$24
Sales of operations and maintenance services	$351	$746
Sales of administrative and other services	$97	$195

NOTE 7 — Segment Reporting — Predecessor

(in thousands)	RNG	Power	Corporate and Other	Total
Three months ended June 30, 2021
Total revenue	$28,716	$12,347	$—	$41,063
Net income (loss)	21,823	63,422	(9,195)	76,050
Depreciation, amortization and accretion	2,284	3,325	12	5,621
Interest expense	—	—	4,355	4,355
EBITDA	$24,107	$66,747	$(4,828)	$86,026

Six Months Ended June 30, 2021
Total Revenue	$54,669	$27,931	$—	$82,600
Net income (loss)	38,773	64,925	(18,938)	84,760
Depreciation, amortization and accretion	4,559	6,728	27	11,314
Interest expense	—	—	8,676	8,676
EBITDA	$43,332	$71,653	$(10,235)	$104,750

Report of Independent Registered Public Accounting Firm

To the Board of Directors
Aria Energy LLC:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Aria Energy LLC and subsidiaries (the Company) as of September 14, 2021 and December 31, 2020, the related consolidated statements of operations, comprehensive income, equity, and cash flows for the period from January 1, 2021 through September 14, 2021 and the year ended December 31, 2020, and the related notes (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of September 14, 2021 and December 31, 2020, and the results of its operations and its cash flows for the period from January 1, 2021 through September 14, 2021 and the year ended December 31, 2020, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ KPMG LLP

We have served as the Company’s auditor since 2014.

Detroit, Michigan
March 18, 2022

ARIA ENERGY LLC AND SUBSIDIARIES (Predecessor)
Consolidated Balance Sheets

(in thousands)	September 14, 2021	December 31, 2020
ASSETS
Current Assets
Cash and cash equivalents	$4,903	$14,257
Accounts receivable	27,338	20,727
Inventory	9,015	7,770
Prepaid expenses and other current assets	3,834	3,768
Assets held for sale	—	70,034
Total Current Assets	45,090	116,556
Property and equipment, net	63,829	70,759
Intangible assets, net	117,737	126,922
Equity method investments	86,200	77,993
Other noncurrent assets	882	689
Total Assets	$313,738	$392,919

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable – trade	$2,439	$1,570
Current portion of long-term debt, net	90,430	102,831
Accrued and other current liabilities	25,210	25,736
Liabilities held for sale	—	12,534
Total Current Liabilities	118,079	142,671
Long-term debt, net	—	136,593
Derivative liabilities	—	1,268
Below-market contracts	3,935	5,769
Asset retirement obligations	3,580	3,408
Other long-term liabilities	5,351	5,150
Total Liabilities	130,945	294,859
Commitments and contingencies
Equity
Controlling interest
Class A units	299,327	299,327
Class B units	19,327	19,327
Class C units	1	1
Retained loss	(134,726)	(218,957)
Accumulated other comprehensive loss	(1,136)	(1,349)
Total Controlling Interest	182,793	98,349
Noncontrolling interest	—	(289)
Total Equity	182,793	98,060
Total Liabilities and Equity	$313,738	$392,919

The accompanying notes are an integral part of these consolidated financial statements (Predecessor)

ARIA ENERGY LLC AND SUBSIDIARIES (Predecessor)
Consolidated Statements of Operations

(in thousands)	January 1 to September 14, 2021	Year Ended December 31, 2020
Revenues and Other Income
Energy revenue	$120,250	$132,580
Construction revenue	32	9,983
Amortization of intangibles and below-market contracts	(2,693)	(3,682)
Total Revenues and Other Income	117,589	138,881
Equity Investment Income, net	19,777	9,298
Cost of Sales
Cost of energy	56,291	72,519
Cost of other revenues	30	9,507
Depreciation, amortization and accretion	15,948	30,564
Total Cost of Sales	72,269	112,590
Gain on disposal of assets	(1,347)	—
Impairment of assets	—	25,293
General and administrative expenses	33,737	20,782
Operating Income (Loss)	32,707	(10,486)
Other Income (Expense)
Interest expense, net	(10,729)	(19,305)
Gain (loss) on derivative contracts	1,129	(135)
Gain on extinguishment of debt	61,411	—
Other income	2	3
Total Other Income (Expense)	51,813	(19,437)
Net Income (Loss)	84,520	(29,923)
Net income attributable to noncontrolling interest	289	78
Net Income (Loss) Attributable to Controlling Interest	$84,231	$(30,001)

The accompanying notes are an integral part of these consolidated financial statements (Predecessor)

ARIA ENERGY LLC AND SUBSIDIARIES (Predecessor)
Consolidated Statements of Comprehensive Income

(in thousands)	January 1 to September 14, 2021	Year Ended December 31, 2020
Net Income (Loss)	$84,520	$(29,923)
Other Comprehensive Income (Loss)
Net actuarial income	213	(45)
Other Comprehensive Income (Loss)	84,733	(29,968)
Comprehensive income attributable to noncontrolling interest	289	78
Comprehensive Income (Loss) Attributable to Controlling Interest	$84,444	$(30,046)

The accompanying notes are an integral part of these consolidated financial statements (Predecessor)

ARIA ENERGY LLC AND SUBSIDIARIES (Predecessor)
Consolidated Statements of Equity

	Controlling Interest
(in thousands)	Class A Units	Class B Units	Class C Units	Retained Earnings (Loss)	Accumulated Other Comprehensive (Loss) Income	Total Controlling Interest	Noncontrolling Interest	Total Equity
Balance – December 31, 2019	$299,327	$19,327	$1	$(188,956)	$(1,304)	$128,395	$(266)	$128,129
Net income (loss)	—	—	—	(30,001)	—	(30,001)	78	(29,923)
Adjustments for postretirement plan	—	—	—	—	(45)	(45)	—	(45)
Distributions to noncontrolling interest	—	—	—	—	—	—	(101)	(101)
Balance – December 31, 2020	299,327	19,327	1	(218,957)	(1,349)	98,349	(289)	98,060
Net income (loss)	—	—	—	84,231	—	84,231	289	84,520
Adjustments for postretirement plan	—	—	—	—	213	213	—	213
Balance – September 14, 2021	$299,327	$19,327	$1	$(134,726)	$(1,136)	$182,793	$—	$182,793

The accompanying notes are an integral part of these consolidated financial statements (Predecessor)

ARIA ENERGY LLC AND SUBSIDIARIES (Predecessor)
Consolidated Statements of Cash Flows

(in thousands)	January 1 to September 14, 2021	Year Ended December 31, 2020
Cash flows from operating activities
Net income (loss)	$84,520	$(29,923)
Adjustments to reconcile consolidated net income (loss) to net cash provided by operating activities:
Depreciation, amortization and accretion	15,948	30,564
Impairment of assets	—	25,293
Gain on disposal of assets	(1,573)	—
Amortization of debt origination costs	699	1,382
Amortization of intangibles and below-market contracts	859	1,238
Return on investment in equity method investments	19,518	13,016
Equity in earnings of equity method investments	(19,777)	(8,823)
Change in fair value of derivatives	(1,268)	(1,246)
Gain on extinguishment of debt	(61,411)	—
Net periodic postretirement benefit cost	106	106
Changes in operating assets and liabilities:
Accounts receivable	(4,728)	(5,835)
Inventory	(1,318)	(140)
Prepaid expenses and other assets	(143)	(966)
Other non-current assets	(196)	368
Trade accounts payable	478	(131)
Accrued and other current liabilities	19,231	6,126
Net cash provided by operating activities	50,945	31,029
Cash flows from investing activities
Purchase of property and equipment	(2,318)	(2,324)
Contributions to equity method investments	(8,430)	(13,020)
Net cash used in investing activities	(10,748)	(15,344)
Cash flows from financing activities
Payments on note payable and revolving credit agreement	—	(16,408)
Proceeds from revolving credit agreement	—	8,000
Payments on long-term debt	(49,551)
Distributions to noncontrolling interest	—	(101)
Net cash used in financing activities	(49,551)	(8,509)
Net increase (decrease) in cash and cash equivalents	(9,354)	7,176
Cash and cash equivalents – beginning of period	14,257	7,081
Cash and cash equivalents – end of period	$4,903	$14,257
Supplemental cash flow information
Cash paid for interest	$5,940	$11,617
Noncash investing activities
Accruals of property and equipment incurred but not yet paid	$25	$151

The accompanying notes are an integral part of these consolidated financial statements (Predecessor)

ARIA ENERGY LLC AND SUBSIDIARIES (Predecessor)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — Description of Business — Predecessor

Aria Energy LLC and its subsidiaries (“Aria”) design, install, own, and operate long-lived energy projects. Aria was originally formed on September 6, 2007, as EIF Renewable Energy Holdings LLC, a Delaware LLC, headquartered in Novi, Michigan. Aria generates its revenue from customers located throughout the United States from the production and sale of electrical energy from LFG fuel engines and related Environmental Attributes, production and sale of RNG and related Environmental Attributes, operating and maintaining LFG projects owned by third parties, and constructing energy projects. Environmental Attributes include RECs in the power market and RINs and LCFS credits in the RNG market. Aria benefits from federal and state renewable fuel standards and federal compliance requirements for landfill owners and operators.

Funds managed by Ares EIF Management LLC held 94.35% of the ownership interests in Aria before the Closing of the Business Combinations.

The accompanying consolidated financial statements present the consolidated financial position and results of operations of Aria Energy LLC and its wholly owned subsidiaries.

NOTE 2 — Summary of Significant Accounting Policies — Predecessor

Basis of Presentation

The consolidated financial statements of Aria have been prepared on the basis of United States generally accepted accounting principles (“GAAP”). Certain amounts for prior years have been reclassified to conform to the current presentation.

Segment Reporting

Aria reports segment information in two segments: RNG and Power. LFG fuel source is a common element, though Aria had a new RNG plant that was under construction as of the Closing that will utilize waste from dairy cattle. Aria managed RNG and electric production as separate operating groups and measured production output in terms of megawatt hours (MWh) for Power projects, and energy content is expressed as MMBtu for RNG. Other segment reporting considerations include:

•        There are separate operating and leadership teams for RNG and Power, each of whom have different skill sets. The processes for production are unique.

•        Customers are different. Utilities and ISO’s are buyers of electricity and RECs. Municipalities and energy companies are the primary buyers of RNG and RINs.

•        Economics are much stronger with RNG. Prices for both segments are volatile, but based on different drivers.

•        Aria operates a small portfolio of power plants for third parties. Operationally these plants are the same as wholly-owned projects.

•        Aria operates RNG plants for its joint venture (JV) Mavrix LLC (“Mavrix”). These plants are operationally the same as wholly-owned plants.

•        Construction activity is limited to wholly owned or JV plants. No construction activity is performed for third parties. Construction revenue only exists when building assets for non-consolidated subsidiaries.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect amounts reported in the consolidated financial statements. Actual results could differ from those estimates.

ARIA ENERGY LLC AND SUBSIDIARIES (Predecessor)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — Summary of Significant Accounting Policies — Predecessor (cont.)

Noncontrolling Interests

Noncontrolling interest represents the portion of equity ownership in subsidiaries that is not attributable to the equity holders of Aria Energy LLC. Noncontrolling interests are initially recorded at transaction price which is equal to their fair value and subsequently the amount is adjusted for the proportionate share of earnings and other comprehensive income attributable to the noncontrolling interests and any dividends or distributions paid to the noncontrolling interests. In the second quarter of 2021, noncontrolling interest was extinguished as part of the sale of LES Project Holdings LLC (“LESPH”).

Revenue Recognition

Aria generates revenue from the production and sale of electricity, gas, and their renewable energy attributes, and performance of other landfill energy services. Based on requirements of GAAP, a portion of revenue is accounted for under ASC 840, Leases, and a portion under ASC 606, Revenue from Contracts with Customers. Under ASC 840, revenue is recognized generally upon delivery of electricity, gas, and their related renewable Environmental Attributes. Under ASC 606, revenue is recognized upon the transfer of control of promised goods or services to the customer in an amount that reflects the consideration to which is expected to be entitled in exchange for those goods or services. Based on the terms of the PPAs, the amounts recorded under ASC 840 are generally consistent with revenue recognized under ASC 606. For the year-to-date period ended September 14, 2021, approximately 36% of revenue was accounted for under ASC 606 and 64% under ASC 840. For the year ended December 31, 2020, approximately 41% of revenue was accounted for under ASC 606 and 59% under ASC 840.

The following tables display Aria’s revenue by major source and by operating segment for the periods January 1 to September 14, 2021 and the year ended December 31, 2020:
(in thousands)	January 1 to September 14, 2021	Year Ended December 31, 2020
RNG, including RINs and LCFSs	$83,848	$75,143
Gas O&M service	974	—
Power, including RECs	31,217	46,434
Electric O&M service	4,211	11,003
Other	32	9,983
Total	$120,282	$142,563

Operating segments
RNG	$84,853	$85,126
Power	35,429	57,437
Total	$120,282	$142,563

Below is a description of accounting policies for each revenue stream:

Electricity

Aria sells a portion of the electricity it generates under the terms of PPAs or other contractual arrangements which is included in energy revenue. Most PPAs are accounted for as operating leases under ASC 840, as the majority of the output under each PPA is sold to a single off-taker. The PPAs have no minimum lease payments and all of the rental income under these leases is recorded as revenue when the electricity is delivered. PPAs that are not accounted for as leases are considered derivatives. Aria has elected the normal purchase normal sale exception for these contracts, and accounts for these PPAs under ASC 606. Revenue is recognized over time using an output method, as energy delivered best depicts the transfer of goods or services to the customer. Performance obligation for the delivery of energy is generally measured by MWh’s delivered based on contractual prices.

ARIA ENERGY LLC AND SUBSIDIARIES (Predecessor)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — Summary of Significant Accounting Policies — Predecessor (cont.)

Certain of Aria’s generated electricity is sold through energy wholesale markets (New York Independent System Operator (NYISO), New England Independent System Operator (NEISO), and the Pennsylvania, Jersey, Maryland Independent System Operator (PJM)) into the day-ahead market. These electricity generation revenue streams are accounted for under ASC 606. These electric revenue streams are recognized over time using an output method, as energy delivered best depicts the transfer of goods or services to the customer. Performance obligation for the delivery of energy is generally measured by MWh’s delivered based on contractual prices. Aria also sells its capacity into the month-ahead and three-year ahead markets in the wholesale markets to satisfy system integrity and reliability requirements. Revenue from capacity is recognized under ASC 606 over time using an output method. Capacity, which is a stand-ready obligation to deliver energy when required by the customer, is measured using MWs of capacity.

Gas

Aria sells the gas it generates pursuant to various contractual arrangements which is included in energy revenue. These gas sales are accounted for as operating leases under ASC 840, as the majority of the output under each contract is sold to a single off-taker. These agreements have no minimum lease payments and all of the rental income under these leases is recorded as revenue when the gas is delivered to the customer based on contractual prices.

Aria also has a division that resells biogas it purchases pursuant to various contractual arrangements which is included in energy revenue. This revenue is accounted for under ASC 606. Revenues related to these contracts are recognized at a point in time when control is transferred upon delivery of the biogas. Revenue is recognized on a monthly basis based on the volume of RNG delivered and the price agreed upon with the customer.

Environmental Attributes

Aria also generates revenue through the sale of Environmental Attributes, which is included in energy revenue. Aria’s electric plants generate renewable energy credits, or RECs, as they generate electricity. The majority of Aria’s RECs are generated by plants for which Aria has a PPA to sell all of the outputs (both energy and RECs) to the PPA counterparty and therefore are accounted for as operating leases in accordance with ASC 840, with revenue recognized as the energy and RECs are generated and delivered. For RECs not bundled with a PPA, revenue is recognized under ASC 606 at a point-in-time, when control is transferred. For RECs subject to sales agreements prior to energy generated, control is deemed to be transferred and revenue recognized when related energy is generated even in cases where there is a certification lag as it has been deemed to be perfunctory.

Aria generates renewable fuel credits called renewable identification numbers, or RINs. Pipeline-quality RNG processed from LFG qualifies for RINs when delivered to a compressed natural gas fueling station. RINs are similar to RECs on the electric side in that they reflect the value of renewable energy as a means to satisfy regulatory requirements or goals. They are different in that RINs exist pursuant to a national program and not an individual state program. The majority of Aria’s RINs are generated by plants for which Aria has a PPA to sell all of the outputs and are therefore accounted for as operating leases in accordance with ASC 840, with revenue recognized when the fuel is produced and transferred to a third party.

Construction Type Contracts

Aria, on occasion, enters into contracts to construct energy projects. This contract revenue is recorded under ASC 606 over time, using an input method based on costs incurred.

Operation and Maintenance (O&M)

Aria provides O&M services at projects owned by third parties which are included in Energy revenue on Aria’s consolidated statement of operations. Revenue for these services is recognized under ASC 606. O&M revenue is recognized over time, using the output method, based on the production of electricity or RNG from the project.

ARIA ENERGY LLC AND SUBSIDIARIES (Predecessor)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — Summary of Significant Accounting Policies — Predecessor (cont.)

PPA and O&M Contract Amortization

Through historical acquisitions, Aria had both above and below-market contracts from PPAs and O&M agreements related to the sale of electricity or delivery of services in future periods for which the fair value has been determined to be more or less than market. The amount above and below-market value is being amortized to revenue over the remaining life of the underlying contract which is included in Energy revenue on Aria’s consolidated statement of operations.

Aria elected to recognize revenue using the right to invoice practical expedient and determined that the amounts invoiced to customers correspond directly with the value to customers and Aria’s satisfaction of the performance obligations to date. Furthermore, with the election of the right to invoice practical expedient, Aria also elects to omit disclosures on the remaining, or unsatisfied performance obligations since the revenue recognized corresponds to the amount that Aria has the right to invoice.

Cash and Cash Equivalents

Aria considers all investments with an original maturity of three months or less when purchased to be cash equivalents. Aria maintains amounts on deposit with various financial institutions, which may exceed federally insured limits. Management periodically evaluates the creditworthiness of those institutions. Aria had not experienced any losses on such deposits.

Accounts Receivable

Accounts receivable are stated at the invoiced or estimated amounts adjusted for any allowance for doubtful accounts. An allowance for doubtful accounts is established based on a specific assessment of all invoices that remain unpaid following normal customer payment periods. There was no allowance for doubtful accounts at September 14, 2021 and December 31, 2020 based on Aria’s history with its existing customers. Payments on accounts receivable balances are typically due and paid within 30 days of invoice.

Inventory

Inventory is stated at the lower of weighted average cost or net realizable value. Inventory consists primarily of engine parts and supplies used in the maintenance of production equipment.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost. Expenditures for major renewals and betterments that extend the useful life of the assets are capitalized and depreciated over the remaining life of the assets. Maintenance and repair costs incurred by Aria are charged to expense as incurred in cost of energy. Changes in the assumption of useful lives of assets could have a significant impact on Aria’s results of operations and financial condition. Upon sale or retirement, the asset cost and related accumulated depreciation are eliminated from the respective accounts and any resulting gain or loss is recognized in income. Interest incurred on funds borrowed to finance capital projects is capitalized until the project under construction is ready for its intended use. There was no interest capitalized for the year-to-date period ended September 14, 2021 and the year ended December 31, 2020.

Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

Held for Sale

During 2020, Aria enacted a plan to sell LESPH, and accordingly, the business was classified as held for sale through December 31, 2020. An agreement to sell the membership interests of the business subsequently was executed on March 1, 2021. The sale of LESPH was completed on June 10, 2021. Proceeds from the sale were $58.5 million, which were sent to the lenders of the LESPH debt discussed in Note 6. As discussed further

ARIA ENERGY LLC AND SUBSIDIARIES (Predecessor)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — Summary of Significant Accounting Policies — Predecessor (cont.)

in Note 6, in connection with the sale, Aria was released from its obligations under the LESPH debt and a gain on the extinguishment of debt in the amount of $61.4 million was recorded in conjunction with the sale, which accounts for the proceeds received, the debt and interest payable relieved and settlement of LESPH intercompany balances. Aria recorded an ordinary gain on sale of assets in the amount of $1.3 million in the period ended September 14, 2021.

The assets and liabilities included in the consolidated balance sheet that are held for sale as of December 31, 2020 are as follows:
(in thousands)
Current assets
Accounts receivable	$2,092
Inventory	3,034
Related party accounts receivable and advances	88
Prepaid expenses and other current assets	686
Total current assets	5,900
Property and equipment – net	4,906
Intangible assets – net	82,179
Held for sale valuation allowance	(25,293)
Investment in joint ventures	2,342
Total assets held for sale	$70,034

Current liabilities
Accounts payable – trade	$824
Accrued and other current liabilities	2,066
Total current liabilities	2,890
Below-market contracts	6,060
Asset retirement obligations	3,584
Total liabilities	$12,534

Aria recorded a valuation allowance in relation to its sale of LESPH’s assets and liabilities. Given the characteristics of the cooperative sale process, this was treated as a separate transaction from the settlement of the debt (through the execution of the Mutual Release Agreement). Since the former will result in a loss, it is recognized as an impairment charge of $25.3 million in 2020.

The pre-tax net earnings (losses) associated with LEPSH, including the gain on extinguishment of debt and ordinary gain on sale of assets recognized in 2021, included in Aria’s consolidated statement of operations were $67.6 million and $38.4 million for the year-to-date period ended September 14, 2021 and the year ended December 31, 2020, respectively.

Impairment of Long-Lived Assets

In accordance with ASC 360, Property, Plant and Equipment (“ASC 360”), property and equipment, and intangible assets with finite useful lives are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by comparing the carrying amount of an asset or asset group to future undiscounted cash flows expected to be generated by the asset or asset group. Such estimates are based on certain assumptions, which are subject to uncertainty and may materially differ from actual results. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

ARIA ENERGY LLC AND SUBSIDIARIES (Predecessor)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — Summary of Significant Accounting Policies — Predecessor (cont.)

For purposes of testing for an impairment loss, a long-lived asset or assets shall be grouped with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. The lowest level of cash inflows and outflows largely independent of other assets is generally determined to be a project, which represents a single electrical or gas generation facility located at a single landfill site. The group of assets and liabilities at the project level includes property and equipment, intangible assets (relating to gas rights agreements specific to the project site and, if applicable, the PPA also specific to the project site), and liabilities associated with out of market contracts (out of market PPAs, if applicable).

There were no triggering events related to Aria’s projects in the period ended September 14, 2021.

Other Noncurrent Assets

The other noncurrent assets represents long-term deposits with transportation and utility companies.

Debt Origination Costs

Debt origination costs were incurred in connection with various legal, consulting, and financial costs associated with debt financing and are reported net of accumulated amortization. These charges are being amortized over the term of the related debt agreements using the effective interest rate and are recorded as a reduction to long-term debt.

Equity Method Investments

Aria’s investments in joint ventures are reported under the equity method. Under this method, Aria records its proportional share of its income or losses of joint ventures as equity investment income, net in the consolidated statements of operations.

Derivative Instruments

Aria applies the provisions of ASC 815, Derivatives and Hedging, (“ASC 815”). ASC 815 requires each derivative instrument to be recorded and recognized on the consolidated balance sheets at fair value, unless they meet the normal purchase/normal sale criteria and are designated and documented as such. Changes in the fair value of derivative instruments were recognized in earnings.

Asset Retirement Obligations

Asset retirement obligations (“AROs”) associated with long-lived assets are those for which a legal obligation exists under enacted laws, statutes, and written or oral contracts and for which the timing and/or method of settlement may be conditional on a future event. AROs are recognized at fair value in the period in which they are incurred and a reasonable estimate of fair value can be made. Upon initial recognition of an obligation, Aria capitalizes the asset retirement cost by increasing the carrying amount of the related long-lived asset by the same amount. Over time, the liability is accreted to its expected future value, while the capitalized cost is depreciated over the useful life of the related asset. Accretion expense is included in depreciation, amortization and accretion in the consolidated statements of operations. See Note 10 for further disclosures on AROs.

Postretirement Obligations

Postretirement benefits amounts recognized in consolidated financial statements are determined on an actuarial basis. Aria obtains an independent actuary valuation of its postretirement obligation annually as of December 31. To calculate the present value of plan liabilities, the discount rate needs to be determined which is an estimate of the interest rate at which the retirement benefits could be effectively settled. The discount rate is determined using the average effective rate derived through matching of projected benefit payments with the discount rate curve published by Citigroup as of each reporting date. See Note 8 for further disclosures on postretirement obligations.

ARIA ENERGY LLC AND SUBSIDIARIES (Predecessor)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — Summary of Significant Accounting Policies — Predecessor (cont.)

Other Long-Term Liabilities

Other long-term liabilities are recognized in the consolidated financial statements as obligations of Aria that are due more than one year in the future. Based on a contractual obligation under its Mavrix LLC (Mavrix) operating agreement (as discussed in Note 5), as of September 14, 2021 and December 31, 2020, Aria estimates an earn-out related to the performance of the Mavrix joint ventures payable in 2022 in the amount of $1.7 million and $1.4 million, respectively. The maximum earn-out under the operating agreement is $9.55 million.

Comprehensive (Loss) Income

Comprehensive (loss) income consists of net (loss) income and other comprehensive (loss) income. Other comprehensive (loss) income includes certain changes in assets and liabilities recognized directly to equity, such as actuarial gains/losses on Aria’s postretirement plan.

Income Taxes

Aria Energy LLC is a limited liability company treated as a pass-through entity for U.S. federal income tax purposes and is generally not subject to U.S. federal income tax at an entity level. Therefore, no provision for federal income taxes has been made in the consolidated financial statements since taxable income or loss of Aria Energy LLC is required to be reported by the respective members on their individual income tax returns.

One of Aria Energy LLC’s subsidiaries is treated as a corporation for U.S. federal and applicable state income tax purposes. Income taxes of this subsidiary are accounted for under the asset and liability method. This entity has reported tax losses since inception; therefore there continues to be a full valuation allowance at September 14, 2021 and December 31, 2020 recorded against its net deferred tax asset. The entity has recorded no income tax expense for the year-to-date period ended September 14, 2021 and the year ended December 31, 2020.

Concentration of Credit Risk

Financial instruments which potentially subject Aria to concentrations of credit risk consist primarily of accounts receivable. Certain accounts receivable are concentrated within entities engaged in the energy industry. These industry concentrations may impact Aria’s overall exposure to credit risk, either positively or negatively, in that the customers may be similarly affected by changes in economic, industry or other conditions. Receivables and other contractual arrangements are subject to collateral requirements under the terms of enabling agreements. However, Aria believes that the credit risk posed by industry concentration is offset by the creditworthiness of its customer base.

Cost of Energy

Cost of energy consists primarily of labor, parts, and outside services required to operate and maintain owned project facilities, electricity consumed in the process of gas production, the transportation of gas or transmission of electricity to the delivery point, and royalty payments to landfill owners as stipulated in the gas rights agreements.

Fair Value Measurements

Fair value is the price at which an asset could be exchanged or a liability transferred in an orderly transaction between knowledgeable, willing parties in the principal or most advantageous market for the asset or liability. Where available, fair value is based on observable market prices or derived from such prices. Where observable prices or inputs are not available, valuation models are applied. These valuation techniques involve some level of management estimation and judgment, the degree of which is dependent on the price transparency for the instruments or market and the instruments’ complexity. The framework for establishing fair value is based on a hierarchy that prioritizes the inputs and valuation techniques used to measure fair value.

ARIA ENERGY LLC AND SUBSIDIARIES (Predecessor)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — Summary of Significant Accounting Policies — Predecessor (cont.)

Aria employs varying methods and assumptions in estimating the fair value of each class of financial instruments for which it is practicable to estimate fair value. For cash and cash equivalents, accounts receivable and trade accounts payables, the carrying amounts approximate fair value due to the short maturity of these instruments. For long-term debt, the carrying amounts approximate fair value as the interest rates obtained by Aria approximate the prevailing interest rates available to Aria for similar instruments.

In accordance with ASC 820, Fair Value Measurement (“ASC 820”), the hierarchy alluded to above is established that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The hierarchy defines three levels of inputs that may be used to measure fair value:

In general, fair values determined by Level 1 inputs use quoted prices in active markets for identical assets or liabilities that the entity has the ability to access.

Fair values determined by Level 2 inputs use other inputs that are observable, either directly or indirectly. These Level 2 inputs include quoted prices for similar assets and liabilities in active markets, and other inputs such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3 inputs are unobservable inputs, including inputs that are available in situations where there is little, if any, market activity for the related asset. These Level 3 fair value measurements are based primarily on management’s own estimates using pricing models, discounted cash flow methodologies, or similar techniques taking into account the characteristics of the asset.

In instances whereby inputs used to measure fair value fall into different levels in the above fair value hierarchy, fair value measurements in their entirety are categorized based on the lowest level input that is significant to the valuation. Aria’s assessment of the significance of particular inputs to these fair value measurements requires judgment and considers factors specific to each asset or liability.

NOTE 3 — Property, Plant and Equipment — Predecessor

Property, plant and equipment are summarized as follows:
(in thousands)	September 14, 2021	December 31, 2020
Buildings	$25,391	$25,186
Machinery and equipment	167,935	166,191
Furniture and fixtures	1,154	1,154
Construction in progress	1,799	1,366
Total cost	196,279	193,897
Accumulated depreciation	(132,450)	(123,138)
Net property, plant and equipment	$63,829	$70,759

NOTE 4 — Intangible Assets — Predecessor

Intangible assets consist of gas rights agreements, O&M contracts, power purchase, gas sales and gas purchase agreements that were created as a result of the allocation of the purchase price under business acquisitions based on the future value to Aria and amortized over their estimated useful lives. The gas rights agreements have various renewal terms in their underlying contracts that are factored into the useful lives when amortizing the intangible asset.

ARIA ENERGY LLC AND SUBSIDIARIES (Predecessor)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — Intangible Assets — Predecessor (cont.)

Amortizable Intangible Assets
	September 14, 2021
(in thousands)	Gross Carrying Amount	Accumulated Amortization	Net
Gas rights agreements	$217,285	$109,436	$107,849
O&M contracts	3,500	2,652	848
Gas sales agreements	32,059	23,019	9,040
Total	$252,844	$135,107	$117,737
	December 31, 2020
(in thousands)	Gross Carrying Amount	Accumulated Amortization	Net
Gas rights agreements	$217,285	$102,944	$114,341
O&M contracts	3,500	2,475	1,025
Gas sales agreements	32,059	20,503	11,556
Total	$252,844	$125,922	$126,922

Details of the intangible assets are summarized below:
(in thousands)			Expense
Type of Contract	Amortization Line Item	Remaining Lives	January 1 to September 14, 2021	Year Ended December 31, 2020
Gas rights	Depreciation, amortization and accretion	4 to 16 years	$6,493	$14,636
O&M contracts	Amortization of intangibles and below-market contracts	5 years	$178	$552
Gas sales	Amortization of intangibles and below-market contracts	1 to 8 years	$2,514	$3,566

Below-Market Contracts

Due to business acquisitions and asset acquisitions, Aria previously acquired certain below-market contracts, which are classified as noncurrent liabilities on Aria’s consolidated balance sheet. These include:
	September 14, 2021
(in thousands)	Gross Liability	Accumulated Amortization	Net
Gas purchase agreements	$19,828	$15,893	$3,935
	December 31, 2020
(in thousands)	Gross Liability	Accumulated Amortization	Net
Gas purchase agreements	$19,828	$14,059	$5,769

Below-market contracts related to the purchase of gas are amortized to cost of energy, and amortization was $1.8 million for the period ended September 14, 2021 and $2.4 million for the year ended December 31, 2020, which was recorded as a decrease to cost of energy.

NOTE 5 — Equity Method Investments — Predecessor

Aria holds 50% interests in two joint ventures accounted for using the equity method — Mavrix and Sunshine Gas Producers, LLC. Prior to the sale of LESPH in June 2021, Aria also held 50% interests in the following four joint ventures: Riverview Energy Systems, LLC, Adrian Energy Systems, LLC, Salem Energy Systems, LLC, and Salt Lake Energy Systems LLC. See Held for Sale section in Note 2 for more discussion on the sale of LESPH.

ARIA ENERGY LLC AND SUBSIDIARIES (Predecessor)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 — Equity Method Investments — Predecessor (cont.)

Under the terms of the Mavrix LLC Contribution Agreement dated September 30, 2017, Aria is required to make an earn-out payment to its JV partner holding the other 50% membership (in Mavrix LLC) in an amount up to $9.55 million. As defined in the Contribution Agreement, the payment represents additional consideration for Aria’s equity interest in Mavrix, and the earn-out payment will be based on the performance of certain projects owned by Mavrix through the earn-out period which ends September 30, 2022. No earn-out payment is made until after the end of the earn-out period. Aria has estimated the earn-out payment to be $1.7 million at September 14, 2021 and $1.4 million at December 31, 2020, and has recorded these amounts in other long-term liabilities in the respective periods.

Summary information on the equity method investments is as follows:
(in thousands)	December 31, 2020
Assets	$171,288
Liabilities	13,570
Net assets	$157,718
Aria’s share of equity in net assets	77,993
(in thousands)	January 1 to September 14, 2021	Year Ended December 31, 2020
Revenue	$78,125	$60,459
Net income	$38,512	$18,801
Aria’s share of net income	$19,777	$9,298

NOTE 6 — Long-Term Debt — Predecessor
(in thousands)	September 14, 2021	December 31, 2020
Notes payable – due October 7, 2020	$91,115	$102,831
Term Loan B – due May 2022	—	137,978
Debt origination costs	(685)	(1,385)
Total	90,430	239,424
Less: current portion of debt, net	90,430	102,831
Long-term portion	$—	$136,593

Notes Payable

In October 2010, LESPH entered into a credit agreement with a syndicate of bank lenders that provided for a term note and a working capital commitment, which is described below. The term note, along with working capital commitment, is collateralized exclusively by the assets of LESPH, and is nonrecourse to Aria Energy LLC. In accordance with the associated credit agreement, the above notes payable were due October 7, 2020, but were unpaid as of December 31, 2020.

Aria enacted a plan to sell LESPH in 2020. On March 1, 2021, Aria entered into a MIPA for the purpose of selling 100% of the membership interests in LESPH. In accordance with Section 4.02 of the MIPA, the Sellers obligations at closing include the execution of the Lender Release, as defined in the agreement, releasing of Liens and claims with respect to LESPH and its consolidated and non-consolidated subsidiaries, terminating the LESPH credit agreement and discharging the borrowers’ obligations.

ARIA ENERGY LLC AND SUBSIDIARIES (Predecessor)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 — Long-Term Debt — Predecessor (cont.)

The sale of LESPH occurred on June 10, 2021 and the extinguishment of the debt resulted in a gain being recorded equal to the difference between the reacquisition price and the net carrying amount of the debt of $122.6 million ($102.8 million in principal, $19.8 million in unpaid interest). This gain is classified as part of non-operating income on the consolidated statement of operations.

Senior Secured Credit Facility Revolver and Term Loan B

Aria Energy LLC and certain subsidiaries (the “Borrowers”) entered into a senior secured credit facility that provides for a $200 million secured term loan maturing in May 2022, and a $40.2 million secured revolving credit facility, of which $40.0 million can be used for letters of credit. During 2020, the revolving credit maturity date was extended until November 24, 2021. The facility is secured by a first lien security interest in the assets of the Borrowers. Payments on the term loan were due in quarterly installments of $0.5 million that began on September 30, 2015 and continued until the debt was retired as part of the Business Combinations.

NOTE 7 — Derivative Instruments — Predecessor

Aria was exposed to certain risks in the normal course of its business operations. The main risks are those relating to the variability of future earnings and cash flows — e.g., market risks, which are managed through the use of derivative instruments. All derivative financial instruments are reported in the consolidated balance sheets at fair value, unless they meet the normal purchase normal sale criteria and are designated and documented as such.

Aria has a natural gas variable to fixed-priced swap agreement with a remaining notional quantity of 392,400 and 789,600 MMBtu as of September 14, 2021 and December 31, 2020, respectively. The swap agreement provides for a fixed to variable rate swap calculated monthly, until the termination date of the contract, June 30, 2023. The agreement was intended to manage the risk associated with changing commodity prices. Changes in the fair values of natural gas swap are recognized in gain (loss) on derivative contracts and realized losses are recognized as a component of cost of energy expense as summarized in the table below.

Valuation of the natural gas swap was calculated by discounting future net cash flows that were based on a forward price curve for natural gas over the life of the contract (a Level 2 measurement), with an adjustment for each counterparty’s credit rate risk.

On April 6, 2020, Aria entered into an interest rate cap with a total notional amount of $110 million and an effective date of April 30, 2020. The cap agreement provides a fixed cap rate of 1.00% per annum related to the one-month LIBOR and has a termination date of May 31, 2022. The market value at both September 14, 2021 and December 31, 2020 was valued at zero and all associated fees with this transaction were recorded. Aria made cash payments for the natural gas swap of $0.5 million and $1.3 million for the period from January 1 to September 14, 2021 and for the year ended December 31, 2020 respectively.
(in thousands)	September 14, 2021	December 31, 2020
Natural gas swap asset – included in other noncurrent assets	$326	$—
Natural gas swap liability – included in derivative liabilities	—	(1,268)
(in thousands)	January 1 to September 14, 2021	Year Ended December 31, 2020
Natural gas swap – unrealized gain (loss)	$1,129	$(40)
Interest rate cap – unrealized loss	—	(95)

ARIA ENERGY LLC AND SUBSIDIARIES (Predecessor)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 — Benefit Plans — Predecessor

401(k) Plan

Aria maintains a qualified tax deferred 401(k) retirement plan (the Plan). Under the provisions of the Plan, substantially all employees meeting minimum age and service requirements are entitled to contribute on a before and after-tax basis a certain percentage of their compensation. Aria matches up to 100% of employees’ first 3% contribution and 50% of the employees’ next 2% contribution. Employees vest immediately in their contributions and Aria’s contribution.

Postretirement Obligations

Aria sponsors an unfunded defined benefit health care plan that provides postretirement medical benefits to certain full-time employees who meet minimum age and service requirements.

The following table sets forth changes in the plan’s benefit obligations:
(in thousands)	January 1 to September 14, 2021	Year Ended December 31, 2020
Benefit obligation at beginning of year	$3,750	$3,599
Service cost	27	49
Interest cost	64	103
Net actuarial loss (gain)	(148)	144
Net benefits paid	(72)	(145)
Benefit obligation at end of period	$3,621	$3,750

Amounts recognized in the consolidated balance sheets consist of:
(in thousands)	September 14, 2021	December 31, 2020
Accrued benefit liability	$(3,621)	$(3,750)
Unrecognized net actuarial loss	1,000	1,205
Unrecognized prior service benefit	136	144
Net amount recognized	$(2,485)	$(2,401)

Net periodic benefit cost recognized in the consolidated statements of comprehensive income was as follows:
(in thousands)	January 1 to September 14, 2021	Year Ended December 31, 2020
Service cost	$27	$49
Interest cost	64	103
Amortization of prior service cost	8	12
Recognition of net actuarial loss	57	87
Net periodic benefit cost	$156	$251

Amounts recognized in other comprehensive loss consist of:
(in thousands)	January 1 to September 14, 2021	Year Ended December 31, 2020
Net actuarial (loss) gain	$213	$(45)

ARIA ENERGY LLC AND SUBSIDIARIES (Predecessor)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 — Capital — Predecessor

Aria had been authorized to issue three classes of membership units, consisting of Class A units, Class B units and Class C units. The Class A units and the Class B units have the voting interests — voting together as a single class. The Class C units have a nonvoting interest. The Class A units and the Class B units receive all distributions until set Internal Rate of Returns are reached. Aria had been authorized to issue an unlimited number of Class A units and Class B units and had the following units outstanding as of September 14, 2021 and December 31, 2020:
(in thousands, except price per share)	September 14, 2021
Price per share	Class A	Class B	Class C
$1.00	441,482	27,120	—
$0.10	—	—	9
$0.88	11,364	—	—
Total shares outstanding	452,846	27,120	9
(in thousands, except price per share)	December 31, 2020
Price per share	Class A	Class B	Class C
$1.00	441,482	27,120	—
$0.10	—	—	9
$0.88	11,364	—	—
Total shares outstanding	452,846	27,120	9

NOTE 10 — Asset Retirement Obligations — Predecessor

The following table presents the activity for the AROs for the periods ended September 14, 2021 and December 31, 2020:
(in thousands)	January 1 to September 14, 2021	Year Ended December 31, 2020
Balance at beginning of period	$3,408	$6,536
Accretion expense	172	456
Revision to estimated cash flows	—	—
Transfer to liabilities classified as held for sale	—	(3,584)
Settlement of asset retirement obligation	—	—
Balance at end of period	$3,580	$3,408

Accretion expense represents the increase in asset retirement obligations over the remaining operational life of the asset and is recognized in depreciation, amortization and accretion.

NOTE 11 — Related Party Transactions — Predecessor

Sales are made to and services are purchased from entities and individuals affiliated through common ownership. Aria provides O&M services, and administration and accounting services to their 50% owned joint ventures. As of December 31, 2020, the accounts receivable from joint venture partners balance was $0.3 million. The following is a summary of transactions with these related parties:
(in thousands)	January 1 to September 14, 2021	Year Ended December 31, 2020
Sales of construction services	$32	$9,983
Sales of operations and maintenance services	$1,215	$1,701
Sales of administrative and other services	$221	$409

ARIA ENERGY LLC AND SUBSIDIARIES (Predecessor)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 — Segment Reporting — Predecessor
January 1 to September 14, 2021
(in thousands)	RNG	Power	Corporate and Other	Total
Total revenue	$82,338	$37,058	$(1,807)	$117,589
Net income (loss)	59,066	66,431	(40,977)	84,520
Depreciation, amortization and accretion	6,447	9,467	34	15,948
Interest expense	—	—	10,729	10,729
EBITDA	$65,513	$75,898	$(30,214)	$111,197
Year ended December 31, 2020
(in thousands)	RNG	Power	Corporate and Other	Total
Total revenue	$81,559	$57,322	$—	$138,881
Net income (loss)	30,459	(26,048)	(34,334)	(29,923)
Depreciation, amortization and accretion	9,012	21,478	74	30,564
Interest expense	—	—	19,319	19,319
EBITDA	$39,471	$(4,570)	$(14,941)	$19,960

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.     Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses expected to be incurred in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which will be borne by the Company.

SEC registration fee		$183,661.71
Accounting fees and expenses		*
Legal fees and expenses		*
Financial printing expenses		*
Transfer agent’s fees and expenses		*
Miscellaneous expenses		*
Total expenses	$	*

____________

*        Estimated expenses not presently known.

Item 14.     Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Additionally, our charter limits the liability of our directors to the fullest extent permitted by the DGCL, and our bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our Board. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors under the circumstances and to the extent provided for therein, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, and including appeals, in which he or she may be involved, or is threatened to be involved, as a party or otherwise, to the fullest extent permitted under the DGCL and the bylaws. The indemnification agreements also require us, if so requested, to advance all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Item 15.     Recent Sales of Unregistered Securities.

The following list sets forth information as to all of our securities sold in the last three years that were not registered under the Securities Act.

Private Placements in Connection with the IPO

On September 2, 2020, the Sponsor received 5,750,000 Class B Units of RAC Opco for no consideration and purchased 5,750,000 corresponding shares of RAC’s Class B common stock, 2,500 shares of RAC’s Class A common stock and 100 Class A units of RAC Opco and 100 corresponding shares of RAC’s Class B common stock for an aggregate of $26,000. Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. The Sponsor was an accredited investor for purposes of Rule 501 of Regulation D under the Securities Act. The sole business of the Sponsor was to act as RAC’s sponsor in connection with the IPO.

Simultaneously with the closing of the IPO, on October 26, 2020, RAC issued 6,771,000 Private Placement Warrants to the Sponsor and Atlas, at a price of $1.00 per Private Placement Warrant, generating gross proceeds of approximately $6.8 million. Such issuance was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Private Placements in Connection with the Business Combinations

On April 7, 2021, in connection with its entry into the Business Combination Agreements, RAC entered into the Initial Subscription Agreements with the Initial PIPE Investors pursuant to which, among other things, the Initial PIPE Investors agreed to subscribe for and purchase, and the Company agreed to issue and sell to the Initial PIPE Investors, an aggregate of 30.0 million shares of the Company’s Class A Common Stock for an aggregate purchase price of $300.0 million ($10.00 per share), on the terms and subject to the conditions set forth therein. Each Initial Subscription Agreement contains customary representations and warranties of the Company, on the one hand, and the Initial PIPE Investor, on the other hand, and customary conditions to closing, including the substantially concurrent consummation of the Business Combinations. The form of the Initial Subscription Agreement is attached hereto as Exhibit 10.10, and the foregoing description of the Initial Subscription Agreements is not complete and is subject to, and qualified in its entirety by, reference to such form.

Additionally, on April 7, 2021, RAC, RAC Opco, the Sponsor and Atlas entered into the FPA Amendment pursuant to which the Original FPA Agreement, by and among such parties was amended to provide that Atlas shall purchase a total of $20.0 million of Forward Purchase Securities and the Forward Purchase Warrants will consist of one-eighth of one redeemable warrant (where each whole redeemable warrant is exercisable to purchase one share of Class A Common Stock at an exercise price of $11.50 per share). Atlas satisfied its obligation to purchase the Forward Purchase Securities by participating in the PIPE Financing, and upon consummation of the Business Combinations, Atlas received 250,000 warrants (each exercisable for one share of Class A Common Stock at a price of $11.50).

On September 13, 2021, due to the expectation that one of the Initial PIPE Investors would not be able to fulfill its $25.0 million commitment for 2.5 million shares ($10.00 per share) in the Initial PIPE Financing, the Company entered into Follow-On Subscription Agreements with the Follow-On PIPE Investors pursuant to which, among other things, the Follow-On PIPE Investors agreed to subscribe for and purchase from the Company, and the Company agreed to issue and sell to the Follow-On PIPE Investors, an aggregate of approximately 1.7 million newly issued shares of the Company’s Class A Common Stock for an aggregate purchase price of $25.0 million ($15.00 per share), on the terms and subject to the conditions set forth therein. Each Follow-On Subscription Agreement is substantially identical to the form of Initial Subscription Agreement.

On September 15, 2021, we issued 23,000,000 Opco Class A units and 23,000,000 shares of Class B Common Stock as partial consideration to the Aria Holders for the Aria Merger. On September 15, 2021, we issued 33,350,385 Opco Class A units and 33,350,385 shares of Class B Common Stock as partial consideration to the Legacy Archaea Holders for the Archaea Merger. Pursuant to the Opco LLC Agreement, at the request of the holder, each Opco Class A unit may be redeemed for, at Opco’s election, a newly-issued share of Class A Common Stock or a cash payment equal to the Cash Election Amount (as defined therein, which is generally the volume-weighted average closing price of one share of Class A Common Stock for the five consecutive trading days prior to the date on which the holder requested the redemption), and upon redemption of such Opco Class A unit, a share of Class B Common Stock shall be surrendered by the holder and cancelled by the Company.

We issued the foregoing securities in transactions not involving an underwriter and not requiring registration under Section 5 of the Securities Act, in reliance on the exemption afforded by Section 4(a)(2) thereof.

Item 16.     Exhibits and Financial Statement Schedules.

The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

Exhibit Number	Description
2.1+

Business Combination Agreement, dated as of April 7, 2021, by and among LFG Buyer Co, LLC, Inigo Merger Sub, LLC, LFG Intermediate Co, LLC, Rice Acquisition Holdings LLC, Aria Energy LLC, Aria Renewable Energy Systems LLC, solely in its capacity as representative of the Company Unitholders (as defined therein), and solely for purposes of Section 2.2, Article IV, Article V, Article VI and Article XI, Rice Acquisition Corp. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 8, 2021).

2.2+

Amendment No. 1 to Business Combination Agreement, dated as of May 12, 2021, to the Business Combination Agreement, dated as of April 7, 2021, by and among LFG Buyer Co, LLC, Inigo Merger Sub, LLC, LFG Intermediate Co, LLC, Rice Acquisition Holdings LLC, Aria Energy LLC, Aria Renewable Energy Systems LLC, solely in its capacity as representative of the Company Unitholders (as defined therein), and solely for purposes of Section 2.2, Article IV, Article V, Article VI and Article XI, Rice Acquisition Corp. (incorporated by reference to Exhibit 2.3 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 13, 2021).

2.3+

Amendment No. 2 to the Business Combination Agreement, dated as of June 11, 2021, to the Business Combination Agreement, dated as of April 7, 2021, by and among LFG Buyer Co, LLC, Inigo Merger Sub, LLC, LFG Intermediate Co, LLC, Rice Acquisition Holdings LLC, Aria Energy LLC, Aria Renewable Energy Systems LLC, solely in its capacity as representative of the Company Unitholders (as defined therein), and solely for purposes of Section 2.2, Article IV, Article V, Article VI and Article XI, Rice Acquisition Corp. (incorporated by reference to Exhibit 2.4 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 13, 2021).

2.4+

Amendment No. 3 to the Business Combination Agreement, dated as of August 3, 2021, to the Business Combination Agreement, dated as of April 7, 2021, by and among LFG Buyer Co, LLC, Inigo Merger Sub, LLC, LFG Intermediate Co, LLC, Rice Acquisition Holdings LLC, Aria Energy LLC, Aria Renewable Energy Systems LLC, solely in its capacity as representative of the Company Unitholders (as defined therein), and solely for purposes of Section 2.2, Article IV, Article V, Article VI and Article XI, Rice Acquisition Corp. (incorporated by reference to Exhibit 2.5 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 13, 2021).

2.5+

Business Combination Agreement, dated as of April 7, 2021, by and among LFG Buyer Co, LLC, Fezzik Merger Sub, LLC, LFG Intermediate Co, LLC, Rice Acquisition Holdings LLC, Archaea Energy LLC, Archaea Energy II LLC and solely for purposes of Section 2.2, Article IV, Article V, Article VI and Article XI, Rice Acquisition Corp. (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K, filed with the SEC on April 8, 2021).

2.6+

Amendment No. 1 to the Business Combination Agreement, dated as of May 12, 2021, to the Business Combination Agreement, dated as of April 7, 2021, by and among LFG Buyer Co, LLC, Fezzik Merger Sub, LLC, LFG Intermediate Co, LLC, Rice Acquisition Holdings LLC, Archaea Energy LLC, Archaea Energy II LLC and solely for purposes of Section 2.2, Article IV, Article V, Article VI and Article XI, Rice Acquisition Corp. (incorporated by reference to Exhibit 2.6 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 13, 2021).

3.1

Amended and Restated Certificate of Incorporation of Archaea Energy Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 21, 2021).

3.2	Certificate of Incorporation of Archaea Energy Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the SEC on September 21, 2021).
3.3	Bylaws of Archaea Energy Inc. (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K, filed with the SEC on September 21, 2021).
4.1	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1 filed with the SEC on October 15, 2020).
4.2	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1, filed with the SEC on October 15, 2020).

Exhibit Number	Description
4.3

Warrant Agreement, dated October 21, 2020, by and among Rice Acquisition Corp., Rice Acquisition Holdings LLC and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 27, 2020).

5.1

Opinion of Kirkland & Ellis LLP as to the validity of shares of Archaea Energy Inc. Class A Common Stock and warrants (incorporated by reference to Exhibit 5.1 to the Company’s Registration Statement on Form S-1 (file No. 333-260094), filed with the SEC on October 6, 2021).

10.1

Letter Agreement, dated as of October 21, 2020, among Rice Acquisition Corp., Rice Acquisition Sponsor LLC, Atlas Point Energy Infrastructure Fund, LLC and the Insiders (as defined therein) (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 27, 2020).

10.2

Registration Rights Agreement, dated as of October 21, 2020, by and among Rice Acquisition Corp., Rice Acquisition Sponsor LLC, Atlas Point Energy Infrastructure Fund, LLC, and certain other security holders named therein (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on October 27, 2020).

10.3	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 8, 2021).
10.4+

Stockholders’ Agreement, dated as of September 15, 2021, by and among LFG Buyer Co LLC, the stockholders listed on Schedule I thereto, Rice Acquisition Holdings LLC, Rice Acquisition Sponsor LLC and Rice Acquisition Corp. (incorporated by reference to Exhibit 10.13 to the Company’s Current Report on Form 8-K, filed with the SEC on September 21, 2021).

10.5+

Second Amended and Restated Limited Liability Company Agreement of LFG Acquisition Holdings LLC, dated as of September 15, 2021 (incorporated by reference to Exhibit 10.12 to the Company’s Current Report on Form 8-K, filed with the SEC on September 21, 2021).

10.6+

Revolving Credit and Term Loan Agreement, dated as of September 15, 2021, by and among Comerica Bank as Administrative Agent, Joint Lead Arranger and Sole Bookrunner, Citizens Bank, N.A. as Joint Lead Arranger, the co-syndication agents named therein and Archaea Energy Operating LLC and LFG Holdings LLC, as borrowers (incorporated by reference to Exhibit 10.17 to the Company’s Current Report on Form 8-K, filed with the SEC on September 21, 2021).

10.7+

First Amendment to Revolving Credit and Term Loan Agreement, dated as of June 1, 2022, by Comerica Bank, as administrative agent (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 7, 2022).

10.8+

Second Amendment to Revolving Credit and Term Loan Agreement, dated as of June 30, 2022, by and among the financial institutions from time to time signatory thereto, Comerica Bank, as administrative agent, and Archaea Energy Operating LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on July 7, 2022).

10.9#

Form of Indemnification Agreement between the Company and each of its directors and executive officers (incorporated by reference to Exhibit 10.8 to the Company’s Registration Statement on Form S-1 filed on October 15, 2020).

10.10#	Archaea Energy Inc. 2021 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.14 to the Company’s Current Report on Form 8-K, filed with the SEC on September 21, 2021).
10.11#

Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement under the Archaea Energy Inc. 2021 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.15 to the Company’s Current Report on Form 8-K, filed with the SEC on September 21, 2021).

10.12#

Form of Stock Grant Notice and Stock Award Agreement under the Archaea Energy Inc. 2021 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.16 to the Company’s Current Report on Form 8-K, filed with the SEC on September 21, 2021).

10.13#	Archaea Energy Inc. Executive Severance Plan (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on July 7, 2022).
10.14#

Form of Participation Agreement — Archaea Energy Inc. Executive Severance Plan (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the SEC on July 7, 2022).

Exhibit Number	Description
10.15#

Form of Performance-Based Restricted Stock Unit Grant Notice and Performance-Based Restricted Stock Unit Agreement under the Archaea Energy Inc. 2021 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 15, 2022).

16.1	Letter from WithumSmith+Brown, PC to the SEC (incorporated by reference to Exhibit 16.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 21, 2021).
21.1	Subsidiaries of the registrant (incorporated by reference to Exhibit 21.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 21, 2021.)
23.1	Consent of KPMG LLP (with respect to Archaea Energy LLC consolidated financial statements).
23.2	Consent of KPMG LLP (with respect to Aria Energy LLC consolidated financial statements).
23.4	Consent of Kirkland & Ellis LLP (included as part of Exhibit 5.1).
24.1	Power of Attorney (see the signature page to the Company’s Registration Statement on Form S-1 filed on October 6, 2021).
101.INS	Inline XBRL Instance Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

____________

+        Certain schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplemental copies of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

#        Management contract or compensatory plan or arrangement.

Item 17.     Undertakings.

The undersigned registrant hereby undertakes:

(1)    to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)    that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)    to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)    that, for the purpose of determining liability under the Securities Act to any purchaser: Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5)    that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)     any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)     the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(d)    any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 24, 2022.

ARCHAEA ENERGY INC.
By:	/s/ Nicholas Stork
Name:	Nicholas Stork
Title:	Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on August 24, 2022.

Signature	Title
/s/ Nicholas Stork	Chief Executive Officer and Director
Nicholas Stork	(Principal Executive Officer)
/s/ Brian McCarthy	Chief Financial Officer
Brian McCarthy	(Principal Financial Officer)
/s/ Chad Bellah	Chief Accounting Officer
Chad Bellah	(Principal Accounting Officer)
*	Chairman of the Board of Directors
Daniel J. Rice, IV
*	Director
J. Kyle Derham
*	Director
Kathryn Jackson
*	Director
Joseph Malchow
*	Director
Scott Parkes
*	Director
James Torgerson
*By:	/s/ Chad Bellah
Chad Bellah
Attorney-in-fact